As filed with the Securities and Exchange Commission on June 30, 2006

Registration No. 333-113863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PALADIN REALTY INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

10880 Wilshire Blvd.

Suite 1400

Los Angeles, California 90024

(310) 996-8704

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Michael B. Lenard

Executive Vice President, Secretary and Counselor

Paladin Realty Income Properties, Inc.

10880 Wilshire Blvd.

Suite 1400

Los Angeles, California 90024

(310) 996-8704

(310) 996-8708 (facsimile)

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

John D. Wilson, Esq.

King & Spalding LLP

191 Peachtree Street

Atlanta, Georgia 30303

(404) 572-4600

(404) 572-5100 (facsimile)

This Post-Effective Amendment No. 2 consists of the following:

•	Supplement No. 4 dated June 30, 2006 to the Prospectus of the Company dated February 28, 2005, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 28, 2005.

•	Supplement No. 3 dated May 30, 2006 to the Prospectus of the Company dated February 28, 2005, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 28, 2005.

•	Supplement No. 2 dated January 20, 2006 to the Prospectus of the Company dated February 28, 2005, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 28, 2005.

•	Supplement No. 1 dated December 22, 2005 to the Prospectus of the Company dated February 28, 2005, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 28, 2005.

•	The Registrant’s final form of Prospectus dated February 28, 2005, previously filed pursuant to Rule 424(b)(3) on February 28, 2005 and refiled herewith;

•	Part II, included herewith; and

•	Signatures, included herewith.

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 4 DATED JUNE 30, 2006

TO THE PROSPECTUS DATED FEBRUARY 28, 2005

This prospectus supplement No. 4 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated February 28, 2005 (the “Prospectus”), Supplement No. 1 to the Prospectus dated December 22, 2005, Supplement No. 2 to the Prospectus dated January 20, 2006, and Supplement No. 3 to the Prospectus dated May 30, 2006. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

		Supplement No. 4 Page Number	Prospectus Page Number
A.	Cautionary Statement Regarding Forward-Looking Statements	1	39
B.	Risk Factors	2	15
C.	Dividends Declared by Paladin REIT’s Board of Directors	26	N/A
D.	Organizational Chart	27	N/A
E.	Acquisition of an Interest in Champion Farms Apartments	27	83
F.	Management—Directors and Independent Officers	29	46
G.	Compensation of Directors and Officers	32	49
H.	Stock Ownership	32	68
I.	Certain Relationships and Related Party Transactions	33	N/A
J.	Selected Financial Data	35	N/A
K.	Management’s Discussion and Analysis	36	86
L.	Prior Performance Summary	45	93
M.	Experts	48	140
N.	Financial Statements	F-1	F-1
O.	Prior Performance Tables	A-1	A-1

A. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information included in this Supplement contains, and other materials filed or to be filed by us with the Securities and Exchange Commission, or the “SEC”, contain or will contain, forward-looking statements. All statements, other than statements of historical facts, including, among others, statements regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Paladin Realty Income Properties, Inc., which we refer to as “Paladin REIT” or the “Company”, and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

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•	projected capital expenditures; and

•	use of the proceeds of our Offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	the factors referenced in this Supplement, including those set forth under the section captioned “Risk Factors”;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates or the general economy; and

•	the degree and nature of our competition.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

B. RISK FACTORS

Investment Risks

There is currently no public market for our common shares. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There currently is no public market for our common shares. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange or the NASDAQ National Market, which we do not expect to occur in the near future and which may not occur at all. Additionally, our articles of incorporation contain restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have a share redemption plan but it is limited in terms of the amount of shares which may be redeemed annually. Our board of directors may also limit, suspend or terminate our share redemption program upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by up to 15.3% of the gross offering proceeds which will be used to pay selling commissions, the dealer manager fee, organization and offering expenses and acquisition and advisory fees and expenses. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share redemption plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, you should consider the purchase of our common shares as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

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We are considered a blind pool offering, because, other than our initial two investments, we have not identified any specific real estate to purchase or real estate related investments to make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

As of the date of this Supplement, we have only acquired two real estate investments, which are a property located at 801 Fiber Optic Drive and Champion Farms Apartments. Other than those investments, Paladin Advisors has not identified any real estate to purchase or real estate related investments to make with the net proceeds we will receive from our offering. As a result, investors in the offering will be unable to evaluate the manner in which the net proceeds are invested and the economic merits of projects prior to investment. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning our real estate and real estate related investments. You must rely on Paladin Advisors, our advisor, to evaluate our investment opportunities, and Paladin Advisors may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. Further, we cannot assure you that acquisitions of real estate or real estate related investments made using the proceeds of our offering will produce a return on our investment or will generate cash flow to enable us to make distributions to our stockholders.

You may be unable to sell your shares because your ability to redeem your shares pursuant to our share redemption program is subject to significant restrictions and limitations.

Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Redemption of shares, when requested, will generally be made quarterly, and all tenders must be postmarked by midnight on the last day of the quarter and received by us within seven days thereafter. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any 12-month period, we will not redeem in excess of 3.0% of the number of shares outstanding as of the beginning of such 12-month period; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Due to these limitations, we cannot guarantee that we will be able to accommodate all requests made in any quarter. If, in any quarter, the shares subject to redemption requests exceed those limitations or if we do not have sufficient funds available to redeem all shares subject to redemption requests, each stockholder’s request will be reduced on a pro rata basis. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares you may (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase program and when sufficient funds are available. Such pending requests will be honored on a pro rata basis. Our board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program upon 30 days’ notice without stockholder approval if it determines the funds otherwise available to fund our share redemption program are needed for other purposes.

During our current offering, the repurchase price will be $9.30 per share, and during subsequent offerings of our common stock the repurchase price will be 93% of the offering price. During periods when we are not engaged in an offering, the repurchase price will be 93% of the then-current net asset value per share, as determined by our board of directors. Our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death of a stockholder or (2) reject any request for redemption at any time and for any reason. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program at any particular time or at all.

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Because we will continue to sell shares for $10.00 per share for at least two years following the date of the commencement of our initial public offering on February 23, 2005, you will experience dilution if the value of our underlying net assets exceeds $10.00 per share.

Under the terms of this offering, we will sell shares of our common stock at a fixed price of $10.00 per share and may do so for at least a period of two years following the commencement of our initial public offering on February 23, 2005. Any future issuances of our shares at $10.00 per share will have a dilutive effect on the holders of our common stock to the extent that the value of our underlying net assets exceeds $10.00 per share.

This dilution would be in addition to the immediate dilution of $2.18, or 21.8%, that investors experienced at the time the minimum offering was raised, or $1.11, or 11.1%, that investors will experience if the maximum offering is raised.

Because we established the offering price on an arbitrary basis, it may not be indicative of the price at which our shares would trade if they were actively traded.

Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or inter-dealer quotation system or actively traded by brokers or of the proceeds that a stockholder would receive if we were liquidated or dissolved.

Risks Relating To Our Business

We and our advisor are new companies with no operating histories, and we may not be able to operate successfully.

We and our advisor were each formed in connection with commencing our initial public offering and had no prior operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by Paladin Realty to predict our future results. Other than our initial two investments, we have not identified any additional probable investments. Additionally, none of our officers, Paladin Advisors, its affiliates or their respective employees have operated a public company or an entity that has elected to be taxed as a REIT. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

•	identify and acquire investments that further our investment strategies;

•	increase awareness of the Paladin name within the investment products market;

•	establish and maintain contacts with licensed securities brokers and other agents to successfully complete our Offering;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other real estate related investments as well as for potential investors in our shares; and

•	continue to build and expand our operations structure to support our business.

Our failure, or our advisor’s failure, to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our common shares.

We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.

The past performance of other investment programs sponsored by Paladin Realty may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different

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in a number of respects from the operations of those programs. The returns to our stockholders will depend in part on the mix of products in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin programs, the returns to our stockholders will vary from those generated by those prior programs. We are also the first publicly-offered investment program sponsored by Paladin Realty or any of its affiliates. Therefore, the prior Paladin programs, which were conducted through privately-held entities, were not subject to either the up-front commissions, fees and expenses associated with this offering or to many of the laws and regulations to which we will be subject. We would be the first program sponsored by Paladin Realty or any of its affiliates to make or acquire mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly-offered investment program. As a result of all these factors, you should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by Paladin Realty and its affiliates.

Our ability to successfully conduct this offering is dependent in part on the ability of our dealer manager, Prospect Financial Advisors, LLC, to successfully establish, operate and maintain a network of brokers and agents.

We have retained Prospect Financial Advisors, LLC to act as the dealer manager in this offering. Prospect Financial Advisors, LLC is a Delaware limited liability company that was organized in April 2002 for the purpose of providing financial advice to corporate clients in merger and acquisition, recapitalization or other transactions and capital access for corporate clients by acting as placement agent or best efforts underwriter for the issuance of debt or equity securities. This is the first public offering conducted by Prospect Financial Advisors. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of Prospect Financial Advisors to establish and maintain a network of licensed securities brokers and other agents. If Prospect Financial Advisors fails to perform under the dealer manager agreement, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and your return on your investment.

Other than our initial two investments, as of the date of this Supplement, we have not identified specific properties it is probable we will purchase with the proceeds from additional shares we sell in this offering. There may be a substantial period of time before the proceeds of our offering are invested in real estate or real estate related investments. We will rely on Paladin Advisors to identify and negotiate the terms of acquisitions of real estate and real estate related investments we make. There can be no assurance that Paladin Advisors will be able to identify or negotiate acceptable terms for the acquisition of, or make real estate related investments with respect to, real estate that meets our investment criteria, or that we will be able to acquire such real estate or make such real estate related investments on terms favorable to us or at all. Any delays we encounter in identifying and negotiating acquisitions of real estate and real estate related investments we make could reduce your returns and our ability to make distributions to our stockholders.

Because our offering is a “best efforts” offering, the dealer manager and the participating broker dealers are only required to use their best efforts to sell our shares. If we are unable to raise substantial funds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

Our offering is being made on a “best efforts” basis, whereby the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering. If we are unable to raise sufficient funds, we will have limited

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diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase.

We may not have sufficient funds to pay future dividends.

To date, dividends we have paid to our stockholders were funded by distributions we received from our investment in 801 Fiber Optic Drive. However, after payment of such dividends, funds remaining were not sufficient to pay all of our expenses or fees owed to Paladin Advisors and its affiliates. Specifically, as of March 31, 2006, Paladin Advisors had incurred $3,223,729 in organization and offering expenses on behalf of us, none of which has been repaid to Paladin Advisors. In addition, Paladin Advisors and its affiliates had incurred $700,767 in general and administrative expenses on our behalf, none of which has been repaid to Paladin advisors.

Pursuant to the Advisory Agreement, we will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Rule”, and Paladin Advisors must reimburse us quarterly for any amounts by which the operating expenses of Paladin REIT exceed the 2%/25% Rule in the previous four consecutive fiscal quarters. During the previous four fiscal quarters, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $719,798, which includes general and administrative expenses and asset management fees related to 801 Fiber Optic Drive. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and asset management fees. See Note 5 to our condensed consolidated financial statement for the three months ended March 31, 2006. Paladin Advisors was also entitled to acquisition and advisory fees of $93,992 and asset management fees of $8,543 relating to 801 Fiber Optic Drive. The acquisition and advisory fees were capitalized as part of the investment. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses.

If Paladin Advisors were to demand reimbursement of such expenses as are currently due, or to cease advancing funds to cover such expenses, our ability to pay dividends to our stockholders could be adversely affected, and we may be unable to pay dividends to our stockholders, or such dividends could decrease significantly. Additionally, if Paladin Advisors continues to advance and defer reimbursement of funds we use to pay operating expenses, the ultimate repayment of this liability could adversely impact our ability to pay dividends in future periods as well as potentially materially and adversely impact our financial position and the value of your investment.

Our directors will determine the amount and timing of future cash dividends to our stockholders based on many factors, including the amount of funds available for distribution, our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditures and reserve requirements and general operational requirements. The amount of funds available for distribution will be affected by our ability to identify and make real estate or real estate related investments as offering proceeds become available, the returns on those real estate or real estate related investments we make and our operating expense levels, as well as many other variables. We cannot predict how long it may take to identify additional real estate or real estate related investments, to raise sufficient proceeds or to make real estate or real estate related investments. We likewise cannot predict whether we will generate sufficient cash flow to continue to pay dividends at historical levels or at all.

In addition, differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, other than any net capital gains, in order to qualify as a REIT.

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We may structure acquisitions of property in exchange for limited partnership units in Paladin OP on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in Paladin OP in exchange for a property owner contributing property to Paladin OP. If we enter into such transactions, in order to induce the contributors of such properties to accept units in Paladin OP, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, Paladin OP’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for common shares, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for common shares or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or to make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in Paladin OP did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to Paladin OP, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Your investment would be subject to additional risks if we enter into such transactions with entities managed by Paladin Advisors as its affiliates. See “—Risks Related To Conflicts of Interest—We may acquire assets from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.”

We are uncertain of our sources of debt or equity for funding of future capital needs. If we are not able to locate sources of funding, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The gross proceeds of the offering will be used to buy real estate, make real estate related investments and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. While we have used short term borrowings since the commencement of the offering, we have not identified any sources of debt or equity for future funding, and we cannot assure you that such sources of funding will be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

Payment of fees, distributions and expense reimbursements to Paladin Advisors and its affiliates will reduce cash available for investment and for distribution to our stockholders.

Paladin Advisors and its affiliates perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the asset management of our investments and administrative and other services. Paladin Advisors and its affiliates will be paid acquisition and advisory fees, an asset management fee and a subordinated disposition fee for these services pursuant to the advisory agreement between us and Paladin Advisors. In addition, distributions may be payable to Paladin Advisors pursuant to the subordinated participation interest it holds in Paladin OP, upon a distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. In addition, Paladin Advisors and its affiliates have provided and will continue to provide administrative services to us for which they are entitled to

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reimbursement at cost, and there is no specific limit on the amount of such services they may provide or the maximum amount they may be reimbursed. These fees, distributions and expense reimbursements are substantial and will reduce the amount of cash available for investment or distribution to our stockholders.

As of March 31, 2006, Paladin Advisors was entitled to acquisition and advisory fees of $93,992 and asset management fees of $8,543 relating to 801 Fiber Optic Drive. The acquisition and advisory fees were capitalized as part of the investment. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses. If Paladin Advisors were to demand reimbursement of such expenses or to cease advancing funds to cover such expenses, our financial position may be materially and adversely impacted.

We depend on key personnel, the loss of any of whom could be detrimental to our business.

Our success depends to a significant degree upon the continued contributions of certain key personnel, including James R. Worms, Michael B. Lenard and John A. Gerson, each of whom would be difficult to replace. None of our key personnel are currently subject to employment agreements with us, nor do we maintain any key person life insurance on our key personnel. If any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability, and the ability of our advisor, to attract and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we or our advisor will be successful in attracting and retaining such skilled personnel.

Our success will be dependent on the performance of Paladin Advisors as well as key employees of Paladin Advisors.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Paladin Advisors and key employees of Paladin Advisors in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in our prospectus dated February 28, 2005 or this Supplement. We will rely entirely on the management ability of Paladin Advisors, subject to the oversight of our board of directors. If Paladin Advisors suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, Paladin Advisors may be unable to allocate time and/or resources to our operations. If Paladin Advisors is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay dividends to our stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment in our shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Terrorist attacks may also impact tourism and travel and lead to downward pressure on room rates and occupancy levels for hotels we may acquire. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for insurance coverage against property and casualty claims. We do not intend to obtain insurance that specifically covers against losses arising from terrorism unless required by our mortgage lenders, which some mortgage lenders have begun to require. As a result, we may suffer uninsured losses as a result of terrorism, or in cases where we are required to obtain terrorism insurance, such terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks.

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More generally, terrorist attacks, war or political instability could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States and abroad. Adverse economic conditions could affect the volume of business at our hotels or the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to our stockholders.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.

Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions or changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our real estate and real estate related investments, our ability to dispose of real estate and real estate related investments, and yields from our real estate and real estate related investments:

•	Poor economic times may result in defaults by tenants of our properties and borrowers under our real estate related investments. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	Job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels;

•	Increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels;

•	Changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;

•	Periods of high interest rates may reduce cash flow from leveraged properties;

•	Increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns; and

•	Hotels that we may own could suffer substantial reductions in occupancy or room rate for an extended period of time as a result of national or local economic trends affecting travel or tourism.

Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to pay dividends to our stockholders or our ability to dispose of our investments.

Risks Related To Conflicts of Interest

We are subject to conflicts of interest arising out of relationships among us, our officers, Paladin Advisors and its affiliates, including the material conflicts discussed below. All references to affiliates of Paladin Advisors include Paladin Realty and each other affiliate of Paladin Realty or Paladin Advisors.

We will compete with affiliates of Paladin Advisors for investment opportunities. As a result, Paladin Advisors may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments.

Affiliates of Paladin Advisors have existing programs with investment objectives and strategies similar to ours, and Paladin Advisors and its affiliates may sponsor or advise other similar programs in the future. As a result, we may be buying properties and making real estate related investments at the same time as one or more of the other programs managed or advised by Paladin Advisors and its affiliates. Paladin Advisors may face conflicts of interest in allocating investment opportunities between us and these other programs. For instance,

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Paladin Advisors may select properties for us that provide lower returns to us than properties that it or its affiliates select to be purchased by another Paladin program. We cannot be sure that officers and employees acting on behalf of Paladin Advisors and on behalf of managers of other Paladin programs will act in our best interests when deciding whether to allocate any particular investment to us. We are subject to the risk that as a result of the conflicts of interest between us, Paladin Advisors and other entities or programs managed by or affiliated with it, Paladin Advisors may not cause us to invest in favorable investment opportunities that Paladin Advisors locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay dividends.

We will compete with affiliates of Paladin Advisors for tenants or hotel business, which may reduce our ability to attract and retain tenants and hotel business.

Affiliates of Paladin Advisors have existing programs with investment objectives and strategies similar to ours, and Paladin Advisors and its affiliates may sponsor or advise other similar programs in the future. These existing and future programs may own properties located in geographical areas in which we may acquire properties. Therefore, our properties may compete for tenants or hotel business with other properties sponsored or advised by Paladin Advisors and its affiliates. Paladin Advisors may face conflicts of interest when allocating opportunities between us and other properties sponsored or advised by Paladin Advisors and its affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants or hotel business.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner. As a result, your returns may be decreased by us entering into joint ventures with affiliates of Paladin Advisors.

In the event that we enter into a joint venture with any other program sponsored or advised by Paladin Advisors or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Paladin program may never have an active trading market. Therefore, if we were to become listed on a national exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that we are not listed on a securities exchange or the NASDAQ National Market by February 23, 2015, our organizational documents provide for an orderly liquidation of our assets. In the event of such liquidation, any joint venture between us and another Paladin program may be required to sell its properties at such time. Our joint venture partners may not desire to sell the properties at that time. Joint ventures between us and other Paladin programs will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you. Joint ventures with other Paladin programs would also be subject to the risks associated with joint ventures with unaffiliated third parties described below. Although our code of business conduct and ethics prohibits us from entering into joint ventures with affiliates of Paladin Advisors, our independent directors could waive or amend that prohibition at any time.

Paladin Advisors and employees of Paladin Advisors and its affiliates will face conflicts of interest relating to time management and allocation of resources, and our results of operations may suffer as a result of these conflicts of interest.

Paladin Advisors and its affiliates are general partners and sponsors of other real estate programs having investment objectives similar to our investment objectives or to which they have legal and fiduciary obligations similar to those they owe to us and our stockholders. Because Paladin Advisors and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is

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necessary or appropriate. If Paladin Advisors, for any reason, is not able to provide sufficient resources to manage our business, our business will suffer as we have no other personnel to perform these services. Likewise, if Paladin Advisors or its affiliates suffer financial or operational problems as a result of any of their activities, whether or not related to our business, and Paladin Advisors is unable to manage our business, we will have no one to select, acquire, manage or dispose of our investments.

In addition, our officers are also officers of Paladin Advisors and officers, limited partners and/or members of investors in other affiliates of Paladin Advisors. Paladin Advisors will rely on these officers, its other employees and employees of its affiliates to manage and operate our business. Paladin Advisors and its affiliates are not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us. These affiliates of Paladin Advisors will continue to be actively involved in operations and activities other than our operations, and the same employees of Paladin Advisors and its affiliates who will manage and operate our business will also be actively involved in those other activities and operations. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of those individuals.

Our officers will face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us.

Our officers, who also serve as directors of Paladin REIT, are also officers of Paladin Advisors and are officers, limited partners and/or members of affiliates of Paladin Advisors. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Some of these entities may compete with us for investment and leasing opportunities. In addition, to the extent that we and another Paladin real estate program advised by Paladin Advisors and its affiliates each own hotels in a particular geographic region, conflicts could arise in competing for guests and other business at the hotels. Conflicts with our business and interests are most likely to arise from involvement in activities related to:

•	the allocation of new investments among us and affiliates of Paladin Advisors;

•	the allocation of time and resources among us and affiliates of Paladin Advisors;

•	the timing and terms of the investment in or sale of an asset;

•	development or management of our properties by affiliates of Paladin Advisors;

•	investments with and/or sales to or acquisitions from affiliates of Paladin Advisors; and

•	compensation to Paladin Advisors.

Paladin Advisors will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders. The distribution payable to Paladin Advisors upon termination of the advisory agreement may also influence decisions about terminating Paladin Advisors or our acquisition or disposition of investments.

Under the advisory agreement between us, Paladin OP and Paladin Advisors and the subordinated participation interest Paladin Advisors holds in Paladin OP, Paladin Advisors is entitled to fees and distributions that are structured in a manner intended to provide incentives to Paladin Advisors to perform in our best interests and in the best interests of our stockholders. The fees Paladin Advisors is entitled to are acquisition and advisory fees, an asset management fee and a subordinated disposition fee. The distributions Paladin Advisors may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. However, because Paladin Advisors does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, Paladin Advisors’ interests are not wholly aligned with those of our stockholders. In

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that regard, the only fee Paladin Advisors receives with respect to ongoing operation and management of properties is the asset management fee, which is based on the amount of our initial investment and not the performance of those investments, which could result in Paladin Advisors not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, Paladin Advisors could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to Paladin Advisors or for us to generate the specified levels of performance or net sales proceeds that would entitle Paladin Advisors to fees or distributions or would permit us to pay fees and reimbursements that Paladin Advisors has earned but elected under the Advisory Agreement to defer. In addition, Paladin Advisors’ entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in Paladin Advisors recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in the best long-term interest of our stockholders. The subordinated participation interest requires Paladin OP to make a distribution to Paladin Advisors upon termination of the advisory agreement, other than a termination by us because of a material breach of the advisory agreement by Paladin Advisors. This distribution will not be paid if we terminate the advisory agreement after the listing of our shares. To avoid Paladin OP making this distribution, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares even if, but for the requirement to make this distribution, termination of the advisory agreement would be in the best interest of our stockholders. In addition, the requirement for Paladin OP to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy Paladin OP’s obligation to the terminated advisor.

We may acquire assets from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.

We may acquire properties or other real estate related investments from entities which are managed by Paladin Advisors or its affiliates. Further, we may also dispose of properties or other real estate related investments to entities which are controlled by Paladin Advisors or its affiliates. Paladin Advisors or its affiliates may make substantial profits in connection with such transactions. Paladin Advisors or its affiliates may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on Paladin Advisors in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us. Although our code of business conduct and ethics prohibits us from acquiring assets from, or disposing of assets to, Paladin Advisors or its affiliates (other than the assignment of a purchase agreement to which Paladin Advisors or one of its affiliates is a party to us on substantially the same terms as the underlying agreement), our independent directors could waive or amend that provision at any time.

The fees we pay Paladin Advisors under the advisory agreement and the distributions payable to Paladin Advisors under the Paladin OP partnership agreement were not determined on an arm’s length basis and therefore may not be on the same terms as those we could negotiate with a third-party.

Our independent directors relied on information and recommendations provided by Paladin Advisors to determine the fees and distributions payable to Paladin Advisors and its affiliates under the advisory agreement and the subordinated participation interest in Paladin OP. As a result, these fees and distributions cannot be viewed as having been determined on an arms’ length basis and we cannot assure you that an unaffiliated third party would not be willing and able to provide to us the same services at a lower price. The fees Paladin Advisors is entitled to are acquisition and advisory fees, an asset management fee and a subordinated disposition fee. The distributions Paladin Advisors may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor.

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Risks Associated With Our Organizational Structure

Your interest in us will be diluted if we issue additional shares in this offering or otherwise.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our articles of incorporation currently has authorized 850,000,000 shares of capital stock, of which 750,000,000 shares are designated as common stock and 100,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors.

This dilution would be in addition to the immediate dilution of $2.18, or 21.8%, that investors experienced when the minimum offering was raised, or $1.11, or 11.1%, that investors will experience if the maximum offering is raised.

Existing stockholders and investors purchasing shares in this offering will also experience dilution of their equity investment in us in the event that we:

•	sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan;

•	sell securities that are convertible into shares of our common stock;

•	issue shares of our common stock in a private offering of securities to institutional investors;

•	issue shares of our common stock to our independent directors pursuant to our incentive stock plan (we granted 12,000 of our common shares to our independent directors pursuant to the incentive stock plan and an additional 48,000 shares remain available for issuance under the plan); or

•	issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Paladin OP.

The limit on the number of shares a person may own may discourage a takeover attempt.

Our articles of incorporation prohibit the ownership of more than 9.8% of the outstanding common shares by any one investor. This restriction may discourage a change of control and may deter individuals or entities from making tender offers for our common shares, which offers might otherwise be financially attractive to our stockholders or which might cause a change in our management. Further, this restriction may limit the opportunity for stockholders to receive a premium for their shares of common stock that might otherwise exist if an investor attempted to acquire in excess of 9.8% of our common shares or otherwise to effect a change of control of us.

Our articles of incorporation permit our board of directors to issue capital stock with terms that may subordinate the rights of the holders of our current common shares or discourage a third party from acquiring us, even if the acquisition was in our stockholders’ best interests.

Our charter permits our board of directors to issue up to 850,000,000 shares of capital stock. Our board of directors (without any further action by our stockholders) may issue shares of our common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of any such stock. If we ever created and issued preferred shares with a dividend preference over our common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on our common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an

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occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Certain provisions of Maryland law could restrict a change in control even if a change in control were in our stockholders’ interests.

Certain provisions of Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of our common stock, which we refer to as an interested stockholder;

•	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding common shares and two-thirds of the votes entitled to be cast by holders of our common shares other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, in order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may

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avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

In order to avoid coming within the application of the Investment Company Act either as a company engaged primarily in investing in interests in real estate or under another exemption from the Investment Company Act, Paladin Advisors may be required to impose limitations on our investment activities. In particular, Paladin Advisors may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, Paladin Advisors will monitor our investments in preferred equity securities and mortgage loans to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, Paladin Advisors may be required to limit the percentage of our assets represented by preferred equity securities or mortgage loans.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of Paladin Advisors and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related To Investments In Real Estate

If we acquire real estate or make real estate related investments at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate we purchase, or real estate related investments we make, may not appreciate or may decrease in value.

The real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate, or to the extent we make real estate related investments in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, the value of our investment may not appreciate or may decrease significantly below the amount we paid for such investment.

Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.

Some or all of our properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

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We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

Our real estate investments may include special use and single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

We intend to focus a portion of our investments on commercial and industrial properties which may include manufacturing facilities, special use storage or warehouse facilities and special use single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to respond quickly to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it quickly, if at all, or we may sell the property at a loss. These and other limitations may affect our ability to sell or re-lease properties and decrease returns to our stockholders.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into in long-term leases.

Your investment may be subject to additional risks if we make international investments.

We may purchase property located outside the United States and may make or acquire real estate related investments relating to property located outside the United States. These investments may be affected by factors unique to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	changing governmental rules and policies;

•	enactment of laws relating to the foreign ownership of real estate, mortgages or securities and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•	variations in the currency exchange rates;

•	adverse market conditions caused by changes in national or local economic conditions;

•	changes in relative interest rates;

•	changes in the availability, cost and terms of debt financing resulting from varying national economic policies;

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•	changes in real estate and other tax rates and other operating expenses in particular countries;

•	changes in land use and zoning laws; and

•	more stringent environmental laws or changes in such laws.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay dividends to our stockholders.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay dividends to our stockholders.

Uninsured losses relating to real estate may reduce your returns.

Paladin Advisors will attempt to ensure that all of our properties are adequately insured to cover certain casualty losses; however, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may invest a portion of the proceeds available for investment in the acquisition of properties for development and in the development of such properties. For those properties, we will be subject to risks relating to uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities and/or community groups and our ability to control construction costs or to build in conformity with plans, specifications and timetables. Performance may also be affected or delayed by conditions beyond our control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks

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relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when determining a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer. In addition, we may invest in unimproved real estate. Returns from development of unimproved properties are also subject to risks and uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real estate.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our various real estate and other real estate related investments until such time as Paladin Advisors determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Paladin Advisors, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not list the shares by February 23, 2015. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.

We will be subject to additional risks if we invest in hotels that could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability and limit the amount of distributions payable to our stockholders.

We intend to make investments in hotels, in which case our operating results for those investments would be dependent on factors in addition to the risks generally associated with investments in real estate. These additional factors would include:

•	dependence on business travel and tourism;

•	increases in levels of supply or decreases in demand for hotel rooms and related services;

•	competition from other hotels, some of which may be owned and operated by companies having greater marketing and financial resources than we do;

•	increases in operating costs due to inflation, or other factors such as energy costs, taxes and insurance that have historically increased at a faster rate than inflation, which are not offset by increased room rates;

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•	increases in energy costs and other factors that could reduce the amount of business or vacation travel; and

•	reliance on the air travel industry, which is itself particularly subject to risks related to terrorism.

In order to qualify as a REIT, we cannot operate any hotel or directly participate in the decisions affecting the daily operations of any hotel. Therefore, we would likely lease any hotels we acquire to wholly owned taxable REIT subsidiaries which we would form in the future. We expect that the rent payable under any such lease with a taxable REIT subsidiary would be based in whole or in part on hotel revenue. However, we would be subject to limits on the rent our taxable REIT subsidiary could pay us, as the REIT rules impose a 100% excise tax on any transaction with a taxable REIT subsidiary that does not conform to normal business practice. Under the REIT rules, neither we nor our taxable REIT subsidiaries to which we lease hotels will be permitted to manage our hotels directly, and as a result, each taxable REIT subsidiary lessee would be required to enter into a management agreement with an eligible third-party operator that would manage the hotel. We cannot assure you that our taxable REIT subsidiaries would be able to enter into such management agreements on terms favorable to them, either initially or upon termination of an existing management agreement. Further, the operating results of our hotels would in large part be dependent on the quality of the management provided by such third party managers, over which we would have little control. Even if we believed one or more of our hotels were not being managed in an optimal manner, it likely would be difficult to terminate a manager under the terms of its management agreement. These aspects of investments we may make in hotels could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability, and limit the amount of dividends payable to our stockholders.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we intend to own and operate real estate and make other real estate related investments, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, which we refer to as the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for

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“public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Risks Associated With Debt Financing

We expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our stockholders.

We expect to make investments with both proceeds from this offering and debt. In addition, we may incur mortgage debt by obtaining loans secured by some or all of our real estate. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

We may incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if cash flow from the property is insufficient to service the mortgage debt, we would be required to use cash flow from other sources, if any is available, to service the mortgage debt and to avoid the mortgage lender foreclosing on the property subject to the loan. Thus, incurring mortgage debt increases our risks since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, we may have less cash available for distributions to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance properties we wish to acquire, even if such acquisition would otherwise be in our best interests, which could reduce the number of properties we can acquire. In addition, once we have placed mortgage debt on properties, we run the risk of being unable to refinance the entire outstanding loan balance when the loans come due, or of being unable to refinance any amount on favorable terms. In addition, if interest rates are higher when properties require refinancing, we may not be able to refinance the entire outstanding loan balance or our debt service may be higher if we do refinance the loan balance, either of which could reduce our income from those properties and reduce cash available for distribution to our stockholders.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining debt financing, a lender could impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may

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contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, to replace Paladin Advisors as our advisor or to impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

Fluctuations in interest rates could increase our expenses, require us to sell investments or make it more difficult to make attractive investments.

We expect that a portion of our indebtedness may bear interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay dividends to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments. Further, increases in interest rates may make investments in other entities more attractive than an investment in us. Conversely, decreases in interest rates may cause the price of real estate and real estate related investments to increase, thus making it more difficult for us to make otherwise attractive investments. Any of these circumstances could reduce our profitability and our ability to pay dividends to our stockholders.

If we enter into financing arrangements involving balloon payment obligations, the repayment of the balloon payments may require us to enter into unfavorable refinancings or to divert funds from other sources, which would reduce dividends paid.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment, which could require us to incur debt on unfavorable terms or divert funds from other sources to make the balloon payment. As a result, financing arrangements with balloon payments could result in increased costs and reduce our liquidity. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Associated With Real Estate Related Investments

We may make or acquire first mortgages, second mortgages or mezzanine loans, which we refer to collectively as mortgage loans, secured directly or indirectly by the same types of properties we may acquire directly. We also may make preferred equity investments in partnerships or limited liability companies that own the same types of properties that we may acquire directly. In this Supplement, we refer to these investments as real estate related investments. We will be subject to risks associated with these real estate related investments, including the material risks discussed below.

We do not have substantial experience in making or acquiring mortgage loans or other real estate related investments, which may result in our real estate related investments failing to produce returns or incurring losses.

Neither Paladin Advisors nor any of our officers has any substantial experience in making or acquiring mortgage loans or the other real estate related investments we intend to make. We may make such investments to the extent Paladin Advisors, in consultation with our board of directors, determines that it is advantageous to us to do so. Our and Paladin Advisors’ lack of expertise in making real estate related investments may result in our real estate related investments failing to produce returns or incurring losses, either of which would reduce our ability to make distributions to our stockholders.

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Our real estate related investments may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make real estate related investments, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “—Risks Related to Investments in Real Estate.” We do not know whether the values of the property securing any of our real estate related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Our returns on mortgage loans may be reduced by interest rate fluctuations.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return lower than then-current market rates. Also, if interest rates decrease and mortgage loans are prepaid without adequate penalty, we may not be able to make new loans or other real estate related investments at the previously higher interest rates.

Delays in liquidating defaulted real estate related investments could reduce our investment returns.

If there are defaults under our real estate related investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, if there are defaults under mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Returns on our mortgage loans may be limited by regulations.

The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, which may increase our costs associated with making or acquiring mortgage loans and thereby reduce our returns. In addition, we may determine not to make mortgage loans in certain jurisdictions based on state or local regulation, which may limit our ability to make or acquire mortgage loans that we otherwise believe to be attractive investments.

Foreclosures create additional risks, as we would be subject to all of the risks of owning the property on which we foreclose.

If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner described above under the heading “—Risks Related to Investments in Real Estate.”

If we liquidate prior to the maturity of our real estate related investments, we may be forced to sell those investments on unfavorable terms or at a loss.

If we have not listed our shares on a national securities exchange or on the NASDAQ National Market by February 23, 2015, we will be required to liquidate all of our assets and distribute the net proceeds to our stockholders. We may make real estate related investments with terms that expire after February 23, 2015. If we become required to liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

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Risks Associated with Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate or the making of real estate related investments, we may enter into joint ventures with affiliated or unaffiliated partners. In addition, we may also purchase or develop properties in co-tenancies and other co-ownership arrangements with affiliates of Paladin Realty, the sellers of the properties, developers or similar persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. These joint venture partners or co-tenants may have rights to take some actions over which we have no control and may take actions contrary to our interests. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

•	a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	we may incur liabilities as the result of actions taken by joint venture partners in which we had no direct involvement; and

•	such partners or co-investors may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives or fail to take actions as we instruct, or in accordance with our policies and objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. Finally, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our co-venturer or partner.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.

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Tax Risks

We will be subject to tax risks arising out of our election to be taxed as a REIT, including the material risks discussed below.

We may not qualify as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.

We currently intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. We intend to qualify as a REIT and to elect to be taxed as a REIT for the taxable year ending December 31, 2006, but as of the date of this Supplement we are not qualified as a REIT. Our qualification as a REIT will depend on our ability to meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke our REIT election, which it may do without stockholder approval.

If we lose or revoke our REIT status, we will face serious tax consequences that will substantially reduce our ability to make distributions to our stockholders because:

•	we would not be allowed a deduction for distributions to stockholders in computing our taxable income, we would be subject to federal income tax at regular corporate rates and we might need to borrow money or sell assets in order to pay any such tax;

•	we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain statutory provisions, we would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our stockholders.

We will not seek to obtain a ruling from the Internal Revenue Service that we qualify as a REIT for federal income tax purposes, and therefore the IRS could still determine we fail to qualify as a REIT, which would substantially reduce our ability to make distributions to our stockholders.

As described herein, we intend to operate so as to qualify as a REIT for federal income tax purposes. Although we have not requested, and do not expect to request, a ruling from the IRS that we qualify as a REIT, we have received an opinion of our counsel that, based on certain assumptions and representations, we will so qualify. You should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of existing law, which includes no controlling precedent, and therefore could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively. The validity of the opinion of our counsel and of our qualification as a REIT will depend on our continuing ability to meet the various REIT requirements described herein. An IRS determination that we do not qualify as a REIT would deprive our stockholders of the tax benefits of our REIT status only if the IRS determination is upheld in court or otherwise becomes final. To the extent that we challenge an IRS determination that we do not qualify as a REIT, we may incur legal expenses that would reduce our funds available for distribution to stockholders.

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Failure to make required distributions would subject us to tax.

In order to qualify as a REIT, each year we must distribute to our stockholders at least 90% of our taxable income, other than any net capital gains. To the extent that we satisfy the distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any year are less than the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income for that year; and

•	100% of our undistributed taxable income from prior years.

We intend to pay out our income, if any, to our stockholders in a manner intended to satisfy the distribution requirement applicable to REITs and to avoid corporate income tax and the 4% excise tax. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. In the future, we may borrow funds to pay distributions to our stockholders and the limited partners of Paladin OP. Any funds that we borrow would subject us to interest rate and other market risks.

If Paladin OP fails to maintain its status as a partnership for federal income tax purposes, its income may be subject to taxation.

We intend to maintain the status of Paladin OP as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of Paladin OP as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that Paladin OP could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which Paladin OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to Paladin OP. Such a recharacterization of Paladin OP or an underlying property owner could also threaten our ability to maintain REIT status.

Employee Benefit Plan and IRA Risks

We, and our investors that are employee benefit plans or IRAs, will be subject to risks relating specifically to our having employee benefit plans as stockholders, which risks are discussed below.

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

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•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	your need to value the assets of the plan annually.

You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with Paladin Advisors and its affiliates could be considered “prohibited transactions” under ERISA and/or the Internal Revenue Code. If such transactions were considered “prohibited transactions” Paladin Advisors and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, Paladin Advisors and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA, and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our properties. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

C. DIVIDENDS DECLARED BY PALADIN REIT’S BOARD OF DIRECTORS

In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. The amount of any cash dividends will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay dividends on a monthly basis. Because our cash available for distribution in any year may be less than 90% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. Our board of directors has declared the dividends listed below.

Month	Annualized Rate Declared	Date Paid/To be Paid
December	6.0%	January 17, 2006
January	6.0%	February 15, 2006
February	6.0%	March 15, 2006
March	6.0%	April 17, 2006
April	6.0%	May 15, 2006
May	6.0%	June 15, 2006
June	6.0%	July 17, 2006

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D. ORGANIZATIONAL CHART

The chart included in the section “Our Structure” on page 11 of the Prospectus is hereby replaced in its entirety with the following chart which indicates the relationship among us, Prospect Financial Advisors, LLC, the dealer manager for our offering, and Paladin Advisors and certain of its affiliates, including Paladin Realty, our sponsor and the managing member of Paladin Advisors as of December 31, 2005.

E. ACQUISITION OF INTEREST IN CHAMPION FARMS APARTMENTS

On June 5, 2006, an affiliate of Paladin REIT purchased a 70% membership interest (the “Property Interest”) in Springhurst Housing Partners, LLC (“Springhurst”), a single-purpose limited liability company that owns Champion Farms Apartments at 3700 Springhurst Boulevard in Louisville, Kentucky (“Champion Farms”), pursuant to a Membership Interest Purchase and Sale Agreement, dated May 10, 2006, (the “Purchase Agreement”) with Bradley B. Chambers, a resident of the state of Indiana, and Buckingham Investment Corporation, an Indiana corporation (collectively the “Sellers”), and Springhurst.

PRIP 3700, LLC, a single purpose limited liability company, was formed for the purpose of this acquisition and is a wholly owned subsidiary of Paladin OP.

The Sellers continue to own the remaining 30% interest in Springhurst. The Sellers are unaffiliated with Paladin REIT and its affiliates.

Our investment in the Property Interest, after prorations and adjustments, was $4,790,000 (including $310,000 in closing costs). The total appraised value of Champion Farms is $23,500,000.

Champion Farms is a 264-unit luxury multifamily rental community built in 2000. The apartment complex is located in an affluent and growing neighborhood of Louisville, with access to nearby retail centers, schools and transportation routes. The property has an aggregate of 248,442 square feet of rentable area and was 92.4% occupied as of June 1, 2006. The Company believes that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

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In connection with the closing, Springhurst put in place a new, interest-only, fixed-rate mortgage loan in an amount of $16,350,000 on the property. The mortgage loan pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time all remaining principal and interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The balance to be due at the maturity date is $16,350,000. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

In connection with the closing, the joint-venture operating agreement for Springhurst was amended on June 1, 2006 to admit PRIP 3700, LLC as a member with a 70% membership interest and Buckingham Springhurst, LLC, an affiliate of the Sellers, as the other member with a 30% membership interest. The operating agreement provides, among other things, that PRIP 3700, LLC is obligated to purchase up to 20% of the membership interests in Springhurst owned by Buckingham Springhurst, LLC at a fixed price of $67,500 per 1% additional interest. Buckingham Springhurst, LLC can exercise this right any time after the first anniversary of the closing if certain financial requirements have been met. The operating agreement also provides that PRIP 3700, LLC will receive priority over Buckingham Springhurst, LLC in distributions of operating cash flow and any sale proceeds until PRIP 3700, LLC has received certain designated returns levels, after which Buckingham Springhurst, LLC will receive distributions until it has reached the same designated returns. Thereafter, operating cash flow and sales proceeds will be distributed 50% to PRIP 3700, LLC to 50% to Buckingham Springhurst, LLC. Pursuant to the terms of the operating agreement, the parties will treat the acquisition of the Property Interest by PRIP 3700, LLC and related transactions as effective on June 1, 2006.

Buckingham Management, L.L.C., an affiliate of Buckingham Springhurst, LLC, has been designated as the Property Manager of Champion Farms. Springhurst and Buckingham Management, LLC will enter into a property management agreement that provides for an initial one-year term with automatic one-year renewals, termination by either the Company or the property manager for cause or upon a sale of Champion Farms and a management fee payable monthly in arrears equal to four percent, which may be reduced in certain circumstances.

The acquisition of the Property Interest was partially funded through the assignment of proceeds from a note by and between Paladin Realty Partners, LLC (“Paladin Realty”) and Wachovia Bank, N.A. dated May 30, 2006 (the “Paladin Realty Champion Farms note”) to Paladin REIT in the amount of $3.1 million, the proceeds of which were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP 3700, LLC. The Paladin Realty Champion Farms note was personally guaranteed by James R. Worms, Paladin REIT’s President, John A. Gerson, the Company’s Chief Financial Officer, and Michael B. Lenard, Paladin REIT’s Executive Vice President, Secretary and Counsellor. Paladin Realty is Paladin REIT’s sponsor and Paladin REIT’s executive officers are also officers and principals of Paladin Realty. Payments on the Paladin Realty Champion Farms note are due in consecutive monthly payments of accrued interest only, commencing July 1, 2006, and continuing on the same day of each month thereafter until fully paid. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and Paladin REIT (the “Company Champion Farms note”) on substantially similar terms as the Paladin Realty Champion Farms note. The Company Champion Farms note provides for a loan in the amount of $3.1 million, with an interest rate based on LIBOR plus 2.25%. Payments on the Company Champion Farms note are due in consecutive monthly payments of accrued interest only, commencing on July 1, 2006, and continuing on the same day of each month thereafter until fully paid. The term of the Company Champion Farms Note is 180 days from its execution on June 1, 2006. In the event of a default by Paladin REIT under the Company Champion Farms note including nonpayment, false warranty, bankruptcy or certain changes in Paladin REIT’s structure or business, Paladin Realty may accelerate the maturity of the Company Champion Farms note, and charge additional interest at a rate of 3%.

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Our articles of incorporation do not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Because the loan with Paladin Realty caused Paladin REIT’s leverage to exceed the 65% leverage limitation specified by our articles of incorporation, our board of directors, including our independent directors, approved Paladin REIT’s leverage exceeding 65% in connection with entering into the note with Paladin Realty to acquire the Property Interest.

Our articles of incorporation further provide that Paladin REIT may not borrow money from Paladin Advisors and its affiliates unless such loan is approved by a majority of Paladin REIT’s directors, including a majority of the independent directors as fair, competitive and commercially reasonable and no less favorable to Paladin REIT than comparable loans between unaffiliated parties under the same circumstances. Our board of directors, including our independent directors, determined that the note was fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances and approved our entering into the note.

F. MANAGEMENT—DIRECTORS AND INDEPENDENT OFFICERS

Other than our independent directors, each of our officers and directors are officers of Paladin Advisors and officers, limited partners and/or members of affiliates of Paladin Advisors. As a result, these individuals will be subject to conflicts of interest in allocating their time between us and other activities and operations of Paladin Advisors and its affiliates and between fiduciary duties owed to us and to those entities. Please see “Risk Factors—Risks Related To Conflicts of Interest”. All executive officers serve at the pleasure of the board of directors. At our annual meeting held on June 6, 2006, each of our directors was reelected to serve a one year term until the next annual meeting and until their respective successors are elected. Our directors and executive officers are listed below:

Name	Age	Positions
James R. Worms	61	President, Chief Executive Officer and Director

Michael B. Lenard	51	Executive Vice President, Secretary, Counselor and Director

John A. Gerson	58	Executive Vice President, Chief Financial Officer and Director

Harold H. Greene	67	Independent Director

Harvey Lenkin	69	Independent Director

Michael L. Meyer	67	Independent Director

Christopher H. Volk	49	Independent Director

James R. Worms is our President and Chief Executive Officer and is also one of our directors. Mr. Worms is also the President of Paladin Advisors, and the President, Manager and a management committee member of Paladin Realty. Paladin Realty is our sponsor and the managing member of Paladin Advisors. Mr. Worms directs all aspects of the strategy, administration and operations of these entities and is also involved in the origination, structuring and management of all of their investments.

Prior to joining the predecessor of Paladin Realty in 1995, Mr. Worms was a Managing Director of Salomon Brothers, where he co-managed the firm’s worldwide real estate investment banking activities. In this capacity, he was involved in real estate investment and advisory transactions totaling billions of dollars, including extensive experience in all types of commercial and residential real estate. Prior to joining Salomon Brothers,

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Mr. Worms was a principal at Eastdil Realty, Inc. where he directed Eastdil’s Western Region partnership investment operations. Before joining Eastdil, Mr. Worms worked as a Certified Public Accountant at Coopers & Lybrand. Mr. Worms served on the board of directors for MeriStar Hospitality Corporation, a publicly traded real estate investment trust focused on the lodging industry, from August 1998 until its acquisition by an affiliate of The Blackstone Group in May 2006. Mr. Worms has been a member of various industry organizations including the Pension Real Estate Association, the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.

Mr. Worms graduated from UCLA with a Bachelor’s degree in Economics and from The Anderson School of Management at UCLA with a masters degree in Business Administration. Mr. Worms also received a law degree from Hastings College of Law.

Michael B. Lenard is our Executive Vice President, Secretary and Counselor and is also one of our directors. Mr. Lenard is also an Executive Vice President and Counselor of Paladin Advisors and a Principal, Counselor and a management committee member of Paladin Realty. Mr. Lenard is involved in these entities’ operations and administration, as well as in originating new investments, negotiating joint ventures and managing and disposing of assets, as well as managing legal issues for them.

Prior to joining the predecessor of Paladin Realty in 1993, Mr. Lenard was a partner in the international law firm of Latham & Watkins, working in its Corporate Department with a special emphasis on private investment funds, international joint ventures and other private and closely held transactions and structures. He has been a member of various industry organizations, including the Urban Land Institute.

Mr. Lenard has served in a variety of leadership positions in Olympic and international sport for over twenty years. He served for eight years as a Vice President of the United States Olympic Committee, and on the Board of Directors of the Atlanta Committee for the Olympic Games. More recently, he served as the Chair of the USOC’s Key Strategies Task Force and as the Special Advisor for Business Affairs to the USOC President. Currently, he is one of twenty worldwide members of the Swiss-based international body that oversees and operates the court that adjudicates Olympic and international sports disputes. A 1984 Olympian, in addition to other competitive honors and medals, Mr. Lenard was a seven time National Champion in Team Handball and Team Handball Athlete of the Year for 1985 and USOC SportsMan of the Year in Team Handball in 1985.

Mr. Lenard attended New York University Law School and University of Southern California Law School, and graduated from the latter with a Juris Doctor degree and was a member of the Order of the Coif and Law Review. He graduated with distinction from the University of Wisconsin with a Bachelor’s degree in Business Administration in both Accounting and Finance, where he was inducted into the Phi Kappa Phi and Beta Gamma Sigma national scholastic honor societies.

John A. Gerson is our Chief Financial Officer and an Executive Vice President and is one of our directors. He is also an Executive Vice President and Chief Financial Officer of Paladin Advisors and Chief Financial Officer and a management committee member of Paladin Realty. He directs these entities’ finance and accounting activities.

Prior to joining Paladin Realty in 1999, Mr. Gerson was Chief Financial Officer of Kohlberg Kravis Roberts & Co., or KKR, a major management buyout firm with more than $10 billion in invested equity capital, from 1985 to 1996. He was responsible for KKR’s banking and financing needs, the firm’s reporting systems, senior liaison contact with investors, and management of the firm’s treasury and general partners’ investments. From 1982 to 1985, he was Vice President and Deputy Controller of Societé Generale’s U.S. operations, directing all financial accounting and reporting systems of their U.S. business unit. From 1980 to 1982, he was Chief Financial Officer of Wells Fargo Bank International, a $500 million multi-branch international banking subsidiary of Wells Fargo International Bank. Mr. Gerson started his career as Assistant Controller and Assistant Vice President of Irving Leasing Corporation, an equipment leasing and financing subsidiary of Irving Trust Company, after serving as an audit supervisor for Peat, Marwick, Mitchell & Co.

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Mr. Gerson is a trustee of Pace University and a member of the American Institute of Certified Public Accountants and the New York State and New Jersey Society of Certified Public Accountants. He graduated from Pace University with a Bachelor’s degree in Business Administration.

Harold H. Greene is one of our directors. Mr. Greene is a retired Managing Director of Commercial Real Estate for Bank of America, where he held responsibility for lending to commercial real estate developers in California, from 1998 to June 2001. Prior to joining Bank of America, Mr. Greene served from 1990 to 1998 as an Executive Vice President with Seafirst Bank, where he was responsible for real estate lending for the Northwest and for managing a real estate portfolio comprised of approximately $2 billion in assets. Mr. Greene is a director of William Lyon Homes, a builder of new luxury and single family home communities in Northern and Southern California including San Diego.

Mr. Greene graduated from UCLA with a Bachelor’s degree in Political Science. Mr. Greene has also studied at the Northwestern University Mortgage Banking School and the Southwest Graduate School of Banking at Southern Methodist University.

Harvey Lenkin is one of our directors. Mr. Lenkin served as President and Chief Operating Officer and as a director of Public Storage, Inc. from November 1991 until his retirement on June 30, 2005. He continues to serve as a director of Public Storage, Inc. Public Storage, Inc. is a real estate investment trust that primarily acquires, develops, owns and operates storage facilities. Mr. Lenkin has been employed in various capacities by Public Storage, Inc. for twenty-six years. Since March 1998, Mr. Lenkin has been a director of PS Business Parks, Inc., an affiliate of Public Storage, Inc. that is a real estate investment trust that acquires primarily industrial, office, retail and flex properties. Mr. Lenkin was President of PS Business Parks, Inc. from 1990 until March of 1998. Mr. Lenkin has served a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc.

Mr. Lenkin graduated from UCLA with a bachelor’s degree in education.

Michael L. Meyer is one of our directors. Mr. Meyer is a private real estate investor and since October 1999 has been the Chief Executive Officer of Michael L. Meyer Company, which is a principal of and/or advisor to real estate entities and provides those entities with business, financial and investment strategic advice, as well as capital access assistance. From 1998 until 2002, Mr. Meyer has also been a Principal in TransPac Partners LLC and Pacific Capital Investors, entities which invest in Japanese real estate assets. From 2000 to 2003, Mr. Meyer was a principal in Advantage 4 LLC, a provider of telecommunications systems for real estate projects. From 1974 to 1998, Mr. Meyer was Managing Partner—Orange County with E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP and its predecessor. Mr. Meyer is a director of City National Bank, City National Corporation and Cornerstone Ventures.

Mr. Meyer was inducted into the California Building Industry Foundation Hall of Fame in June of 1999 for outstanding achievements in the real estate industry and community. Mr. Meyer was also the recipient of the University of California Irvine Graduate School of Management Real Estate Program Lifetime Achievement Award. Mr. Meyer is a graduate of the University of Iowa.

Christopher H. Volk is one of our directors. Since 2003, Mr. Volk has been President, Chief Operating Officer and a director of Spirit Finance Corporation, a Scottsdale, Arizona-based real estate investment trust that specializes in providing financing for single tenant, operationally-essential real estate, which he co-founded in 2003. From 1986 until August 2001, Mr. Volk was President and Chief Operating Officer and a member of the board of directors of Franchise Finance Corporation of America, a NYSE-listed real estate investment trust that focused on providing real estate financing to multi-unit operators of chain restaurants, convenience stores and automotive services and parts outlets, and from August 2001 to December 2002 served as Chief Operating Officer of its successor, GE Franchise Finance.

Mr. Volk has been widely published in areas of finance, credit analysis and evaluation and has frequently served as a guest lecturer and conference speaker. Mr. Volk graduated from Washington and Lee University with a Bachelor’s degree and from Georgia State University with a Masters degree in Business Administration.

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G. COMPENSATION OF DIRECTORS AND OFFICERS

On March 21, 2006, we granted 3,000 restricted common shares to each of our four independent directors pursuant to our 2005 Independent Director Incentive Stock Plan. One-third of the independent director restricted stock will vest on each of the first three anniversaries of December 2, 2005, the date that we reached our minimum offering.

H. STOCK OWNERSHIP

The following table shows, as of March 21, 2006, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding common shares, (2) each director, (3) each executive officer and (4) all directors and executive officers as a group. The percentage of common stock beneficially owned are based on 320,015 shares of our common stock outstanding as of the March 21, 2006.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(2)	Number of Common Shares	Percentage of Class
James R. Worms(3)	500	*
Michael B. Lenard	—	—
John A. Gerson	—	—
Harold H. Greene(4)	3,000	*
Harvey Lenkin(4)	3,000	*
Michael L. Meyer(4)	3,000	*
Christopher H. Volk(4)	3,000	*
All directors and executive officers as a group(3)(4)	12,500	3.9%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of our common stock.
(1)	Under Securities and Exchange Committee rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. As of March 21, 2006, there were no beneficial owners of more than 5% of our outstanding common shares.
(2)	The address of each person listed is c/o Paladin Realty Income Properties, Inc., 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024.
(3)	Represents 500 common shares owned directly by Paladin Realty Partners, LLC. James R. Worms, as President and Manager of Paladin Realty, may be deemed to be the beneficial owner of these common shares.
(4)	Includes shares of restricted stock that were granted under our independent director incentive stock plan as of December 2, 2005, the date that we reached the minimum offering. Forfeiture conditions lapse with respect to one-third of the restricted stock each year on each of first three anniversaries of the date of grant.

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I. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Paladin Realty Advisors, LLC

Paladin Realty Advisors, LLC, which we refer to as Paladin Advisors, is our advisor and, as such, supervises and manages our day-to-day operations and selects our real estate and real estate related investments, subject to oversight by our board of directors. Paladin Advisors also provides marketing, sales and client services on our behalf. Paladin Advisors was formed on October 31, 2003 and is an affiliate of our sponsor, Paladin Realty Partners, LLC. All of our officers and directors, other than our independent directors, are officers of Paladin Advisors and officers, limited partners and/or members of Paladin Realty and other affiliates of Paladin Advisors.

We pay Paladin Advisors the following under the Advisory Agreement:

•	We reimburse organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Paladin Advisors or Prospect Financial Advisors LLC, our dealer manager, for all marketing related costs and expenses, including but not limited to, expenses relating to registering and marketing and organization costs, travel and entertainment expenses, technology costs and expenses attributable to the offering, and payment or reimbursement of bona fide due diligence expenses.

•	We reimburse the actual cost of goods and services used by us and obtained from entities not affiliated with Paladin Advisors, including brokerage fees paid in connection with the purchase and sale of securities.

•	We reimburse administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which Paladin Advisors receives a separate fee.

•	We reimburse acquisition expenses of up to 0.5% of (1) the contract price of real estate we acquire directly or through joint ventures or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment; acquisition expenses are defined to include expenses related to the selection and acquisition of real estate and real estate related investments, whether or not acquired.

•	We pay Paladin Advisors acquisition and advisory fees consisting of 2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment.

•	We pay Paladin Advisors an annual asset management fee is payable monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments.

As of March 31, 2006, Paladin Advisors had incurred $3,223,729 in organization and offering expenses on behalf of Paladin REIT, none of which has been repaid to Paladin Advisors. In addition, Paladin Advisors and its affiliates had incurred $700,767 in general and administrative expenses on our behalf, none of which has been paid to Paladin Advisors. Paladin Advisors was also entitled to acquisition and advisory fees of $93,992 and asset management fees of $8,543 relating to 801 Fiber Optic Drive. The acquisition and advisory fees were capitalized as part of the investment. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses.

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Pursuant to the advisory agreement, (1) Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee and (2) we will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (a) 2% of our average invested assets or (b) 25% of our net income, which we refer to as the “2%/25% Rule”, and Paladin Advisors must reimburse us quarterly for any amounts by which the operating expenses of Paladin REIT exceed the 2%/25% Rule in the previous four consecutive fiscal quarters. As of March 31, 2006, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $719,798, which includes general and administrative expenses and asset management fees related to 801 Fiber Optic Drive. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and asset management fees.

Ownership Interest

On November 26, 2003, Paladin Realty purchased 500 shares of common stock for an aggregate of $5,000 and was admitted as our initial stockholder. On October 31, 2003, we formed Paladin Realty Income Properties, L.P. On November 26, 2003, we and Paladin Advisors each made initial capital contributions to Paladin OP of $5,000. We used the proceeds from our sale of stock to Paladin Realty to make such capital contribution to Paladin OP.

On June 23, 2004, Paladin Advisors made an additional capital contribution to Paladin OP of $195,000, such that its aggregate capital contribution is $200,000. During 2005, we contributed the proceeds from the sale of our common stock in the offering to Paladin OP as additional capital contributions. As of December 31, 2005 and 2004, Paladin Advisors holds an 10.5% and 97.6% limited partnership interest, respectively, and Paladin REIT holds a 89.5% and 2.4% general partnership interest, respectively, in Paladin OP. Management expects our ownership percentage in Paladin OP to continue to increase as we continue to invest net proceeds from the Offering in Paladin OP.

Paladin Advisors ownership interest in Paladin OP entitles it to a subordinated participation interest in addition to its right to participate with other limited partners on a proportionate basis in distributions to limited partners. The subordinated participation interest entitles Paladin Advisors to receive a cash distribution under the three circumstances (1) Subordinated Distribution of Net Sales Proceeds—Payable only if Paladin REIT is not listed on a national securities exchange or the NASDAQ National Market and Paladin Advisors is serving as Paladin REIT’s advisor; (2) Subordinated Distribution Upon Listing—Payable only if Paladin REIT is listed on a national securities exchange or the NASDAQ National Market; and (3) Subordinated Distribution Upon Termination—Payable upon termination of Paladin Advisors as Paladin REIT’s advisor (other than for cause) only if Paladin REIT has not paid the Subordinated Distribution Upon Listing.

Loans from Paladin Realty Partners, LLC

The acquisition of 801 Fiber Optic Drive, our initial real estate investment, was partially funded through the assignment of proceeds from a note by and between Paladin Realty and Wachovia Bank, N.A. dated October 17, 2005 (the “Paladin Realty note”) in the amount of $1.7 million. The Paladin Realty note was personally guaranteed by James R. Worms, our President, John A. Gerson, our Chief Financial Officer and Michael B. Lenard, our Executive Vice President, Secretary and Counselor. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and Paladin REIT (the “Company note”) on substantially similar terms as the Paladin Realty note. Our board of directors, including our independent directors, determined that the Company note was fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances and approved our entering into the Company note. On December 28, 2005, we repaid the remaining balance on the Company note with proceeds from the Offering and Paladin Realty repaid the Paladin Realty note with such funds.

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The acquisition of the 70% membership interest (the “Property Interest”) in Springhurst Housing Partners, LLC (“Springhurst”), a single-purpose limited liability company that owns Champion Farms Apartments at 3700 Springhurst Boulevard in Louisville, Kentucky (“Champion Farms”), was partially funded through the assignment of proceeds from a note by and between Paladin and Wachovia Bank, N.A. dated May 30, 2006 (the “Paladin Realty Champion Farms note”) to Paladin REIT in the amount of $3.1 million, the proceeds of which were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP 3700, LLC. The Paladin Realty Champion Farms note was personally guaranteed by James R. Worms, our President, John A. Gerson, our Chief Financial Officer, and Michael B. Lenard, our Executive Vice President, Secretary and Counselor. Paladin Realty is Paladin REIT’s sponsor and Paladin REIT’s executive officers are also officers and principals of Paladin Realty. Payments on the Paladin Realty Champion Farms note are due in consecutive monthly payments of accrued interest only, commencing July 1, 2006, and continuing on the same day of each month thereafter until fully paid. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and Paladin REIT (the “Company Champion Farms note”) on substantially similar terms as the Paladin Realty Champion Farms note. The Company Champion Farms note provides for a loan in the amount of $3.1 million, with an interest rate based on LIBOR plus 2.25%. Payments on the Company Champion Farms note are due in consecutive monthly payments of accrued interest only, commencing on July 1, 2006, and continuing on the same day of each month thereafter until fully paid. The term of the Company Champion Farms Note is 180 days from its execution on June 1, 2006. In the event of a default by Paladin REIT under the Company Champion Farms note including nonpayment, false warranty, bankruptcy or certain changes in Paladin REIT’s structure or business, Paladin Realty may accelerate the maturity of the Company Champion Farms note, and charge additional interest at a rate of 3%.

J. SELECTED FINANCIAL DATA

The following selected consolidated financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and Notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

	March 31, 2006	March 31, 2005	2005	2004	2003
Operating Data:
Revenues	$2,103	$2,883	$16,243	$—	$—
Equity in earnings of PRIP 801, LLC	$20,271	$—	$14,987	$—	$—
Income (loss) before equity in earnings and minority interest	$(8,751)	$2,883	$(83,728)	$—	$—
Minority interest	$794	$2,813	$(7,200)	$—	$—
Net income (loss)	$10,726	$70	$(61,541)	$—	$—
Net income (loss) per common share
Basic	$0.04	$0.14	$(5.01)	$—	$—
Diluted	$0.04	$0.14	$(5.01)	$—	$—
Dividends declared per common share(1)
Basic	$0.60	$—	$0.60	$—	$—
Diluted	$0.60	$—	$0.60	$—	$—
Weighted average common shares outstanding-basic and diluted
Basic	246,273	500	12,291	500	500
Diluted	247,739	500	12,291	500	500

Balance Sheet Data:
Total assets	$3,172,886	$207,883	$1,976,197	$205,000	$50,000
Long-term obligations	$—	$—	$—	$—	$—

(1)	The Company paid its first dividends in January 2006.

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K. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the accompanying condensed consolidated financial statements of Paladin Realty Income Properties, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Paladin Realty Income Properties Inc., a Maryland corporation, and, as required by context, Paladin Realty Income Properties, L.P., which we refer to as “Paladin OP.”

Forward-Looking Statements

Certain information included in this Supplement contains, and other materials filed or to be filed by us with the Securities and Exchange Commission, or the “SEC”, contain or will contain, forward-looking statements. All statements, other than statements of historical facts, including, among others, statements regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Paladin Realty Income Properties, Inc., which we refer to as “Paladin REIT” or the “Company”, and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures; and

•	use of the proceeds of our Offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	the factors referenced in under the section of this prospectus supplement captioned “Risk Factors”;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates or the general economy; and

•	the degree and nature of our competition.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these

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cautionary statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Overview

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help the reader understand Paladin Realty Income Properties, Inc., our operations and our present business environment. MD&A is provided as a supplement to—and should be read in conjunction with—our condensed consolidated financial statements and the accompanying notes thereto contained elsewhere in this Supplement.

We are a recently formed company that intends to invest in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We intend to qualify as a real estate investment trust, or REIT, and to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2006.

We plan to own substantially all of our assets and conduct our operations through Paladin Realty Income Properties, L.P., our operating partnership. Our sole investment as of March 31, 2006 was an interest in 801 Fiber Optic Drive in the Central Arkansas I-440 Business Park in North Little Rock, Arkansas, which we hold through Paladin OP’s 74% interest in PRIP 801, LLC. As of the date of this Supplement, we have acquired a 70% membership interest in Springhurst Housing Partners, LLC, a single-purpose limited liability company that owns Champion Farms Apartments at 3700 Springhurst Boulevard in Louisville, Kentucky, which is described above under the caption “Acquisition of an Interest in Champion Farms Apartments.”

On February 23, 2005, we commenced our initial public offering of 35,000,000 common shares of the Company, par value $0.01 per share to the public on a best efforts basis at a price of $10.00 per share. We also registered up to 3,500,000 common shares under the Registration Statement to be issued during the offering pursuant to our dividend reinvestment plan at a price of $10.00 per share. On December 2, 2005, we reached our minimum offering by receiving $1,246,670 in subscriptions, excluding subscriptions received from Pennsylvania investors. As of March 31, 2006, we had sold 316,137 shares of our common stock in the offering for aggregate gross proceeds of $3,133,756, including shares purchased by Paladin Realty.

We intend to make an election to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code, beginning with the taxable year ending December 31, 2006. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and, if at such time we have previously qualified as a REIT, we will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially and adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2006, and thereafter we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

Critical Accounting Policies

We believe our most critical accounting policies are the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired and real estate purchase price allocations. Each of these items involves estimates that require management to make judgments

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that are subjective in nature. We rely on our experience, we collect historical data and current market data, and we analyze these assumptions in order to arrive at what we believe to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Revenue Recognition and Collectibility of Related Receivables

Our revenue, which will be comprised largely of rental income, will include rents that tenants pay in accordance with the terms of their respective leases reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, straight-line basis accounting will require us to record as an asset, and include in revenue, unbilled rent that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Accordingly, we must determine, in our judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectibility of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the allowance is increased or the direct write-off is recorded and would decrease our total assets and stockholders’ equity.

Investments in Real Estate

We will record investments in real estate at cost and will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 40 years for buildings and improvements, three to seven years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We will be required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments will have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

We will apply Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which we refer to as SFAS 144, and which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of income for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we will review the recoverability of the property’s carrying value. The review of recoverability will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the

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estimated fair value of the property. We will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. We will evaluate the collectibility of both interest and principal related to any real estate related investments in which we may invest. If circumstances indicate that such investment is impaired, we will reduce the carrying value of the investment to its net realizable value. Such reduction in value will be reflected as a charge to operations in the period in which the determination is made.

Real Estate Purchase Price Allocation

We will allocate the purchase price of an acquired property to tangible assets (which includes land, buildings and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We will measure the aggregate value of other intangible assets acquired based on the difference between (1) the property valued with existing in-place leases adjusted to market rental rates and (2) the property valued as if vacant. Our estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors we may consider in our analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, we will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. We will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics we will consider in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases, which we would not expect to exceed 20 years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

Joint Venture Investments

We will evaluate our joint venture investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which we refer to as FIN 46R. If we determine that the joint venture is a “variable interest entity,” or a “VIE,” and that we are the “primary beneficiary” as defined in FIN 46R, we would account for such investment as if it were a consolidated

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subsidiary. For a joint venture investment which is not a VIE or in which we are not the primary beneficiary, we will consider other relevant accounting literature including Accounting Principle Board Opinion 18—The Equity Method of Accounting for Investments in Common Stock, Statement of Position 78-9—Accounting for Investments in Real Estate Ventures, and Emerging Issues Task Force Issue 04-5 to determine the method of accounting for each of our partially-owned entities. In accordance with the above pronouncements, we will determine whether we should consolidate the entity or account for it on the equity method or cost method. Factors that we will consider in determining whether or not we exercise control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that we are deemed to control these entities, these entities would be consolidated. We account for the investment in PRIP 801 under the equity method of accounting as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. The investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis we will evaluate whether there are any indicators that the value of our investments in partially-owned entities are impaired. An investment is impaired if our estimate of the value of the investment is less than the carrying amount. The ultimate realization of our investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially-owned entity is other than temporary, then we would record an impairment charge.

Results of Operations

Three Months Ended March 31, 2006

Prior to acquiring an interest in 801 Fiber Optic Drive on November 2, 2005, we had not commenced any operations. In addition, we did not reach our minimum offering of at least $1,000,000 in shares until December 2, 2005, when we received $1,246,670 in subscriptions for 127,690 shares, excluding subscriptions received from Pennsylvania investors. As of December 31, 2005, we had sold 173,527 shares in the offering for aggregate proceeds of $1,709,469 including shares sold to Paladin Realty Partners, LLC. As a result, we had limited operations in 2005, and none prior to the effective date of our registration statement in February 2005. As of March 31, 2006, we had sold 316,137 shares in the offering for aggregate proceeds of $3,133,756 including shares sold to Paladin Realty Partners, LLC.

We had net income of $10,726 for the three months ended March 31, 2006 primarily relating to $20,271 of equity in earnings of PRIP 801 LLC and interest income of $2,103 offset by general and administrative expenses of $10,854. Net income for the three months ended March 31, 2005 related solely to $2,883 of interest income.

Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. We will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income (the “2%/25% Rule), and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

During the period ended March 31, 2006, we paid $64,060 of general and administrative expenses. Due to the application of the 2%/25% Rule, we recognized $9,142 of these general and administrative expenses in our condensed consolidated statement of operations with the remaining $54,918 recorded as due from affiliate. See Note 5 to our condensed consolidated financial statements for the three months ended March 31, 2006. The remaining $1,712 of general and administrative expenses recorded in our condensed consolidated statement of operations reflects amortization of deferred compensation related to the vesting of restricted shares granted to our independent directors.

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Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under GAAP (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisor’s subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any fiscal quarters for which total operating expenses for the 12 months then-ended exceed the 2%/25% Rule, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

As of March 31, 2006, Paladin Advisors and its affiliates had incurred $700,767 in general and administrative expenses on our behalf, none of which are accrued on the condensed consolidated statement of operations for the three months ended March 31, 2006. As of March 31, 2006, Paladin Advisors was also entitled to acquisition and advisory fees of $93,992 and asset management fees of $8,543 relating to the management of 801 Fiber Optic Drive. The acquisition and advisory fees were capitalized as part of our investment in 801 Fiber Optic Drive. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses.

As of March 31, 2006, Paladin Advisors had incurred on behalf of Paladin REIT organization and offering costs of $3,223,729 on our behalf, $3,328 of which were recorded as due to affiliates at March 31, 2006, and $51,134 of which were recorded as due to affiliates at December 31, 2005. See Note 5 to our condensed consolidated financial statements for the three months ended March 31, 2006. Pursuant to the advisory agreement, we are obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates will be responsible for the payment of organization and offering expenses to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to us any amount we reimburse them in excess of 3.0% of the gross proceeds from the Offering. During the three months ended March 31, 2006, we paid $90,535 of offering costs. Due to the 3% limitation, however, we only recognized $42,729 of such costs, which were recorded as charges to stockholders’ equity. The remaining $47,806 of offering costs are recorded as amounts offsetting due to affiliates on our condensed consolidated balance sheets. The remaining $3,221,401 in organization and offering costs will be recorded in future periods as we receive additional proceeds of the offering.

For the three months ended March 31, 2006, our share of the equity in earnings of 801 Fiber Optic Drive was $20,271.

The minority interest share of net income of $794 for the period ended March 31, 2006 and $2,813 for the period ended March 31, 2005 relate to Paladin Realty’s interest in Paladin OP.

Our results of operations for the three months ended March 31, 2005 are not indicative of future performance due to the limited operations during that quarter. During the three months ended March 31, 2005, we had not reached our minimum offering or acquired any real estate or real estate related investments. As a result, we had no results of operations for that period.

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Year Ended December 31, 2005

We had a net loss of $61,541 for the year ended December 31, 2005 primarily as a result of incurring overhead related general and administrative expenses, organization and offering costs, interest expense without sufficient revenues to cover these costs. Our only revenues for the year were $16,243 of interest income on our cash and cash equivalents.

As of December 31, 2005, Paladin Advisors and its affiliates had incurred $662,640 in general and administrative expenses on our behalf, $35,886 of which are accrued on the consolidated statement of operations for the year ended December 31, 2005. During the fiscal year ended December 31, 2005, our operating expenses including expenses incurred on our behalf by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $626,754. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and asset management fees. See Note 5 to our consolidated financial statements. Paladin Advisors was also entitled to acquisition and advisory fees of $93,992 and asset management fees of $3,417 relating to the management of 801 Fiber Optic Drive. The acquisition and advisory fees were capitalized as part of our investment in 801 Fiber Optic Drive. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses.

As of December 31, 2005, Paladin Advisors had incurred on behalf of Paladin REIT organization and offering costs of $3,038,095 on our behalf, $51,134 of which are recorded on the consolidated statement of operations for the year ended December 31, 2005. Pursuant to the advisory agreement, we are obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates will be responsible for the payment of organization and offering expenses to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to us any amount we reimburse them in excess of 3.0% of the gross proceeds from the Offering. As a result, as of December 31, 2005, we recognized $51,134 in organization costs on our consolidated statement of operations, which represents 3% of the gross offering proceeds raised in the Offering as of December 31, 2005. Subject to the 3% limitation, the remaining $2,986,961 in organization and offering costs will be recorded in future periods as we receive additional proceeds of the offering.

Interest expense of $12,066 was related to borrowings we incurred in connection with our acquisition of an interest in 801 Fiber Optic Drive.

During 2005, our share of the equity in earnings of 801 Fiber Optic Drive was $14,987 which is recorded in income of real estate joint venture on our consolidated statement of operations.

The minority interest share of net loss of $7,200 relates to Paladin Advisors’ interest in Paladin OP.

Our results of operations for 2005 are not indicative of future performance due to the limited operations during the year.

During the period from our formation on October 31, 2003 through December 31, 2004, we had not commenced active operations as we had not yet begun our public offering and had not acquired any real estate. As a result, we had no results of operations for those periods.

Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

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Liquidity and Capital Resources

During the three months ended March 31, 2006, our source of funds were:

•	interest income of $2,103;

•	net proceeds of $1,248,357 from the sale of 142,610 common shares in our initial public offering; and

•	distributions from our investment in 801 Fiber Optic Drive of $20,586.

For the year ended December 31, 2005, our source of funds were:

•	net proceeds of $1,704,469 from the sale of 173,027 common shares in our initial public offering;

•	distributions from our investment in 801 Fiber Optic Drive of $11,826; and

•	borrowings from a loan from our sponsor Paladin Realty Partners, LLC to finance a portion of the acquisition of 801 Fiber Optic Drive.

We are dependent upon the net proceeds to be received from the offering to conduct our proposed activities. The capital required to purchase real estate and real estate related investments will be obtained from the offering and from any indebtedness that we may incur in connection with the acquisition of any real estate and real estate related investments thereafter. We anticipate our sources of funds will continue to primarily consist of the net proceeds of the offering. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

For the three months ended March 31, 2006, net cash used in operating was $190,719, primarily due to a $163,777 prepayment of Directors and Officer’s liability insurance (“D&O”) expenses and a $54,918 decrease in due to affiliates. As described above, our organizational and offering expenses are limited to 3% of the gross offering proceeds of the Offering, and amounts exceeding 3% are reimbursable to us by Paladin Advisors. In addition our operating expenses are limited by the 2%/25% Rule described above. For the period ended March 31, 2006, we paid $54,918 in excess of the 2%/25% Rule and this amount has been recorded as an offset amount to due to affiliates on our condensed consolidated statements of cash flows.

For the year ended December 31, 2005, net cash used in operating activities was $8,754, despite a net loss of $61,541 for the year, primarily as a result of an increase of $87,021 in amounts due to affiliates. These amounts due to affiliates primarily consist of $35,886 of general and administrative expenses which Paladin Advisors has incurred on our behalf and $51,134 of organization costs due to Paladin Advisors. Paladin Advisors has deferred receipt (without interest) of reimbursement of these general and administrative expenses and organization costs pursuant to the Advisory Agreement.

Net cash used in investing activities for the three month period ended March 31, 2006 of $20,208 included $40,794 in legal fees relating to our investment in 801 Fiber Optic Drive accrued as of December 31, 2005 and paid during the three months ended March 31, 2006, less distributions of operating cash flow from that investment of $20,586.

Net cash used in investing activities for the year ended December 31, 2005 included our investment in 801 Fiber Optic Drive of $1,700,587, less distributions of operating cash flow from that investment of $11,826.

Net cash provided by financing activities for the three months ended March 31, 2006 were $1,169,154 and primarily related to $1,424,287 in proceeds from the issuance of common shares offset by $133,201 in selling commissions and dealer manager fees, $42,729 in offering costs, $47,806 in due to affiliates, $28,471 in dividends paid and $2,926 in distributions to minority interest.

Net cash provided by financing activities for the year ended December 31, 2005 were $1,563,646. Such increase was related to proceeds from the offering.

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The acquisition of 801 Fiber Optic Drive described above was partially funded through the assignment of proceeds from a note by and between our sponsor Paladin Realty Partners, LLC and Wachovia Bank, N.A. dated October 17, 2005 in the amount of $1.7 million, the proceeds of which were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP. On December 28, 2005, we repaid the remaining balance on this note with proceeds from the offering and cash on hand. Paladin Realty repaid the Wachovia Bank, N.A. note with such funds.

Our articles of incorporation do not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Because the loan with Paladin Realty caused the Company’s leverage to exceed the 65% leverage limitation specified by our articles of incorporation, our board of directors, including our independent directors, approved the Company’s leverage exceeding 65% in connection with entering into the note with Paladin Realty to acquire 801 Fiber Optic Drive. This loan was repaid on December 28, 2005.

Our articles of incorporation further provide that the Company may not borrow money from Paladin Advisors and its affiliates unless such loan is approved by a majority of the Company’s directors, including a majority of the independent directors as fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties under the same circumstances. Our board of directors, including our independent directors, determined that the note was fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances and approved our entering into the note.

As of December 31, 2005, we had not paid any dividends but had accrued $17,639 with respect to dividends declared on December 19, 2005 by our board of directors for the month of December 2005, which totaled $7,212 when paid in January 2006 and dividends declared by our board of directors on December 28, 2005 for the month of January 2006, which totaled $10,424 when paid in February 2006.

We paid $28,471 in dividends during the three months ended March 31, 2006. On January 25, 2006, our board of directors declared dividends for the month of February 2006, which totaled $10,832 when paid in March 2006. On February 23, 2006, our board of directors declared dividends for the month of March 2006, which totaled $15,462 when paid in April 2006. On March 24, 2006, our board of directors declared dividends for the month of April 2006, which totaled $16,928 when paid in May 2006. These amounts are equal to $0.0016438 per share per day. This amount, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00.

These dividends were set by our board of directors at a level we believe to be appropriate based upon an evaluation of our assets and liabilities, projected levels of cash flow, additional capital and debt anticipated to be raised or incurred and invested in the future and our projected results of operations. All dividends paid as of the date of this Supplement have been paid with distributions we received from our investment in 801 Fiber Optic Drive. However, after payments of such dividends, the funds remaining will not be sufficient to pay all of our general and administrative expenses which are currently being funded by Paladin Advisors in the amounts discussed above. As of March 31, 2006, Paladin Advisors had incurred $3,223,729 in organization and offering expenses on behalf of Paladin REIT, none of which has been repaid to Paladin Advisors. In addition, as of March 31, 2006, Paladin Advisors and its affiliates had incurred $700,767 in general and administrative expenses on our behalf, none of which has been repaid to Paladin Advisors. As described above, Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in any Expense Period. During the three months ended March 31, 2006, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $719,798. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and asset management fees. See Note 5 to our condensed consolidated financial statements for the three months ended March 31, 2006. As of March 31, 2006, Paladin Advisors was also entitled to acquisition and advisory fees of $93,992 and asset management fees of

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$8,543 relating to 801 Fiber Optic Drive. The acquisition and advisory fees were capitalized as part of the investment. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses including the amounts that are accrued on the condensed consolidated statement of operations for the year ended December 31, 2005. We are obligated to pay these amounts to Paladin Advisors in the future, and the payment of this liability may impact our ability to pay future dividends. Paladin Advisors is not obligated to either advance funds for the payment of our general and administrative expenses or defer reimbursements of such advances or fees in future periods. Paladin Advisors’ refusal to continue advancing funds for the payment of our general and administrative expenses and/or refusal to continue deferring reimbursements of such advances or fees could have an adverse impact on our ability to pay dividends in future periods.

The amount of dividends to be distributed to our stockholders in the future will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements, annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and any limitations imposed by the terms of indebtedness we may incur and other factors.

As of December 31, 2005 and March 31, 2006, the Company had no outstanding indebtedness, and PRIP 801 had a $1,950,000 mortgage loan, the entire principal of which is due in 2010. See the discussion under “Acquisition of Interest in Champion Farms Apartments” regarding indebtedness incurred in connection with that acquisition.

L. PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs sponsored or advised by our sponsor, Paladin Realty, and its affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our common shares should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Paladin real estate programs. Investors who purchase our common shares will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin real estate programs, the returns to our stockholders will vary from those generated by those prior programs. In addition, all of the prior Paladin real estate programs were conducted through privately–held entities that were not subject to either the up–front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Paladin Realty or any of its affiliates that has investment objectives permitting the making or acquiring of mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior Paladin programs will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results” and the Prior Performance Tables located in Appendix A.

Prior Investment Programs

Since 1995, Paladin Realty and its predecessors have managed real estate investments for high net worth individuals, foundations and institutions. As of December 31, 2005, Paladin Realty or its affiliates have sponsored or advised 26 real estate investment partnerships. All of these prior programs had investment

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objectives generally similar to ours. This offering is the first public offering of a real estate program sponsored by Paladin Realty. The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain of these prior Paladin real estate programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); (4) results of completed programs (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI contained in Part II of the registration statement (which is not part of this prospectus) gives certain additional information relating to properties acquired by these Paladin real estate programs. Upon written request, we will furnish a copy of this table to you without charge. See “Where You Can Find Additional Information.”

Summary Information

Capital Raising

The total amount of funds raised from investors in the prior programs as of December 31, 2005, was approximately $400 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $1.4 billion. The total number of investors in these prior programs, collectively, is 47. In addition, Paladin Realty commenced an offering for a new real estate program in December 2004 which has closed on approximately $110 million in subscriptions as of December 31, 2005. See Table I and Table II for more detailed information about Paladin Realty’s experience in raising and investing funds and compensation paid to Paladin Realty and its affiliates as the sponsor of these programs.

Investments

The prior Paladin real estate programs had acquired 176 properties as of December 31, 2005. The table below gives further information about these properties:

Location	Properties Purchased (as a percentage of aggregate purchase price)
United States
Pacific Coast	34%
West	13%
Plains States	1%
South Central	7%
Southeast	5%
Mid-Atlantic	4%
Northeast	4%
Latin America
Costa Rica	9%
Mexico	12%
Brazil	6%
Chile	5%

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The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior Paladin real estate programs, categorized by type of property, as of December 31, 2005, all of which were existing (used) or developed by the program (construction).

	New	Used	Construction
Commercial
Office Buildings	—	21%	—
Industrial Buildings	—	2%	—
Shopping Centers	—	—	—
Residential
Apartments	—	15%	—
Hotels	—	8%	—
Homebuilding	—	—	17%
Land Development	—	—	11%
Resort residential	—	—	21%
Other	—	3%	2%

Total	—	49%	51%

Sales

As of December 31, 2005, these prior Paladin real estate programs had sold 87 of the total of 176 properties, or 49% of such properties, to third parties. These completed prior real estate programs made aggregate equity investments of $154 million in those properties, for which they received a return of $302 million upon the sale of those properties. In addition to these 87 sold properties, in connection with the termination of another prior Paladin real estate program, that program transferred 79 properties to a newly formed Paladin real estate program. The prior Paladin real estate program made aggregate equity investments of $156 million in those 79 properties, and in that transaction those equity investments were transferred to the new program based on a $187 million valuation. See Tables III and IV for a further description of the transfer of these properties. See also Tables III, IV and V for more detailed information as to the operating results of the prior Paladin real estate programs whose offerings closed since December 31, 2000, results of such programs that have completed their operations during the five years ending December 31, 2005 and sales or other disposals of properties by the prior Paladin real estate programs during the three years ending December 31, 2005.

Three Year Summary of Acquisitions

From December 31, 2002 through December 31, 2005, the prior Paladin real estate programs acquired 10 residential properties, 11 apartment properties and 2 hotel properties. The total acquisition costs of these properties was approximately $248 million, of which $164 million, or 66%, was financed with mortgage financing. Of the remaining $84 million, $82 million was provided by investors and $2 million was from cash generated by the properties. The locations of these properties, and the number of each property in each location, are as follows: California (2), Vermont (2), Texas (2), Oregon (4), Idaho(1), Washington (1), Colorado (1), Brazil (4) and Chile (6).

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ending December 31, 2005. Upon request and for no fee, we will provide a copy of such table to any investor.

Adverse Business Developments

The prior Paladin real estate programs have occasionally been adversely affected by vacancies either due to defaults of tenants under their leases or the expiration or termination of tenant leases. Where vacancies have continued for a long period of time, these programs suffered reduced revenues resulting in less cash dividends to

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be distributed to stockholders. In addition, the resale value of such properties may have diminished as the market value of a particular property often depends principally upon the value of the leases of such property. For instance, as a result of poor market conditions that lead to high vacancy rates and insufficient cash flow to continue profitable operations, in June 2002 an apartment complex owned by FSF View Pointe Associates, LLC was transferred to the mortgage lender for the property in satisfaction of the outstanding balance of the mortgage loan. Likewise, in August 2003 an apartment owned by FSP Village Square Associates, LLC was transferred to the mortgage lender for the property under the same circumstances.

M. EXPERTS

The consolidated balance sheets of Paladin Realty Income Properties, Inc. and subsidiary as of December 31, 2005 and 2004, and the related consolidated statement of operations for the year ended December 31, 2005, and the consolidated statements of shareholders’ equity, and cash flows for the years ended December 31, 2005 and 2004, and the period from October 31, 2003 (date of inception) to December 31, 2003, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The balance sheet of PRIP 801, LLC as of December 31, 2005, and the related statements of operations, members’ equity, and cash flows for the period from October 31, 2005 (date of formation) to December 31, 2005, have been included herein in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for Champion Farms Apartments for the year ended December 31, 2005 and the three months ended March 31, 2006 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

48

N. FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page Number
Paladin Realty Income Properties, Inc. and Subsidiary
Condensed Consolidated Balance Sheets as of March 31, 2006 (unaudited) and December 31, 2005	F-2
Condensed Consolidated Statements of Operations for the three months ended March 31, 2006 and 2005 (unaudited)	F-3
Condensed Consolidated Statement of Shareholders’ Equity for the three months ended March 31, 2006 (unaudited)	F-4
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and 2005 (unaudited)	F-5
Notes to Condensed Consolidated Financial Statements	F-6

Report of Independent Registered Public Accounting Firm	F-14
Consolidated Balance Sheets as of December 31, 2005 and 2004	F-15
Consolidated Statement of Operations for the year ended December 31, 2005	F-16
Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2005 and 2004, and the period October 31, 2003 (date of inception) to December 31, 2003	F-17
Consolidated Statements of Cash Flows for the years ended December 31, 2005 and 2004, and the period October 31, 2003 (date of inception) to December 31, 2003	F-18
Notes to Consolidated Financial Statements	F-19

PRIP 801, LLC
Independent Auditors’ Report	F-31
Balance Sheet as of December 31, 2005	F-32
Statement of Operations for the period October 31, 2005 (date of formation) to December 31, 2005	F-33
Statement of Members’ Equity for the period October 31, 2005 (date of formation) to December 31, 2005	F-34
Statement of Cash Flows for the period October 31, 2005 (date of formation) to December 31, 2005	F-35
Notes to Financial Statements	F-36

Champion Farms Apartments
Report of Independent Registered Public Accounting Firm	F-39
Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2005	F-40
Notes to Financial Statements	F-41
Report of Independent Registered Public Accounting Firm	F-43
Statement of Revenues and Certain Operating Expenses for the three months ended March 31, 2006	F-44
Notes to Financial Statements	F-45

Unaudited Pro Forma Financial Information
Summary of Unaudited Pro Forma Financial Statements	F-47
Pro Forma Consolidated Balance Sheet as of March 31, 2006 (unaudited)	F-48
Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006 (unaudited)	F-49
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-50

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2006	December 31, 2005
Assets
Investment in PRIP 801, LLC	$1,838,219	$1,838,534
Cash and cash equivalents	1,029,358	71,131
Restricted cash	125,000	50,000
Prepaid insurance and other assets	180,309	16,532

TOTAL ASSETS	$3,172,886	$1,976,197

Liabilities and Shareholders’ Equity
Due to affiliates	$78,289	$181,013
Unaccepted subscriptions for common shares	125,000	50,000
Other liabilities	39,500	45,279
Dividends payable	32,257	17,639

Total liabilities	275,046	293,931
Minority interest	190,668	192,800
Shareholders’ equity
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—
Common shares, $0.01 par value, 750,000,000 shares authorized; 328,137 shares and 173,527 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	3,281	1,735
Additional paid-in-capital	2,815,434	1,566,911
Distributions in excess of earnings	(111,543)	(79,180)

Total shareholders’ equity	2,707,172	1,489,466

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,172,886	$1,976,197

See notes to condensed consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,
	2006	2005
Revenues
Interest income	$2,103	$2,883

Expenses
General and administrative expenses	10,854	—

Total Expenses	10,854	—

Income / (loss) before equity in earnings and minority interest	(8,751)	2,883
Equity in earnings of PRIP 801, LLC	20,271	—
Minority interest share of income	794	2,813

Net Income	$10,726	$70

Net income per common share
Basic	$0.04	$0.14

Diluted	$0.04	N/A

Weighted average number of common shares outstanding
Basic	246,273	500

Diluted	247,739	N/A

See notes to condensed consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2006

(UNAUDITED)

	Common Shares		Additional Paid-in Capital	Distributions in Excess of Earnings	Total Shareholders’ Equity
	Common shares	Amount
BALANCE, December 31, 2005	173,527	$1,735	$1,566,911	$(79,180)	$1,489,466
Issuance of common shares	142,610	1,426	1,422,861	—	1,424,287
Selling commissions and dealer manager fees	—	—	(133,201)	—	(133,201)
Offering costs	—	—	(42,729)	—	(42,729)
Issuance of common shares to directors	12,000	120	(120)	—	—
Share-based compensation expense	—	—	1,712	—	1,712
Dividends declared	—	—	—	(43,089)	(43,089)
Net income	—	—	—	10,726	10,726

BALANCE, March 31, 2006	328,137	$3,281	$2,815,434	$(111,543)	$2,707,172

See notes to condensed consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,726	$70
Adjustments to reconcile net income to net cash (used in) / provided by operating activities
Equity in earnings from joint venture	(20,271)	—
Amortization of deferred compensation	1,712	—
Minority interest	794	2,813
Decrease in due to affiliates	(54,918)	—
Increase in prepaid insurance and other assets	(163,777)	—
Increase in other liabilities	35,015	—

Net cash (used in) / provided by operating activities	(190,719)	2,883

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in real estate joint venture	(40,794)	—
Distributions from real estate joint venture	20,586	—

Net cash used in investing activities	(20,208)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common shares	1,424,287	—
Increase in escrowed investor proceeds	(75,000)	—
Increase in unaccepted subscriptions for common stock in restricted cash	75,000	—
Selling commissions and dealer manager fees	(133,201)	—
Offering costs	(42,729)	—
Decrease in due to affiliates	(47,806)	—
Dividends paid	(28,471)	—
Distributions to minority interest	(2,926)	—

Net cash provided by financing activities	1,169,154	—

Net increase in cash and cash equivalents	958,227	2,883
Cash and cash equivalents—beginning of period	71,131	205,000

Cash and cash equivalents—end of period	$1,029,358	$207,883

Supplemental disclosure of noncash investing and financing activities
Dividends payable	$32,257	$—
Issuance of common stock for compensation plan	$120,000	$—

See notes to condensed consolidated financial statements

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

March 31, 2006 and 2005

(Unaudited)

1. Organization

Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin REIT” or the “Company”), was formed on October 31, 2003 and intends to provide investors the potential for income through investment in a diversified portfolio of real estate properties, focusing primarily on investments that produce current income. Paladin REIT intends to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. Paladin REIT may also make real estate related investments, which include first mortgages or second mortgages, mezzanine loans or preferred equity investments relating to the same types of properties that Paladin REIT may acquire directly. Paladin REIT intends to qualify as a REIT and to elect to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2006. Subject to certain restrictions and limitations, the business of Paladin REIT is managed by Paladin Realty Advisors, LLC (“Paladin Advisors”), an affiliate of Paladin REIT, pursuant to an advisory agreement dated February 28, 2005, as amended February 28, 2006. Paladin Advisors supervises and manages the day-to-day operations of Paladin REIT and selects the real estate and real estate related investments it acquires, subject to oversight by the board of directors. Paladin Advisors also provides marketing, sales and client services on behalf of Paladin REIT.

As of March 31, 2006, Paladin REIT had received proceeds of $3,133,756 for 316,137 shares, including 500 shares purchased by its sponsor, Paladin Realty Partners, LLC (“Paladin Realty”) on November 26, 2003.

Paladin REIT intends to own substantially all of its assets and conduct its operations through Paladin Realty Income Properties, L.P., its operating partnership (the “Paladin OP”). As of March 31, 2006 and December 31, 2005, Paladin Advisors holds a 6.0% and 10.5% limited partnership interest, respectively, and Paladin REIT holds a 94.0% and 89.5% general partnership interest, respectively, in Paladin OP. Management expects Paladin REIT’s ownership percentage in Paladin OP to continue to increase as Paladin REIT invests net proceeds from the Offering in Paladin OP.

2. Summary of Significant Accounting Policies

Basis of Presentation

These condensed financial statements are unaudited; however, amounts presented in the balance sheet as of December 31, 2005 are derived from Paladin REIT’s audited financial statements as of that date. For further information, refer to the financial statements and footnotes of the year ended December 31, 2005 included in Paladin REIT’s Form 10-K for the fiscal year ended December 31, 2005 filed on March 28, 2006. In the opinion of the Company’s management, the statements for the unaudited periods as of and for the period ended March 31, 2006 and 2005 presented in this Supplement include all adjustments necessary to present a fair presentation of such periods. Such adjustments consist of normal recurring items.

The condensed consolidated financial statements include the accounts of Paladin REIT and its wholly-owned and controlled entities. All intercompany balances and transactions have been eliminated in consolidation.

Investments in Real Estate Joint Venture

Paladin REIT’s investment in real estate joint venture consists of a joint venture interest in PRIP 801, LLC, which owns a property in Little Rock, Arkansas as described in Note 3. Investment in real estate joint venture is accounted for on the equity basis of accounting and Paladin REIT records its proportionate share of net income or loss on the equity basis. Contributions to and distributions received from the real estate joint venture are reported as increases or decreases in the carrying value of the investment in PRIP 801 LLC.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements—(Continued)

March 31, 2006 and 2005

(Unaudited)

Paladin REIT will evaluate its investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which is referred to as FIN 46R. If Paladin REIT determines that the joint venture is a “variable interest entity” (“VIE”) and that Paladin REIT is the “primary beneficiary” as defined in FIN 46R, it would account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which Paladin REIT is not the primary beneficiary, Paladin REIT will consider other relevant accounting literature including Accounting Principles Board Opinion 18—The Equity Method of Accounting for Investments in Common Stock, Statement of Position 78-9—Accounting for Investments in Real Estate Ventures, and Emerging Issues Task Force Issue 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, Paladin REIT will determine whether it should consolidate the entity or account for it on the equity method or cost method. Factors that will be considered in determining whether or not Paladin REIT exercises control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that Paladin REIT is deemed to control these entities, these entities would be consolidated. The Company has determined that Paladin OP and the investment in PRIP 801, LLC are not VIEs. Paladin REIT consolidates Paladin OP, as it is the majority owner and exercises control over all significant decisions. Paladin REIT accounts for its investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis Paladin REIT will evaluate whether there are any indicators that the value of its investments in partially-owned entities are impaired. An investment is impaired if Paladin REIT’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of Paladin REIT’s investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If Paladin REIT determines that a decline in the value of a partially-owned entity is other than temporary, then Paladin REIT would record an impairment charge.

Use of Estimates

The presentation of the condensed consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent highly liquid investments purchased with an original maturity of three months or less.

Income Taxes

For the year ending December 31, 2006, Paladin REIT intends to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. However, Paladin REIT believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in such a manner so that Paladin REIT will remain qualified as a REIT for federal income tax purposes.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements—(Continued)

March 31, 2006 and 2005

(Unaudited)

Organization and Offering Costs

Organization and offering costs of Paladin REIT are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of Paladin REIT and directly by Paladin REIT. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or Prospect Financial Advisors, LLC, its dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of Prospect and broker-dealers participating in the Offering. Paladin REIT anticipates that, pursuant to the advisory agreement, Paladin REIT will be obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates will be responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to Paladin REIT any amount Paladin REIT reimburses them in excess of 3.0% of the gross proceeds from the Offering.

Paladin REIT incurred organization and offering costs of $3,314,265 and $3,038,095 as of March 31, 2006 and December 31, 2005, respectively. Following receipt of the minimum offering on December 2, 2005, such costs only become a liability of Paladin REIT to the extent they do not exceed 3.0% of the gross proceeds of the Offering. When recorded by Paladin REIT, organization costs are expensed as incurred and offering costs are charged to stockholders’ equity.

As a result, as of March 31, 2006 and 2005, Paladin REIT recognized no organization costs in its condensed consolidated statements of operations and $42,729 in offering costs charged to stockholders’ equity, which represents 3% of the gross offering proceeds raised in the Offering as of March 31, 2006. Subject to the 3% limitation, the remaining $3,221,401 in organization and offering costs, as of March 31, 2006 will be reimbursed in future periods as Paladin REIT receives additional proceeds of the Offering.

During the period ended March 31, 2006 Paladin REIT paid $90,535 of offering costs. Because of the 3% limitation, Paladin REIT only recognized $42,729 as a charged to stockholders’ equity with the remaining $47,806 recorded as a reduction in due to affiliates.

Expense Reimbursement

Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to Paladin REIT by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. Paladin REIT will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceeded the greater of (1) 2% of the average invested assets of Paladin REIT or (2) 25% of the net income of Paladin REIT (the “2%/25% Rule), and Paladin Advisors must reimburse Paladin REIT quarterly for any amounts by which the operating expenses of Paladin REIT exceeds the 2%25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

The average invested assets of Paladin REIT for any period are equal to the average book value of Paladin REIT’s assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. The net income of Paladin REIT for any period is equal to Paladin REIT’s total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by Paladin REIT under general accepted accounting principles (including the asset management fee), but excluding organization and offering expenses,

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements—(Continued)

March 31, 2006 and 2005

(Unaudited)

selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to Paladin REIT within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, Paladin REIT will send its stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

During the Expense Period ended December 31, 2005, Paladin REIT’s operating expenses including expenses incurred on behalf of Paladin REIT by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $626,753. During the Expense Period ended March 31, 2006, Paladin REIT’s operating expenses including expenses incurred on behalf of Paladin REIT by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $719,798. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and amounts due to affiliates.

Per Share Data

The Company presents both basic and diluted earnings per share, or EPS. Basic EPS excludes potentially dilutive securities and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Dilutive EPS reflects the potential dilution that could occur if securities or other contracts to issue common stocks were exercised, where such exercise would result in a lower EPS amount.

The diluted EPS includes weighted average unvested restricted shares issued to certain independent directors totaling 12,000 shares for the three months ended March 31, 2006. At March 31, 2005, the Company had not issued any potentially dilutive securities. Accordingly, no diluted earnings per share was computed.

Unaccepted Subscriptions for Common Shares

Unaccepted subscriptions for common shares includes proceeds related to subscriptions which were held in escrow but had not been accepted by the Company as of March 31, 2006 and December 31, 2005.

Fair Value of Financial Instruments

The fair values of the Company’s cash and cash equivalents, other assets, dividends payable and other liabilities approximate the carrying values due to the short-term nature of these financial instruments.

Stock-based Compensation

Under the terms of the Independent Director Incentive Stock Plan, Paladin REIT granted 3,000 shares of restricted common stock to each of the four independent directors on March 21, 2006. One-third of the restricted

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements—(Continued)

March 31, 2006 and 2005

(Unaudited)

common stock will vest on each of the first three anniversaries of December 2, 2005, the date Paladin REIT reached its minimum offering. There are 60,000 shares in total authorized under the Independent Director Incentive Stock Plan.

On March 21, 2006, Paladin REIT started recording compensation expenses for restricted common stock as required by Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment, revised 2004” (SFAS No. 123(R)). Compensation expenses for common stock unvested at March 21, 2006 is based on the grant date fair value of the common shares calculated under SFAS No. 123(R) and will be recognized using the straightline attribution method. Compensation expense is only recorded for common shares expected to be vested. Paladin REIT recognizes the expense related to these shares over the vesting period. For the quarter ended March 31, 2006, Paladin REIT recorded $1,712 of related compensation expense and included such amounts in general and administrative expenses in the accompanying condensed consolidated statements of operations.

Reportable Segments

FASB Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures About Segments of Enterprise and Related Information, establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Management has determined that the Company has one reportable segment, which is owning interests in real estate investments.

3. Investment in PRIP 801, LLC

Paladin REIT has a 74% interest in PRIP 801, LLC, a joint venture between Paladin REIT and 801 FO, LLC, which owns 801 Fiber Optic Drive. 801 Fiber Optic Drive consists of approximately 10.95 acres of real property and a 56,336 square foot building that was completed in 2001, which is 100% leased to FedEx Ground Package System, Inc., which we refer to as FedEx Ground, pursuant to a ten year net lease that commenced on August 1, 2001 and expires on July 31, 2011.

FedEx Ground is a subsidiary of FedEx Corporation, a provider of transportation, e-commerce and supply management services. FedEx Ground also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum. The second option is through July 31, 2021 at $446,376 per annum.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements—(Continued)

March 31, 2006 and 2005

(Unaudited)

Condensed financial information of PRIP 801, LLC is summarized as follows:

Condensed Balance Sheets

	March 31, 2006	December 31, 2005
Assets
Investment in real estate, net	$4,076,310		$4,096,524
Other assets	199,353		196,401

Total Assets	$4,275,663		$4,292,925

Liabilities and Members’ Equity

Mortgage loan payable	$1,950,000		$1,950,000
Other liabilities	10,936		28,680
Members’ equity	2,314,727		2,314,245

Total Liabilities and Members’ Equity	$4,275,663		$4,292,925

Company’s share of members’ equity	$1,712,905		$1,712,548

Condensed Statements of Operations
	Three months ended March 31,
	2006	2005
Revenues and interest income	$84,871	$	N/A
Expenses	(56,570)		N/A

Net income	$28,301	$	N/A

Company’s share of net income	$20,943	$	N/A

The mortgage loan pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date.

If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the borrower is required to post a $550,000 letter of credit by the 25th month anniversary of the loan date, or the lender will sweep and retain all cash flow from the Property. If the borrower does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the borrower with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until the earlier of (a) three years or (b) two years after the loan is sold into a securitization pool and the note cannot be retired or paid off except through a defeasance. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO, LLC has guaranteed the non-recourse

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements—(Continued)

March 31, 2006 and 2005

(Unaudited)

standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify Mr. Gilbert against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property. In addition PRIP has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer its interest in the Property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

The following table summarizes on an unaudited pro forma basis, the results of operations for the period ended March 31, 2005 and has been prepared to give effect as if the acquisition of the Property occurred on January 1, 2005. The unaudited pro forma results of operations was prepared for informational purposes only and is not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of January 1, 2005.

March 31, 2005
Pro forma revenues	$0
Pro forma net income	2,021
Pro forma earnings per common share	4.04

Diluted income per common share has not been presented as there were no dilutive potential common shares for the period ended March 31, 2005.

4. Shareholders’ Equity

Dividends

The board of directors has declared dividends for the periods listed below to stockholders of record as the close of business each day during the applicable period and paid on the dates listed below.

Period	Annualized Rate Declared (1)	Date Paid/To be Paid
February 1, 2006 to February 28, 2006	6.0%	March 15, 2006
March 1, 2006 to March 31, 2006	6.0%	April 17, 2006
April 1, 2006 to April 30, 2006	6.0%	May 15, 2006

(1)	Dividends were declared in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period.

5. Related Party Transactions

Paladin REIT is a party to an advisory agreement dated February 28, 2005, as amended and restated February 28, 2006, with Paladin Advisors which entitles Paladin Advisors to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate and real estate related

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements—(Continued)

March 31, 2006 and 2005

(Unaudited)

investments, among other services, as well as reimbursement for organization and offering costs incurred by Paladin Advisors on behalf of Paladin REIT (as discussed in Note 2) and certain costs incurred by Paladin Advisors and its affiliates in providing services to Paladin REIT.

Amounts due to Affiliate

	March 31, 2006	December 31, 2005
General and administrative expenses due (from) to affiliate(1)	$(19,031)	$35,887
Organization and offering costs due to affiliate(2)	3,328	51,134
Acquisition fees due to affiliate	93,992	93,992

Total due to affiliate	$78,289	$181,013
Deferred general and administrative expenses due to affiliate	$700,767	$662,640
Deferred organization and offering costs due to affiliate	$3,223,729	$3,038,095

(1)	During the period ended March 31, 2006 Paladin REIT paid $64,060 of general and administrative expenses. Due to the application of the 2%/25% Rule (as discussed in Note 2), Paladin REIT recognized $9,142 of general and administrative expenses in its condensed consolidated statement of operations with the remaining $54,918 recorded as due from affiliates. As of March 31, 2006, Paladin REIT had accrued $35,887 in general and administrative expenses due to affiliate. The net balance of $19,031 in general and administrative expenses due from affiliate will be offset in the future as Paladin Advisors incurs additional general and administrative expenses on behalf of Paladin REIT.
(2)	During the three month period ended March 31, 2006, Paladin REIT paid $90,535 of offering costs. Due to the application of the 3% limitation (as discussed in Note 2), Paladin REIT recognized $42,729 as a charge to stockholders’ equity with the remaining $47,806 recorded as due from affiliates. As of March 31, 2006, Paladin REIT had accrued $51,134 in organization and offering costs due to affiliate. Paladin Advisors has elected to defer (without interest) the net balance of $3,328 in organization and offering costs due to affiliates.

6. Subsequent Events

Sale of Common Shares

As of April 17, 2006, the Company has raised $3,331,958 in offering proceeds through the sale of 336,004 common shares in the offering.

Declaration of Dividends

On April 24, 2006 the board of directors declared dividends for the month of May 2006 in the amount of a 6% annualized return on an investment of $10.00 per share to be paid on June 15, 2006. These dividends are payable to stockholders of record at the close of business on each day during the period, commencing May 1, 2006 and continuing each day thereafter through and including May 31, 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Paladin Realty Income Properties, Inc.:

We have audited the accompanying consolidated balance sheets of Paladin Realty Income Properties, Inc. and subsidiary (the Company) as of December 31, 2005 and 2004, and the related consolidated statement of operations for the year ended December 31, 2005, and the consolidated statements of shareholders’ equity, and cash flows for the years ended December 31, 2005 and 2004, and the period from October 31, 2003 (date of inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Paladin Realty Income Properties, Inc. and subsidiary as of December 31, 2005 and 2004, and the results of their operations for the year ended December 31, 2005 and their cash flows for the years ended December 31, 2005 and 2004, and for the period from October 31, 2003 (date of inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

New York, New York

March 21, 2006

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

	2005	2004
Assets
Investment in PRIP 801, LLC	$1,838,534	$—
Cash and cash equivalents	71,131	205,000
Restricted cash	50,000	—
Other assets	16,532	—

TOTAL ASSETS	$1,976,197	$205,000

Liabilities and Shareholders’ Equity
Due to affiliates	$181,013	$—
Unaccepted subscriptions for common shares	50,000	—
Accounts payable and accrued expenses	40,794	—
Dividends payable	17,639	—
Due to shareholders	4,485	—

Total liabilities	293,931	—

Minority interest	192,800	200,000

Shareholders’ equity
Preferred shares, $0.01 par value, 100,000,000 shares authorized as of December 31, 2005 and 2004; none issued or outstanding as of December 31, 2005 and 2004	—	—
Common shares, $0.01 par value, 750,000,000 shares authorized as of December 31, 2005 and 2004; 173,527 shares and 500 shares issued and outstanding as of December 31, 2005 and 2004, respectively	1,735	5
Additional paid-in-capital	1,566,911	4,995
Distributions in excess of earnings	(79,180)	—

Total shareholders’ equity	1,489,466	5,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,976,197	$205,000

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

2005
Revenues
Interest income	$16,243

Expenses
General and administrative expenses	36,771
Organization costs	51,134
Interest expense	12,066

Total Expenses	99,971

Loss before equity in earnings and minority interest	(83,728)

Equity in earnings of PRIP 801, LLC	14,987
Minority interest	(7,200)

Net Loss	$(61,541)

Loss per common share	$(5.01)

Weighted average number of common shares outstanding	12,291

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004, AND THE PERIOD OCTOBER 31, 2003

(DATE OF INCEPTION) TO DECEMBER 31, 2003

	Common Shares		Additional Paid-in Capital	Distributions in Excess of Earnings	Total Shareholders’ Equity
	Common shares	Amount
Issuance of common shares	500	$5	$4,995	$—	$5,000

BALANCE, December 31, 2003	500	5	4,995	—	5,000

BALANCE, December 31, 2004	500	5	4,995	—	5,000

Issuance of common shares	173,027	1,730	1,702,739	—	1,704,469
Selling commissions and dealer manager fees	—	—	(140,823)	—	(140,823)
Dividends declared	—	—	—	(17,639)	(17,639)
Net loss	—	—	—	(61,541)	(61,541)

BALANCE, December 31, 2005	173,527	$1,735	$1,566,911	$(79,180)	$1,489,466

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004, AND THE PERIOD OCTOBER 31, 2003

(DATE OF INCEPTION) TO DECEMBER 31, 2003

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(61,541)	$—	$—
Adjustments to reconcile net loss to net cash used in operating activities
Equity in earnings from joint venture	(14,987)	—	—
Minority interest	(7,200)	—	—
Increase in other assets	(16,532)	—	—
Increase in due to affiliates	87,021	—	—
Increase in due to shareholders	4,485	—	—

Net cash used in operating activities	(8,754)	—	—

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in real estate joint venture	(1,700,587)	—	—
Distribution from real estate joint venture	11,826	—	—

Net cash used in investing activities	(1,688,761)	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from loan payable	1,700,000	—	—
Payment of loan payable	(1,700,000)	—	—
Proceeds from issuance of common shares	1,704,469	—	5,000
Increase in escrowed investor proceeds	(50,000)	—	—
Unaccepted subscriptions for common stock in restricted cash	50,000	—	—
Selling commissions and dealer manager fees	(140,823)	—	—
Capital contibutions from minority interest	—	195,000	5,000

Net cash provided by financing activities	1,563,646	195,000	10,000

Net increase / (decrease) in cash and cash equivalents	(133,869)	195,000	10,000
Cash and cash equivalents—beginning of period	205,000	10,000	—

Cash and cash equivalents—end of period	$71,131	$205,000	$10,000

Supplemental disclosure of noncash investing and financing activities
Acquisition fees due to affiliate	$93,992	$—	$—
Acquisition costs accrued but unpaid	$40,794	$—	$—
Dividends payable	$17,639	$—	$—

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$12,066	$—	$—

See notes to consolidated financial statements

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2005, 2004 and 2003

1. Organization

Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin REIT” or the “Company”), was formed on October 31, 2003 and intends to provide investors the potential for income through investment in a diversified portfolio of real estate properties, focusing primarily on investments that produce current income. Paladin REIT intends to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. Paladin REIT may also make real estate related investments, which include first mortgages or second mortgages, mezzanine loans or preferred equity investments relating to the same types of properties that Paladin REIT may acquire directly. Paladin REIT intends to qualify as a REIT and to elect to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2006, but Paladin REIT has not yet qualified as a REIT. Subject to certain restrictions and limitations, the business of Paladin REIT is managed by Paladin Realty Advisors, LLC (“Paladin Advisors”), an affiliate of Paladin REIT, pursuant to an advisory agreement dated February 28, 2005. Paladin Advisors supervises and manages the day-to-day operations of Paladin REIT and selects the real estate and real estate related investments it acquires, subject to oversight by the board of directors. Paladin Advisors also provides marketing, sales and client services on behalf of Paladin REIT.

On November 26, 2003, Paladin Realty Partners, LLC (“Paladin Realty”), the sponsor of Paladin REIT, purchased 500 shares of common stock for an aggregate of $5,000 and was admitted as the initial stockholder of Paladin REIT. On February 23, 2005, Paladin REIT’s board of directors amended Paladin REIT’s articles of incorporation to provide for a total of 750,000,000 authorized shares of common stock with a par value of $.01 and 100,000,000 authorized shares of preferred stock with a par value of $.01. On February 23, 2005, Paladin REIT also commenced an offering of its common stock in which it is offering a minimum of $1,000,000 in shares of common stock and a maximum of $385,000,000 in shares of common stock for sale to the public, including $35,000,000 in shares offered pursuant to a dividend reinvestment plan (the “Offering”). Paladin REIT has retained Prospect Financial Advisors, LLC (“Prospect”) to serve as the dealer manager for the Offering pursuant to a Dealer Manager Agreement dated February 28, 2005. Prospect is responsible for marketing Paladin REIT’s shares being offered pursuant to the Offering. The Company’s Registration Statement on Form S-11 (File No. 333-113863) (the “Registration Statement”) relating to the Offering was declared effective under the Securities Act of 1933 on February 23, 2005. Paladin REIT had no operations prior to this date. As of December 31, 2005, Paladin REIT had received proceeds of $1,709,469 for 173,527 shares, including the shares purchased by Paladin Realty.

On October 31, 2003, Paladin REIT formed Paladin Realty Income Properties, L.P. (“Paladin OP”). On November 26, 2003, Paladin REIT and Paladin Advisors each made initial capital contributions to Paladin OP of $5,000. Paladin REIT used the proceeds from its sale of stock to Paladin Realty to make such capital contribution to Paladin OP. As a result, Paladin REIT owned a 50% general partnership interest in Paladin OP and Paladin Advisors owned a 50% limited partnership interest.

On June 23, 2004, Paladin Advisors made an additional capital contribution to Paladin OP of $195,000, such that its aggregate capital contribution is $200,000, which is part of minority interest on the accompanying consolidated financial statements. During 2005, Paladin REIT contributed the proceeds from the sale of its common stock in the Offering to Paladin OP as additional capital contributions. As of December 31, 2005 and 2004, Paladin Advisor holds a 10.5% and 97.6% limited partnership interest, respectively, and Paladin REIT holds a 89.5% and 2.4% general partnership interest, respectively, in Paladin OP. Management expects Paladin REIT’s ownership percentage in Paladin OP to continue to increase as Paladin REIT invests net proceeds from the Offering in Paladin OP.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005, 2004 and 2003

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Paladin REIT and its wholly-owned and controlled entities. All intercompany balances and transactions have been eliminated upon consolidation.

Investments in Real Estate Joint Venture

Paladin REIT’s investment in real estate joint venture consists of a joint venture interest in PRIP 801, LLC, which owns a property in Little Rock, Arkansas as described in Note 3. Investment in real estate joint venture is accounted for on the equity basis of accounting and Paladin REIT records its proportionate share of net income or loss on the equity basis. Contributions to and distributions received from the real estate joint venture are reported as increases or decreases in the carrying value of the investment in PRIP 801 LLC.

Paladin REIT will evaluate its investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which is referred to as FIN 46R. If Paladin REIT determines that the joint venture is a “variable interest entity” (“VIE”) and that Paladin REIT is the “primary beneficiary” as defined in FIN 46R, it would account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which Paladin REIT is not the primary beneficiary, Paladin REIT will consider other relevant accounting literature including Accounting Principles Board Opinion 18—The Equity Method of Accounting for Investments in Common Stock, Statement of Position 78-9—Accounting for Investments in Real Estate Ventures, and Emerging Issues Task Force Issue 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, Paladin REIT will determine whether it should consolidate the entity or account for it on the equity method or cost method. Factors that will be considered in determining whether or not Paladin REIT exercises control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that Paladin REIT is deemed to control these entities, these entities would be consolidated. The Company has determined that Paladin OP and the investment in PRIP 801, LLC are not VIEs. Paladin REIT consolidates Paladin OP, as it is the majority owner and exercises control over all significant decisions. Paladin REIT accounts for its investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis Paladin REIT will evaluate whether there are any indicators that the value of its investments in partially-owned entities are impaired. An investment is impaired if Paladin REIT’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of Paladin REIT’s investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If Paladin REIT determines that a decline in the value of a partially-owned entity is other than temporary, then Paladin REIT would record an impairment charge.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005, 2004 and 2003

Cash Equivalents

Cash equivalents represent highly liquid investments purchased with an original maturity of three months or less.

Investments in Real Estate

Paladin REIT will allocate the purchase price of an acquired property to tangible assets (which includes land, buildings and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. Paladin REIT will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. Paladin REIT will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. Paladin REIT will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

Paladin REIT will measure the aggregate value of other intangible assets acquired based on the difference between (1) the property valued with existing in-place leases adjusted to market rental rates and (2) the property valued as if vacant. Paladin REIT’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors Paladin REIT may consider in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases. Paladin REIT will also consider information obtained about each property as a result of pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, Paladin REIT will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Paladin REIT will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on Paladin REIT’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics Paladin REIT will consider in allocating these values include the nature and extent of its existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

Paladin REIT will amortize the value of in-place leases to expense over the initial term of the respective leases, which we would not expect to exceed 20 years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

Income Taxes

For the year ending December 31, 2006, Paladin REIT intends to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005, 2004 and 2003

be taxed as such beginning with its taxable year ending December 31, 2006. To qualify as a REIT, Paladin REIT must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, Paladin REIT generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If Paladin REIT fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants Paladin REIT relief under certain statutory provisions. Such an event could materially adversely affect Paladin REIT’s net income and net cash available for distribution to stockholders. However, Paladin REIT believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in such a manner so that Paladin REIT will remain qualified as a REIT for federal income tax purposes.

Prior to making the election to be taxed as a REIT, Paladin REIT may incur income tax. For the year ended December 31, 2005, Paladin REIT incurred a net loss for income tax purposes and at December 31, 2005 had a net operating loss (“NOL”) carry forward of approximately $60,000 expiring in 2025. Due to its limited operating history, the Company has recorded a full valuation allowance against the deferred tax asset relating to the NOL. There are no other significant temporary differences for which a deferred tax asset or liability is recorded.

Organization and Offering Costs

Organization and offering costs of Paladin REIT are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of Paladin REIT. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or Prospect for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of Prospect and broker-dealers participating in the Offering. Paladin REIT anticipates that, pursuant to the advisory agreement, Paladin REIT will be obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates will be responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to Paladin REIT any amount Paladin REIT reimburses them in excess of 3.0% of the gross proceeds from the Offering.

Paladin Realty had incurred on behalf of Paladin REIT organization and offering costs of approximately $3,038,095 and $1,527,000 as of December 31, 2005 and 2004, respectively. Following receipt of the minimum offering on December 2, 2005, such costs only become a liability of Paladin REIT to the extent they do not exceed 3.0% of the gross proceeds of the Offering. As a result, as of December 31, 2005, Paladin REIT recognized $51,134 in organization expenses in its consolidated statement of operations, which represents 3% of the gross offering proceeds raised in the Offering as of December 31, 2005. Subject to the 3% limitation, the remaining $2,986,961 in organization and offering costs will be reimbursed in future periods as Paladin REIT receives additional proceeds of the Offering. When recorded by Paladin REIT, organization costs are expensed as incurred, and offering costs will be charged to stockholders’ equity when such amounts are reimbursed to Paladin Advisors or its affiliates from the gross proceeds of the Offering.

Per Share Data

Loss per common share is calculated by dividing the net loss for each period by the weighted average number of common shares outstanding during such period. Diluted loss per common share has not been

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005, 2004 and 2003

presented as there were no dilutive potential shares for any period presented. As a result, the basic and diluted loss per share are the same.

Unaccepted Subscriptions for Common Shares

Unaccepted subscriptions for common shares includes proceeds related to subscriptions which were held in escrow but had not been accepted by the Company as of December 31, 2005.

Fair Value of Financial Instruments

The fair values of the Company’s cash and cash equivalents, accounts payable and accrued expenses and dividends payable approximate the carrying values due to the short-term nature of these financial instruments.

Reportable Segments

FASB Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures About Segments of Enterprise and Related Information, establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Management has determined that the Company has one reportable segment, which is owning interests in real estate investments.

3. Investment in PRIP 801, LLC

On November 2, 2005, Paladin REIT purchased a 63.86% tenant-in-common interest in 801 Fiber Optic Drive in Little Rock, Arkansas (the “Property”) through Paladin OP as described below. The total appraised value of the Property was approximately $4,100,000. The purchase price for the 63.86% interest was $2,618,260, plus approximately $133,000 in closing costs and prepaid escrow amounts.

The interest in the Property was purchased from an unaffiliated third party, Makor, through PRIP 801, LLC (“PRIP”), a Delaware limited liability company. PRIP is a joint venture formed for this acquisition between Paladin REIT and 801 FO, LLC, the remaining 36.14% tenant-in-common interest holder in the Property. The Property is managed by the controlling member of 801 FO, LLC for which it receives a customary property management fee. In connection with the acquisition, Paladin REIT refinanced the existing debt on the Property of approximately $2,400,000, paying down approximately $450,000 and financing the remainder through a loan from CWCapital LLC in the amount of $1,950,000 (the “mortgage loan”). Paladin OP’s ownership interest in PRIP was increased to approximately 74% by the capital advanced in connection with the refinancing.

The acquisition of the Property was partially funded through the assignment of proceeds from a note by and between Paladin Realty and Wachovia Bank, N.A. dated October 17, 2005 (the “Paladin Realty note”) to Paladin REIT in the amount of $1,700,000, the proceeds of which were contributed to Paladin OP and used to make investment in PRIP by Paladin OP. The Paladin Realty note was personally guaranteed by James R. Worms, the Paladin REIT’s President, John A. Gerson, Paladin REIT’s Chief Financial Officer and Michael B. Lenard, Paladin REIT’s Executive Vice President, Secretary and Counselor. Principal and interest on the Paladin Realty note were due on February 28, 2006. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and Paladin REIT (the “Company note”) on substantially similar terms as the Paladin Realty note. On December 28, 2005, Paladin REIT repaid the remaining balance on the Company note with proceeds from the Offering.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005, 2004 and 2003

Condensed financial information of PRIP 801, LLC is summarized as follows:

Condensed Balance Sheet

December 31, 2005

Assets
Investment in real estate, net	$4,096,524
Other assets	196,401

Total Assets	$4,292,925

Liabilities and Members’ Equity
Mortgage loan payable	$1,950,000
Other liabilities	28,680
Members’ equity	2,314,245

Total Liabilities and Members’ Equity	$4,292,925

Company’s share of members’ equity	$1,712,548

Condensed Statement of Operations

For the Period November 2, 2005 (inception) to December 31, 2005

Revenues and interest income	$56,390
Expenses	(35,532)

Net income	$20,858

Company’s share of net income	$15,435

The mortgage loan pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the borrower is required to post a $550,000 letter of credit by the 25th month anniversary of the loan date, or the lender will sweep and retain all cash flow from the Property. If the borrower does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the borrower with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until the earlier of (a) three years or (b) two years after the loan is sold into a securitization pool and the note cannot be retired or paid off except through a defeasance. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO, LLC has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify Mr. Gilbert against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property. In addition PRIP has entered into an environmental and hazardous substance indemnification agreement.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005, 2004 and 2003

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer its interest in the Property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

The following table summarizes on an unaudited pro forma basis, the results of operations for the years ended December 31, 2005 and 2004 and has been prepared to give effect as if the acquisition of the Property occurred on January 1, 2004. The unaudited pro forma results of operations was prepared for informational purposes only and is not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of January 1, 2004.

	2005	2004
Pro forma revenues	$16,243	$0
Pro forma net income (loss)	(54,803)	29,481
Pro forma earnings (loss) per common share	(4.46)	58.96	(a)

(a)	The computation of earnings per share does not take into consideration the impact of additional shares issued in 2005, but rather is based on the 500 shares outstanding in 2004.

4. Shareholders’ Equity

Preferred Shares

Paladin REIT’s board of directors, through Paladin REIT’s articles of incorporation, has the authority to authorize the issuance of 100,000,000 preferred shares in one or more classes or series. The rights and terms of such preferred shares will be determined by the board of directors. However, the voting rights of the preferred shares sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid for each such preferred share bears to the book value of each outstanding common share. As of December 31, 2005 and 2004, Paladin REIT had no outstanding preferred shares.

Common Shares

The holder of common shares are entitled to one vote per share upon each matter upon which stockholders of all common shares are entitled to vote, including the election of Paladin REIT’s directors. The articles of incorporation of Paladin REIT prohibit cumulative voting in the election of directors. Therefore, the holders of the majority of the common shares outstanding present in person or by proxy at an annual meeting of stockholders at which a quorum is present can elect the entire board of directors. Subject to the preferences and rights of any class or series of shares, the holders of common shares are entitled to receive Paladin REIT’s net assets available for distribution to stockholders. All shares issued in Paladin REIT’s public offering will be fully paid and non-assessable. Holders of common shares will no have preemptive rights. As of December 31, 2005 and 2004, Paladin REIT had 173,527 and 500 shares outstanding, respectively.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005, 2004 and 2003

Dividends

The board of directors has declared dividends for the periods listed below to stockholders of record as the close of business each day during the applicable period and paid on the dates listed below.

Period	Annualized Rate Declared (1)	Date Paid
December 2, 2005 to December 30, 2005	6.0%	January 17, 2006
December 31, 2005 to January 31, 2006	6.0%	February 15, 2006

(1)	Dividends were declared in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period.

5. Related Party Transactions

Paladin REIT is a party to an advisory agreement dated February 28, 2006 with Paladin Advisors which entitles Paladin Advisors to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate and real estate related investments, among other services, as well as reimbursement for organization and offering costs incurred by Paladin Advisors on behalf of Paladin REIT (as discussed in Note 2) and certain costs incurred by Paladin Advisors and its affiliates in providing services to Paladin REIT.

The fees Paladin REIT incurs under the advisory agreement are as follows:

Type of Compensation	Form of Compensation
Organization and Offering Costs	Reimbursement of actual expenses, up to 3.0% of gross offering proceeds, or $11,550,000, but which Paladin REIT expects to be approximately 2.0% of gross offering proceeds, or $8,000,000, if the maximum amount is raised pursuant to the Offering.

Acquisition and Advisory Fees	2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds advanced by Paladin REIT with respect to the investment.

Asset Management Fee	Annual fee equal to 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds advanced by Paladin REIT with respect to the investment.

Subordinated Disposition Fee	Lesser of one-half of a competitive real estate commission or 3.0% of the sales price of each property or real estate related investment sold, to be paid only if Paladin Advisors provides a substantial amount of services and only after Paladin REIT has made distributions to its stockholders equal to the aggregate capital contributions by its stockholders (less amounts paid to redeem shares pursuant to the share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005, 2004 and 2003

Under the advisory agreement, Paladin REIT will reimburse Paladin Advisors for acquisition expenses and other expenses as follows:

Reimbursement of Acquisition Expenses	Reimbursement of actual expenses, up to 0.5% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds advanced by Paladin REIT with respect to the investment.

Expense Reimbursement

Reimbursement of actual expenses incurred for administrative and other services provided to Paladin REIT by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. Pursuant to the Advisory Agreement, Paladin REIT will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of the average invested assets of Paladin REIT or (2) 25% of the net income of Paladin REIT (the “2%/25% Rule”), and Paladin Advisors must reimburse Paladin REIT quarterly for any amounts by which the operating expenses of Paladin REIT exceeds the 2%/25% Rule in the previous four consecutive fiscal quarters. The average invested assets of Paladin REIT for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. The net income of Paladin REIT for any period is equal to Paladin REIT’s total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by Paladin REIT under GAAP (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to Paladin REIT within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any fiscal quarters for which total operating expenses for the 12 months then-ended exceed the 2%/25% Rule, Paladin REIT will send it its stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005, 2004 and 2003

Amounts due to Affiliate

General and administrative expenses due to affiliate	$35,886
Deferred general and administrative expenses due to affiliate	$662,640
Organization costs due to affiliate	$51,134
Acquisition fees due to affiliate	$93,992
Deferred organization and offering costs due to affiliate	$3,038,095

As of December 31, 2005, Paladin Advisors had incurred $3,038,095 in organization and offering costs on behalf of Paladin REIT, $51,134 of which are accrued on the consolidated statement of operations for the year ended December 31, 2005. In addition, Paladin Advisors and its affiliates had incurred $662,640 in general and administrative expenses on behalf of Paladin REIT, $35,886 of which are accrued on the consolidated statement of operations for the year ended December 31, 2005. During the fiscal year ended December 31, 2005, Paladin REIT’s operating expenses including expenses incurred on behalf of Paladin REIT by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $626,754, which includes deferred general and administrative expenses and asset management fees related to 801 Fiber Optic Drive. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and asset management fees. Paladin Advisors was also entitled to acquisition and advisory fees of $93,992 and asset management fees of $3,417 relating to 801 Fiber Optic Drive. The acquisition and advisory fees were capitalized as part of Paladin REIT’s investment in 801 Fiber Optic Drive. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses.

In addition, Paladin Advisors holds a limited partnership interest in Paladin OP. This limited partnership interest entitles Paladin Advisors to a subordinated participation interest in addition to its right to participate with other limited partners on a proportionate basis in distributions to limited partners.

The subordinated participation interest entitles Paladin Advisors to receive a cash distribution under the three circumstances described below:

Type of Distribution	Amount of Distribution
Subordinated Distribution of Net Sales Proceeds—Payable only if Paladin REIT is not listed on a national securities exchange or the NASDAQ National Market and Paladin Advisors is serving as Paladin REIT’s advisor	10.0% of any net sales proceeds remaining after Paladin REIT has received distributions from Paladin OP (all of which Paladin REIT intends to distribute to its stockholders as dividends) equal to the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to the share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.

Subordinated Distribution Upon Listing—Payable only if Paladin REIT is listed on a national securities exchange or the NASDAQ National Market	10.0% of the amount by which the adjusted market value of Paladin REIT’s common stock plus distributions paid prior to listing exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to the share redemption program) plus an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005, 2004 and 2003

Type of Distribution	Amount of Distribution
Subordinated Distribution Upon Termination—Payable upon termination of Paladin Advisors as Paladin REIT’s advisor (other than for cause) only if Paladin REIT has not paid the Subordinated Distribution Upon Listing	10% of the amount by which the appraised value of real estate and real estate related investments, less any indebtedness secured by such assets, plus total distributions paid to stockholders through the termination date exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to the share redemption program) plus an amount of cash that if distributed to the stockholders as of the date of termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.

The market value of Paladin REIT’s outstanding stock following listing on a national securities exchange or a quoted on the NASDAQ National Market will be calculated based on the average market price of the shares issued and outstanding at listing for the 30 trading days beginning on the 180th day after the shares are first listed on such national securities exchange or are quoted on the NASDAQ National Market.

For purposes of calculating the subordinated disposition fee or distributions pursuant to the subordinated participation interest, average invested capital is, for a specified period, the aggregate issue price of shares purchased by Paladin REIT’s stockholders, reduced by distributions of net sales proceeds to Paladin REIT by Paladin OP (all of which Paladin REIT intends to distribute to its stockholders as dividends) and by any amounts paid to redeem shares pursuant to its share redemption program.

Although Paladin Advisors provides all of the advisory services under the advisory agreement relating to investment selection, asset management and investment disposition, its affiliates, including Paladin Realty, provide some administrative services to the Company for which they will be reimbursed at cost under the advisory agreement in accordance with the provisions described above. For instance, Paladin Advisors or its affiliates provide accounting and finance, internal audit, investor relations, legal and other administrative services to Paladin REIT.

Paladin Advisors will determine the cost of performing these administrative services, and Paladin REIT will reimburse Paladin Advisors and its affiliates for such costs. Personnel costs, including salaries and overhead associated with such personnel, will be allocated to Paladin REIT based on the percentage of an employee’s time spent performing services for Paladin REIT. General and administrative expenses that are shared among multiple employees will be allocated to Paladin REIT based the proportion that the time that all such employees devote to providing services to Paladin REIT bears to the total work time of all such employees. Any third party expenses paid to any individual or entity other than Paladin Advisors or its affiliates will be reimbursed by Paladin REIT at cost. Reimbursement of such expenses is subject to the 2%/25% Rule described above. Because reimbursable expenses exceeded the 2%/25% Rule for the year ended December 31, 2005, Paladin Advisors has not yet charged for administrative services performed on behalf of Paladin REIT for the year ended December 31, 2005, but expects to do so in the future.

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

December 31, 2005, 2004 and 2003

6. Quarterly Financial Data (Unaudited)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2005:

	For the Quarter Ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
Revenues	$2,883	$1,485	$1,772	$10,103
Equity in earnings of PRIP 801, LLC	$—	$—	$—	$14,987
Net income / (loss)	$70	$37	$43	$(61,691)
Income / (loss) per common share:	$0.14	$0.07	$0.09	$(5.18)

Diluted income (loss) per common share has not been presented as there were no dilutive potential common shares for the year ended December 31, 2005.

7. Subsequent Events

Sale of Common Shares

As of March 10, 2006, the Company has raised $3,028,139 in offering proceeds through the sale of 308,015 common shares in the offering.

Declaration of Dividends

On January 25, 2006 the board of directors declared dividends for the month of February 2006 in the amount of a 6% annualized return on an investment of $10.00 per share to be paid on March 15, 2006. These dividends are payable to stockholders of record at the close of business on each day during the period, commencing February 1, 2006 and continuing each day thereafter through and including February 28, 2006.

On February 23, 2006 the board of directors declared dividends for the month of March 2006 in the amount of a 6% annualized return on an investment of $10.00 per share to be paid on April 17, 2006. These dividends are payable to stockholders of record at the close of business on each day during the period, commencing March 1, 2006 and continuing each day thereafter through and including March 31, 2006.

On March 24, 2006 the board of directors declared dividends for the month of April 2006 in the amount of a 6% annualized return on an investment of $10.00 per share to be paid on May 15, 2006. These dividends are payable to stockholders of record at the close of business on each day during the period, commencing April 1, 2006 and continuing each day thereafter through and including April 30, 2006.

Stock-based Compensation

Under the terms of the Independent Director Incentive Stock Plan, on March 21, 2006 the Company granted each independent director 3,000 restricted shares. One-third of the independent director restricted stock will vest on each of the first three anniversaries of December 2, 2005, the date Paladin REIT reached its minimum offering.

INDEPENDENT AUDITORS’ REPORT

The Members

PRIP 801, LLC:

We have audited the accompanying balance sheet of PRIP 801, LLC (the Company) as of December 31, 2005, and the related statements of operations, members’ equity, and cash flows for the period from October 31, 2005 (date of formation) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PRIP 801, LLC as of December 31, 2005, and the results of its operations and its cash flows for the period from October 31, 2005 to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

New York, New York

March 24, 2006

PRIP 801, LLC

BALANCE SHEET

DECEMBER 31, 2005

Assets
Real estate, at cost:
Land	$310,000
Building	3,800,000
Accumulated depreciation	(13,476)

4,096,524
Cash and cash equivalents	46,343
Restricted cash	36,990
Acquired in-place lease value, net of accumulated amoritzation of $1,284	58,368
Deferred loan costs, net of accumulated amortization of $1,000	53,134
Prepaid insurance	1,566

Total Assets	$4,292,925

Liabilities and Members’ Equity
Mortgage loan payable	$1,950,000
Prepaid rent	28,180
Management fee payable to affiliate	500

1,978,680
Members’ equity	2,314,245

Total Liabilities and Members’ Equity	$4,292,925

See notes to financial statements

PRIP 801, LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD OCTOBER 31, 2005 (DATE OF FORMATION) TO DECEMBER 31, 2005

Revenues
Rental income	$56,360
Interest income	30

Total Revenues	56,390

Expenses
Depreciation and amortization expense	14,760
Interest expense	19,166
Insurance expense	313
Management fees	1,000
General and administrative expenses	293

Total Expenses	35,532

Net Income	$20,858

See notes to financial statements

PRIP 801, LLC

STATEMENT OF MEMBERS’ EQUITY

FOR THE PERIOD OCTOBER 31, 2005 (DATE OF FORMATION) TO DECEMBER 31, 2005

	Capital Contributions	Distributions	Net Income	Balance at December 31, 2005
Paladin Realty Income Properties, LP	$1,708,939	$(11,826)	$15,435	$1,712,548
801 FO, LLC	600,429	(4,155)	5,423	601,697

Total Members’ Equity	$2,309,368	$(15,981)	$20,858	$2,314,245

See notes to financial statements

PRIP 801, LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD OCTOBER 31, 2005 (DATE OF FORMATION) TO DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,858
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	14,760
Deferred loan costs amortization expense	1,000
Increase in prepaid insurance	(1,566)
Increase in prepaid rent	28,180
Increase in management fee payable to affiliate	500
Restricted cash	(36,990)

Net cash provided by operating activities	26,742

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate and improvements	(3,569,223)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from mortgage loan payable	1,950,000
Deferred loan costs	(54,134)
Contributions from members	1,708,939
Distributions to members	(15,981)

Net cash provided by financing activities	3,588,824

Net increase in cash and cash equivalents	46,343
Cash and cash equivalents—beginning of period	—

Cash and cash equivalents—end of period	$46,343

Supplemental disclosure of non cash financing and investing activities:
Contribution of real estate and improvements by member in exchange for membership interest	$600,429

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$18,166

See notes to financial statements

PRIP 801, LLC

Notes to Financial Statements

December 31, 2005

(1) Organization

PRIP 801, LLC (“the Company”) was formed on October 31, 2005. On November 2, 2005 Paladin Realty Income Properties, L.P. (“Paladin”) purchased Makor Properties, LLC’s 63.86% tenants-in-common interest in 801 Fiber Optic Drive, North Little Rock, Arkansas which is an existing 56,336 square foot distribution facility (“the Property”) built in 2001 and is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation. 801 FO, LLC (“801 FO”) owned the remaining tenants-in-common interest. On November 2, 2005 both Paladin and 801 FO contributed their tenant-in-common interest in the Property to PRIP 801, LLC. In addition to the purchase of Makor’s interest, Paladin contributed additional capital in conjunction with a refinancing of the mortgage loan on the property and to pay for closing costs of the loan. With these additional capital contributions and the contributions of Paladin’s and 801 FO’s interest in the Property, the new ownership is approximately 74% and 36%, respectively.

Under the terms of the Operating Agreement, the Company shall continue in existence until July 12, 2045. Each Member’s liability shall be limited as set forth in the Company’s Operating Agreement and in accordance with the Delaware Limited Liability Company Act, as defined.

(2) Summary of Significant Accounting Policies

a) Basis of Presentation

The financial statements have been prepared on the historical cost basis of accounting in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

b) Real Estate

Real estate is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which is 47 years for buildings and improvements. Expenditures for repairs and maintenance are expensed as incurred.

The Company reviews long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Fund’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value. There were no charges for impairments in 2005.

c) In-place Lease

The Company valued the real estate and related in-place lease separately. The value of the in-place lease asset is estimated based on the value of the building as if vacant and land as compared to the purchase price of the Property. The in-place lease asset is amortized over the live of the lease which is 5 years.

d) Deferred Loan Costs

Loan costs are capitalized and amortized on a straight-line basis over the life of the related loan. The amortization is recorded as a component of interest expense.

e) Cash and Cash Equivalents

Cash equivalents represent highly liquid investments purchased with an original maturity of three months or less.

PRIP 801, LLC

Notes to Financial Statements—(Continued)

December 31, 2005

f) Revenue Recognition

The Company’s operations consist of a property which is 100% net-leased to a single tenant who makes monthly rent payments and reimburses the owners for all property expenses (except expenses associated with the roof and structure) and real estate taxes. Rental revenue is recognized on a straight-line basis over the term of the lease.

g) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified. There were no bad debts recorded in 2005.

h) Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations for the period. Actual results could differ from those estimates.

i) Income Taxes

Since a limited liability company as an entity is not subject to federal and state income taxes as Members are individually liable for their respective share of the Company’s taxable income, no provision has been reflected here in.

(3) Lease

The aggregate annual future rental income on the non-cancelable operating lease in effect as of December 31, 2005 is as follows:

Year Ending December 31:
2006	$338,160
2007	338,160
2008	338,160
2009	338,160
2010	338,160
Thereafter	197,260

$1,888,060

Total future rental income represents the rent the tenant is required to pay under the terms of the lease exclusive of charges for insurance, real estate taxes and property expenses, which is reimbursed by the tenant.

The tenant also has the option to extend the lease for two additional five year periods. The first option is from August 1, 2011 through July 31, 2016 at $405,792 per annum. The second option is from August 1, 2016 through July 31, 2021 at $446,376 per annum.

PRIP 801, LLC

Notes to Financial Statements—(Continued)

December 31, 2005

(4) Mortgage Note Payable

On November 2, 2005 the Company entered into a mortgage loan with CW Capital in the amount of $1,950,000 and used the proceeds, plus approximately $450,000 of capital contributed from one of the Members, to repay the existing $2,400,000 loan with another lender. The mortgage loan pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the Company is required to post a $550,000 letter of credit by the 25th month anniversary of the loan date, or the lender will sweep and retain all cash flow from the Property. If the Company does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the Company with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until the earlier of (a) three years or (b) two years after the loan is sold into a securitization pool and the note cannot be retired or paid off except through a defeasance. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing Member of 801 FO, has guaranteed the non-recourse standard loan representations and warranties, and in exchange for his guarantee, Paladin has agreed to fully indemnify him against any defaults caused by the Company through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property. In addition Paladin has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the Company to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer its interest in the Property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

(5) Related Party Transactions

801 FO is entitled to an annual management fee equal to $6,000 which is paid quarterly. For 2005 $1,000 has been incurred, $500 has been paid and $500 is recorded as management fee payable to affiliate.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Champion Farms Apartments, a property located at 3700 Springhurst Boulevard, Louisville, Kentucky (the Property) for the year ended December 31, 2005 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/    IMOWITZ KOENIG & CO., LLP

New York, New York

June 6, 2006

CHAMPION FARMS APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2005

REVENUES
Rental income	$2,107,112
Other revenue	112,471

Total revenues	2,219,583

CERTAIN OPERATING EXPENSES
Operating expenses	590,949
Real estate taxes	110,897
Insurance	47,128
Management fees	112,047

Total of certain operating expenses	861,021

Excess of revenues over certain operating expenses	$1,358,562

See accompanying notes to statement of revenues and certain operating expenses.

CHAMPION FARMS APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

(1) Organization

Champion Farms Apartments is an existing 264 unit multifamily community property (the Property) which was built in 2000 and is located at 3700 Springhurst Boulevard in Louisville, Kentucky. The Property is owned by Springhurst Housing Partners, LLC (Springhurst) an Indiana Limited Liability Company. On May 10, 2006, PRIP 3700, LLC (PRIP 3700) a Delaware Limited Liability Company, and a subsidiary of Paladin Realty Income Properties, Inc. (Paladin), a Maryland Corporation, entered into a Membership Interest Purchase and Sale Agreement with Bradley B. Chambers, a resident of the State of Indiana, and Buckingham Investment Corporation (Buckingham), an Indiana Corporation and Springhurst. On June 5, 2006, PRIP 3700 purchased a 70% membership interest in Springhurst. In connection with the closing, the joint-venture operating agreement for Springhurst was amended on June 1, 2006 to admit PRIP 3700, LLC as a member with a 70% membership interest and Buckingham Springhurst, LLC, an affiliate of the Sellers, as the other member with a 30% membership interest. Pursuant to the terms of the operating agreement, the parties will treat the acquisition of the Property Interest by PRIP 3700, LLC and related transactions as effective on June 1, 2006.

(2) Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3) Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

a) Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c) Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5) Related Party Transactions

Buckingham Management, LLC, an affiliate of Buckingham, is the property manager of the Property and is entitled to a monthly management fee payable in arrears equal to 5% of the monthly gross revenues of the

CHAMPION FARMS APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Year Ended December 31, 2005

Property, which may be reduced in certain circumstances. Management fees earned were $112,047 for the year ended December 31, 2005. Buckingham Management, LLC also provides all employee services for leasing, maintenance and office management for which they are reimbursed, accounting services for which they are reimbursed and various other expense items for which they are reimbursed. Buckingham Management, LLC was reimbursed for payroll expenses of $226,510, accounting services of $11,088 and other expense reimbursements of $12,651 for the year ended December 31, 2005.

(6) Subsequent Event

In connection with the amended and restated operating agreement of Springhurst entered into on June 1, 2006 between PRIP 3700 and Buckingham Springhurst, LLC, the management fee was changed from 5% to 4%.

On June 5, 2006, Springhurst entered into an interest-only, fixed-rate mortgage loan in an amount of $16,350,000 on the Property. The mortgage loan pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time all remaining principal and interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The estimated balance to be due at the maturity date is $16,350,000. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property.

The loan agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of Champion Farms Apartments, a property located at 3700 Springhurst Boulevard, Louisville, Kentucky (the Property) for the three months ended March 31, 2006 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/    IMOWITZ KOENIG & CO., LLP

New York, New York

June 6, 2006

CHAMPION FARMS APARTMENTS,

3700 SPRINGHURST BOULEVARD, LOUISVILLE, KENTUCKY

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2006

REVENUES
Rental income	$533,196
Other revenue	42,198

Total revenues	575,394

CERTAIN OPERATING EXPENSES
Operating expenses	143,651
Real estate taxes	33,138
Insurance	11,034
Management fees	23,374

Total of certain operating expenses	211,197

Excess of revenues over certain operating expenses	$364,197

See report of independent registered public accounting firm and notes to statement of revenues and certain operating expenses.

Champion Farms Apartments, 3700 Springhurst Boulevard, Louisville, Kentucky

Notes to the Statement of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2006

(1) Organization

Champion Farms Apartments is an existing 264 unit multifamily community property (the Property) which was built in 2000 and is located at 3700 Springhurst Boulevard in Louisville, Kentucky. The Property is owned by Springhurst Housing Partners, LLC (Springhurst) an Indiana Limited Liability Company. On May 10, 2006, PRIP 3700, LLC (PRIP 3700) a Delaware Limited Liability Company, and a subsidiary of Paladin Realty Income Properties, Inc. (Paladin), a Maryland Corporation, entered into a Membership Interest Purchase and Sale Agreement with Bradley B. Chambers, a resident of the State of Indiana, and Buckingham Investment Corporation (Buckingham), an Indiana Corporation and Springhurst. On June 5, 2006, PRIP 3700 purchased a 70% membership interest in Springhurst. In connection with the closing, the joint-venture operating agreement for Springhurst was amended on June 1, 2006 to admit PRIP 3700, LLC as a member with a 70% membership interest and Buckingham Springhurst, LLC, an affiliate of the Sellers, as the other member with a 30% membership interest. Pursuant to the terms of the operating agreement, the parties will treat the acquisition of the Property Interest by PRIP 3700, LLC and related transactions as effective on June 1, 2006.

(2) Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3) Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

a) Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c) Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5) Related Party Transactions

Buckingham Management, LLC, an affiliate of Buckingham, is the property manager of the Property and received a monthly management fee payable in arrears equal to 4% of collected monthly gross revenues of the

Champion Farms Apartments, 3700 Springhurst Boulevard, Louisville, Kentucky

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Three Months Ended March 31, 2006

Property. Management fees earned were $23,374 for the three months ended March 31, 2006. Buckingham Management, LLC also provides all employee services for leasing, maintenance and office management for which they are reimbursed, accounting services for which they are reimbursed and various other expense items for which they are reimbursed. Buckingham Management, LLC was reimbursed for payroll expenses of $54,168, accounting services of $2,772 and other expense reimbursements of $2,251 for the three months ended March 31, 2006.

(6) Subsequent Event

On June 5, 2006, Springhurst entered into an interest-only, fixed-rate mortgage loan in an amount of $16,350,000 on the Property. The mortgage loan pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time all remaining principal and interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The estimated balance to be due at the maturity date is $16,350,000. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property.

The loan agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the consolidated financial statements and notes of Paladin Realty Income Properties, Inc. (“Paladin REIT”) included elsewhere in this Prospectus Supplement No. 4.

The following unaudited pro forma balance sheet as of March 31, 2006 has been prepared to give effect to the acquisition of a 70% membership interest in Springhurst Housing Partners, LLC (“Springhurst”), a single purpose limited liability company that owns Champion Farms Apartments at 3700 Springhurst Boulevard in Louisville, Kentucky (“Champion Farms Apartments”) (the “Acquisition”) as if the Acquisition occurred on March 31, 2006. Paladin Realty Income Properties, L.P. (“Paladin OP”) is a Delaware limited partnership that was organized to own and operate properties on behalf of Paladin REIT, and is a consolidated subsidiary of Paladin REIT. The 70% membership interest in Springhurst was purchased from unaffiliated third parties by PRIP 3700, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP.

The following unaudited pro forma statement of operations for the year ended December 31, 2005 has been prepared to give effect to the Acquisition as if such Acquisition occurred on January 1, 2005. This unaudited pro forma statement of operations for the year ended December 31, 2005 has also been prepared to give effect to the acquisition of 801 Fiber Optic Drive as if such acquisition occurred on January 1, 2005. The actual acquisition of 801 Fiber Optic Drive occurred on November 2, 2005.

The following unaudited pro forma statement of operations for the three months ended March 31, 2006 has been prepared to give effect to the Acquisition as if such Acquisition occurred on January 1, 2005.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the Acquisition been consummated as of the dates indicated. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets acquired in connection with the Acquisition. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2006

(UNAUDITED)

	Paladin Realty Income Properties, Inc. and Subsidiary Historical (a)	Pro Forma Adjustments		Pro Forma Total
Assets
Real estate, at cost
Buildings and improvements	$—	$17,856,281	(b)	$17,856,281
Land	—	2,335,545	(b)	2,335,545
In-place leases	—	444,349	(b)	444,349
Furniture, fixtures and equipment	—	462,536	(b)	462,536

Total real estate	—	21,098,711		21,098,711
Investment in real estate joint venture	1,838,219	—		1,838,219
Cash and cash equivalents	1,029,358	(767,255	)(g)	262,103
Restricted cash	125,000	(125,000	)(e)	—
Prepaid expenses and other assets	180,309	244,566	(b)	424,875

Total Assets	$3,172,886	$20,451,022		$23,623,908

Liabilities and Stockholders’ Equity
Mortgage payable	$—	$16,350,000	(c)	$16,350,000
Note payable	—	3,100,000	(d)	3,100,000
Due to affiliates	78,289	263,464	(f)	341,753
Unaccepted subscriptions for common stock	125,000	(125,000	)(e)	—
Other liabilities	39,500	—		39,500
Accounts payable and accrued expenses	32,257	95,299	(b)	127,556

Total liabilities	275,046	19,683,763		19,958,809

Minority interest	190,668	—		190,668

Stockholders’ equity
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—		—
Common shares, $0.01 par value, 750,000,000 shares authorized; 328,137 shares issued and outstanding as of March 31, 2006	3,281	848	(e)	4,129
Additional paid-in-capital	2,815,434	766,411	(e)	3,581,845
Distributions in excess of earnings	(111,543)	—		(111,543)

Total stockholders’ equity	2,707,172	767,259		3,474,431

Total Liabilities and Stockholders’ Equity	$3,172,886	$20,451,022		$23,623,908

(a)	Historical financial information is derived from the unaudited consolidated financial statements of Paladin REIT as of March 31, 2006 which are included elsewhere in this Prospectus Supplement No. 4 and which are also included in Paladin REIT’s previously filed quarterly report on Form 10-Q for the three months ended March 31, 2006.
(b)	To record the pro forma effect of the acquisition of Champion Farms Apartments, assuming that the acquisition had occurred on March 31, 2006.
(c)	Reflects mortgage loan associated with the acquisition of Champion Farms Apartments.
(d)	Reflects loan received from Paladin Realty Partners, LLC to consummate the acquisition of Champion Farms Apartments.
(e)	Proceeds from sales of common shares after March 31, 2006, which were contributed to Paladin OP for the acquisition of Champion Farms Apartments.
(f)	Reflects deferred acquisition fee associated with the acquisition of Champion Farms Apartments.
(g)	Reflects the net change in cash available and contributed to Paladin OP for the acquisition of Champion Farms Apartments.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2006

(UNAUDITED)

		Pro Forma Adjustments
	Paladin Realty Income Properties, Inc. and Subsidiary Historical (a)	Acquisition
		Champion Farms Apartments		Pro Forma Total
Revenues
Rental income	$—	$533,196	(b)	$533,196
Other income	—	42,198	(b)	42,198
Interest income	2,103	—		2,103

Total Revenues	2,103	575,394		577,497

Expenses
Property operating expenses	—	143,651	(b)	143,651
Real property taxes	—	33,138	(b)	33,138
General and administrative expenses	10,854	48,778	(b)	59,632
Interest expense, including amortization of deferred financing costs	—	303,112	(c)	299,023
Depreciation and amortization expense	—	122,328	(b)	126,417

Total Expenses	10,854	651,007		661,861

Loss before equity in earnings and minority interest	(8,751)	(75,613)		(84,364)
Equity in earnings of PRIP 801, LLC	20,271	—		20,271
Minority interest	794	7,023	(d)	7,817

Net income (loss)	$10,726	$(82,636)		$(71,910)

Net income (loss) per share, basic and diluted	$0.04			$(0.29)

Weighted average number of shares outstanding
Basic	246,273			246,273
Diluted	247,739			247,739

(a)	Historical financial information is derived from the unaudited consolidated financial statements of Paladin REIT for the three months ended March 31, 2006 which are included elsewhere in this Prospectus Supplement No. 4 and which are also included in Paladin REIT’s previously filed quarterly report on Form 10-Q for the three months ended March 31, 2006.
(b)	Pro forma results of Champion Farms Apartments, assuming the acquisition of Champion Farms Apartments had occurred on January 1, 2005.
(c)	Interest expense on Paladin REIT’s outstanding debts of (1) Champion Farms Apartments’ mortgage payable of $16,350,000 at 6.14% per annum and (2) the note payable to Paladin Realty Partners, LLC in the principal amount of $3,100,000 at 6.20% per annum.
(d)	Minority interest is adjusted to reflect pro forma ownership percentage of Paladin OP by Paladin Realty Advisors, LLC and the 30% ownership of Champion Farms Apartments by Buckingham Spinghurst, LLC, an unaffiliated third party.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(UNAUDITED)

		Pro Forma Adjustments
	Paladin Realty Income Properties, Inc. and Subsidiary Historical (a)	Acquisitions
		PRIP 801, LLC		Champion Farms Apartments		Pro Forma Total
Revenues
Rental income	$—	$—		$2,107,112	(d)	$2,107,112
Other income	—	—		112,471	(d)	112,471
Interest income	16,243	—		—		16,243

Total Revenues	16,243	—		2,219,583		2,235,826

Expenses
Property operating expenses	—	—		590,949	(d)	590,949
Real property taxes	—	—		110,897	(d)	110,897
General and administrative expenses	36,771	—		216,658	(d)	253,429
Organization costs	51,134	—		—		51,134
Interest expense, including amortization of deferred financing costs	12,066	73,699	(c)	1,212,449	(e)	1,298,214
Depreciation and amortization expense	—	—		933,661	(d)	933,661

Total Expenses	99,971	73,699		3,064,614		3,238,284

Loss before equity in earnings and minority interest	(83,728)	(73,699)		(845,031)		(1,002,458)
Equity in earnings of PRIP 801, LLC	14,987	81,228	(b)	—		96,215
Minority interest	(7,200)	360	(f)	(25,920	)(f)	(32,760)

Net loss	$(61,541)	$7,169		$(819,111)		$(873,483)

Net loss per share, basic and diluted	$(5.01)					$(71.07)

Weighted average number of shares outstanding, basic and diluted	12,291					12,291

(a)	Historical financial information is derived from the audited consolidated financial statements of Paladin REIT for the year ended December 31, 2005 which are included elsewhere in this Prospectus Supplement No. 4 and which are also included in Paladin REIT’s previously filed annual report on Form 10-K for the year ended December 31, 2005.
(b)	Paladin OP acquired a 74% interest in PRIP 801, LLC on November 2, 2005. The 10 month pro forma financial information of PRIP 801, LLC is as follows:

Total rental revenues	$304,793
Operating expenses	117,486
Depreciation and amortization expense	77,540

Net income	$109,767
Paladin OP’s share of net income	$81,228

(c)	Interest expense on Paladin REIT’s outstanding note payable to Paladin Realty Partners, LLC in the principal amount of $1,700,000 at 5.20% per annum for 10 months. This note payable was incurred in order to consummate the acquisition of 801 Fiber Optic Road.
(d)	Pro forma results of Champion Farms Apartments, assuming the acquisition of Champion Farms Apartments had occurred on January 1, 2005.
(e)	Interest expense on Paladin REIT’s outstanding debts of (1) Champion Farms Apartments’ mortgage payable of $16,350,000 at 6.14% per annum and (2) a note payable to Paladin Realty Partners, LLC in the principal amount of $3,100,000 at 6.20% per annum.
(f)	Minority interest is adjusted to reflect pro forma ownership percentage of Paladin OP by Paladin Realty Advisors, LLC and the 30% ownership of Champion Farms Apartments by Buckingham Spinghurst, LLC, an unaffiliated third party.

O. PRIOR PERFORMANCE TABLES

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (ON A PERCENTAGE BASIS)(1)

This Table provides a summary of the experience of Paladin Realty as a sponsor in raising and investing funds in programs for which the offerings have closed since December 31, 2002. Information is provided as to the manner in which the proceeds of the offering have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested. Information is provided as of December 31, 2005.

Paladin Realty Latin America Investors II, LP
Dollar Amount Offered	$105,000,000
Dollar Amount Raised	104.8%
Less offering expenses:
Selling commissions and discounts retained by affiliates	—
Organizational expenses	0.7%
Loan Costs	1.4%
Reserves
Percent available for investment	99.3%
Acquisition costs:
Prepaid items and fees related to purchase of property	—
Purchase Price (cash down payment)	5.2%
Acquisition fees	—%
Other (explain)	—%
Total acquisition costs	5.2%
Percent leverage (mortgage financing divided by total acquisition cost)	—%
Date offering began	12/27/04
Length of offering (in months)	12 months (2)
Months to invest 90 percent of amount available for investment (measured from beginning of offering)	(2)

(1)	All percentage amounts except “Percent leverage” represent percentages of the “Dollar Amount Raised.”
(2)	This program’s initial closing occurred on October 3, 2005, and it is still in the process of investing those proceeds. As of December 31, 2005, $5.7 million of the offering proceeds had been invested. Subsequent to December 31, 2005, this program has had subsequent closings in which an additional $4.5 million in investments were raised. Those additional proceeds are not reflected in Table 1.

A-1

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to Paladin Realty and its affiliates during the three years ended December 31, 2005 in connection with (a) prior Paladin real estate programs the offerings of which have closed since December 31, 2002 and (b) on an aggregate basis, 13 prior Paladin real estate programs the offerings of which closed on or prior to December 31, 2002.

Type of Compensation	Paladin Realty Latin America Investors II, LP	Other Programs
Date offering commenced	12/27/04	—
Dollar amount raised	$110,000,000	369,387,156
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—
Acquisition fees
—real estate commissions	—	—
—advisory fees	—	68,735
—other	—	—
Other	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	—	N/A
Amount paid to sponsor from operations:
Property management fees	—	14,421,632
Partnership management fees	481,250	11,167,286
Reimbursements	—	288,478
Leasing commissions	—	—
Other	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
—cash	—	471,606,258
—notes	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	2,161,838
Other—Disposition fees	—	888,811

Past performance is not necessarily indicative of future performance.

A-2

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

Table III summarizes the operating results of prior Paladin real estate programs the offerings of which have closed since December 31, 2000. Operating results are presented for each fiscal year since the inception of each program. Except as otherwise noted, all figures are as of December 31 of the year indicated and represent a full year of operations for the year indicated.

	William E. Simon & Sons Realty Partners, L.P.						WC Investors Limited Partnership
	2001	2002	2003	2004	2005		3/1/00 through 12/31/00	2001	2002	2003	2004	2005
Gross Revenues(2)	$78,771,448	$66,216,552	$78,124,776	$112,043,702	$138,814,117		$4,015,678	$20,026,064	$25,310,978	$26,949,870	$28,976,372	$31,584,644
Gain on extinguishment of debt	—	4,251,695	—	—	—		—	—	—	—	—	—
Profit on sale of properties	621,207	2,596,505	1,334,106	9,623,606	39,917,618		—	—	4,587,723	—	—	—
Less: Operating Expenses	77,881,937	63,697,475	72,673,036	98,294,342	120,764,948		1,833,341	9,100,093	12,651,371	13,169,497	13,890,728	17,060,521
Equity in income (losses) of unconsolidated joint ventures	(4,769,018)	(2,218,853)	(2,872,829)	(1,046,022)	3,563,674		—	—	—	—	—	—
Cumulative effect of accounting change	—	5,530,002	—	—	—		—	—	—	—	—	—
Provision for loss of assets	—	10,745,351	—	—	3,018,376		—	—	—	—	—	—
Interest expense	4,400,557	6,634,223	12,933,140	16,447,872	16,531,743		1,507,560	7,559,285	8,708,160	9,430,565	10,193,793	10,798,567
Depreciation	7,979,265	9,876,151	10,123,954	12,997,846	9,878,061		380,323	1,922,896	3,219,597	543,064	—	—
Net Income (Loss)	(15,638,122)	(25,637,303)	(19,144,077)	(7,118,774)	30,102,281		294,454	1,443,790	5,319,573	3,806,744	4,891,851	3,725,556
Taxable Income (Loss)
—from operations	(14,496,810	(18,274,350)	(29,155,320)	(19,678,183)	N/A	(3)	(1,253,151)	1,601,201	(460,315)	(1,921,478)	(4,667,717)	(2,021,384	)(3)
—from gain of sale	2,205,093	4,435,554	1,665,774	13,286,702	N/A	(3)	—	—	—	—	—	—	(3)
Cash generated from (used in) operations	10,085,885	3,978,354	(15,735,758)	8,228,348	(11,786,201)		674,777	3,366,686	3,951,447	4,349,808	4,891,851	3,725,556
Cash generated from sales	20,788,236	27,362,050	8,200,000	14,647,433	203,442,500		—	—	18,075,000	15,107,592	18,229,000	87,300,000
Cash generated from refinancing	—	—	—	—	—		—	—	34,560,000	27,148,700	56,657,0000	—
Cash generated from operations, sales and refinancing	30,874,121	31,340,404	(7,535,758)	22,875,781	191,656,299		674,777	3,366,686	56,586,447	46,606,100	79,777,851	91,025,556
Less: Cash distributions to investors
—from operating cash flow	1,135,641	967,075	2,096,300	—	—		—	1,000,000	781,701	559,988	389,570	40,929
—from sales and refinancing	3,364,359	5,532,925	903,700	—	61,450,000		—	—	2,418,299	5,440,012	6,101,430	1,918,143
Cash generated (deficiency) after cash distributions	26,374,121	24,840,404	(10,535,758)	22,875,781	130,206,299		674,777	2,366,686	53,386,447	40,606,100	73,277,851	89,066,484
Less: Special items (not including sales and refinancing)
Source of Funds
General Partner Contributions	2,450,000	2,275,000	1,125,000	—	—		450,220	—	—	—	—	—
Limited Partner Contributions	58,550,000	43,225,000	21,375,000	—	—		44,112,780	—	—	—	—	—
Distributions received from real estate joint ventures	1,719,753	136,981	—	8,944,579	17,780,495		—	—	—	—	—	—
Borrowings from mortgages and construction loans payable	112,031,716	82,676,215	37,069,027	85,907,165	113,821,508		61,589,760	72,729,249	—	22,832,472	37,625,000	53,850,000

Past performance is not necessarily indicative of future performance.

A-3

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

	William E. Simon & Sons Realty Partners, L.P.						WC Investors Limited Partnership
	2001	2002	2003	2004	2005		3/1/00 through 12/31/00	2001	2002	2003	2004	2005
Cash transferred from predecessor entity(4)	159,651	—	—	—		—	—	—	—	—	—	—
Net contributions received from minority interests	7,015,664	8,212,779	1,538,403	7,582,288		(25,121,386)	—	—	—	—	—	—
Restricted cash that would have otherwise been distributed to the General Partner	—	325,000	150,000	—		—	—	—	—	—	—	—
Use of Funds
Purchase of real estate and improvements	(126,312,661)	(72,102,600)	(24,140,613)	(20,598,419)		(13,747,995)	(85,896,124)	(92,985,724)	—	(31,446,309)	(52,978,573)	(86,998,977)
Investment in real estate joint ventures	(9,579,359)	(12,044,317)	(7,919,163)	(3,796,652)		(1,378,844)	—	—	—	—	—	—
Loan Refinancing Costs	—	—	—	—		—	—	—	(694,741)	(584,303)	(719,664)	—
Principal payments on mortgages and construction loans payable	(58,620,277)	(76,388,146)	(20,598,018)	(64,418,189)		(200,688,259)	(80,789)	(494,501)	(40,021,554)	(20,574,744)	(39,940,351)	(41,992,148)
Cash generated (deficiency) after cash distributions and special items	13,788,608	1,156,316	(1,936,122)	(36,496,553)		20,893,818	20,850,624	(18,384,290)	12,670,152	10,833,216	17,264,263	13,925,359
Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$(48)	$(60)	$(96)	$(65)	$	N/A (3)	$(28)	$36	$(10)	$(43)	$(105)	$(45	)(3)
—from recapture	—	—	—	—		—	—	—	—	—	—	—
Capital gain (loss)	7	15	5	(44)		N/A (3)	—	—	—	—	—	—	(3)
Cash distributions to Investors
Source
—Investment income	—	—	—	—		—	—	22	72	135	146	44
—Return of capital	15	21	10	—		202	—	—	—	—	—	—
Source (on cash basis)
—Sales	11	18	3	—		202	—	—	31	—	—	—
—Refinancing	—	—	—	—		—	—	—	23	122	137	43
—Operations	4	3	7	—		—	—	22	18	13	9	1
—Return of Unused Capital Called	—	—	—	—		—	—	—	—	—	—	—
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)						62.6%						100.0%

Past performance is not necessarily indicative of future performance.

A-4

(1)	Operating results are presented on a GAAP basis, except results for WC Investors Limited Partnership are presented on a tax basis.
(2)	For residential homebuilding and condominium projects, proceeds from sales of individual homes or units are included in gross revenues.
(3)	Federal income tax results for the 2005 tax year are not yet available for this program.
(4)	William E. Simon & Sons Realty Partners, L.P. (“WES LP”) was formed on January 2, 2001 in connection with (a) the termination of William E. Simon & Sons Realty Investments, L.L.C. (“WES LLC”), a previously existing real estate program sponsored by Paladin Realty, and (b) the completion of an offering of equity interests in WES LP. These transactions are collectively referred to as the “Reorganization.” Immediately prior to the Reorganization, WES LLC owned equity interests in 79 properties, which equity interests were valued as of the consummation of the Reorganization at $187 million in the aggregate (representing the cost of the interests in the properties plus an annual 10% return). In the Reorganization, WES LLC converted from a limited liability company into WES LP, a limited partnership. As a result of that conversion, WES LP became the owner of the interests in the 79 properties and all other assets held by WES LLC. Contemporaneously with the conversion, WES LP completed an offering in which it raised an additional $239 million in cash investments. $118 million of these proceeds were used to redeem WES LLC interests held by certain investors based on the $187 million valuation. The remaining WES LLC interests were exchanged for limited partnership interests in WES LP also based on the $187 million valuation. Represents cash held by William E. Simon & Sons Realty Investments, L.L.C. at the time of the Reorganization.

Past performance is not necessarily indicative of future performance.

A-5

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

Table IV summarizes the results of prior Paladin real estate programs sponsored by Paladin Realty that completed their operations and sold all their properties during the five years ended December 31, 2005.

	FSF Mission Station/ Woodtrails	William E. Simon & Sons Realty Investments, LLC(1)	FSF Chatham Creek Associates, LP	FSF Crescent Park Associates, LP	FSF Park Terrace Associates, LLC	FSF Dallas Portfolio	FSF Heather Ridge Associates, LLC	FSF View Pointe Associates, LLC		FSF Village Green Associates, LLC	FSF Village Square Associates, LLC		FSF Mariner Pointe Associates, LP
Dollar Amount Raised	$922,000	$176,660,000	$978,500	$1,223,000	$913,000	$1,400,000	$600,000	$611,979		$492,075	$833,602		$2,000,000
Number of Properties Purchased	2	82	1	1	1	6	2	1		1	1		1
Date of Closing of Offering	5/20/96	7/31/98	12/18/95	7/12/96	1/18/96	9/24/96	11/4/96	10/17/97		1/5/1998	9/4/1997		10/30/96
Date of First Sale of Property	4/23/04	5/02/00	2/22/01	6/28/01	10/23/02	1/16/01	6/7/02	6/7/02	(2)	12/5/01	8/13/03	(2)	12/17/03
Date of Final Sale of Property	4/23/04	1/2/01	2/22/01	6/28/01	10/23/02	12/20/01	9/18/03	6/7/02	(2)	12/5/01	8/13/03	(2)	12/17/03
Tax and Distribution Data Per $1000 Investment
Federal Income Tax Results
Ordinary income (loss)
—from operations	$(1,023)	$(80)	$(161)	$(448)	$(583)	$(86)	$(608)	$(549)		$132	$(338)		$(550)
—from recapture	1,085	—	363	427	657	786	404	—		610	792		527
Capital Gain (loss)	1,287	224	1,410	1,457	736	2,457	167	559		858	207		379
Deferred Gain
Capital	—	—	—	—	—	—	—	—		—	—		—
Ordinary	—	—	—	—	—	—	—	—		—	—		—
Cash Distributions to Investors
Source (on Tax basis)
—Investment Income	133	353	1,502	1,436	669	3,132	838	207		636	440		362
—Return of Capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	—		1,000	431		1,000
Source (on cash basis)
—Sales	167	1,165	—	873	137	2,280	1,249	—		1,336	—		72
—Refinancing	709	—	1,908	876	1,032	509	—	—		—	431		973
—Operations	257	—	594	687	500	1,343	589	207		300	440		317
—Return of Unused Capital Called	—	188	—	—	—	—	—	—		—	—		—
Receivables on Net Purchase Money Financing	—	—	—	—	—	—	—	—		—	—		—

Past performance is not necessarily indicative of future performance.

A-6

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

	Pivotal Simon Hotel XXIV, LLC	Everest Investors 6, LLC	Everest Investors 3, LLC
Program Name
Dollar Amount Raised	$8,200,000	$1,402,731	$1,914,856
Number of Properties Purchased	1	1	17
Date of Closing of Offering	8/29/00	9/11/96	6/17/96
Date of First Sale of Property	11/7/03	12/4/01	3/19/97
Date of Final Sale of Property	10/14/03	12/4/01	9/25/03
Tax and Distribution Data Per $1000 Investment
Federal Income Tax Results
Ordinary income (loss)
—from operations	$1,623	$295	$(99)
—from recapture	—	30	256
Capital Gain (loss)	—	384	375
Deferred Gain
Capital	—	—	—
Ordinary	—	—	—
Cash Distributions to Investors
Source (on Tax basis)
—Investment Income	1,658	709	534
—Return of Capital	1,000	1,000	1,000
Source (on cash basis)
—Sales	2,658	1,709	1,534
—Refinancing	—	—	—
—Operations	—	—	—
—Return of Unused Capital Called	—	—	—
Receivables on Net Purchase Money Financing	—	—	—

(1)	Of the ownership interests in these 82 properties, three were sold in separate transactions during 2000 and the remaining 79 were transferred by William E. Simon Realty Investments, L.L.C. (“WES LLC”) to William E. Simon Realty Partners, L.P. (“WES LP”) on January 2, 2001 as a result of the Reorganization. In connection with the Reorganization, equity interests in William E. Simon Realty Investments, L.L.C. (“WES LLC”) were either redeemed for cash or exchanged for partnership units in WES LP based on an aggregate valuation of $187 million. See footnote 4 to Table III for a description of these transactions. For those 79 properties, the tax and distribution information in this Table IV reflects distributions investors would have received if those property interests had been sold for cash at the valuation used in the Reorganization.
(2)	The property owned by this program was sold to the mortgage lender for the property in satisfaction of the outstanding balance of mortgage indebtedness.

Past performance is not necessarily indicative of future performance.

A-7

TABLE V

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

Table V presents summary information on the results of sales or disposals of properties from prior Paladin real estate programs during the three years ended December 31, 2005. The Table includes information about the net sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing Costs and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net of Closing Costs	Mortgage Balance At Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total
William E. Simon & Sons Realty Partners, L.P.
Belletower Office Building	12/17/1997	3/31/2003	2,457,917	5,334,005	—	—	7,791,922	5,450,000	1,247,134	6,697,134	2,603,559
Bank One Tower	9/28/2000	1/30/2004	15,166,680	12,009,000	—	—	27,175,680	12,009,000	8,429,000	20,438,000	8,156,374
ACRE Net Lease Platform	4/29/1999	11/23/2004	14,661,715	31,841,097	—	—	46,502,812	32,974,000	12,369,000	45,343,000	18,395,537
CB Woodside Building	5/26/1998	1/6/2005	6,882,761	5,513,616	—	—	12,396,377	6,000,000	2,500,000	8,500,000	3,443,056
Grafton Hotel on Sunset	1/6/1999	1/10/2005	17,920,382	7,515,565	—	—	25,435,947	8,000,000	5,772,000	13,772,000	5,453,227
Telecom Center LA	12/23/1997	2/25/2005	15,248,599	4,382,210	—	—	19,630,809	8,245,000	6,644,000	14,889,000	12,939,240
Santa Rosa Apartments	4/29/2002	9/30/2005	8,632,997	17,780,775	—	—	26,413,772	16,451,000	5,711,000	22,162,000	2,513,135
Hotel La Jolla	10/19/1996	9/21/2005	18,096,309	6,144,576	—	—	24,240,885	7,000,000	7,600,000	14,600,000	4,631,406
California Technology Center	7/24/2000	12/16/2005	26,354,553	37,249,724	—	—	63,604,277	37,700,000	12,085,000	49,785,000	3,807,682
WC Investors Limited Partnership
Heritage Village Apartments	6/29/2000	10/31/2003	4,920,717	7,692,854	—	—	12,613,581	7,920,000	2,701,391	10,621,391	3,703,561
Willow Glen Apartments	6/16/2000	12/21/2004	5,562,908	12,038,358	—	—	17,601,266	7,874,400	5,345,020	13,219,420	4,662,177
Citrus Court Apartments	9/18/2000	3/31/2005	8,980,297	6,895,088	—	—	15,875,385	7,178,000	2,377,139	9,555,139	3,284,397
River Canyon Apartments	3/16/2001	6/30/2005	10,911,076	8,621,853	—	—	19,532,929	7,150,000	2,575,298	9,725,298	3,637,345
San Dimas Village Apartments	11/22/2000	7/15/2005	3,450,993	3,623,215	—	—	7,074,208	3,000,000	1,035,150	4,035,150	1,654,030
Casa de Vallecita Apartments	8/1/2000	8/1/2005	2,544,148	4,682,828	—	—	7,226,976	3,359,460	2,160,469	5,519,929	1,933,417
Southridge Apartments	9/18/2000	8/31/2005	6,408,628	5,808,251	—	—	12,216,879	4,700,000	1,640,199	6,340,199	2,883,699
Spring Hill Garden Apartments	1/9/2003	8/31/2005	4,551,164	5,800,781	—	—	10,351,945	6,000,000	2,072,815	8,072,815	1,417,918
Claremont Palms Apartments	2/28/2001	8/31/2005	5,021,856	6,560,132	—	—	11,581,988	6,000,000	1,691,581	7,691,581	2,476,968

Past performance is not necessarily indicative of future performance.

A-8

TABLE V

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing Costs and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net of Closing Costs	Mortgage Balance At Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total
FSF Mariner Pointe	10/30/1996	12/17/2003	637,254	22,479,614	—	—	23,116,868	22,479,614	7,541,478	30,021,092	17,597,013
FSF Heather Ridge Apartments	11/6/1996	9/18/2003	3,453,491	6,945,934	—	—	10,399,425	6,945,934	2,052,750	8,998,684	12,176,599
FSF Village Square Apartments	9/4/1997	8/13/2003	—	14,551,019	—	—	14,551,019	14,551,019	2,899,485	17,450,504	8,445,332
Everest Investors 3	6/17/1996	9/25/2003	2,937,896	—	—	—	2,937,896	—	1,914,856	1,914,856	(264,030)
Pivotal Simon Condominiums	8/29/2000	10/14/03	45,931,369	17,606,858	—	—	63,538,227	17,606,858	29,335,142	46,942,000	16,596,227	(3)
FSF Mission Station Apts.	5/20/1996	4/23/2004	208,943	654,400	—	—	863,343	654,400	184,400	838,800	1,835,132
FSF Woodtrails Apts.	5/20/1996	4/23/2004	835,771	2,617,600	—	—	3,453,371	2,617,600	737,600	3,355,200	6,844,510

Past performance is not necessarily indicative of future performance.

A-9

(1)	Allocation of taxable gain (loss) associated with individual property sales between ordinary and capital gains (losses) is as follows:

	Taxable Gain		Capital Gain	Ordinary Gain
William E. Simon & Sons Realty Partners, L.P.
Belletower Office Building	2,001,728		1,082,766	918,962
Bank One Tower	4,115,970		4,115,970	—
ACRE Net Lease Platform	9,164,199		9,164,199	—
CB Woodside Building	3,388,368		2,915,081	473,287
Grafton Hotel on Sunset	9,097,516		8,042,060	1,055,456
Telecom Center L.A.	10,150,473		8,963,207	1,187,266
Santa Rosa Apartments	8,876,067		6,892,403	1,983,664
Hotel La Jolla	3,043,770		1,664,576	1,379,194
California Technology Center	20,495,285		18,879,213	1,616,072
WC Investors Limited Partnership
Heritage Village Apartments	(a	)	—	—
Willow Glen Apartments	(a	)	—	—
Citrus Court Apartments	(a	)	—	—
River Canyon Apartments	(a	)	—	—
San Dimas Village Apartments	(a	)	—	—
Casa de Vallecita Apartments	(a	)	—	—
Southridge Apartments	(a	)	—	—
Spring Hill Garden Apartments	(a	)	—	—
Claremont Palms Apartments	(a	)	—	—
FSF Mission Station Apts.	774,114		479,925	294,189
FSF Woodtrails Apts.	1,412,700		706,350	706,350
FSF Mariner Pointe Apartments	1,812,233		757,282	1,054,951
FSF Heather Ridge Apartments	342,401		99,901	242,500
FSF Village Square Apartments	832,634		172,393	660,241
Everest Investors 3	1,211,970		717,880	494,040

(a)	This property was sold in a transaction structure to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code, and accordingly, no taxable gain was recorded in connection with the disposition.

Past performance is not necessarily indicative of future performance.

A-10

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 3 DATED MAY 30, 2006

TO THE PROSPECTUS DATED FEBRUARY 28, 2005

This prospectus supplement No. 3 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated February 28, 2005 (the “Prospectus”), Supplement No. 1 to the Prospectus dated December 22, 2005, and Supplement No. 2 to the Prospectus dated January 20, 2006. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

A. SUITABILITY STANDARDS

The 9th paragraph on page i of the Prospectus is hereby revised to modify the suitability standards with respect to Ohio as follows:

“Kansas, Missouri and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least ten (10) times their investment in our common stock.

Ohio—In addition to our suitability requirements, investors must have (a) a minimum annual income of $70,000 and a minimum Net Worth of $70,000; or (b) a minimum Net Worth of $250,000. In addition, an investment in us and our affiliates may not exceed 10% of the purchaser’s liquid Net Worth.”

B. SUPPLEMENT TO POTENTIAL INVESTMENT SECTION OF THE PROSPECTUS—CHAMPION FARMS APARTMENTS

As of the date of this Supplement, we have acquired an interest in one property. This property is located at 801 Fiber Optic Drive in the Central Arkansas I-440 Business Park in North Little Rock, Arkansas. Our interest in this property consists of a 74% interest in the entity that owns the property, PRIP 801, LLC, which we refer to as “PRIP”.

801 Fiber Optic Drive consists of approximately 10.95 acres of real property and a 56,336 square foot building that was completed in 2001, which is 100% leased to FedEx Ground Package System, Inc. pursuant to a net lease that expires on July 31, 2011. The purchase price for our interest was $2,618,260, plus approximately $133,000 in closing costs and prepaid escrow amounts.

801 Fiber Optic Drive is managed by the controlling member of 801 FO, LLC (which holds the remaining tenant-in-common interest in 801 Fiber Optic Drive) for which it receives a customary property management fee.

On May 10, 2006, one of our affiliates entered into a Membership Interest Purchase and Sale Agreement, which we refer to as the “Purchase Agreement”, with Bradley B. Chambers, a resident of the state of Indiana and Buckingham Investment Corporation, an Indiana corporation for the purchase of a 70% membership interest in Springhurst Housing Partners, LLC a single-purpose limited liability company that owns Champion Farms Apartments at 3700 Springhurst Boulevard in Louisville, Kentucky. We refer to the 70% membership interest as the “Property Interest”. Our affiliate is PRIP 3700, LLC, a single purpose limited liability company formed for the purpose of this acquisition.

The sellers will continue to own the remaining 30% interest in Springhurst Housing Partners, LLC. The sellers are unaffiliated with us and our affiliates.

The contract purchase price for the Property Interest is $4,725,000 exclusive of transaction costs and financing fees.

1

It is currently anticipated that simultaneously with the closing, Springhurst Housing Partners, LLC will put in place a new, interest-only, fixed-rate loan in an amount of $16,350,000 on the property.

Champion Farms is a 264 unit multifamily rental community built in 2000. The apartment complex has an aggregate of 248,442 square feet of rentable area and was approximately 95.8% occupied as of April 20, 2006. We believe that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

It is currently anticipated that the limited liability company operating agreement for Springhurst Housing Partners, LLC will be amended prior to or simultaneously with the closing. The operating agreement will provide that PRIP 3700, LLC will be obligated to purchase additional membership interests in Springhurst Housing Partners, LLC at a fixed price of $67,500 per 1% additional interest under certain circumstances.

Our board of directors has approved the acquisition of the Property Interest and the entry by us into a note with Paladin Realty Partners, LLC, our sponsor, in connection with the acquisition on substantially similar terms to a loan between Paladin Realty Partners, LLC and an unaffiliated financial institution. The Company intends to finance the acquisition using proceeds from its offering and the Champion Farms note.

We anticipate that the acquisition of the Property Interest will be consummated on or about May 31, 2006. Although we believe that the acquisition of the Property Interest is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of the Property Interest will be consummated.

2

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 2 DATED JANUARY 20, 2006

TO THE PROSPECTUS DATED FEBRUARY 28, 2005

This prospectus supplement No. 2 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated February 28, 2005 (the “Prospectus”) and Supplement No. 1 to the Prospectus dated December 22, 2005. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

		Supplement No. 2 Page Number	Prospectus Page Number
A.	Status of the Offering	1	N/A
B.	Dividends Declared by Paladin REIT’s Board of Directors	1	N/A
C.	Management’s Discussion and Analysis	1	86
D.	Prior Performance Summary	9	93
E.	Experts	11	140
F.	Financial Statements	F-1	F-1
G.	Prior Performance Tables	A-1	A-1

A.	STATUS OF THE OFFERING

On December 2, 2005, we accepted $1,246,670 in subscriptions, excluding subscriptions received from Pennsylvania investors and have, therefore, reached our Minimum Offering. As of January 11, 2006, including subscriptions accepted subsequent to December 2, 2005, we have accepted aggregate gross offering proceeds of $2,007,069 from the offering. Our escrow agent has received $37,000 of gross proceeds being held in escrow related to subscriptions from Pennsylvania investors.

B.	DIVIDENDS DECLARED BY PALADIN REIT’S BOARD OF DIRECTORS

On December 19, 2005, our board of directors declared dividends for the month of December 2005. The declared dividends will be calculated based on shareholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These dividends will be aggregated and paid in cash in January 2006.

On December 28, 2005, our board of directors declared dividends for the month of January 2006. The declared dividends will be calculated based on shareholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These dividends will be aggregated and paid in cash in February 2006.

C.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The section of the Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is deleted and replaced, in its entirety, with the following.

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and the notes thereto.

Forward-Looking Statements

Certain information included in this prospectus supplement contains, and other materials filed or to be filed by us with the Securities and Exchange Commission, or the SEC, contain or will contain, forward-looking

1

statements. All statements, other than statements of historical facts, including, among others, statements regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Paladin REIT and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties such that actual results may differ materially from those contemplated by such forward-looking statements. All forward-looking statements should be read in light of the factors identified in the “Risk Factors” section of our Registration Statement on Form S-11 (File No. 333-113863) filed with the SEC, as the same may be amended and supplemented from time to time.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Overview

We are a recently formed company that intends to invest in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We intend to qualify as a REIT and to elect to be taxed as a REIT for the taxable year ending December 31, 2006, but as of the date of this prospectus supplement, we are not qualified as a REIT. We plan to own substantially all of our assets and conduct our operations through Paladin OP, which was organized in the State of Delaware on October 31, 2003 to serve as our operating partnership. We are the sole general partner of Paladin OP. As of the date of this Supplement, Paladin OP held a 74% interest in PRIP 801, LLC (“PRIP”), a Delaware limited liability company managed by Paladin OP. PRIP owns one property located at 801 Fiber Optic Drive in the Central Arkansas I-440 Business Park in North Little Rock, Arkansas, which we refer to as “801 Fiber Optic Drive.”

We do not have employees. We entered into an advisory agreement dated February 28, 2005 with Paladin Realty Advisors, LLC, which we refer to as “Paladin Advisors,” pursuant to which Paladin Advisors supervises and manages our day-to-day operations and selects our real estate and real estate related investments, subject to oversight by our board of directors. We will pay Paladin Advisors substantial compensation and fees for services related to the offering and the investment and management of our assets, and we will reimburse Paladin Advisors for certain expenses incurred on our behalf. As of the date of this Supplement, Paladin Advisors is entitled to acquisition fees of $93,992 and asset management fees of $20,507 on our acquisition of 801 Fiber Optic Drive. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of these fees.

We filed a Registration Statement with the SEC to offer a maximum of 35,000,000 common shares of the Company, par value $0.01 per share to the public on a best efforts basis at a price of $10.00 per share, which we refer to as the “Offering.” We also registered up to 3,500,000 common shares under the Registration Statement to be issued during the Offering pursuant to our dividend reinvestment plan at a price of $10.00 per share. As of January 11, 2006, we had sold 203,786.6806 shares of our common stock for aggregate gross proceeds of $2,007,069.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate and real estate related investments, other than those referred to in this prospectus supplement.

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We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, beginning with the taxable year ending December 31, 2006. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and, if at such time we have previously qualified as a REIT, we will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially and adversely affect our net income and net cash available for distribution to shareholders. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2006, and thereafter we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

On November 2, 2005, we purchased a 63.86% tenant-in-common interest in 801 Fiber Optic Drive. 801 Fiber Optic Drive consists of approximately 10.95 acres of real property and a 56,336 square foot building that was completed in 2001, which is 100% leased to FedEx Ground Package System, Inc. pursuant to a ten year net lease that expires on July 31, 2011. The total appraised value of 801 Fiber Optic Drive was approximately $4.1 million. The purchase price for our 63.86% interest was $2,618,260, plus approximately $133,000 in closing costs and prepaid escrow amounts.

The interest in 801 Fiber Optic Drive was purchased from an unaffiliated third party, Makor Properties, LLC, through PRIP, a joint venture formed for this acquisition between Paladin OP and 801 FO, LLC, the remaining 36.14% tenant-in-common interest holder in 801 Fiber Optic Drive. The property has previously been and will continue to be managed by the controlling member of 801 FO, LLC for which it will receive a customary property management fee. In connection with this acquisition, we entered into a loan agreement with Paladin Realty and a mortgage loan with CWCaptial LLC. These loans are described below under “Liquidity and Capital Resources.” Paladin OP’s ownership interest in PRIP was increased to approximately 74% by the capital advanced in connection with the refinancing.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2005, our sole source of funds was $5,000 from the sale of 500 common shares to Paladin Realty and a $200,000 investment by Paladin Advisors into Paladin OP, together with $6,140 of interest income, for a total of $211,140 in cash. We are dependent upon the net proceeds to be received from the Offering to conduct our proposed activities. The capital required to purchase real estate and real estate related investments will be obtained from the Offering and from any indebtedness that we may incur in connection with the acquisition of any real estate and real estate related investments thereafter.

Our sources of funds will primarily be the net proceeds of the Offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months. As of January 11, 2006, we had sold 203,786.6806 shares of our common stock for aggregate gross proceeds of $2,007,069.

The acquisition of 801 Fiber Optic Drive described above was partially funded through the assignment of proceeds from a note by and between Paladin Realty and Wachovia Bank, N.A. dated October 17, 2005 (the “Paladin Realty note”) in the amount of $1.7 million, the proceeds of which were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP. The Paladin Realty note was personally guaranteed by James R. Worms, our President, John A. Gerson, our Chief Financial Officer and Michael B. Lenard, our Executive Vice President, Secretary and Counselor. Principal and interest on the Paladin Realty note are due on February 28, 2006. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and Paladin REIT (the “Company note”) on substantially similar terms as the Paladin Realty note. Our board of directors, including

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our independent directors, determined that the Company note was fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances and approved our entering into the Company note. The Company note provides for a loan in the amount of $1.7 million, with an interest rate based on LIBOR plus 2.25%. Payments on the Company note are due in consecutive monthly payments of accrued interest only, commencing on December 1, 2005, and continuing on the same day of each month thereafter until fully paid. The principal and accrued interest on the Company note are due on demand. In the event of a default by Paladin REIT under the Company note including nonpayment, false warranty, bankruptcy, or certain changes in our structure or business, Paladin Realty may accelerate the maturity of the Company note, and charge additional interest at a rate of 3%. On December 28, 2005, we repaid the remaining balance on the Company note with proceeds from the Offering and Paladin Realty repaid the Paladin Realty note with such funds.

In connection with the acquisition, PRIP refinanced the existing debt on the property of approximately $2.4 million, paying down approximately $0.5 million in funds contributed by Paladin OP and financing the remainder through a loan from CWCapital LLC in the amount of $1.95 million (“the mortgage loan”). Paladin OP’s ownership interest in PRIP was increased to approximately 73.5% by the capital advanced in connection with the refinancing. The mortgage loan with CWCapital LLC discussed above pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 5.498% plus three percentage points and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, PRIP is required to post a $550,000 letter of credit by the 25th month anniversary of the loan date, or the lender will sweep and retain all cash flow from the property. If PRIP does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by PRIP with the lender (including rent accounts from the property). The estimated balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until the earlier of (a) three years or (b) two years after the loan is sold into a securitization pool and the note cannot be retired or paid off except through a defeasance. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO LLC, has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify him against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property. In addition PRIP has entered into an environmental and hazardous substance indemnification agreement.

The mortgage loan and ancillary agreements contain various covenants, which among other things, limit the ability of PRIP to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer its interest in the property. The mortgage loan and ancillary agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of a default, the mortgage loan may be accelerated and all amounts due under the loan will become immediately due and payable.

Our articles of incorporation do not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Because the loan with Paladin Realty caused the Company’s leverage to exceed the 65% leverage limitation specified by our articles of incorporation, our board of directors, including our independent directors, have approved the Company’s leverage exceeding 65% in connection with entering into the Company note with Paladin Realty to acquire 801 Fiber Optic Drive.

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Our articles of incorporation further provide that the Company may not borrow money from Paladin Advisors and its affiliates unless such loan is approved by a majority of the Company’s directors, including a majority of the independent directors as fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties under the same circumstances. Our board of directors, including our independent directors, determined that the Company note was fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances and approved our entering into the Company note.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to Prospect Financial Advisors and Paladin Advisors and its affiliates during the various phases of our organization and operation. During the organizational and offering stage, these payments will include payments to Prospect Financial Advisors for selling commissions and the dealer manager fee and payments to Paladin Advisors for reimbursement of organization and offering costs. During the acquisition and development stage, these payments will include acquisition and advisory fees to Paladin Advisors and reimbursement of Paladin Advisors for acquisition expenses. During the operational stage, we will pay Paladin Advisors an asset management fee. We will also reimburse Paladin Advisors and its affiliates for actual expenses it incurs for administrative and other services provided to us. We will pay Paladin Advisors a subordinated disposition fee upon the sale of any investment in which Paladin Advisors provides a substantial amount of services. In addition, Paladin OP may become required to make distributions to Paladin Advisors pursuant to its subordinated participation interest in Paladin OP.

On December 19, 2005 our board of directors declared dividends for the month of December 2005 which will total approximately $7,200 when paid in January 2006. On December 28, 2005, our board of directors declared dividends for the month of January 2006 which will total approximately $10,400 when paid in February 2006. These amounts are equal to $0.0016438 per share per day. This amount, if paid each day over a 365-day period, would equal $0.60 per share or a 6.0% annualized rate based on a share price of $10.00.

The dividends declared for December and January were set by our board of directors at a level we believe to be appropriate based upon an evaluation of our assets and liabilities, projected levels of cash flow, additional capital and debt anticipated to be raised or incurred and invested in the future and our projected results of operations. To fund dividends declared to date, we will utilize distributions we received from our investment in 801 Fiber Optic Drive. However, after payments of such dividends, the funds remaining will not be sufficient to pay all of our general and administrative expenses which are currently being funded by Paladin Advisors. As of September 30, 2005, Paladin Advisors had funded approximately $3.4 million for the payment of our general and administrative expenses. We have not reimbursed Paladin Advisors for any of these amounts. In addition, Paladin Advisors is entitled to acquisition fees of approximately $94,000 and asset management fees of approximately $21,0000 relating to the acquisition of 801 Fiber Optic Drive. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of these fees and reimbursement for general and administrative expenses. We are obligated to pay this amount to Paladin Advisors in the future, and the payment of this liability may impact our ability to pay future dividends. Paladin Advisors is not obligated to either advance funds for the payment of our general and administrative expenses or defer reimbursements of such advances or fees in future periods. Paladin Advisors’ refusal to continue advancing funds for the payment of our general and administrative expenses and/or refusal to continue deferring reimbursements of such advances or fees could have an adverse impact on our ability to pay dividends in future periods.

The amount of dividends to be distributed to our stockholders in the future will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

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RESULTS OF OPERATIONS

As of the date of this Supplement, our only real estate investment is 801 Fiber Optic Drive. We describe this property and its lease to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation elsewhere in this supplement and in the financial statements included herein. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

CRITICAL ACCOUNTING POLICIES

We believe our most critical accounting policies will be the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and the accounting for our derivatives and hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. We rely on our experience, collect historical data and current market data, and analyze these assumptions in order to arrive at what we believe to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Revenue Recognition and Collectibility of Related Receivables

Our revenue, which will be comprised largely of rental income, will include rents that tenants pay in accordance with the terms of their respective leases reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, straight-line basis accounting will require us to record as an asset, and include in revenue, unbilled rent that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Accordingly, we must determine, in our judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectibility of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the allowance is increased or the direct write-off is recorded and would decrease our total assets and stockholders’ equity.

Investments in Real Estate

We will record investments in real estate at cost and will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 40 years for buildings and improvements, three to seven years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We will be required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments will have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

We will apply Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which we refer to as SFAS 144, and which establishes a single accounting

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model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of income for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we will review the recoverability of the property’s carrying value. The review of recoverability will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property. We will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. We will evaluate the collectibility of both interest and principal related to any real estate related investments in which we may invest. If circumstances indicate that such investment is impaired, we will reduce the carrying value of the investment to its net realizable value. Such reduction in value will be reflected as a charge to operations in the period in which the determination is made.

Real Estate Purchase Price Allocation

We will allocate the purchase price of an acquired property to tangible assets (which includes land, buildings and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We will measure the aggregate value of other intangible assets acquired based on the difference between (1) the property valued with existing in-place leases adjusted to market rental rates and (2) the property valued as if vacant. Our estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors we may consider in our analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, we will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. We will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics we will consider in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases, which we would not expect to exceed 20 years. The value of customer relationship intangibles will be amortized to

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expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

Joint Venture Investments

We will evaluate our joint venture investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which we refer to as FIN 46R. If we determine that the joint venture is a “variable interest entity,” or a “VIE,” and that we are the “primary beneficiary” as defined in FIN 46R, we would account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which we are not the primary beneficiary, we will consider other relevant accounting literature including Accounting Principle Board Opinion 18—The Equity Method of Accounting for Investments in Common Stock, Statement of Position 78-9—Accounting for Investments in Real Estate Ventures, and Emerging Issues Task Force Issue 04-5 to determine the method of accounting for each of our partially-owned entities. In accordance with the above pronouncements, we will determine whether we should consolidate the entity or account for it on the equity method or cost method. Factors that we will consider in determining whether or not we exercise control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that we are deemed to control these entities, these entities would be consolidated.

On a periodic basis we will evaluate whether there are any indicators that the value of our investments in partially-owned entities are impaired. An investment is impaired if our estimate of the value of the investment is less than the carrying amount. The ultimate realization of our investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially-owned entity is other than temporary, then we would record an impairment charge.

Accounting for Derivative Financial Investments and Hedging Activities

We will account for our derivative and hedging activities, if any, using SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS 137, “Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB Statement No. 133,” and SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” which require all derivative instruments to be carried at fair value on the balance sheet.

Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, will be considered cash flow hedges.

We will formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. We will periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges will be accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, will be considered fair value hedges under SFAS 133. We are not currently a party to any derivatives contracts.

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D. PRIOR PERFORMANCE SUMMARY

The section of the Prospectus entitled “Prior Performance Summary” is deleted and replaced, in its entirety, with the following:

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs sponsored or advised by our sponsor, Paladin Realty, and its affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our common shares should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Paladin real estate programs. Investors who purchase our common shares will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin real estate programs, the returns to our stockholders will vary from those generated by those prior programs. In addition, all of the prior Paladin real estate programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Paladin Realty or any of its affiliates that has investment objectives permitting the making or acquiring of mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior Paladin programs will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results” and the Prior Performance Tables located in Appendix A.

Prior Investment Programs

Since 1995, Paladin Realty and its predecessors have managed real estate investments for high net worth individuals, foundations and institutions. As of September 30, 2005, Paladin Realty or its affiliates have sponsored or advised 26 real estate investment partnerships. All of these prior programs had investment objectives generally similar to ours. This offering is the first public offering of a real estate program sponsored by Paladin Realty.

The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain of these prior Paladin real estate programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); (4) results of completed programs (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI contained in Part II of the registration statement (which is not part of this prospectus) gives certain additional information relating to properties acquired by these Paladin real estate programs. Upon written request, we will furnish a copy of this table to you without charge. See “Where You Can Find Additional Information.”

Summary Information

Capital Raising

The total amount of funds raised from investors in the prior programs as of September 30, 2005, was approximately $400 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $1.4 billion. The total number of investors in these prior programs, collectively, is 47. In addition, Paladin Realty commenced an offering for a new real estate program in December 2004 which has closed on approximately $110 million in subscriptions subsequent to September 30, 2005.

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See Table I and Table II for more detailed information about Paladin Realty’s experience in raising and investing funds and compensation paid to Paladin Realty and its affiliates as the sponsor of these programs.

Investments

The prior Paladin real estate programs had acquired 174 properties as of September 30, 2005. The table below gives further information about these properties:

Location	Properties Purchased (as a percentage of aggregate purchase price)
United States
Pacific Coast	34%
West	17%
Plains States	1%
South Central	7%
Southeast	5%
Mid-Atlantic	0%
Northeast	4%
Latin America
Costa Rica	9%
Mexico	12%
Brazil	6%
Chile	5%

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior Paladin real estate programs, categorized by type of property, as of September 30, 2005, all of which were existing (used) or developed by the program (construction).

	New	Used	Construction
Commercial:
Office Buildings	—	21%	—
Industrial Buildings	—	2%	—
Shopping Centers	—	—	—
Residential:
Apartments	—	15%	—
Hotels	—	8%	—
Homebuilding	—	—	17%
Land Development	—	—	11%
Resort residential	—	—	21%
Other:	—	3%	2%

Total:	—	49%	51%

Sales

As of September 30, 2005, these prior Paladin real estate programs had sold 85 of the total of 174 properties, or 49% of such properties, to third parties. These completed prior real estate programs made aggregate equity investments of $136 million in those properties, for which they received a return of $269 million upon the sale of those properties. In addition to these 85 sold properties, in connection with the termination of another prior Paladin real estate program, that program transferred 79 properties to a newly formed Paladin real estate program. The prior Paladin real estate program made aggregate equity investments of

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$156 million in those 79 properties, and in that transaction those equity investments were transferred to the new program based on a $187 million valuation. See Tables III and IV for a further description of the transfer of these properties. See also Tables III, IV and V for more detailed information as to the operating results of the prior Paladin real estate programs whose offerings closed since December 31, 1999, results of such programs that have completed their operations during the five years ending December 31, 2004 and the nine months ended September 30, 2005 and sales or other disposals of properties by the prior Paladin real estate programs during the three years ending December 31, 2004 and the nine months ended September 30, 2005.

Three Year Summary of Acquisitions

From December 31, 2001 through September 30, 2005, the prior Paladin real estate programs acquired 16 residential properties, 11 apartment properties, 1 golf and 3 hotel properties. The total acquisition costs of these properties was approximately $290 million, of which $175 million, or 60%, was financed with mortgage financing. Of the remaining $115 million, $95 million was provided by investors and $20 million was from cash generated by the properties (including $18 million of prepaid deposits on condominium units). The locations of these properties, and the number of each property in each location, are as follows: California (3), Arizona (1), Vermont (2), Texas (3), Oregon (4), Idaho(1), Brazil (9) and Chile (7).

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ending December 31, 2004 and the nine months ended September 30, 2005. Upon request and for no fee, we will provide a copy of such table to any investor.

Adverse Business Developments

The prior Paladin real estate programs have occasionally been adversely affected by vacancies either due to defaults of tenants under their leases or the expiration or termination of tenant leases. Where vacancies have continued for a long period of time, these programs suffered reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of such properties may have diminished as the market value of a particular property often depends principally upon the value of the leases of such property. For instance, as a result of poor market conditions that lead to high vacancy rates and insufficient cash flow to continue profitable operations, in June 2002 an apartment complex owned by FSF View Pointe Associates, LLC was transferred to the mortgage lender for the property in satisfaction of the outstanding balance of the mortgage loan. Likewise, in August 2003 an apartment owned by FSP Village Square Associates, LLC was transferred to the mortgage lender for the property under the same circumstances.

E. EXPERTS

Our consolidated balance sheets as of December 31, 2004 and 2003 have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing in the prospectus, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain operating expenses for 801 Fiber Optic Drive for the year ended December 31, 2004 included elsewhere herein and in the registration statement of which this Supplement is a part have been so included in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm given upon the authority of said firm as experts in accounting and auditing. With respect to the unaudited statement of revenues and certain operating expenses for 801 Fiber Optic Drive for the nine month period ended September 30, 2005 included herein, the independent public accountants have applied limited procedures in accordance with the standards of the Public Accounting Oversight Board (United States), as stated in their separate report included herein, they did not audit and they do not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on their report on such information should be restricted. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.”

11

G. PRIOR PERFORMANCE TABLES

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (ON A PERCENTAGE BASIS)(1)

No data available. Affiliates of our advisor did not sponsor any programs the offering of which closed from January 1, 2001 through September 30, 2005. Paladin Realty commenced an offering for a new real estate program in December 2004 which has closed on approximately $110 million in subscriptions subsequent to September 30, 2005.

A-1

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to Paladin Realty and its affiliates during the three years ended December 31, 2004 and the nine months ended September 30, 2005 in connection with (a) prior Paladin real estate programs the offerings of which have closed since December 31, 2001 and (b) on an aggregate basis, 13 prior Paladin real estate programs the offerings of which closed on or prior to December 31, 2001.

Type of Compensation	Other Programs
Date offering commenced	N/A
Dollar amount raised	$369,387,156
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—
Acquisition fees	—
—real estate commissions	—
—advisory fees	425,110
—other	—
Other	—
Dollar amount of cash generated from operations before deducting payments to sponsor	N/A
Amount paid to sponsor from operations:
Property management fees	14,898,983
Partnership management fees	14,754,486
Reimbursements	509,278
Leasing commissions	—
Other	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
—cash	460,223,307
—notes	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—
Incentive fees	2,586,405
Other—Disposition fees	998,149

Past performance is not necessarily indicative of future performance.

A-2

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

Table III summarizes the operating results of prior Paladin real estate programs the offerings of which have closed since December 31, 1999. Operating results are presented for each fiscal year since the inception of each program. Except as otherwise noted, all figures are as of December 31 of the year indicated and represent a full year of operations for the year indicated.

	William E. Simon & Sons Realty Partners, L.P.						WC Investors Limited Partnership
	2001	2002	2003	2004	Nine months ended 9/30/2005		3/1/00 through 12/31/00	2001	2002	2003	2004	Nine months ended 9/30/2005
Gross Revenues(2)	$78,771,448	$66,216,552	$78,124,776	$112,043,702	$83,132,201		$4,015,678	$20,026,064	$25,310,978	$26,949,870	$28,976,372	22,945,756
Gain on extinguishment of debt	—	4,251,695	—	—	—		—	—	—	—	—	—
Profit on sale of properties	621,207	2,596,505	1,334,106	9,623,606	30,976,824		—	—	4,587,723	—	—	—
Less: Operating Expenses	77,881,937	63,697,475	72,673,036	98,294,342	73,173,241		1,833,341	9,100,093	12,651,371	13,169,497	13,890,728	11,027,233
Equity in income (losses) of unconsolidated joint ventures	(4,769,018)	(2,218,853)	(2,872,829)	(1,046,022)	2,976,369		—	—	—	—	—	—
Cumulative effect of accounting change	—	5,530,002	—	—	—		—	—	—	—	—	—
Provision for loss of assets	—	10,745,351	—	—	—		—	—	—	—	—	—
Interest expense	4,400,557	6,634,223	12,933,140	16,447,872	11,171,944		1,507,560	7,559,285	8,708,160	9,430,565	10,193,793	7,926,654
Depreciation	7,979,265	9,876,151	10,123,954	12,997,846	6,394,651		380,323	1,922,896	3,219,597	543,064	—	—
Net Income (Loss)	(15,638,122)	(25,637,303)	(19,144,077)	(7,118,774)	26,345,558		294,454	1,443,790	5,319,573	3,806,744	4,891,851	3,991,869
Taxable Income (Loss)
—from operations	(14,496,810	(18,274,350)	(29,155,320)	(19,678,183)	N/A	(3)	(1,253,151)	1,601,201	(460,315)	(1,921,478)	(4,667,717)	N/A	(3)
—from gain of sale	2,205,093	4,435,554	1,665,774	13,286,702	N/A	(3)	—	—	—	—	—	N/A	(3)
Cash generated from (used in) operations	10,085,885	3,978,354	(15,735,758)	8,228,348	1,798,264		674,777	3,366,686	3,951,447	4,349,808	4,891,851	3,991,869
Cash generated from sales	20,788,236	27,362,050	8,200,000	14,647,433	136,937,500		—	—	18,075,000	15,107,592	18,229,000	87,300,000
Cash generated from refinancing	—	—	—	—	—		—	—	34,560,000	27,148,700	56,657,0000	—
Cash generated from operations, sales and refinancing	30,874,121	31,340,404	(7,535,758)	22,875,781	138,735,764		674,777	3,366,686	56,586,447	46,606,100	79,777,851	91,291,869
Less: Cash distributions to investors
—from operating cash flow	1,135,641	967,075	2,096,300	—	—		—	1,000,000	781,701	559,988	389,570	43,726
—from sales and refinancing	3,364,359	5,532,925	903,700	—	29,450,000		—	—	2,418,299	5,440,012	6,101,430	956,274
Cash generated (deficiency) after cash distributions	26,374,121	24,840,404	(10,535,758)	22,875,781	109,285,764		674,777	2,366,686	53,386,447	40,606,100	73,277,851	90,291,869
Less: Special items (not including sales and refinancing)
Source of Funds
General Partner Contributions	2,450,000	2,275,000	1,125,000	—	—		450,220	—	—	—	—	—
Limited Partner Contributions	58,550,000	43,225,000	21,375,000	—	—		44,112,780	—	—	—	—	—
Distributions received from real estate joint ventures	1,719,753	136,981	—	8,944,579	21,494,495		—	—	—	—	—	—
Borrowings from mortgages and construction loans payable	112,031,716	82,676,215	37,069,027	85,907,165	3,950,599		61,589,760	72,729,249	—	22,832,472	37,625,000	53,850,000

Past performance is not necessarily indicative of future performance.

A-3

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

	William E. Simon & Sons Realty Partners, L.P.					WC Investors Limited Partnership
	2001	2002	2003	2004	Nine months ended 9/30/2005	3/1/00 through 12/31/00	2001	2002	2003	2004	Nine months ended 9/30/2005
Cash transferred from predecessor entity(4)	159,651	—	—	—	—	—	—	—	—	—	—
Net contributions received from minority interests	7,015,664	8,212,779	1,538,403	7,582,288	(16,419,426)	—	—	—	—	—	—
Restricted cash that would have otherwise been distributed to the General Partner	—	325,000	150,000	—	1,550,000	—	—	—	—	—	—
Use of Funds
Purchase of real estate and improvements	(126,312,661)	(72,102,600)	(24,140,613)	(20,598,419)	(11,765,955)	(85,896,124)	(92,985,724)	—	(31,446,309)	(52,978,573)	(86,998,977)
Investment in real estate joint ventures	(9,579,359)	(12,044,317)	(7,919,163)	(3,796,652)	(1,378,844)	—	—	—	—	—	—
Loan Refinancing Costs	—	—	—	—	—	—	—	(694,741)	(584,303)	(719,664)	—
Principal payments on mortgages and construction loans payable	(58,620,277)	(76,388,146)	(20,598,018)	(64,418,189)	(67,900,476)	(80,789)	(494,501)	(40,021,554)	(20,574,744)	(39,940,351)	(41,992,148)
Cash generated (deficiency) after cash distributions and special items	13,788,608	1,156,316	(1,936,122)	(36,496,553)	38,816,157	20,850,624	(18,384,290)	12,670,152	10,833,216	17,264,263	15,150,744
Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$(48)	$(60)	(96)	(65)	N/A (3)	$(28)	$36	$(10)	(43)	(105)	N/A (3)
—from recapture	—	—	—	—	—	—	—	—	—	—	—
Capital gain (loss)	7	15	5	(44)	N/A (3)	—	—	—	—	—	N/A (3)
Cash distributions to Investors
Source
—Investment income	—	—	—	—	—	—	22	72	135	146	22
—Return of capital	15	21	10	—	97	—	—	—	—	—	—
Source (on cash basis)
—Sales	11	18	3	—	97	—	—	31	—	—	—
—Refinancing	—	—	—	—	—	—	—	23	122	137	21
—Operations	4	3	7	—	—	—	22	18	13	9	1
—Return of Unused Capital Called	—	—	—	—	—	—	—	—	—	—	—
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)					72.6%						100.0%

Past performance is not necessarily indicative of future performance.

A-4

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

	Pivotal Simon Condominiums(5)
	8/29/00 through 12/31/00	2001	2002	2003
Gross Revenues(2)	$49,072	$101,738	$62,483,804	$4,227,350
Gain on extinguishment of debt	—	—	—	—
Profit on sale of properties	—	—	—	—
Less: Operating Expenses	381,074	609,360	50,271,639	2,936,177
Equity in losses of unconsolidated joint ventures	—	—	—	—
Cumulative effect of accounting change	—	—	—	—
Provision for loss of assets	—	—	—	—
Interest expense	—	—	—	—
Depreciation	—	—	—	—
Net Income (Loss)	(332,002)	(507,622)	12,212,165	1,291,173
Taxable Income (Loss)
—from operations	(288,068)	1,155,053	11,097,959	1,346,574
—from gain of sale	—	—	—	—
Cash generated from (used in) operations	102,611	7,790,708	16,911,147	35,378,848
Cash generated from sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Cash generated from operations, sales and refinancing	102,611	7,790,708	16,911,147	35,378,848
Less: Cash distributions to investors
—from operating cash flow	—	—	—	18,393,529
—from sales and refinancing	—	—	—	—
Cash generated (deficiency) after cash distributions	102,611	7,790,708	16,911,147	16,985,319
Less: Special items (not including sales and refinancing)
Source of Funds
General Partner Contributions	—	—	—	—
Limited Partner Contributions	92,979	1,000,000	2,100,000	—
Distributions received from real estate joint ventures	—	—	—	—
Borrowings from mortgages and construction loans payable	1,000,000	1,000,951	14,227,837	1,378,070
Cash transferred from / (to) predecessor LLC (4)	—	—	—	—
Net contributions received from minority interests	—	—	—	—
Restricted cash that would have otherwise been distributed to the General Partner	—	—	—	—
Use of Funds
Purchase of real estate and improvements	(1,589,787)	(8,668,018)	(34,405,453)	—
Investment in real estate joint ventures	—	—	—	—
Loan Refinancing Costs	—	—	—	—
Principal payments on mortgages and construction loans payable	—	—	—	(17,606,858)
Cash generated (deficiency) after cash distributions and special items	(394,197)	1,123,641	(1,166,469)	756,531
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$(35)	$141	$1,353	164
—from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—

Past performance is not necessarily indicative of future performance.

A-5

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

	Pivotal Simon Condominiums(5)
	8/29/00 through 12/31/00	2001	2002	2003
Cash distributions to Investors
Source
—Investment income	—	—	—	1,243
—Return of capital	—	—	—	1,000
Source (on cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	2,243
—Return of Unused Capital Called	—	—	—	—
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (Original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)				0.0%

(1)	Operating results are presented on a GAAP basis, except results for WC Investors Limited Partnership are presented on a tax basis.
(2)	For residential homebuilding and condominium projects, proceeds from sales of individual homes or units are included in gross revenues.
(3)	Federal income tax results for the 2005 tax year are not yet available for this program.
(4)	William E. Simon & Sons Realty Partners, L.P. (“WES LP”) was formed on January 2, 2001 in connection with (a) the termination of William E. Simon & Sons Realty Investments, L.L.C. (“WES LLC”), a previously existing real estate program sponsored by Paladin Realty, and (b) the completion of an offering of equity interests in WES LP. These transactions are collectively referred to as the “Reorganization.” Immediately prior to the Reorganization, WES LLC owned equity interests in 79 properties, which equity interests were valued as of the consummation of the Reorganization at $187 million in the aggregate (representing the cost of the interests in the properties plus an annual 10% return). In the Reorganization, WES LLC converted from a limited liability company into WES LP, a limited partnership. As a result of that conversion, WES LP became the owner of the interests in the 79 properties and all other assets held by WES LLC. Contemporaneously with the conversion, WES LP completed an offering in which it raised an additional $239 million in cash investments. $118 million of these proceeds were used to redeem WES LLC interests held by certain investors based on the $187 million valuation. The remaining WES LLC interests were exchanged for limited partnership interests in WES LP also based on the $187 million valuation. Represents cash held by William E. Simon & Sons Realty Investments, L.L.C. at the time of the Reorganization.
(5)	This program’s operations concluded in the year ended December 31, 2003.

Past performance is not necessarily indicative of future performance.

A-6

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

Table IV summarizes the results of prior Paladin real estate programs sponsored by Paladin Realty that completed their operations and sold all their properties during the five years ended December 31, 2004 and the nine months ended September 30, 2005.

	FSF Mission Station/ Woodtrails	William E. Simon & Sons Realty Investments, LLC(1)	FSF Chatham Creek Associates, LP	FSF Crescent Park Associates, LP	FSF Park Terrace Associates, LLC	FSF Dallas Portfolio	FSF Heather Ridge Associates, LLC	FSF View Pointe Associates, LLC		FSF Village Green Associates, LLC	FSF Village Square Associates, LLC		FSF Mariner Pointe Associates, LP
Dollar Amount Raised	$922,000	$176,660,000	$978,500	$1,223,000	$913,000	$1,400,000	$600,000	$611,979		$492,075	$833,602		2,000,000
Number of Properties Purchased	2	82	1	1	1	6	2	1		1	1		1
Date of Closing of Offering	5/20/96	7/31/98	12/18/95	7/12/96	1/18/96	9/24/96	11/4/96	10/17/97		1/5/1998	9/4/1997		10/30/96
Date of First Sale of Property	4/23/04	5/02/00	2/22/01	6/28/01	10/23/02	1/16/01	6/7/02	6/7/02	(2)	12/5/01	8/13/03	(2)	12/17/03
Date of Final Sale of Property	4/23/04	1/2/01	2/22/01	6/28/01	10/23/02	12/20/01	9/18/03	6/7/02	(2)	12/5/01	8/13/03	(2)	12/17/03
Tax and Distribution Data Per $1000 Investment
Federal Income Tax Results
Ordinary income (loss)
—from operations	(1,023)	$(80)	$(161)	$(448)	$(583)	$(86)	$(608)	$(549)		$132	$(338)		(550)
—from recapture	1,085	—	363	427	657	786	404	—		610	792		527
Capital Gain (loss)	1,287	224	1,410	1,457	736	2,457	167	559		858	207		379
Deferred Gain
Capital	—	—	—	—	—	—	—	—		—	—		—
Ordinary	—	—	—	—	—	—	—	—		—	—		—
Cash Distributions to Investors
Source (on Tax basis)
—Investment Income	133	353	1,502	1,436	669	3,132	838	207		636	440		362
—Return of Capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	—		1,000	431		1,000
Source (on cash basis)
—Sales	167	1,165	—	873	137	2,280	1,249	—		1,336	—		72
—Refinancing	709	—	1,908	876	1,032	509	—	—		—	431		973
—Operations	257	—	594	687	500	1,343	589	207		300	440		317
—Return of Unused Capital Called	—	188	—	—	—	—	—	—		—	—		—
Receivables on Net Purchase Money Financing	—	—	—	—	—	—	—	—		—	—		—

Past performance is not necessarily indicative of future performance.

A-7

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

	FSF Atherton Circle Associates, LC	Pivotal Simon Hotel XXIV, LLC	Pivotal Simon Office XVI, LLC	Everest Investors 6, LLC	Everest Investors 3, LLC
Program Name
Dollar Amount Raised	491,769	8,200,000	7,425,000	1,402,731	1,914,856
Number of Properties Purchased	1	1	1	1	17
Date of Closing of Offering	10/30/1997	8/29/00	1/26/96	9/11/96	6/17/96
Date of First Sale of Property	11/21/00	11/7/03	4/24/00	12/4/01	3/19/97
Date of Final Sale of Property	11/21/00	10/14/03	4/24/00	12/4/01	9/25/03
Tax and Distribution Data Per $1000 Investment
Federal Income Tax Results
Ordinary income (loss)
—from operations	(118)	1,623	346	295	(99)
—from recapture	292	—	208	30	256
Capital Gain (loss)	1,405	—	1,216	384	375
Deferred Gain
Capital	—	—	—	—	—
Ordinary	—	—	—	—	—
Cash Distributions to Investors
Source (on Tax basis)
—Investment Income	1,158	1,658	1,683	709	534
—Return of Capital	1,000	1,000	1,000	1,000	1,000
Source (on cash basis)
—Sales	1,349	2,658	623	1,709	1,534
—Refinancing	435	—	1,500	—	—
—Operations	374	—	560	—	—
—Return of Unused Capital Called	—	—	—	—	—
Receivables on Net Purchase Money Financing	—	—	—	—	—

(1)	Of the ownership interests in these 82 properties, three were sold in separate transactions during 2000 and the remaining 79 were transferred by William E. Simon Realty Investments, L.L.C. (“WES LLC”) to William E. Simon Realty Partners, L.P. (“WES LP”) on January 2, 2001 as a result of the Reorganization. In connection with the Reorganization, equity interests in William E. Simon Realty Investments, L.L.C. (“WES LLC”) were either redeemed for cash or exchanged for partnership units in WES LP based on an aggregate valuation of $187 million. See footnote 4 to Table III for a description of these transactions. For those 79 properties, the tax and distribution information in this Table IV reflects distributions investors would have received if those property interests had been sold for cash at the valuation used in the Reorganization.
(2)	The property owned by this program was sold to the mortgage lender for the property in satisfaction of the outstanding balance of mortgage indebtedness.

Past performance is not necessarily indicative of future performance.

A-8

TABLE V

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

Table V presents summary information on the results of sales or disposals of properties from prior Paladin real estate programs during the three years ended December 31, 2004 and the nine months ended September 30, 2005. The Table includes information about the net sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing Costs and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net of Closing Costs	Mortgage Balance At Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total
William E. Simon & Sons Realty Partners, L.P.
SKS Bryant Square—Bakery	4/15/1998	3/4/2002	862,050	848,101	—	—	1,710,151	848,101	361,957	1,210,058	N/A	(2)
The Lake Apartments	11/23/1999	4/26/2002	5,006,515	8,850,000	—	—	13,856,515	8,850,000	2,468,647	11,318,647	1,873,662
Pebble Grove Apartments	11/30/1999	3/29/2002	4,557,564	7,600,000	—	—	12,157,564	7,600,000	2,228,935	9,828,935	1,572,125
Belletower Office Building	12/17/1997	3/31/2003	2,457,917	5,334,005	—	—	7,791,922	5,450,000	1,247,134	6,697,134	2,603,559
Bank One Tower	9/28/2000	1/30/2004	15,166,680	12,009,000	—	—	27,175,680	12,009,000	8,429,000	20,438,000	8,156,374
EPAC Homebuilding Platform	10/15/1997	11/15/2002	23,671,937	48,317,000	—	—	71,988,937	48,317,000	32,471,000	80,788,000	N/A
ACRE Net Lease Platform	4/29/1999	11/23/2004	14,661,715	31,841,097	—	—	46,502,812	32,974,000	12,369,000	45,343,000	18,395,537
CB Woodside Building	5/26/1998	1/6/2005	6,882,761	5,513,616	—	—	12,396,377	6,000,000	2,500,000	8,500,000	3,443,056
Grafton Hotel on Sunset	1/6/1999	1/10/2005	17,920,382	7,515,565	—	—	25,435,947	8,000,000	5,772,000	13,772,000	5,453,227
Telecom Center LA	12/23/1997	2/25/2005	15,248,599	4,382,210	—	—	19,630,809	8,245,000	6,644,000	14,889,000	12,939,240
Santa Rosa Apartments	4/29/2002	9/30/2005	8,632,997	17,780,775	—	—	26,413,772	16,451,000	5,711,000	22,162,000	2,513,135
WC Investors Limited Partnership
Edgewood Sunrise Apartments	1/26/2001	8/8/2002	2,042,815	3,900,000	—	—	5,942,815	3,900,000	996,345	4,896,345	533,806
Brookshire Square Apartments	6/2/2000	11/27/2002	5,042,522	6,553,185	—	—	11,595,707	6,600,000	1,990,932	8,590,932	1,861,082
Heritage Village Apartments	6/29/2000	10/31/2003	4,920,717	7,692,854	—	—	12,613,581	7,920,000	2,701,391	10,621,391	3,703,561
Willow Glen Apartments	6/16/2000	12/21/2004	5,562,908	12,038,358	—	—	17,601,266	7,874,400	5,345,020	13,219,420	4,662,177
Citrus Court Apartments	9/18/2000	3/31/2005	8,980,297	6,895,088	—	—	15,875,385	7,178,000	2,377,139	9,555,139	3,284,397
River Canyon Apartments	3/16/2001	6/30/2005	10,911,076	8,621,853	—	—	19,532,929	7,150,000	2,575,298	9,725,298	3,637,345
San Dimas Village Apartments	11/22/2000	7/15/2005	3,450,993	3,623,215	—	—	7,074,208	3,000,000	1,035,150	4,035,150	1,654,030
Casa de Vallecita Apartments	8/1/2000	8/1/2005	2,544,148	4,682,828	—	—	7,226,976	3,359,460	2,160,469	5,519,929	1,933,417
Southridge Apartments	9/18/2000	8/31/2005	6,408,628	5,808,251	—	—	12,216,879	4,700,000	1,640,199	6,340,199	2,883,699
Spring Hill Garden Apartments	1/9/2003	8/31/2005	4,551,164	5,800,781	—	—	10,351,945	6,000,000	2,072,815	8,072,815	1,417,918
Claremont Palms Apartments	2/28/2001	8/31/2005	5,021,856	6,560,132	—	—	11,581,988	6,000,000	1,691,581	7,691,581	2,476,968

Past performance is not necessarily indicative of future performance.

A-9

TABLE V

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing Costs and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net of Closing Costs	Mortgage Balance At Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total
FSF Park Terrace Apts.	1/18/1996	10/23/2002	415,766	8,637,579	—	—	9,053,345	8,637,579	2,066,200	10,703,779	6,666,867
FSF Mariner Pointe	10/30/1996	12/17/2003	637,254	22,479,614	—	—	23,116,868	22,479,614	7,541,478	30,021,092	17,597,013
FSF Heather Ridge Apartments	11/6/1996	9/18/2003	3,453,491	6,945,934	—	—	10,399,425	6,945,934	2,052,750	8,998,684	12,176,599
FSF View Pointe Apartments	10/17/1997	6/7/2002	—	9,000,000	—	—	9,000,000	9,000,000	2,649,501	11,649,501	4,483,991
FSF Village Square Apartments	9/4/1997	8/13/2003	—	14,551,019	—	—	14,551,019	14,551,019	2,899,485	17,450,504	8,445,332
Everest Investors 3	6/17/1996	9/25/2003	2,937,896	—	—	—	2,937,896	—	1,914,856	1,914,856	(264,030)
Pivotal Simon Condominiums	8/29/2000	10/14/03	45,931,369	17,606,858	—	—	63,538,227	17,606,858	29,335,142	46,942,000	16,596,227	(3)
FSF Mission Station Apts.	5/20/1996	4/23/2004	208,943	654,400	—	—	863,343	654,400	184,400	838,800	1,835,132
FSF Woodtrails Apts.	5/20/1996	4/23/2004	835,771	2,617,600	—	—	3,453,371	2,617,600	737,600	3,355,200	6,844,510

Past performance is not necessarily indicative of future performance.

A-10

(1)	Allocation of taxable gain (loss) associated with individual property sales between ordinary and capital gains (losses) is as follows:

	Taxable Gain		Capital Gain	Ordinary Gain
William E. Simon & Sons Realty Partners, L.P.
SKS Bryant Square—Bakery	(376,400)		(376,400)	—
The Lake Apartments	2,359,204		1,843,992	515,212
Pebble Grove Apartments	2,110,151		1,774,015	336,136
Belletower Office Building	2,001,728		1,082,766	918,962
Bank One Tower	4,115,970		4,115,970	—
EPAC Homebuilding Platform	2,888,771		—	2,888,771
ACRE Net Lease Platform	9,164,199		9,164,199	—
CB Woodside Building	(a	)	—	—
Grafton Hotel on Sunset	(a	)	—	—
Telecom Center L.A.	(a	)	—	—
Santa Rosa Apartments	(a	)	—	—
WC Investors Limited Partnership
Edgewood Sunrise Apartments	(b	)	—	—
Brookshire Square Apartments	(b	)	—	—
Heritage Village Apartments	(b	)	—	—
Willow Glen Apartments	(b	)	—	—
Citrus Court Apartments	(b	)	—	—
River Canyon Apartments	(b	)	—	—
San Dimas Village Apartments	(b	)	—	—
Casa de Vallecita Apartments	(b	)	—	—
Southridge Apartments	(b	)	—	—
Spring Hill Garden Apartments	(b	)	—	—
Claremont Palms Apartments	(b	)	—	—
FSF Park Terrace Apts.	1,271,518		672,075	599,443
FSF Mission Station Apts.	774,114		479,925	294,189
FSF Woodtrails Apts.	1,412,700		706,350	706,350
FSF Mariner Pointe Apartments	1,812,233		757,282	1,054,951
FSF Heather Ridge Apartments	342,401		99,901	242,500
FSF View Pointe Apartments	342,096		—	342,096
FSF Village Square Apartments	832,634		172,393	660,241
Everest Investors 3	1,211,970		717,880	494,040
Pivotal Simon Condominiums (c)	—		—	—

(a)	Tax information is not yet available at this property as it was sold during the 2005 year.
(b)	This property was sold in a transaction structure to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code, and accordingly, no taxable gain was recorded in connection with the disposition.
(c)	Sales of properties by this program represent the sales of condominiums, which give rise to ordinary income rather than taxable gains.
(2)	This property represents only a portion of single project owned by the program, and receipts and expenses of the project have not been allocated to the individual properties.
(3)	Because the operations of this project are the sale of homes or condominium units, net cash flow is included in the cash received net of closing costs.

Past performance is not necessarily indicative of future performance.

A-11

FILED PURSUANT TO RULE 424 (B)(3)

REGISTRATION NO. 333-113863

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 1 DATED DECEMBER 22, 2005

TO THE PROSPECTUS DATED FEBRUARY 28, 2005

This prospectus supplement (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated February 28, 2005 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

		Supplement No. 1 Page Number	Prospectus Page Number
A.	Status of the Offering	1	N/A
B.	Initial Acquisition—801 Fiber Optic Drive	1	N/A
C.	Changes within Paladin Realty	3	N/A
D.	Suitability Standards	5	i
E.	Estimated Use of Proceeds	5	41
F.	Supplemental Sales Materials	9	139
G.	Other Changes	10	N/A

A. STATUS OF THE OFFERING

On December 2, 2005, we accepted $1,246,670 in subscriptions, excluding subscriptions received from Pennsylvania investors and have, therefore, reached our Minimum Offering. As of December 12, 2005, including subscriptions accepted subsequent to December 2, 2005, we have accepted aggregate gross offering proceeds of $1,398,168 from the offering. Our escrow agent has received $21,000 of gross proceeds being held in escrow related to subscriptions from Pennsylvania investors.

B. INITIAL ACQUISITION—801 FIBER OPTIC DRIVE

On November 2, 2005, we purchased a 63.86% tenant-in-common interest in a property and its improvements located at 801 Fiber Optic Drive in the Central Arkansas I-440 Business Park in North Little Rock, Arkansas, which we refer to as “801 Fiber Optic Drive”. The total appraised value of 801 Fiber Optic Drive was approximately $4.1 million. The purchase price for our 63.86% interest was $2,618,260, plus approximately $133,000 in closing costs and prepaid escrow amounts.

The interest in 801 Fiber Optic Drive was purchased from an unaffiliated third party, Makor Properties, LLC, through PRIP 801, LLC, which we refer to as PRIP, a Delaware limited liability company managed by our operating partnership Paladin Realty Income Properties, L.P., which we refer to as Paladin OP. PRIP is a joint venture formed for this acquisition between us and 801 FO, LLC, the remaining 36.14% tenant-in-common interest holder in 801 Fiber Optic Drive. The property has previously been and will continue to be managed by the controlling member of 801 FO, LLC for which it will receive a customary property management fee. In connection with the acquisition, we refinanced the existing debt on the property of approximately $2.4 million, paying down approximately $0.5 million and financing the remainder through a loan from CWCapital LLC in the amount of $1.95 million, which we refer to as the “mortgage loan”. Paladin OP’s ownership interest in PRIP was increased to approximately 73.5% by the capital advanced in connection with the refinancing. Paladin Advisors is entitled to acquisition fees of $93,992 and asset management fees of $20,507 on the acquisition of 801 Fiber Optic Drive. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of these fees.

801 Fiber Optic Drive consists of approximately 10.95 acres of real property and a 56,336 square foot building that was completed in 2001, which is 100% leased to FedEx Ground Package System, Inc., which we refer to as FedEx Ground, pursuant to a ten year net lease that commenced on August 1, 2001 and expires on July 31, 2011. FedEx Ground is a subsidiary of FedEx Corporation, a provider of transportation, e-commerce and supply management services. FedEx Ground also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum. The second option is through July 31, 2021 at $446,376 per annum.

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The building was a build-to-suit project for FedEx Ground that was completed in 2001. FedEx Ground has been the only tenant in the building. The average effective annual rental rate per square foot for each of 2002 through 2004 and that portion of 2001 for which the building was leasable was $6.00 and the average occupancy rate for such period was 100%.

FedEx Ground leases 100% of the total leasable area of the property for an annual rental income of $338,160, which represents 100% of the total income on the property. The building is used as a small package distribution facility and is designed to facilitate the sorting and transfer of small packages. We believe that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

We have no proposed programs for the renovation, improvement or further development of the property at this time.

The competitive conditions of 801 Fiber Optic Drive are favorable. 801 Fiber Optic Drive is located in one of the newest business parks in the Little Rock market located on State Highway 165, less than one mile east of the interchange with I-440. A rail line traverses the south edge of the business park and the property has fiber optic capability.

For federal income tax purposes, the tax basis in the 801 Fiber Optic Drive property is approximately $2.6 million. Depreciation expense with respect to the real property component of 801 Fiber Optic Drive (other than land) will be depreciated on a straight-line basis using an estimated useful life of 39 years. Realty taxes for the fiscal year ended December 31, 2004 on 801 Fiber Optic Drive were $19,842 at a tax rate of 1.18%.

In connection with this acquisition, Paladin Realty assigned the purchase agreement to acquire 801 Fiber Optic Drive and related amendments to PRIP. Paladin Realty is our sponsor and our executive officers are also officers and principals of Paladin Realty.

The acquisition of 801 Fiber Optic Drive was partially funded through the assignment of proceeds from a note by and between Paladin Realty and Wachovia Bank, N.A. dated October 17, 2005, which we refer to as the “Paladin Realty note” to us in the amount of $1.7 million, the proceeds of which were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP. The Paladin Realty note was personally guaranteed by James R. Worms, our President, John A. Gerson, our Chief Financial Officer and Michael B. Lenard, our Executive Vice President, Secretary and Counselor. Principal and interest on the Paladin Realty note are due on February 28, 2006. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and us, which we refer to as the “Company note” on substantially similar terms as the Paladin Realty note. The Company note provides for a loan in the amount of $1.7 million, with an interest rate based on LIBOR plus 2.25%. Payments on the Company note are due in consecutive monthly payments of accrued interest only, commencing on December 1, 2005, and continuing on the same day of each month thereafter until fully paid. The principal and accrued interest on the Company note are due on demand. In the event of a default by us under the Company note including nonpayment, false warranty, bankruptcy, or certain changes in our structure or business, Paladin Realty may accelerate the maturity of the Company note, and charge additional interest at a rate of 3%. We have repaid $1.2 million of the Company note using proceeds from the offering. As of the date of this Supplement, there is a balance of $500,000 remaining on the Company note.

The mortgage loan with CWCapital LLC discussed above pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 5.498% plus three percentage points and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, PRIP is required to post a $550,000 letter of credit by the 25th month anniversary of the loan date, or the lender will sweep and retain all cash flow from the property. If PRIP does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by PRIP with the lender (including rent accounts from the property). The estimated balance to be due at the anticipated repayment date is $1,950,000.

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In general, the mortgage loan may not be prepaid until the earlier of (a) three years or (b) two years after the loan is sold into a securitization pool and the note cannot be retired or paid off except through a defeasance. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO LLC, has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify him against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property. In addition PRIP has entered into an environmental and hazardous substance indemnification agreement.

The mortgage loan and ancillary agreements contain various covenants, which among other things, limit the ability of PRIP to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer its interest in the property. The mortgage loan and ancillary agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of a default, the mortgage loan may be accelerated and all amounts due under the loan will become immediately due and payable.

C. CHANGES WITHIN PALADIN REALTY

Our sponsor Paladin Realty had a change in its ownership pursuant to which the children and grandchildren of William E. Simon, Sr., whom we refer to as the “Simon Family,” no longer have an investment in Paladin Realty and one management committee member of Paladin Realty has changed. The ownership change was accomplished by creating a new entity named Paladin Realty Partners, LLC, which is 100% owned by the officers and managers of Paladin Realty, to serve as the new sponsor of Paladin REIT. This change did not otherwise affect the management of Paladin Realty.

Following this ownership change, our sponsor continues to be named Paladin Realty Partners, LLC. In the prospectus, references to our sponsor, Paladin Realty Partners, LLC or Paladin Realty will refer to either (1) Paladin Realty prior to this ownership change or (2) Paladin Realty following the ownership change, as required by the context in which those terms are used. All references to the prior real estate investments sponsored or advised by Paladin Realty collectively refers to Paladin Realty before and after this ownership change, as the management team that owns 100% of Paladin Realty following this change is the same management team that managed all of those investments.

Ownership of the 500 shares of common stock previously purchased by our sponsor and 100% of the ownership interests in Paladin Realty Advisors, LLC have been transferred to the new Paladin Realty entity, which is now our sponsor.

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In connection with the changes described above, the following changes are hereby made to the Prospectus:

(1) The chart included in the section “Our Structure” on page 11 of the Prospectus is hereby replaced in its entirety with the following chart:

(2) The Section “Management—Affiliated Companies—Paladin Realty Partners, LLC” on page 58 of the Prospectus, is hereby replaced in its entirety with the following section:

Affiliated Companies

Paladin Realty Partners, LLC

Our sponsor is Paladin Realty, which was formed on August 5, 2005. Since 1995, Paladin Realty and its predecessors and affiliates have managed real estate investments for high net worth individuals, foundations and institutions. As of September 30, 2005, Paladin Realty or its affiliates have sponsored or advised 26 real estate investment partnerships that collectively have approximately $400 million of equity committed to 163 properties located throughout the United States and Latin America with an aggregate purchase price, including debt and equity from joint venture partners, of approximately $1.4 billion. Paladin Realty is the managing member of, and holds a 100% equity interest in, Paladin Advisors. Paladin Realty’s headquarters are located at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024.

4

The manager and each of the officers and the management committee members of Paladin Realty holds, directly or indirectly, 100% of the economic ownership interests in Paladin Realty.

Paladin Realty’s activities are managed by James R. Worms, as its manager, and a management committee consisting of Mr. Worms and three other members. As manager, Mr. Worms directs the day to day activities of Paladin Realty. The following are the manager, the officers and the management committee members of Paladin Realty:

Name	Position

James R. Worms	President, Manager and Management Committee Member

Michael B. Lenard	Counselor, Principal and Management Committee Member

John A. Gerson	Chief Financial Officer and Management Committee Member

William K. Dunbar	Principal

Philip T. Fitzgerald	Principal

David L. Gold	Principal

Frederick Gortner	Principal

Whitney A. Greaves	Principal

Scot E. Hadley	Controller

Jay G. Hartman	Vice President

Robert W. MacDonald	Management Committee Member

Mary-Louise Quinn	Senior Asset Manager

The backgrounds of the persons listed above can be found on pages 58-60 of the Prospectus. Pursuant to the ownership change described above, J. Peter Simon will no longer participate as a member of the management committee of Paladin Realty.

D. SUITABILITY STANDARDS

The 9th paragraph on page i of the Prospectus is hereby revised to add Kansas to the following paragraph:

“Kansas, Missouri, Ohio and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least ten (10) times their investment in our common stock.”

E. ESTIMATED USE OF PROCEEDS

In connection with the registration of this offering in the state of Minnesota, we agreed to add an additional column to the Estimated Use of Proceeds table to show fees and expenses to be paid in connection with the offering excluding shares sold pursuant to the dividend reinvestment plan. The Estimated Use of Proceeds table on page 41 of the Prospectus, is hereby replaced in its entirety with the following section, in order to make this change.

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ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering. The table shows three scenarios:

•	the “Minimum Offering” assumes that we reach the minimum offering of $1,000,000 by selling 100,000 shares at $10 per share pursuant to this offering and that we sell no shares pursuant to our dividend reinvestment plan; and

•	the “Maximum Offering Including Shares Sold Pursuant to the Dividend Reinvestment Plan” assumes we sell the maximum 38,500,000 shares at $10 per share, including 3,500,000 shares pursuant to our dividend reinvestment plan.

•	the “Maximum Offering Excluding Shares Sold Pursuant to the Dividend Reinvestment Plan” assumes we sell the maximum 38,500,000 shares at $10 per share, excluding 3,500,000 shares pursuant to our dividend reinvestment plan.

We agreed to include the third scenario in connection with the registration of this offering in the State of Minnesota. The purpose of this column is to show the fees and expenses to be paid in connection with the offering excluding shares sold pursuant to the dividend reinvestment plan.

The Estimated Use of Proceeds table is located on the following page 42.

Under both scenarios, we have not given effect to any special sales or volume discounts that could reduce the selling commissions. See the “Plan of Distribution” section of this prospectus for a description of the special sales or volume discounts.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 84.7% of the money you invest will be used to buy real estate or to invest in real estate related investments, while the remaining up to 15.3% will be used to pay expenses and fees, including the payment of fees to Paladin Advisors, our advisor, and Prospect Financial Advisors, the dealer manager for this offering. Our fees and expenses, as listed below, include the following:

•	Selling commissions equal to 7.0% of gross offering proceeds are payable to Prospect Financial Advisors from sales to the public and 4.0% of gross offering proceeds received from our dividend reinvestment plan. Prospect Financial Advisors, in its sole discretion, may reallow to participating broker-dealers all selling commissions attributable to shares sold by them. The amount of selling commissions may also be reduced under certain circumstances for special sales or volume discounts. The difference in the percentage of proceeds in the Maximum Offering Including Shares Sold Pursuant to the Dividend Reinvestment Plan and the Maximum Offering Excluding Shares Sold Pursuant to the Dividend Reinvestment Plan is the effect of the lower selling commissions that will be charged on shares sold pursuant to the dividend reinvestment plan.

•	The dealer manager fee is payable to Prospect Financial Advisors. Prospect Financial Advisors, in its sole discretion, may reallow a portion of its dealer manager fee to participating broker-dealers as marketing fees or as reimbursement for offering-related expenses. The dealer manager fee is equal to 2.5% of the gross proceeds from the sale of shares, except that the dealer manager fee will not be charged on shares issued pursuant to our dividend reinvestment plan. As a result, the dealer manager fee is equal to 2.3% of the gross offering proceeds of all shares that may be sold in this offering, including shares to be issued pursuant to our dividend reinvestment program.

•

Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Paladin Advisors or Prospect Financial Advisors for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing

6

the shares and other marketing and organization costs, travel, food and lodging expenses, expense reimbursements for educational meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars, promotional items, legal fees for the dealer manager, technology costs and expenses attributable to the offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and the participating broker-dealers. Paladin Advisors and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds from this offering, without recourse against or reimbursement by us. Many of the organization and offering expenses, such as the costs of registering and qualifying the shares and legal, accounting and printing expenses incurred in connection with preparing this prospectus and marketing the shares, will be incurred in the initial stages of this offering regardless of the amount of proceeds we raise. As result of these up-front expenses, we expect that organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds increases. Based on our estimates of overall organization and offering expenses, we estimate that these expenses will represent 2.0% of the gross offering proceeds if we raise the maximum offering. However, if organization and offering expenses reach 3.0% of the gross offering proceeds, the amount reimbursed would be $11,550,000. Notwithstanding the above, under our articles of incorporation, in no event shall organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, exceed 15% of gross offering proceeds.

•	Acquisition and advisory fees are fees and commissions paid by any party to any person in connection with the purchase, development or construction of real estate or the acquisition of real estate related investments. Acquisition and advisory fees do not include acquisition expenses. We will pay Paladin Advisors, as our advisor, acquisition and advisory fees of 2.75% of the contract purchase price of properties we acquire directly or through joint ventures, or with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment.

•	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate and real estate related investments. We will reimburse Paladin Advisors for acquisition expenses of up to a maximum of 0.5% of the contract purchase price of properties we acquire directly or through joint ventures, or with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment.

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•	Our board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. The independent directors are responsible for reviewing the performance of Paladin Advisors and determining that the compensation to be paid to Paladin Advisors is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of the independent directors.

	Minimum Offering 200,000 Shares		Maximum Offering Including Shares Sold Pursuant to the Dividend Reinvestment Plan 38,500,000 Shares (1)		Maximum Offering Excluding Shares Sold Pursuant to the Dividend Reinvestment Plan 35,000,000 Shares (1)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,000,000	100%	$385,000,000	100.0%	$350,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions(2)	70,000	7.0%	25,900,000	6.7%	24,500,000	7.0%
Dealer Manager Fee	25,000	2.5%	8,750,000	2.3%	8,750,000	2.5%
Organization and Offering Expenses	30,000	3.0%	8,000,000	2.0%	5,775,000	1.7%

Amount Available for Investment(3)	$875,000	87.5%	$342,350,000	88.9%	$310,975,000	88.8%
Acquisition and Advisory:
Acquisition and Advisory Fees(4)	23,332	2.3%	9,118,281	2.3%	8,282,627	2.4%
Acquisition Expenses(5)	4,242	0.4%	1,657,869	0.4%	1,505,932	0.4%
Initial Working Capital Reserve(6)	—	—	—	—	—	—

Amount Invested in Real Estate Related Investments(7)	$847,426	84.7%	$331,573,850	86.1%	$301,186,441	86%

(Footnotes to “Estimated Use of Proceeds”)

(1)	For the Maximum Offering Including Shares Sold Pursuant to the Dividend Reinvestment Plan, assumes selling commissions of 7.0% of the gross offering proceeds from 35,000,000 shares sold at $10 per share and selling commissions of 4.0% of the gross offering proceeds from 3,500,000 shares sold pursuant to our dividend reinvestment plan at $10 per share. For the Maximum Offering Excluding Shares Sold Pursuant to the Dividend Reinvestment Plan, assumes selling commissions of 7.0% of the gross offering proceeds from 35,000,000 shares sold at $10 per share.
(2)	Until required in connection with the acquisition of real estate or real estate related investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(3)	For purposes of this table, we have assumed that will use the full “Amount Available for Investment” to acquire investments and pay related fees and expenses and that the acquisition and advisory fees will equal 2.75% of the amount invested. As a result, if we raise the minimum offering and 87.5% of those proceeds are applied to investments and related fees and expenses, acquisition and advisory fees would equal 2.3% of the gross offering proceeds. If we raise the maximum offering and 88.9% of those proceeds are applied to investments and related fees and expenses, acquisition and advisory fees would equal 2.3% of gross offering proceeds. For purposes of this table we have also assumed that we will not use debt in making investments. If we raise the maximum of $385 million in the offering and all of our investments are 65% leveraged at the time we make them, total acquisition fees would be approximately $24.6 million. In addition, to the extent any joint venture partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition fees. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.

8

(4)	Assuming full investment of the proceeds of this offering, these acquisition expenses would equal approximately 0.4% of the gross proceeds of this offering. For purposes of this table we have assumed that we will not use debt in making investments. If we raise the maximum of $385 million in this offering and all of our investments are 65% leveraged at the time we make them, the total acquisition expenses for which we could become obligated to reimburse Paladin Advisors would be approximately $4.5 million. In addition, to the extent any joint partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition expenses. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.
(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the capital plan that Paladin Advisors will establish for each of our investments.
(6)	Includes amounts anticipated to be invested in real estate and real estate related investments net of fees and expenses. We estimate that at least 84.7% of the proceeds received from the sale of shares will be used to acquire real estate and to make real estate related investments.

F. SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

•	investor sales promotion brochure describing investing in REITs and in Paladin Realty Income Properties, Inc. entitled “Investing in REITs”;

•	cover letters transmitting the prospectus;

•	fact sheet describing the general nature of our business and our investment objectives;

•	slide presentation entitled “Providing Individual Investors Access to Institutional Real Estate Opportunities”; and

•	acquisition fact sheets;

•	welcome letters to new investors;

•	fact sheets describing the background of our board of directors or management or the management of our Advisor;

•	information on our sponsor Paladin Realty Partners, LLC; and

•	copies of the above materials on our web site at www.paladinREIT.com.

All of the foregoing material will be prepared by Paladin Advisors or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

9

G. Other Changes

1.	The answer to the question “Do you currently own any investments?” in the “Questions and Answers About this Offering” section on page 3 of the Prospectus is updated with the following:

A:	Yes. Please see the “Initial Acquisition—801 Fiber Optic Drive” section of the Prospectus, as supplemented, for a description of our investments.

2.	The answer to “Who can help answer my questions?” on page 8 of the prospectus is hereby revised in its entirety to the following:

A:	For questions about the offering or to obtain additional copies of this prospectus, contact your registered representative or contact:

Prospect Financial Advisors, LLC

11355 West Olympic Boulevard, Suite 220

Los Angeles, California 90064

888-866-0330

For questions regarding our assets and operations, contact us at:

Investor Relations

Paladin Realty Advisors, LLC

10880 Wilshire Blvd.

Suite 1400

Los Angeles, California 90024

1-866-PAL-REIT

1-866-725-7348

e-mail: investors.relations@paladinREIT.com

www.paladinREIT.com

3.	The following paragraph under the heading “Admission of Stockholders” on page 137 of the prospectus, is hereby replaced in its entirety with the following section.

Admission of Stockholders

After we reach the minimum offering, prior to a subscriber’s admission as a stockholder, funds paid by such subscriber will be deposited with an interest-bearing escrow account. Funds being held in escrow will be released to us as we accept subscriptions. We intend to admit stockholders periodically as subscriptions for shares are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred from our escrow account into our operating account, out of which we will acquire real estate and make real estate related investments and pay fees and expenses as described in this prospectus. The interest, if any, earned on subscription proceeds prior to their release from our escrow account will be paid only to those subscribers whose funds have been held in escrow for greater than 30 days and that are subsequently accepted by us. Interest will not be paid on subscriptions that are accepted by us within 30 days of being placed in escrow or on subscriptions that we reject. Subscribers residing in Pennsylvania may not be admitted until subscriptions have been received for $19,250,000 and will have the rights to receive a return on their funds described above under “—Minimum Offering.”

10

Filed pursuant to Rule 424(b)(3)

Registration No. 333-113863

38,500,000 common shares—Maximum Offering
At least 100,000 in common shares—Minimum Offering
Minimum Purchase—100 common shares ($1,000) In Most States

We are a recently formed company that intends to invest in a diversified portfolio of real estate investments.

We are offering and selling to the public up to 35,000,000 common shares for $10 per share and up to 3,500,000 common shares to be issued pursuant to our dividend reinvestment plan at an initial purchase price of $10 per share.

	Price to Public	Selling Commission	Dealer Manager Fee	Proceeds to Us, before expenses
Per Share	$10.00	$.70	$.25	$9.05
Minimum Offering	$1,000,000	$70,000	$25,000	$905,000
Maximum Offering	$350,000,000	$24,500,000	$8,750,000	$316,750,000
Divided Reinvestment Plan	$35,000,000	$1,400,000	$0.00	$33,600,000

We anticipate that we will invest at least 84.7% of the offering proceeds raised in real estate investments and the balance will be used to pay fees and expenses. This offering will terminate on or before February 23, 2007.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “ Risk Factors” beginning on page 15. Significant risks relating to your investment in our common shares include:

•	The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.
•	No public market exists for our shares. Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount.
•	Neither we nor our advisor Paladin Realty Advisors, LLC have an operating history. We have not made any investments. Other than one initial investment we intend to make in one property located in Little Rock, Arkansas, we have not identified any investments to make with the proceeds from this offering. As a result, except for that one potential investment you will not have the opportunity to review our investments prior to purchasing shares.
•	We rely on Paladin Advisors for our day-to-day operations and the selection of our investments. We will pay substantial fees to Paladin Advisors for these services. Paladin Advisors is an affiliate of our sponsor Paladin Realty Partners, LLC and, therefore, these fees were not determined on an arm’s-length basis. Paladin Advisors is also subject to conflicts of interest due to relationships it has with other programs sponsored by Paladin Realty.
•	We are the first publicly-offered investment program sponsored by Paladin Realty. You should not assume that the prior performance of privately-held programs sponsored by Paladin Realty will be indicative of our future results.
•	Although we intend to qualify as a real estate investment trust for U.S. federal income tax purposes, we may fail to so qualify.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities commission has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in our common shares is prohibited.

Our shares will be offered to investors on a best efforts, minimum-maximum basis through Prospect Financial Advisors, LLC, the dealer manager for this offering. The dealer manager must sell $1,000,000 in common shares if any are sold. The dealer manager is required to use only its best efforts to sell $385,000,000 in common shares.

Prior to the time we sell at least $1,000,000 in common shares, your subscription payments will be placed in an account held by our escrow agent, Deutsche Bank Trust Company Americas, and will be held in trust for your benefit, until the minimum offering of $1,000,000 in common shares is achieved. If we are not able to sell at least $1,000,000 in common shares by February 23, 2006, which is one year from the effective date of this offering, your funds in the escrow account, including interest thereon, will be returned to you within 10 business days, and we will terminate this offering.

The date of this prospectus is February 28, 2005

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our shares. Therefore, it likely will be difficult for you to sell your shares and, if you are able to sell your shares, it is likely you would sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all stockholders, including subsequent transferees. These suitability standards require that a purchaser of shares have either:

•	a minimum net worth of at least $150,000; or

•	a minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.”

The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not purchase fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for New York residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

After you have purchased the minimum investment, any additional purchase must be in increments of at least 3 shares ($30), except for (1) purchases made by residents of Minnesota, who must still meet the minimum investment requirements set forth above with regard to each additional purchase, and (2) purchases of shares pursuant to the dividend reinvestment plan, which may be in lesser amounts. Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Arkansas, Arizona, California, Iowa, Massachusetts, Missouri, North Carolina, Oregon and Tennessee—Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Maine—Investors must have either (1) a net worth of at least $50,000 and an annual gross income of at least $50,000, or (2) a net worth of $200,000.

Michigan—Investors must have either (1) a net worth of at least $250,000 or (2) have a net worth of $60,000 and an annual gross income of at least $60,000.

Missouri, Ohio and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least 10 times their investment in our common stock.

PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $19,250,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of program subscriptions.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

i

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, that our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years. Our subscription agreement requires you to represent that you meet the applicable suitability standards. We will not sell any shares to you unless you are able to make these representations by completing the subscription agreement. Each subscriber must execute the subscription agreement on his or her own behalf, except in the case of fiduciary accounts, which must be executed by a fiduciary.

SUITABILITY STANDARDS	i

QUESTIONS AND ANSWERS ABOUT THIS OFFERING	1

PROSPECTUS SUMMARY	9
Paladin Realty Income Properties, Inc.	9
Our Advisor	9
Our Dealer Manager	9
Our Management	9
Description of Real Estate and Real Estate Related Investments	9
Investment Objectives	10
Plan of Distribution	10
Our Structure	11
Prior Investment Programs	12
Dividend Reinvestment Plan	12
Distribution Policy	13
Listing	13
Share Redemption Program	13
ERISA Considerations	14
Restrictions on Share Ownership	14

RISK FACTORS	15
Investment Risks	15
There is currently no public market for our common shares. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.	15
This is a blind pool offering, because other than one initial investment we intend to make one property located in Little Rock, Arkansas, we have not identified any specific real estate to purchase or real estate related investments to make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.	15
You may be unable to sell your shares because your ability to redeem your shares pursuant to our share redemption program is subject to significant restrictions and limitations.	16
Because we will continue to sell shares for $10.00 per share for at least two years following the date of this prospectus, you will experience dilution if the value of our underlying net assets exceeds $10.00 per share.	16
Because we established the offering price on an arbitrary basis, it may not be indicative of the price at which our shares would trade if they were actively traded.	16
Risks Relating To Our Business	17
We and our advisor are new companies with no operating histories, and we may not be able to operate successfully.	17
We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.	17
Our ability to successfully conduct this offering is dependent in part on the ability of our dealer manager, Prospect Financial Advisors, LLC, a newly-formed entity, to successfully establish, operate, and maintain a network of brokers and agents.	18
We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and your return on your investment.	18
Because this is a “best efforts” offering, the dealer manager and the participating broker dealers are only required to use their best efforts to sell our shares. If we are unable to raise substantial funds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.	18
We may not have sufficient funds to pay dividends.	18
We may structure acquisitions of property in exchange for limited partnership units in Paladin OP on terms that could limit our liquidity or our flexibility.	19

We are uncertain of our sources of debt or equity for funding of future capital needs. If we are not able to locate sources of funding, our ability to make necessary capital improvements to our properties may be impaired or delayed.	19
Payment of fees, distributions and expense reimbursements to Paladin Advisors and its affiliates will reduce cash available for investment and for distribution to our stockholders.	20
We depend on key personnel, the loss of any of whom could be detrimental to our business.	20
Our success will be dependent on the performance of Paladin Advisors as well as key employees of Paladin Advisors.	20
Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.	20
Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.	21
Risks Related To Conflicts of Interest	21
We will compete with affiliates of Paladin Advisors for investment opportunities. As a result, Paladin Advisors may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments.	22
We will compete with affiliates of Paladin Advisors for tenants or hotel business, which may reduce our ability to attract and retain tenants and hotel business.	22
If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner. As a result, your returns may be decreased by us entering into joint ventures with affiliates of Paladin Advisors.	22
Paladin Advisors and employees of Paladin Advisors and its affiliates will face conflicts of interest relating to time management and allocation of resources, and our results of operations may suffer as a result of these conflicts of interest.	23
Our officers will face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us.	23
Paladin Advisors will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders. The distribution payable to Paladin Advisors upon termination of the advisory agreement may also influence decisions about terminating Paladin Advisors or our acquisition or disposition of investments.	24
We may acquire assets from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.	24
The fees we pay Paladin Advisors under the advisory agreement and the distributions payable to Paladin Advisors under the Paladin OP partnership agreement were not determined on an arm’s length basis and therefore may not be on the same terms as those we could negotiate with a third-party.	25
Risks Associated With Our Organizational Structure	25
Your interest in us will be diluted if we issue additional shares in this offering or otherwise.	25
The limit on the number of shares a person may own may discourage a takeover attempt.	25
Our articles of incorporation permit our board of directors to issue capital stock with terms that may subordinate the rights of the holders of our current common shares or discourage a third party from acquiring us, even if the acquisition was in our stockholders’ best interests.	26
Certain provisions of Maryland law could restrict a change in control even if a change in control were in our stockholders’ interests.	26
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.	26

Risks Related To Investments In Real Estate	27
If we acquire real estate or make real estate related investments at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate we purchase, or real estate related investments we make, may not appreciate or may decrease in value.	27
Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.	28
We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.	28
Our real estate investments may include special use and single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.	28
Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.	28
Your investment may be subject to additional risks if we make international investments.	28
We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.	29
Uninsured losses relating to real estate may reduce your returns.	29
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.	29
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.	30
Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.	30
We will be subject to additional risks if we invest in hotels that could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability and limit the amount of distributions payable to our stockholders.	30
We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.	31
Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.	32
Risks Associated With Debt Financing	32
We expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our stockholders.	32
If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.	32
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.	33
Fluctuations in interest rates could increase our expenses, require us to sell investments or make it more difficult to make attractive investments.	33
If we enter into financing arrangements involving balloon payment obligations, the repayment of the balloon payments may require us to enter into unfavorable refinancings or to divert funds from other sources, which would reduce dividends paid.	33
Risks Associated With Real Estate Related Investments	33
We do not have substantial experience in making or acquiring mortgage loans or other real estate related investments, which may result in our real estate related investments failing to produce returns or incurring losses.	33
Our real estate related investments may be impacted by unfavorable real estate market conditions, which could decrease their value.	34
Our returns on mortgage loans may be reduced by interest rate fluctuations.	34
Delays in liquidating defaulted real estate related investments could reduce our investment returns.	34

v

Returns on our mortgage loans may be limited by regulations.	34
Foreclosures create additional risks, as we would be subject to all of the risks of owning the property on which we foreclose.	34
If we liquidate prior to the maturity of our real estate related investments, we may be forced to sell those investments on unfavorable terms or at a loss.	35
Risks Associated with Joint Ventures	35
The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.	35
We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.	35
Tax Risks	36
We may not qualify as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.	36
We will not seek to obtain a ruling from the Internal Revenue Service that we qualify as a REIT for federal income tax purposes, and therefore the IRS could still determine we fail to qualify as a REIT, which would substantially reduce our ability to make distributions to our stockholders.	36
Failure to make required distributions would subject us to tax.	37
If Paladin OP fails to maintain its status as a partnership for federal income tax purposes, its income may be subject to taxation.	37
Employee Benefit Plan and IRA Risks	37
There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.	38

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	39

DILUTION	40

ESTIMATED USE OF PROCEEDS	41

MANAGEMENT	44
General	44
Committees of the Board of Directors	46
Directors and Executive Officers	46
Compensation of Directors and Officers	49
Independent Director Incentive Stock Plan	49
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	51
Our Advisor	52
Ownership Interests	57
Affiliated Companies	58

MANAGEMENT COMPENSATION	62

STOCK OWNERSHIP	68

CONFLICTS OF INTEREST	69
Interests in Other Real Estate Programs	69
Competitive Activities of Our Officers and Directors, Paladin Advisors and its Affiliates	69
Competition	70
Potential Affiliated Companies	70
Lack of Separate Representation	70
Joint Ventures with Affiliates of Paladin Advisors	70
Receipt of Fees and Other Cash Distributions by Paladin Advisors and its Affiliates	71
Interests in Our Investments	71
Certain Conflict Resolution Restrictions and Procedures	71

INVESTMENT OBJECTIVES AND CRITERIA	73
General	73

Prior Performance Tables	Appendix A

Subscription Agreement	Appendix B

Dividend Reinvestment Plan	Appendix C

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the common shares offered by this prospectus.

Q:	What is Paladin Realty Income Properties, Inc.?

A:	Paladin Realty Income Properties, Inc. is a recently formed company that intends to invest in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We intend to qualify as a REIT and to elect to be taxed as a REIT for the taxable year ending December 31, 2005, but as of the date of this prospectus, we are not qualified as a REIT.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate;

•	pays annual dividends to investors of at least 90% of its taxable income;

•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income that it distributes, provided certain income tax requirements are satisfied; and

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT.

Q:	How will you structure the ownership and operation of your assets?

A:	We plan to own substantially all of our assets and conduct our operations through an operating partnership called Paladin Realty Income Properties, L.P., which was organized in the State of Delaware on October 31, 2003 to serve as our operating partnership. We are the sole general partner of Paladin Realty Income Properties, L.P. Because we will conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure. To avoid confusion, in this prospectus:

•	we refer to Paladin Realty Income Properties, L.P. as Paladin OP; and

•	the use of “we,” “us,” “our” and similar pronouns refers to either (1) Paladin REIT or (2) Paladin REIT and Paladin OP collectively, as required by the context in which such pronoun is used.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use the UPREIT structure because a contribution of property directly to Paladin REIT is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to Paladin OP in exchange for limited partnership units in Paladin OP and defer taxation of gain until the contributor later exchanges his or her limited partnership units on a one-for-one basis for common shares of
Paladin REIT or, at our option, cash equal to the value of an equivalent number of our shares. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise transfer their properties because of unfavorable tax results.

Q:	What are the risks involved in an investment in your shares?

A:	An investment in our common stock is subject to significant risks. The following are some of the most significant risks relating to your investment:

•	The amount of dividends we may pay, if any, is uncertain. Due to risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.

•	There is no public trading market for our shares on a stock exchange. Our shares cannot be readily sold and, if you are able to sell your shares, you will likely sell them at a substantial discount.

•	Neither we nor Paladin Advisors have an operating history. Therefore, we may not be able to successfully and profitably operate our business. We do not own any real estate or real estate related investments. Other than one initial investment we intend to make in one property located in Little Rock, Arkansas, we have not identified any specific assets to acquire or investments to make with the proceeds from this offering. We are considered to be a blind pool, and except for that one potential investment you will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•	We rely on Paladin Advisors for our day-to-day operations and the selection of real estate investments, subject to oversight by our board of directors. We will pay substantial fees to Paladin Advisors for these services, some of which will be paid regardless of the quality or performance of the investments acquired or services provided to us. These fees were not determined on an arm’s-length basis.

•	Paladin Advisors and its officers, some of whom also serve as our officers and directors, will have to allocate their time between us and other real estate programs and activities in which they are or will be involved.

•	We will compete with affiliates of Paladin Advisors for investment opportunities. Paladin Advisors may face conflicts of interest in allocating investment opportunities between us and these other programs.

•	We may compete with other entities affiliated with Paladin Advisors for tenants.

•	We are the first publicly-offered investment program sponsored or advised by Paladin Realty, Paladin Advisors or their affiliates. Because previous programs and investments sponsored by Paladin Realty were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, you should not assume that the prior performance of these programs will be indicative of our future performance.

•	There are limitations on the ownership, transferability and redemption of our shares. You may never be able to sell any or all of your shares back to us pursuant to the share redemption program due to the limitations of that program.

•	We plan to continue to sell shares at $10.00 per share for at least two years following the date of this prospectus and those future issuances will have a dilutive effect on your ownership to the extent that the value of our net assets exceeds $10.00 per share.

•	Real estate investments are subject to numerous risks, including risks due to changes in general economic conditions, local market conditions, supply or demand of competing properties in a market area, operating costs, interest rates, or tax, real estate, environmental or zoning laws and regulations.

•	Our inability to acquire suitable investments, or locate suitable investments in a timely manner, will impact our ability to meet our investment objectives and may affect the amount of dividends we may pay and our ability to pay dividends at all.

•	This offering is being made on a “best efforts” basis, whereby the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount.

•	If we sell fewer than all of the 35,000,000 shares offered in this offering, the number of investments we will be able to make and the diversification of such investments will decrease.

•	We intend to qualify as a REIT and to elect to be taxed as a REIT for the taxable year ending December 31, 2005, but as of the date of this prospectus we are not qualified as a REIT. If we fail to qualify as, or lose our tax status as, a REIT, we will be subject to increased taxes which will reduce the amount of cash we have available to pay dividends to our stockholders.

•	Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we will operate, our operations and our profitability.

•	We may borrow money and secure such borrowings with our real estate investments which will put us at risk of losing the assets should we be unable to make debt service payments.

•	In order to maintain our status as a REIT, we may incur debt, issue securities or sell assets to pay the required dividends to our stockholders.

Before you invest in our shares, you should review the “Risk Factors” section beginning on page 15 of this prospectus.

Q.	Do you currently own any real estate or any real estate related investments?

A.	No. However, our sponsor has entered into an agreement to purchase an interest in a property located in Little Rock, Arkansas and it is currently intended that Paladin Realty will assign this contract to us and that we will make this investment. See “Potential Initial Acquisition—801 Fiber Optic Drive.” This offering is a “blind pool” offering in that, except for that one potential investment, we have not yet identified specific real estate we will acquire or real estate related investments we will make with the proceeds from this offering.

Q:	Who will select our real estate and real estate related investments?

A:	Paladin Realty Advisors, LLC, which we refer to as Paladin Advisors, is our advisor and, as such, supervises and manages our day-to-day operations and will select our real estate and real estate related investments, subject to oversight by our board of directors. James R. Worms, Michael B. Lenard and John A. Gerson, who are also officers and directors of Paladin REIT, are the senior officers of Paladin Advisors who will manage its operations and have primary responsibility for selecting our investments.

Q:	Who is Paladin Advisors?

A:	Paladin Advisors was formed in the State of Delaware on October 31, 2003 for the purpose of acting as our advisor. Paladin Advisors is wholly owned by our sponsor, Paladin Realty Partners, LLC. Since 1995, Paladin Realty Partners, LLC (formerly William E. Simon and Sons Realty, LLC) and its predecessors, which we refer to collectively as Paladin Realty, and their affiliates have sponsored or advised real estate investment partnerships that have raised an aggregate of approximately $400 million of equity. As of September 30, 2003, these funds were invested in or committed to 163 properties with an aggregate purchase price, including debt and equity from joint venture partners, of approximately $1.4 billion. References in this prospectus to “Paladin Advisors and its affiliates” include Paladin Realty and each other affiliate of Paladin Advisors or Paladin Realty.

Q:	What are the fees and expense reimbursements you will pay to Paladin Advisors and Prospect Financial Advisors, LLC?

A:	Paladin Advisors and Prospect Financial Advisors, LLC, the dealer manager for this offering, will receive substantial compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

Type of Compensation (Recipient)	Form of Compensation	Estimated $ Amount for Maximum Offering (38,500,000 shares)

	Organization and Offering Stage

Selling Commissions (Prospect Financial Advisors)	7.0% of gross offering proceeds from sales to the public and 4.0% of gross offering proceeds received from our dividend reinvestment plan, all of which may be reallowed to participating broker-dealers.	$25,900,000

Dealer Manager Fee (Prospect Financial Advisors)	2.5% of gross offering proceeds (except this fee will not be charged on shares issued under our dividend reinvestment plan). A portion of this fee may be reallowed to participating broker-dealers.	$8,750,000

Reimbursement of Organization and Offering Expenses (Paladin Advisors)	Reimbursement of actual expenses, up to 3.0% of gross offering proceeds, but which we expect to be approximately 2.0% of gross offering proceeds, or $8,000,000, if we raise the maximum amount pursuant to this offering.	$8,000,000 (estimated	(1) )

	Acquisition and Development Stage

Acquisition and Advisory Fees (Paladin Advisors)	2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment.	$9,118,281	(2)

Reimbursement of Acquisition Expenses (Paladin Advisors)	Reimbursement of actual expenses, up to 0.5% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment.	$1,657,8649	(2)

	Operational Stage

Asset Management Fee (Paladin Advisors)	Annual fee equal to 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment.	Not determinable at this time

Expense Reimbursement (Paladin Advisors)	Reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee.	Not determinable at this time

	Disposition Stage

Subordinated Disposition Fee (Paladin Advisors)	Lesser of one-half of a competitive real estate commission or 3.0% of the sales price of each property or real estate related investment sold, to be paid only if Paladin Advisors provides a substantial amount of services and only after we have made distributions to our stockholders equal to the aggregate capital contributions by our stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.	Not determinable at this time

Type of Compensation (Recipient)	Form of Compensation	Estimated $ Amount for Maximum Offering (38,500,000 shares)

Subordinated Participation Interest in Paladin OP

Subordinated Participation Interest in Paladin OP (Paladin Advisors)	Paladin Advisors has a subordinated participation interest in the profits of Paladin OP pursuant to which Paladin Advisors will receive cash distributions from Paladin OP under the following three circumstances:

—Subordinated Distribution of Net Sales Proceeds - Payable only if we are not listed on an exchange and Paladin Advisors is serving as our advisor (Paladin Advisors)	10.0% of any net sales proceeds remaining after we have received distributions from Paladin OP (all of which we intend to distribute to our stockholders as dividends) equal to the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.	Not determinable at this time

—Subordinated Distribution Upon Listing - Payable only if our common shares are listed on a national securities exchange or the NASDAQ National Market (Paladin Advisors)	10.0% of the amount by which the adjusted market value of our common stock plus distributions paid prior to listing exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing.	Not determinable at this time

—Subordinated Distribution Upon Termination - payable upon termination of Paladin Advisors as our advisor (other than for cause) only if we have not paid the Subordinated Distribution Upon Listing (Paladin Advisors)

	10% of the amount by which the appraised value of our real estate and real estate related investments, less any indebtedness secured by such assets, plus total distributions paid to our stockholders through the termination date exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount of cash that if distributed to the stockholders as of the date of termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.	Not determinable at this time

(1)	If organization and offering expenses reach 3.0% of the maximum offering proceeds, the amount reimbursed would be $11,550,000.
(2)	These amounts assume we do not use debt in making investments. If we raise the maximum of $385 million in this offering and all of our investments are 65% leveraged at the time we make them, total acquisition fees would be approximately $24.6 million and maximum acquisition expenses would be approximately $4.5 million. In addition, to the extent any joint partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition fees and expenses. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.

There are many additional conditions and restrictions on the amount of compensation Paladin Advisors and Prospect Financial Advisors may receive. For a more detailed explanation of these fees and expenses payable to Paladin Advisors and its affiliates, please see the “Management Compensation” section of this prospectus on page 62.

Q:	What conflicts of interest exist between you and Paladin Advisors and its affiliates?

A:	Paladin Advisors, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Paladin Advisors and its officers, some of whom also serve as our officers and directors, will have to allocate their time between us and other real estate programs and activities in which they are or will be involved;

•	Paladin Advisors and its affiliates must determine how to allocate investment opportunities between us and other Paladin real estate programs;

•	Paladin Advisors may compete with other Paladin programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

•	Paladin Advisors and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our real estate and real estate related investments regardless of the quality or performance of the investments acquired or the services provided to us.

See the “Conflicts of Interest” section of this prospectus on page 69 for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

Q:	If I buy shares, will I receive dividends and how often?

A:	Provided we have sufficient available cash flow, we expect to pay dividends on a monthly basis to our stockholders. We cannot predict when, if ever, we will generate sufficient cash flow to pay dividends.

Q:	May I reinvest my dividends?

A:	Yes. Please see “Description of Capital Stock—Dividend Reinvestment Plan” for more information regarding our dividend reinvestment plan.

Q:	What will you do with the money raised in this offering?

A:	If we sell the minimum number of shares offered in this offering, we will use your investment proceeds to purchase real estate and real estate related investments, focusing primarily on properties that produce current income. We intend to invest a minimum of 84.7% of the proceeds from this offering to acquire real estate and real estate related investments, and the remaining proceeds will be used to pay fees and expenses of this offering and acquisition expenses. Until we invest the proceeds of this offering in real estate and real estate related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in real estate and real estate related investments.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a minimum of $1,000,000 in common shares and a maximum of $350,000,000 in common shares on a “best efforts” basis at $10.00 per share. We are also offering 3,500,000 shares of common stock pursuant to our dividend reinvestment plan at $10.00 per share to those stockholders who elect to participate in such plan as described in this prospectus.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Therefore, we cannot guarantee that any minimum number of shares will be sold. Until a minimum of $1,000,000 in shares is sold in this offering, we will place all proceeds raised from the offering in an escrow account. If we have not sold the minimum of $1,000,000 of shares before February 23, 2006 (one year after the effective date of this offering), we will terminate the offering and stop selling shares. In such event, your funds in the escrow account, including interest thereon, will be returned to you within 10 business days. We will bear all expenses of the escrow and, as such, the amount to be returned to any subscriber will not be reduced for such expenses.

Q:	How long will this offering last?

A:	The offering will not last beyond February 23, 2007 (which is two years after the effective date of this offering). If the minimum offering of $1,000,000 in shares is not sold by February 23, 2006 (one year after the effective date of this offering), we will terminate this offering. We reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must initially purchase at least 100 shares, which equals a minimum investment of at least $1,000. The minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the “Suitability Standards” section of this prospectus. Subject to restrictions imposed by state law, once an investor has purchased shares meeting the minimum investment, that investor may make additional purchases in increments of at least 3 shares ($30).

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to contact your registered broker dealer or investment advisor and fill out a Subscription Agreement, like the one contained in this prospectus as Appendix B, and pay for the shares you wish to purchase at the time you subscribe.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange, the NASDAQ Stock Market’s National Market or any over-the-counter market. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of our outstanding shares. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares.” We offer a share redemption program, as discussed under “Description of Capital Stock—Share Redemption Program,” which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive periodic updates on the performance of your investment with us, including:

•	A detailed quarterly report after the end of each of the first three fiscal quarters of the year;

•	An annual report after the end of each year; and

•	An annual IRS Form 1099 after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	For questions about the offering or to obtain additional copies of this prospectus, contact your registered representative or contact:

Prospect Financial Advisors, LLC

11355 West Olympic Boulevard, Suite 220

Los Angeles, California 90064

866-736-0330

For questions regarding our assets and operations, contact us at:

Investor Relations

Paladin Realty Partners, LLC

10880 Wilshire Blvd.

Suite 1400

Los Angeles, California 90024

1-866-725-7348

e-mail: investors.relations@paladinreit.com

www.paladinreit.com

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in our common shares. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section. We include a glossary of some of the terms used in this prospectus on page 141.

Paladin Realty Income Properties, Inc.

Paladin Realty Income Properties, Inc., a Maryland corporation, was formed on October 31, 2003. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We intend to qualify as a REIT and to elect to be taxed as a REIT for the taxable year ending December 31, 2005, but as of the date of this prospectus we are not qualified to be taxed as a REIT. Our headquarters are located at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024. Our telephone number is 1-866-725-7348. Our web site is www.paladinreit.com. Our amended and restated articles of incorporation and amended and restated bylaws and Paladin OP’s partnership agreement, in each case as described in this prospectus, will become operative upon the commencement of this offering.

Our Advisor

Paladin Realty Advisors, LLC is our advisor and, as such, supervises and manages our day-to-day operations and will select our real estate and real estate related investments, subject to oversight by our board of directors. Paladin Realty Advisors, LLC will also provide marketing, sales and client services on our behalf. Paladin Advisors was formed on October 31, 2003 and is an affiliate of our sponsor, Paladin Realty. Paladin Advisors and Paladin Realty are located at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024. The telephone number for Paladin Advisors and Paladin Realty is 1-866-725-7348.

Our Dealer Manager

Prospect Financial Advisors, LLC, the dealer manager for this offering, is a licensed broker-dealer registered with the National Association of Securities Dealers, Inc., or NASD. Prospect Financial Advisors, LLC is a Delaware limited liability company that was organized in April 2002 for the purpose of providing financial advice to corporate clients in merger and acquisition, recapitalization or other transactions and capital access for corporate clients by acting as placement agent or best efforts underwriter for the issuance of debt or equity securities. Prospect Financial Advisors, LLC first became a registered broker-dealer in April 2003. This is the first offering for which Prospect Financial Advisors, LLC has acted as dealer manager or provided wholesaling, sales promotional and marketing assistance services.

Our Management

Our board of directors supervises and evaluates the performance of Paladin Advisors as our advisor, and is also responsible for certain other matters set forth in our articles of incorporation. We have seven members on our board of directors. Four of our directors are independent of us, Paladin Advisors and Paladin Realty. Our stockholders elect our directors annually.

Description of Real Estate and Real Estate Related Investments

As of the date of this prospectus, we have neither acquired nor contracted to acquire any real estate or real estate related investments. Other than one initial investment we intend to make in one property located in Little

Rock, Arkansas, Paladin Advisors has not identified any investments in which there is a reasonable probability that we will invest. See “Potential Initial Acquisition—801 Fiber Optic Drive” for more information on this initial property. We generally will seek to acquire a diversified portfolio of real estate, focusing primarily on properties that produce current income. We intend to invest in a diverse array of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We are not limited in the percentage of our assets that we may invest in real estate related investments. However, Paladin Advisors will monitor these investments to ensure compliance with the Investment Company Act, which may require Paladin Advisors to impose limitations on our investment activities including limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act. See “Risk Factors—Risks Associated with Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act” and “Investment Objectives and Criteria—Certain Other Policies.” We may acquire real estate or make real estate related investments either alone or jointly with another party.

We may incur indebtedness of up to 65% of our aggregate asset value as of the date of any borrowing. Our board of directors must review, at least quarterly, our aggregate borrowing. Our articles of incorporation provide that our independent directors must approve any borrowing in excess of 65% of our aggregate asset value and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report. We currently have not established any financing sources for such borrowings. See the “Investment Objectives and Criteria—Borrowing Policies” section of this prospectus on page 78 for a more detailed discussion of our borrowing policies.

Investment Objectives

Our investment objectives are:

•	to preserve, protect and return your capital contribution;

•	to pay regular cash dividends;

•	to realize growth in the value of our properties upon our ultimate sale of such properties; and

•	to provide you with liquidity for your investment by listing the shares on a national securities exchange or the NASDAQ National Market by February 23, 2015, or, if our shares are not listed prior to that date, by selling our real estate and real estate related investments and distributing the cash to you.

We may only change these investment objectives by a vote of our stockholders holding a majority of our outstanding shares. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Plan of Distribution

We are offering up to a minimum of $1,000,000 in shares and up to a maximum of $350,000,000 in shares to the public at $10 per share, subject to certain volume discounts. If we achieve the minimum offering by selling $1,000,000 in common shares, the shares sold in this offering would represent 88.8889% of our outstanding shares. If we sell the maximum offering of $350,000,000 in common shares, plus the additional $35,000,000 in common shares we are offering pursuant to our dividend reinvestment plan, the shares sold in this offering would represent 99.9675% of our outstanding shares.

We will begin selling shares in this offering upon the effective date of this offering. Prior to the time we sell at least $1,000,000 in shares, all subscription proceeds will be placed in an account held by our escrow agent, Deutsche Bank Trust Company Americas, and will be held in trust for the benefit of the subscribers, until the minimum offering of $1,000,000 in shares is achieved. If we are not able to sell at least $1,000,000 in shares by February 23, 2006, which is one year from the effective date of this offering, the funds in the escrow account, including interest thereon, will be returned to the subscribers within 10 business days and we will terminate this offering. However, we may terminate this offering at any time prior to such termination date. Shares purchased by our executive officers and directors, our dealer manager and by Paladin Advisors or its affiliates will not count toward the sale of the minimum number of shares required to be sold in this offering. If the minimum offering of $1,000,000 in shares is sold and if this offering continues thereafter, we will hold your investment proceeds in our account until we withdraw funds for investment or the payment of fees and expenses. We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly. This offering will terminate on or before February 23, 2007.

Our Structure

The following chart indicates the relationship among us, Prospect Financial Advisors, LLC, the dealer manager for this offering, and Paladin Advisors and certain of its affiliates, including Paladin Realty, our sponsor and the managing member of Paladin Advisors. See “Management—Affiliated Companies—Paladin Realty Partners, LLC” for further information regarding the ownership of our sponsor.

As of the commencement of this offering, the 500 shares owned by Paladin Realty represented 100% of our outstanding shares. We expect that these 500 shares will represent a significantly lower percentage of our outstanding shares once we begin selling shares in this offering. Specifically, these shares would represent .44% of our outstanding shares if the minimum offering is raised or .0013% of our outstanding shares if the maximum offering is raised. As of the commencement of this offering, we owned a 2.4% general partnership interest in Paladin OP resulting from a $5,000 capital contribution, and Paladin Advisors owned a 97.6% limited partnership interest in Paladin OP resulting from a $200,000 capital contribution. We intend to own substantially all of our assets and conduct our operations through Paladin OP, and accordingly, we will contribute the net proceeds of this offering to Paladin OP in exchange for additional partnership interests in Paladin OP. Consequently, we expect our ownership percentage in Paladin OP to increase significantly following commencement of this offering. Each limited partner of Paladin OP will have the right in certain circumstances to cause Paladin OP to redeem its limited partnership units for, at our option, cash equal to the value of an equivalent number of our shares or a number of our shares equal to the number of limited partnership units redeemed. We will conduct our operations through Paladin OP, which we refer to as an UPREIT structure, because it allows investors who desire to contribute property to Paladin REIT to transfer the property to Paladin OP in exchange for limited partnership units in Paladin OP and delay taxation of gain until the contributor redeems the limited partnership units for cash or shares as described above. The UPREIT structure gives us an advantage in acquiring properties from persons who may not otherwise transfer their properties because of unfavorable tax results.

Prior Investment Programs

Our sponsor, Paladin Realty, and its affiliates have previously sponsored 26 privately offered real estate programs since our sponsor’s formation in 1995. These programs have completed fundraising of approximately $400 million from 47 investors. The “Prior Performance Summary” on page 93 of this prospectus contains a discussion of the Paladin programs sponsored to date. Certain financial data relating to Paladin Realty’s prior real estate programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The prior performance of Paladin Realty’s previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in Paladin Realty’s prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares. Please see “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.”

Dividend Reinvestment Plan

You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in whole or fractional shares. During this offering, shares will be issued through the dividend reinvestment plan for $10 per share. Thereafter, our board of directors will determine the price for which shares will be issued under the plan based on consideration of factors indicating the fair market value of the shares, such as the then-current net asset value of our portfolio and the then-current offering price of our shares, if any. If you participate, you will be taxed on your share of our dividends even though you will not receive the cash from your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely on sources of funds other than our dividends to pay your taxes. Stockholders who elect to participate in the dividend reinvestment plan will be charged a 4.0% selling commission on shares purchased pursuant to the dividend reinvestment plan, thereby reducing the amount reinvested, but the dealer manager fee will not be charged on those shares. We may terminate the dividend reinvestment plan at our discretion at any time upon 10 days’ notice to you. Please see the “Description of Capital Stock—Dividend Reinvestment Plan” section of this prospectus for a further explanation of our dividend reinvestment plan, a copy of which is attached as Appendix C to this prospectus.

Distribution Policy

In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. As of the date of this prospectus, we do not own any real estate, nor have we made any real estate investments, and we have not identified any probable investments. We cannot predict when, if ever, we will begin to generate sufficient cash flow to pay cash dividends to our stockholders. We do not expect to have any cash flow available for distribution before we make our initial investments. The amount of any cash dividends will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay dividends to you on a monthly basis. Because our cash available for distribution in any year may be less than 90% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. See the “Description of Capital Stock—Distribution Policy” section of this prospectus for a further explanation of our dividend policy.

Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations.”

Listing

Our common shares are not currently listed on a national securities exchange, the Nasdaq National Market, or any over-the-counter market. We do not expect our shares to become listed in the near future, and they may not become listed at all. Our articles of incorporation permit us to list our shares on a national securities exchange or to be quoted on the NASDAQ National Market on or before February 23, 2015. In the event we do not obtain listing prior to that date, our articles of incorporation require us to begin selling our properties and liquidating our assets.

Share Redemption Program

An investment in our common shares should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares, we intend to offer a share redemption program that may allow some stockholders to redeem shares, subject to limitations and restrictions. You must hold your shares for one year before you will have the opportunity to redeem any of your shares. Redemption of shares, when requested, will generally be made quarterly. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any 12-month period, we will not redeem in excess of 3.0% of the number of shares outstanding as of the beginning of such 12-month period; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Due to these limitations, we cannot guarantee that we will be able to accommodate all redemption requests.

During this offering, the repurchase price will be $9.30 per share, and during subsequent offerings of our common stock the repurchase price will be 93% of the offering price. During periods when we are not engaged in an offering, the repurchase price will be 93% of the then-current net asset value per share, as determined by our board of directors. Our board of directors reserves the right to terminate, suspend or amend the share redemption program or to reduce the number of shares to be purchased under the share redemption program upon 30 days’ notice without stockholder approval. We will terminate our share redemption program if and when our shares become listed on a national securities exchange or on the NASDAQ National Market. See the “Description of Capital Stock—Share Redemption Program” section of this prospectus for further explanation of our share redemption program.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts, which we refer to as IRAs, and retirement and welfare plans subject to the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA. Any plan trustee or individual considering purchasing shares for a retirement or welfare plan or for an IRA should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our articles of incorporation contain restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of our outstanding shares. See the “Description of Capital Stock—Restriction on Ownership of Shares” section of this prospectus for further explanation of the restrictions on ownership of our shares.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included in this prospectus, before you decide to purchase our common shares. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If any of the following risks actually occurs, our results of operations and ability to pay dividends would likely suffer materially or could be eliminated entirely. As a result, the value of our common shares may decline, and you could lose all or part of the money you paid to buy our common shares.

Investment Risks

There is currently no public market for our common shares. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There currently is no public market for our common shares. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange or the NASDAQ National Market, which we do not expect to occur in the near future and which may not occur at all. Additionally, our articles of incorporation contain restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have a share redemption plan but it is limited in terms of the amount of shares which may be redeemed annually. Our board of directors may also limit, suspend or terminate our share redemption program upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by up to 15.3% of the gross offering proceeds which will be used to pay selling commissions, the dealer manager fee, organization and offering expenses and acquisition and advisory fees and expenses. Unless our aggregate investments increase in value to compensate for these up front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share redemption plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider the purchase of our common shares as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock—Restriction on Ownership of Shares” for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

This is a blind pool offering, because other than one initial investment we intend to make in one property located in Little Rock, Arkansas, we have not identified any specific real estate to purchase or real estate related investments to make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

As of the date of this prospectus, we have not acquired nor contracted to acquire any real estate or real estate related investments. Other than one initial investment we intend to make in one property located in Little Rock, Arkansas, Paladin Advisors has not identified any real estate to purchase or real estate related investments to make with the net proceeds we will receive from this offering. As a result, except for that one potential investment, investors in the offering will be unable to evaluate the manner in which the net proceeds are invested and the economic merits of projects prior to investment. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning our real estate and real estate related investments. You must rely on Paladin Advisors, our advisor, to evaluate our investment opportunities, and Paladin Advisors may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. See the risks discussed under “–Risks Related to Conflicts of Interest” below. Further, we cannot assure you that acquisitions of real estate or real estate related investments made using the proceeds of this offering will produce a return on our investment or will generate cash flow to enable us to make distributions to our stockholders.

You may be unable to sell your shares because your ability to redeem your shares pursuant to our share redemption program is subject to significant restrictions and limitations.

Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Redemption of shares, when requested, will generally be made quarterly, and all tenders must be postmarked by midnight on the last day of the quarter and received by us within seven days thereafter. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any 12-month period, we will not redeem in excess of 3.0% of the number of shares outstanding as of the beginning of such 12-month period; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Due to these limitations, we cannot guarantee that we will be able to accommodate all requests made in any quarter. If, in any quarter, the shares subject to redemption requests exceeds those limitations or if we do not have sufficient funds available to redeem all shares subject to redemption requests, each stockholder’s request will be reduced on a pro rata basis. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares you may (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase program and when sufficient funds are available. Such pending requests will be honored on a pro rata basis. Our board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program upon 30 days’ notice without stockholder approval if it determines the funds otherwise available to fund our share redemption program are needed for other purposes.

During this offering, the repurchase price will be $9.30 per share, and during subsequent offerings of our common stock the repurchase price will be 93% of the offering price. During periods when we are not engaged in an offering, the repurchase price will be 93% of the then-current net asset value per share, as determined by our board of directors. Our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death of a stockholder, or (2) reject any request for redemption at any time and for any reason. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program at any particular time or at all. Please see “Description of Capital Stock—Share Redemption Program” for more information regarding our share redemption plan.

Because we will continue to sell shares for $10.00 per share for at least two years following the date of this prospectus, you will experience dilution if the value of our underlying net assets exceeds $10.00 per share.

Under the terms of this offering, we will sell shares of our common stock at a fixed price of $10.00 per share and may do so for at least a period of two years following the date of this prospectus. Any future issuances of our shares at $10.00 per share will have a dilutive effect on the holders of our common stock to the extent that the value of our underlying net assets exceeds $10.00 per share.

This dilution would be in addition to the immediate dilution of $2.18, or 21.8%, that you will experience if the minimum offering is raised, or $1.11, or 11.1%, that you will experience if the maximum offering is raised. Please see “Dilution.”

Because we established the offering price on an arbitrary basis, it may not be indicative of the price at which our shares would trade if they were actively traded.

Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or inter-dealer quotation system or actively traded by brokers or of the proceeds that a stockholder would receive if we were liquidated or dissolved.

Risks Relating To Our Business

We and our advisor are new companies with no operating histories, and we may not be able to operate successfully.

We and our advisor are each recently formed companies with no operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by Paladin Realty to predict our future results. As of the date of this prospectus we have not purchased any real estate or made any other investments. Other than one initial investment we intend to make in one property located in Little Rock, Arkansas, we have not identified any probable investments. Additionally, none of our officers, Paladin Advisors, its affiliates or their respective employees have operated a public company or an entity that has elected to be taxed as a REIT. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

•	identify and acquire investments that further our investment strategies;

•	increase awareness of the Paladin name within the investment products market;

•	establish and maintain contacts with licensed securities brokers and other agents to successfully complete this offering;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other real estate related investments as well as for potential investors in our shares; and

•	continue to build and expand our operations structure to support our business.

Our failure, or our advisor’s failure, to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our common shares.

We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.

The past performance of other investment programs sponsored by Paladin Realty may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations of those programs. The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin programs, the returns to our stockholders will vary from those generated by those prior programs. We are also the first publicly-offered investment program sponsored by Paladin Realty or any of its affiliates. Therefore, the prior Paladin programs, which were conducted through privately-held entities, were not subject to either the up-front commissions, fees and expenses associated with this offering or to many of the laws and regulations to which we will be subject. We would be the first program sponsored by Paladin Realty or any of its affiliates to make or acquire mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly-offered investment program. As a result of all these factors, you should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by Paladin Realty and its affiliates. Please see “Prior Performance Summary” for a description of prior investment programs sponsored by Paladin Realty.

Our ability to successfully conduct this offering is dependent in part on the ability of our dealer manager, Prospect Financial Advisors, LLC, a newly-formed entity, to successfully establish, operate, and maintain a network of brokers and agents.

We have retained Prospect Financial Advisors, LLC to act as the dealer manager in this offering. Prospect Financial Advisors, LLC is a Delaware limited liability company that was organized in April 2002 for the purpose of providing financial advice to corporate clients in merger and acquisition, recapitalization or other transactions and capital access for corporate clients by acting as placement agent or best efforts underwriter for the issuance of debt or equity securities. This will be the first public offering conducted by Prospect Financial Advisors. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent the ability of Prospect Financial Advisors to establish and maintain a network of licensed securities brokers and other agents. If Prospect Financial Advisors fails to perform under the dealer manager agreement, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and your return on your investment.

Other than an initial investment we intend to make in one property located in Little Rock, Arkansas, we have not identified any probable investments. Although we believe there is a reasonable probability that we will acquire the interest in 801 Fiber Optic Drive, we cannot assure you that we will complete the acquisition. There may be a substantial period of time before the proceeds of this offering are invested in real estate or real estate related investments. We will rely on Paladin Advisors to identify and negotiate the terms of acquisitions of real estate and real estate related investments we make. There can be no assurance that Paladin Advisors will be able to identify or negotiate acceptable terms for the acquisition of, or make real estate related investments with respect to, real estate that meets our investment criteria, or that we will be able to acquire such real estate or make such real estate related investments on terms favorable to us or at all. Any delays we encounter in identifying and negotiating acquisitions of real estate and real estate related investments we make could reduce your returns and our ability to make distributions to our stockholders.

Because this is a “best efforts” offering, the dealer manager and the participating broker dealers are only required to use their best efforts to sell our shares. If we are unable to raise substantial funds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

This offering is being made on a “best efforts” basis, whereby the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase.

We may not have sufficient funds to pay dividends.

Our directors will determine the amount and timing of cash dividends to our stockholders based on many factors, including the amount of funds available for distribution, our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditure and reserve requirements and general operational requirements. The amount of funds available for distribution will be affected by our ability to identify and make real estate or real estate related investments as offering proceeds become available, the returns on those real estate or real estate related investments we make and our operating expense levels, as well as many other variables. We cannot predict how long it may take to identify real estate or real estate related investments, to raise sufficient proceeds or to make real estate or real estate related investments. We likewise cannot predict how long it may take to generate sufficient cash flow to pay dividends, if ever. We may never have sufficient funds to allow us to pay dividends or to meet other financial obligations and, if we do pay dividends, we may not be able to maintain or increase such dividends.

In addition, differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, other than any net capital gains, in order to qualify as a REIT. Please see “Risks Factors—Tax Risks—Failure to make required distributions would subject us to tax.”

We may structure acquisitions of property in exchange for limited partnership units in Paladin OP on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in Paladin OP in exchange for a property owner contributing property to Paladin OP. If we enter into such transactions, in order to induce the contributors of such properties to accept units in Paladin OP, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, Paladin OP’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for common shares, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for common shares or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or to make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in Paladin OP did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to Paladin OP, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Your investment would be subject to additional risks if we enter into such transactions with entities managed by Paladin Advisors as its affiliates. See “—Risks Related To Conflicts of Interest—We may acquire assets from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.”

We are uncertain of our sources of debt or equity for funding of future capital needs. If we are not able to locate sources of funding, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The gross proceeds of the offering will be used to buy real estate, make real estate related investments and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified any sources of debt or equity for future funding, and we cannot assure you that such sources of funding will be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

Payment of fees, distributions and expense reimbursements to Paladin Advisors and its affiliates will reduce cash available for investment and for distribution to our stockholders.

Paladin Advisors and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the asset management of our investments and administrative and other services. Paladin Advisors and its affiliates will be paid acquisition and advisory fees, an asset management fee and a subordinated disposition fee for these services pursuant to the advisory agreement between us and Paladin Advisors. In addition, distributions may be payable to Paladin Advisors pursuant to the subordinated participation interest it holds in Paladin OP upon a distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. In addition, Paladin Advisors and its affiliates will provide administrative services to us for which they will be reimbursed at cost, and there is no specific limit on the amount of such services they may provide or the maximum amount they may be reimbursed. Please see “Management Compensation” for a description of these fees, distributions and expense reimbursements payable to Paladin Advisors and its affiliates. These fees, distributions and expense reimbursements are substantial and will reduce the amount of cash available for investment or distribution to our stockholders.

We depend on key personnel, the loss of any of whom could be detrimental to our business.

Our success depends to a significant degree upon the continued contributions of certain key personnel, including James R. Worms, Michael B. Lenard and John A. Gerson, each of whom would be difficult to replace. Please see “Management—Directors and Executive Officers.” None of our key personnel are currently subject to employment agreements with us, nor do we maintain any key person life insurance on our key personnel. If any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability, and the ability of our advisor, to attract and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we or our advisor will be successful in attracting and retaining such skilled personnel.

Our success will be dependent on the performance of Paladin Advisors as well as key employees of Paladin Advisors.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Paladin Advisors and key employees of Paladin Advisors in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and operation of our day- to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We will rely entirely on the management ability of Paladin Advisors, subject to the oversight of our board of directors. If Paladin Advisors suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, Paladin Advisors may be unable to allocate time and/or resources to our operations. If Paladin Advisors is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay dividends to our stockholders. Please see “—Risks Related To Conflicts of Interest—Paladin Advisors and employees of Paladin Advisors and its affiliates will face conflicts of interest relating to time management and allocation of resources, and our results of operations may suffer as a result of these conflicts of interest” below and “Conflicts of Interest.”

Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment in our shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Terrorist attacks may also impact tourism and travel and lead to downward pressure on room rates and occupancy levels for hotels we may acquire. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for insurance coverage against property and casualty claims. We do not intend to obtain insurance that specifically covers against losses arising from terrorism unless required by our mortgage lenders, which some mortgage lenders have begun to require. As a result, we may suffer uninsured losses as a result of terrorism, or in cases where we are required to obtain terrorism insurance, such terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks.

More generally, terrorist attacks, war or political instability could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States and abroad. Adverse economic conditions could affect the volume of business at our hotels or the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to our stockholders.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.

Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions or changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our real estate and real estate related investments, our ability to dispose of real estate and real estate related investments, and yields from our real estate and real estate related investments:

•	Poor economic times may result in defaults by tenants of our properties and borrowers under our real estate related investments. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	Job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels;

•	Increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels;

•	Changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;

•	Periods of high interest rates may reduce cash flow from leveraged properties;

•	Increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns; and

•	Hotels that we may own could suffer substantial reductions in occupancy or room rate for an extended period of time as a result of national or local economic trends affecting travel or tourism.

Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to pay dividends to our stockholders or our ability to dispose of our investments.

Risks Related To Conflicts of Interest

We will be subject to conflicts of interest arising out of relationships among us, our officers, Paladin Advisors and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of these conflicts of interest. All references to affiliates of Paladin Advisors include Paladin Realty and each other affiliate of Paladin Realty or Paladin Advisors.

We will compete with affiliates of Paladin Advisors for investment opportunities. As a result, Paladin Advisors may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments.

Affiliates of Paladin Advisors have existing programs with investment objectives and strategies similar to ours, and Paladin Advisors and its affiliates may sponsor or advise other similar programs in the future. As a result, we may be buying properties and making real estate related investments at the same time as one or more of the other programs managed or advised by Paladin Advisors and its affiliates. Paladin Advisors may face conflicts of interest in allocating investment opportunities between us and these other programs. For instance, Paladin Advisors may select properties for us that provide lower returns to us than properties that it or its affiliates select to be purchased by another Paladin program. We cannot be sure that officers and employees acting on behalf of Paladin Advisors and on behalf of managers of other Paladin programs will act in our best interests when deciding whether to allocate any particular investment to us. We are subject to the risk that as a result of the conflicts of interest between us, Paladin Advisors and other entities or programs managed by or affiliated with it, Paladin Advisors may not cause us to invest in favorable investment opportunities that Paladin Advisors locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay dividends. Please see “Conflicts of Interest—Competitive Activities of Our Officers and Directors, Paladin Advisors and its Affiliates.”

We will compete with affiliates of Paladin Advisors for tenants or hotel business, which may reduce our ability to attract and retain tenants and hotel business.

Affiliates of Paladin Advisors have existing programs with investment objectives and strategies similar to ours, and Paladin Advisors and its affiliates may sponsor or advise other similar programs in the future. These existing and future programs may own properties located in geographical areas in which we may acquire properties. Therefore, our properties may compete for tenants or hotel business with other properties sponsored or advised by Paladin Advisors and its affiliates. Paladin Advisors may face conflicts of interest when allocating opportunities between us and other properties sponsored or advised by Paladin Advisors and its affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants or hotel business. Please see “Conflicts of Interest—Competitive Activities of Our Officers and Directors, Paladin Advisors and its Affiliates” for a description of these conflicts of interest.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner. As a result, your returns may be decreased by us entering into joint ventures with affiliates of Paladin Advisors.

In the event that we enter into a joint venture with any other program sponsored or advised by Paladin Advisors or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Paladin program may never have an active trading market. Therefore, if we were to become listed on a national exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that we are not listed on a securities exchange or the NASDAQ National Market by February 23, 2015, our organizational documents provide for an orderly liquidation of our assets. In the event of such liquidation, any joint venture between us and another Paladin program may be required to sell its properties at such time. Our joint venture partners may not desire to sell the properties at that time. Joint ventures between us and other Paladin programs will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you. Joint ventures with other Paladin programs would also be subject to the risks associated with joint ventures with unaffiliated third parties described below. See “—Risks Associated with Joint Ventures” below and “Conflicts of Interest—Joint Ventures with Affiliates of Paladin Advisors.”

Paladin Advisors and employees of Paladin Advisors and its affiliates will face conflicts of interest relating to time management and allocation of resources, and our results of operations may suffer as a result of these conflicts of interest.

Paladin Advisors and its affiliates are general partners and sponsors of other real estate programs having investment objectives similar to our investment objectives or to which they have legal and fiduciary obligations similar to those they owe to us and our stockholders. Because Paladin Advisors and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If Paladin Advisors, for any reason, is not able to provide sufficient resources to manage our business, our business will suffer as we have no other personnel to perform these services. Likewise, if Paladin Advisors or its affiliates suffer financial or operational problems as a result of any of their activities, whether or not related to our business, and Paladin Advisors is unable to manage our business, we will have no one to select, acquire, manage or dispose of our investments.

In addition, our officers are also officers of Paladin Advisors and officers, limited partners and/or members of investors in other affiliates of Paladin Advisors. Paladin Advisors will rely on these officers, its other employees and employees of its affiliates to manage and operate our business. Paladin Advisors and its affiliates are not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us. These affiliates of Paladin Advisors will continue to be actively involved in operations and activities other than our operations, and the same employees of Paladin Advisors and its affiliates who will manage and operate our business will also be actively involved in those other activities and operations. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of those individuals. Please see “Conflicts of Interest—Competitive Activities of Our Officers and Directors, Paladin Advisors and its Affiliates.”

Our officers will face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us.

Our officers, who also serve as directors of Paladin REIT are also officers of Paladin Advisors and are officers, limited partners and/or members of affiliates of Paladin Advisors. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Please see “Conflicts of Interest—Competitive Activities of Our Officers and Directors, Paladin Advisors and its Affiliates.” Some of these entities may compete with us for investment and leasing opportunities. In addition, to the extent that we and another Paladin real estate program advised by Paladin Advisors and its affiliates each own hotels in a particular geographic region, conflicts could arise in competing for guests and other business at the hotels. Conflicts with our business and interests are most likely to arise from involvement in activities related to:

•	the allocation of new investments among us and affiliates of Paladin Advisors;

•	the allocation of time and resources among us and affiliates of Paladin Advisors;

•	the timing and terms of the investment in or sale of an asset;

•	development or management of our properties by affiliates of Paladin Advisors;

•	investments with and/or sales to or acquisitions from affiliates of Paladin Advisors; and

•	compensation to Paladin Advisors.

Paladin Advisors will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders. The distribution payable to Paladin Advisors upon termination of the advisory agreement may also influence decisions about terminating Paladin Advisors or our acquisition or disposition of investments.

Under the advisory agreement between us, Paladin OP and Paladin Advisors and the subordinated participation interest Paladin Advisors holds in Paladin OP, Paladin Advisors is entitled to fees and distributions that are structured in a manner intended to provide incentives to Paladin Advisors to perform in our best interests and in the best interests of our stockholders. The fees Paladin Advisors is entitled to are acquisition and advisory fees, an asset management fee and a subordinated disposition fee. The distributions Paladin Advisors may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. Please see “Management Compensation” for a description of the fees and distributions payable to Paladin Advisers and its affiliates. However, because Paladin Advisors does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, Paladin Advisors’ interests are not wholly aligned with those of our stockholders. In that regard, the only fee Paladin Advisors receives with respect to ongoing operation and management of properties is the asset management fee, which is based on the amount of our initial investment and not the performance of those investments, which could result in Paladin Advisors not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, Paladin Advisors could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to Paladin Advisors or for us to generate the specified levels of performance or net sales proceeds that would entitle Paladin Advisors to fees or distributions. In addition, Paladin Advisors’ entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in Paladin Advisors recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in the best long-term interest of our stockholders. The subordinated participation interest requires Paladin OP to make a distribution to Paladin Advisors upon termination of the advisory agreement, other than a termination by us because of a material breach of the advisory agreement by Paladin Advisors. This distribution will not be paid if we terminate the advisory agreement after the listing of our shares. To avoid Paladin OP making this distribution, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares even if, but for the requirement to make this distribution, termination of the advisory agreement would be in the best interest of our stockholders. In addition, the requirement for Paladin OP to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy Paladin OP’s obligation to the terminated advisor.

We may acquire assets from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.

We may acquire properties or other real estate related investments from entities which are managed by Paladin Advisors or its affiliates. Further, we may also dispose of properties or other real estate related investments to entities which are controlled by Paladin Advisors or its affiliates. Paladin Advisors or its affiliates may make substantial profits in connection with such transactions. Paladin Advisors or its affiliates may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on Paladin Advisors in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.

The fees we pay Paladin Advisors under the advisory agreement and the distributions payable to Paladin Advisors under the Paladin OP partnership agreement were not determined on an arm’s length basis and therefore may not be on the same terms as those we could negotiate with a third-party.

Our independent directors relied on information and recommendations provided by Paladin Advisors to determine the fees and distributions payable to Paladin Advisors and its affiliates under the advisory agreement and the subordinated participation interest in Paladin OP. As a result, these fees and distributions cannot be viewed as having been determined on an arms’ length basis and we cannot assure you that an unaffiliated third party would not be willing and able to provide to us the same services at a lower price. The fees Paladin Advisors is entitled to are acquisition and advisory fees, an asset management fee and a subordinated disposition fee. The distributions Paladin Advisors may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. Please see “Management Compensation” for a description of the fees and distributions payable to Paladin Advisors and its affiliates.

Risks Associated With Our Organizational Structure

Your interest in us will be diluted if we issue additional shares in this offering or otherwise.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our articles of incorporation currently has authorized 850,000,000 shares of capital stock, of which 750,000,000 shares are designated as common stock and 100,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors.

This dilution would be in addition to the immediate dilution of $2.18, or 21.8%, that you will experience if the minimum offering is raised, or $1.11, or 11.1%, that you will experience if the maximum offering is raised. Please see “Dilution.”

Existing stockholders and investors purchasing shares in this offering will also experience dilution of their equity investment in us in the event that we:

•	sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan;

•	sell securities that are convertible into shares of our common stock;

•	issue shares of our common stock in a private offering of securities to institutional investors;

•	issue shares of our common stock to our independent directors pursuant to our incentive stock plan (we will grant 12,000 of our common shares to our independent directors pursuant to the incentive stock plan as of the date on which we raise the minimum offering and an additional 48,000 shares will remain available for issuance under the plan); or

•	issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Paladin OP.

The limit on the number of shares a person may own may discourage a takeover attempt.

Our articles of incorporation prohibit the ownership of more than 9.8% of the outstanding common shares by any one investor. Please see “Description of Capital Stock—Restriction on Ownership of Shares.” This restriction may discourage a change of control and may deter individuals or entities from making tender offers for our common shares, which offers might otherwise be financially attractive to our stockholders or which might cause a change in our management. Further, this restriction may limit the opportunity for stockholders to receive a premium for their shares of common stock that might otherwise exist if an investor attempted to acquire in excess of 9.8% of our common shares or otherwise to effect a change of control of us.

Our articles of incorporation permit our board of directors to issue capital stock with terms that may subordinate the rights of the holders of our current common shares or discourage a third party from acquiring us, even if the acquisition was in our stockholders’ best interests.

Our charter permits our board of directors to issue up to 850,000,000 shares of capital stock. Our board of directors (without any further action by our stockholders) may issue shares of our common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of any such stock. Please see “Description of Capital Stock” for more information regarding our shares. If we ever created and issued preferred shares with a dividend preference over our common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on our common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Certain provisions of Maryland law could restrict a change in control even if a change in control were in our stockholders’ interests.

Certain provisions of Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of our common stock, which we refer to as an interested stockholder;

•	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding common shares and two-thirds of the votes entitled to be cast by holders of our common shares other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. Please see “Description of Capital Stock—Business Combinations” and “Description of Capital Stock—Control Share Acquisitions.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, in order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

In order to avoid coming within the application of the Investment Company Act either as a company engaged primarily in investing in interests in real estate or under another exemption from the Investment Company Act, Paladin Advisors may be required to impose limitations on our investment activities. In particular, Paladin Advisors may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, Paladin Advisors will monitor our investments in preferred equity securities and mortgage loans to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, Paladin Advisors may be required to limit the percentage of our assets represented by preferred equity securities or mortgage loans.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of Paladin Advisors and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related To Investments In Real Estate

If we acquire real estate or make real estate related investments at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate we purchase, or real estate related investments we make, may not appreciate or may decrease in value.

The real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate, or to the extent we make real estate related investments in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, the value of our investment may not appreciate or may decrease significantly below the amount we paid for such investment.

Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.

Some or all of our properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

Our real estate investments may include special use and single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

We intend to focus a portion of our investments on commercial and industrial properties which may include manufacturing facilities, special use storage or warehouse facilities and special use single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to respond quickly to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it quickly, if at all, or we may sell the property at a loss. These and other limitations may affect our ability to sell or re-lease properties and decrease returns to our stockholders.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into in long-term leases.

Your investment may be subject to additional risks if we make international investments.

We may purchase property located outside the United States and may make or acquire real estate related investments relating to property located outside the United States. These investments may be affected by factors unique to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	changing governmental rules and policies;

•	enactment of laws relating to the foreign ownership of real estate, mortgages or securities and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•	variations in the currency exchange rates;

•	adverse market conditions caused by changes in national or local economic conditions;

•	changes in relative interest rates;

•	changes in the availability, cost and terms of debt financing resulting from varying national economic policies;

•	changes in real estate and other tax rates and other operating expenses in particular countries;

•	changes in land use and zoning laws; and

•	more stringent environmental laws or changes in such laws.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay dividends to our stockholders.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay dividends to our stockholders.

Uninsured losses relating to real estate may reduce your returns.

Paladin Advisors will attempt to ensure that all of our properties are adequately insured to cover certain casualty losses; however, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may invest a portion of the proceeds available for investment in the acquisition of properties for development and in the development of such properties. For those properties, we will be subject to risks relating to uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities and/or community groups and our ability to control construction costs or to build in conformity with plans, specifications and timetables. Performance may also be affected or delayed by conditions beyond our control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when determining a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer. In addition, we may invest in unimproved real estate. Returns from development of unimproved properties are also subject to risks and uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real estate.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our various real estate and other real estate related investments until such time as Paladin Advisors determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Paladin Advisors, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not list the shares by February 23, 2015. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.

We will be subject to additional risks if we invest in hotels that could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability and limit the amount of distributions payable to our stockholders.

We intend to make investments in hotels, in which case our operating results for those investments would be dependent on factors in addition to the risks generally associated with investments in real estate. These additional factors would include:

•	dependence on business travel and tourism;

•	increases in levels of supply or decreases in demand for hotel rooms and related services;

•	competition from other hotels, some of which may be owned and operated by companies having greater marketing and financial resources than we do;

•	increases in operating costs due to inflation, or other factors such as energy costs, taxes and insurance that have historically increased at a faster rate than inflation, which are not offset by increased room rates;

•	increases in energy costs and other factors that could reduce the amount of business or vacation travel; and

•	reliance on the air travel industry, which is itself particularly subject to risks related to terrorism.

In order to qualify as a REIT, we cannot operate any hotel or directly participate in the decisions affecting the daily operations of any hotel. Therefore, we would likely lease any hotels we acquire to wholly owned taxable REIT subsidiaries which we would form in the future. We expect that the rent payable under any such lease with a taxable REIT subsidiary would be based in whole or in part on hotel revenue. However, we would be subject to limits on the rent our taxable REIT subsidiary could pay us, as the REIT rules impose a 100% excise tax on any transaction with a taxable REIT subsidiary that does not conform to normal business practice. Under the REIT rules, neither we nor our taxable REIT subsidiaries to which we lease hotels will be permitted to manage our hotels directly, and as a result, each taxable REIT subsidiary lessee would be required to enter into a management agreement with an eligible third-party operator that would manage the hotel. We cannot assure you that our taxable REIT subsidiaries would be able to enter into such management agreements on terms favorable to them, either initially or upon termination of an existing management agreement. Further, the operating results of our hotels would in large part be dependent on the quality of the management provided by such third party managers, over which we would have little control. Even if we believed one or more of our hotels were not being managed in an optimal manner, it likely would be difficult to terminate a manager under the terms of its management agreement. These aspects of investments we may make in hotels could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability, and limit the amount of dividends payable to our stockholders.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we intend to own and operate real estate and make other real estate related investments, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, which we refer to as the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Risks Associated With Debt Financing

We expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our stockholders.

We expect to make investments with both proceeds from this offering and debt. In addition, we may incur mortgage debt by obtaining loans secured by some or all of our real estate. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

We may incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if cash flow from the property is insufficient to service the mortgage debt, we would be required to use cash flow from other sources, if any is available, to service the mortgage debt and to avoid the mortgage lender foreclosing on the property subject to the loan. Thus, incurring mortgage debt increases our risks since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, we may have less cash available for distributions to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance properties we wish to acquire, even if such acquisition would otherwise be in our best interests, which could reduce the number of properties we can acquire. In addition, once we have placed mortgage debt on properties, we run the risk of being unable to refinance the entire outstanding loan balance when the loans come due, or of being unable to refinance any amount on favorable terms. In addition, if interest rates are higher when properties require refinancing, we may not be able to refinance the entire outstanding loan balance or our debt service may be higher if we do refinance the loan balance, either of which could reduce our income from those properties and reduce cash available for distribution to our stockholders.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining debt financing, a lender could impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, to replace Paladin Advisors as our advisor or to impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

Fluctuations in interest rates could increase our expenses, require us to sell investments or make it more difficult to make attractive investments.

We expect that a portion of our indebtedness may bear interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay dividends to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments. Further, increases in interest rates may make investments in other entities more attractive than an investment in us. Conversely, decreases in interest rates may cause the price of real estate and real estate related investments to increase, thus making it more difficult for us to make otherwise attractive investments. Any of these circumstances could reduce our profitability and our ability to pay dividends to our stockholders.

If we enter into financing arrangements involving balloon payment obligations, the repayment of the balloon payments may require us to enter into unfavorable refinancings or to divert funds from other sources, which would reduce dividends paid.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment, which could require us to incur debt on unfavorable terms or divert funds from other sources to make the balloon payment. As a result, financing arrangements with balloon payments could result in increased costs and reduce our liquidity. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Associated With Real Estate Related Investments

We may make or acquire first mortgages, second mortgages or mezzanine loans, which we refer to collectively as mortgage loans, secured directly or indirectly by the same types of properties we may acquire directly. We also may make preferred equity investments in partnerships or limited liability companies that own the same types of properties that we may acquire directly. In this prospectus, we refer to these investments as real estate related investments. Please see “Investment Objectives and Criteria—Real Estate Related Investments” for more information on real estate related investments. We will be subject to risks associated with these real estate related investments, including the material risks discussed below.

We do not have substantial experience in making or acquiring mortgage loans or other real estate related investments, which may result in our real estate related investments failing to produce returns or incurring losses.

Neither Paladin Advisors nor any of our officers has any substantial experience in making or acquiring mortgage loans or the other real estate related investments we intend to make. We may make such investments to the extent Paladin Advisors, in consultation with our board of directors, determines that it is advantageous to us to do so. Our and Paladin Advisors’ lack of expertise in making real estate related investments may result in our real estate related investments failing to produce returns or incurring losses, either of which would reduce our ability to make distributions to our stockholders.

Our real estate related investments may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make real estate related investments, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “—Risks Related to Investments in Real Estate.” We do not know whether the values of the property securing any of our real estate related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Our returns on mortgage loans may be reduced by interest rate fluctuations.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return lower than then-current market rates. Also, if interest rates decrease and mortgage loans are prepaid without adequate penalty, we may not be able to make new loans or other real estate related investments at the previously higher interest rates.

Delays in liquidating defaulted real estate related investments could reduce our investment returns.

If there are defaults under our real estate related investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, if there are defaults under mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Returns on our mortgage loans may be limited by regulations.

The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, which may increase our costs associated with making or acquiring mortgage loans and thereby reduce our returns. In addition, we may determine not to make mortgage loans in certain jurisdictions based on state or local regulation, which may limit our ability to make or acquire mortgage loans that we otherwise believe to be attractive investments.

Foreclosures create additional risks, as we would be subject to all of the risks of owning the property on which we foreclose.

If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner described above under the heading “—Risks Related to Investments in Real Estate.”

If we liquidate prior to the maturity of our real estate related investments, we may be forced to sell those investments on unfavorable terms or at a loss.

If we have not listed our shares on a national securities exchange or on the NASDAQ National Market by February 23, 2015, we will be required to liquidate all of our assets and distribute the net proceeds to our stockholders. We may make real estate related investments with terms that expire after February 23, 2015. If we become required to liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Risks Associated with Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate or the making of real estate related investments, we may enter into joint ventures with affiliated or unaffiliated partners. In addition, we may also purchase or develop properties in co-tenancies and other co-ownership arrangements with affiliates of Paladin Realty, the sellers of the properties, developers or similar persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. These joint venture partners or co-tenants may have rights to take some actions over which we have no control and may take actions contrary to our interests. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

•	a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	we may incur liabilities as the result of actions taken by joint venture partners in which we had no direct involvement; and

•	such partners or co-investors may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives or fail to take actions as we instruct, or in accordance with our policies and objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. Finally, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our co-venturer or partner.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.

Tax Risks

We will be subject to tax risks arising out of our election to be taxed as a REIT, including the material risks discussed below. The “Federal Income Tax Considerations” section of this prospectus provides a more detailed discussion of these tax risks.

We may not qualify as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.

We currently intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. We intend to qualify as a REIT and to elect to be taxed as a REIT for the taxable year ending December 31, 2005, but as of the date of this prospectus we are not qualified as a REIT. Our qualification as a REIT will depend on our ability to meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke our REIT election, which it may do without stockholder approval.

If we lose or revoke our REIT status, we will face serious tax consequences that will substantially reduce our ability to make distributions to our stockholders because:

•	we would not be allowed a deduction for distributions to stockholders in computing our taxable income, we would be subject to federal income tax at regular corporate rates and we might need to borrow money or sell assets in order to pay any such tax;

•	we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain statutory provisions, we would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our stockholders.

We will not seek to obtain a ruling from the Internal Revenue Service that we qualify as a REIT for federal income tax purposes, and therefore the IRS could still determine we fail to qualify as a REIT, which would substantially reduce our ability to make distributions to our stockholders.

As described herein, we intend to operate so as to qualify as a REIT for federal income tax purposes. Although we have not requested, and do not expect to request, a ruling from the IRS that we qualify as a REIT, we have received an opinion of our counsel that, based on certain assumptions and representations, we will so qualify. You should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of existing law, which includes no controlling precedent, and therefore could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively. The validity of the opinion of our counsel and of our qualification as a REIT will depend on our continuing ability to meet the various REIT requirements described herein. An IRS determination that we do not qualify as a REIT would deprive our stockholders of the tax benefits of our REIT status only if the IRS determination is upheld in court or otherwise becomes final. To the extent that we challenge an IRS determination that we do not qualify as a REIT, we may incur legal expenses that would reduce our funds available for distribution to stockholders.

Failure to make required distributions would subject us to tax.

In order to qualify as a REIT, each year we must distribute to our stockholders at least 90% of our taxable income, other than any net capital gains. To the extent that we satisfy the distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any year are less than the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income for that year; and

•	100% of our undistributed taxable income from prior years.

We intend to pay out our income, if any, to our stockholders in a manner intended to satisfy the distribution requirement applicable to REITs and to avoid corporate income tax and the 4% excise tax. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. In the future, we may borrow funds to pay distributions to our stockholders and the limited partners of Paladin OP. Any funds that we borrow would subject us to interest rate and other market risks.

If Paladin OP fails to maintain its status as a partnership for federal income tax purposes, its income may be subject to taxation.

We intend to maintain the status of Paladin OP as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of Paladin OP as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that Paladin OP could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which Paladin OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to Paladin OP. Such a recharacterization of Paladin OP or an underlying property owner could also threaten our ability to maintain REIT status.

Employee Benefit Plan and IRA Risks

We, and our investors that are employee benefit plans or IRAs, will be subject to risks relating specifically to our having employee benefit plans as stockholders, which risks are discussed below. The “ERISA Considerations” section of this prospectus provides a more detailed discussion of these employee benefit plan and IRA investor risks.

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	your need to value the assets of the plan annually.

You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with Paladin Advisors and its affiliates could be considered “prohibited transactions” under ERISA and/or the Internal Revenue Code. If such transactions were considered “prohibited transactions” Paladin Advisors and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, Paladin Advisors and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA, and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our properties. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

•	the potential acquisition of an interest in 801 Fiber Optic Drive;

•	projected capital expenditures; and

•	use of the proceeds of this offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	the factors referenced in this prospectus, including those set forth under the section captioned “Risk Factors”;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates or the general economy; and

•	the degree and nature of our competition.

DILUTION

As of the date of this prospectus, we have 500 common shares outstanding which were issued to our sponsor, Paladin Realty, for $10.00 per share. In addition, we will grant an aggregate of 12,000 shares to our independent directors pursuant to our incentive stock plan on the date we reach the minimum offering. As of the date hereof, taking into account the grant of those shares to our independent directors, we have a net tangible book value of $5,000 or $0.40 per outstanding common share. Net tangible book value per share is equal to our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our common stock outstanding.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our shares in this offering and the net tangible book value per share immediately after the completion of this offering. After giving effect to the sale of a minimum of 100,000 common shares and a maximum of 38,500,000 common shares in this offering at an assumed initial public offering price of $10.00 per share, the payment of selling commissions, the dealer manager fee and organization and offering expenses and the receipt by us of the net proceeds from this offering, our adjusted net tangible book value per share at December 31, 2004 would have changed from $.40 to $7.82 (assuming the minimum offering) or $8.89 (assuming the maximum offering). This represents (1) assuming the minimum offering is raised, an immediate increase in net tangible stockholders’ equity of $7.42 to current stockholders and immediate dilution of $2.18 per share, or 21.8%, to new investors and (2) assuming the maximum offering is raised, an increase in net tangible stockholders’ equity of $8.49 per share to current stockholders and an immediate dilution of $1.11 per share, or 11.1%, to new investors, as illustrated in the following table:

	Minimum Offering		Maximum Offering
Initial public offering price per share		$10.00		$10.00
Net tangible book value per share before the offering	$0.40		$0.40
Increase per share attributable to new investors(1)	$7.42		$8.49
As adjusted net tangible book value per share after the offering		$7.82		$8.89
Dilution per share to new investors		$2.18		$1.11

(1)	Gives effect to the grant of 12,000 shares to our independent directors which will occur on the date we reach the minimum offering.

The table below summarizes, on an adjusted basis as described above, the differences in the total consideration paid to us and the average price per share paid by current stockholders, by our independent directors with respect to the restricted shares to be granted to them on the date we reach the minimum offering, and by new investors purchasing our common shares in this offering assuming a minimum offering of 100,000 shares and a maximum offering of 35,000,000 shares, in each case at $10.00 per share and before deducting selling commissions, the dealer manager fee and organization and offering expenses.

	Minimum Offering					Maximum Offering
	Shares		Total Consideration		Average Price Per Share	Shares		Total Consideration		Average Price Per Share
	Number	%	Amount	%		Number	%	Amount	%
Shares issued to Paladin Realty	500.44%		$5,000.50%		$10.00	500.0013%		$5,000.0013%		$10.00
Shares to be granted to independent directors	12,000	10.67	—	—	—	12,000.0312		—	—	—
New investors	100,000	88.89	1,000,000	99.5	10.00	38,500,000	99.9675	385,000,000	99.9987	10.00

Total	112,500	100%	$1,005,000	100%	$8.93	38,512,500	100%	$385,005,000	100%	$10.00

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering. The table shows two scenarios:

•	the “Minimum Offering” assumes that we reach the minimum offering of $1,000,000 by selling 100,000 shares at $10 per share pursuant to this offering and that we sell no shares pursuant to our dividend reinvestment plan; and

•	the “Maximum Offering” assumes we sell the maximum 38,500,000 shares at $10 per share, including 3,500,000 shares pursuant to our dividend reinvestment plan.

The Estimated Use of Proceeds table is located on the following page 42.

Under both scenarios, we have not given effect to any special sales or volume discounts that could reduce the selling commissions. See the “Plan of Distribution” section of this prospectus for a description of the special sales or volume discounts.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 84.7% of the money you invest will be used to buy real estate or to invest in real estate related investments, while the remaining up to 15.3% will be used to pay expenses and fees, including the payment of fees to Paladin Advisors, our advisor, and Prospect Financial Advisors, the dealer manager for this offering. Our fees and expenses, as listed below, include the following:

•	Selling commissions equal to 7.0% of gross offering proceeds are payable to Prospect Financial Advisors from sales to the public and 4.0% of gross offering proceeds received from our dividend reinvestment plan. Prospect Financial Advisors, in its sole discretion, may reallow to participating broker-dealers all selling commissions attributable to shares sold by them. The amount of selling commissions may also be reduced under certain circumstances for special sales or volume discounts.

•	The dealer manager fee is payable to Prospect Financial Advisors. Prospect Financial Advisors, in its sole discretion, may reallow a portion of its dealer manager fee to participating broker-dealers as marketing fees or as reimbursement for offering-related expenses. The dealer manager fee is equal to 2.5% of the gross proceeds from the sale of shares, except that the dealer manager fee will not be charged on shares issued pursuant to our dividend reinvestment plan. As a result, the dealer manager fee is equal to 2.3% of the gross offering proceeds of all shares that may be sold in this offering, including shares to be issued pursuant to our dividend reinvestment program.

•

Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Paladin Advisors or Prospect Financial Advisors for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, travel, food and lodging expenses, expense reimbursements for educational meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars, promotional items, legal fees for the dealer manager, technology costs and expenses attributable to the offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and the participating broker-dealers. Paladin Advisors and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds from this offering, without recourse against or reimbursement by us. Many of the organization and offering expenses, such as the costs of registering and qualifying the shares and legal, accounting and printing expenses incurred in connection with preparing this prospectus and marketing the shares, will be incurred in the initial stages of this offering regardless of the amount of proceeds we raise. As result of these up-front expenses, we expect that organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds increases. Based on our estimates of overall organization and offering expenses, we estimate that these expenses will represent 2.0% of the gross offering proceeds if we raise the maximum offering. However, if organization and offering expenses reach 3.0% of the gross offering proceeds, the amount reimbursed would be $11,550,000. Notwithstanding the above, under our articles of incorporation, in no event shall organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, exceed 15% of gross offering proceeds.

•	Acquisition and advisory fees are fees and commissions paid by any party to any person in connection with the purchase, development or construction of real estate or the acquisition of real estate related investments. Acquisition and advisory fees do not include acquisition expenses. We will pay Paladin Advisors, as our advisor, acquisition and advisory fees of 2.75% of the contract purchase price of properties we acquire directly or through joint ventures, or with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment.

•	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate and real estate related investments. We will reimburse Paladin Advisors for acquisition expenses of up to a maximum of 0.5% of the contract purchase price of properties we acquire directly or through joint ventures, or with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment.

•	Our board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. The independent directors are responsible for reviewing the performance of Paladin Advisors and determining that the compensation to be paid to Paladin Advisors is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of the independent directors.

	Minimum Offering 100,000 Shares		Maximum Offering 38,500,000 Shares
	Amount	Percent of Gross Offering Proceeds	Amount	Percent of Gross Offering Proceeds
Gross Offering Proceeds	$1,000,000	100%	$385,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions(1)	70,000	7.0%	25,900,000	6.7%
Dealer Manager Fee	25,000	2.5%	8,750,000	2.3%
Organization and Offering Expenses	30,000	3.0%	8,000,000	2.0%

Amount Available for Investment(2)	$875,000	87.5%	$342,350,000	88.9%
Acquisition and Advisory:
Acquisition and Advisory Fees(3)	23,332	2.3%	9,118,281	2.3%
Acquisition Expenses(4)	4,242	0.4%	1,657,869	0.4%
Initial Working Capital Reserve(5)	—	—	—	—

Amount Invested in Real Estate and Real Estate Related Investments(6)	$847,426	84.7%	$331,573,850	86.1%

(Footnotes to “Estimated Use of Proceeds”)

(1)

For the maximum offering, assumes selling commissions of 7.0% of the gross offering proceeds from 35,000,000 shares sold at $10 per share and selling commissions of 4.0% of the gross offering proceeds from 3,500,000 shares sold pursuant to our dividend reinvestment plan at $10 per share.

(2)	Until required in connection with the acquisition of real estate or real estate related investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(3)	For purposes of this table, we have assumed that will use the full “Amount Available for Investment” to acquire investments and pay related fees and expenses and that the acquisition and advisory fees will equal 2.75% of the amount invested. As a result, if we raise the minimum offering and 87.5% of those proceeds are applied to investments and related fees and expenses, acquisition and advisory fees would equal 2.3% of the gross offering proceeds. If we raise the maximum offering and 88.9% of those proceeds are applied to investments and related fees and expenses, acquisition and advisory fees would equal 2.3% of gross offering proceeds. For purposes of this table we have also assumed that we will not use debt in making investments. If we raise the maximum of $385 million in the offering and all of our investments are 65% leveraged at the time we make them, total acquisition fees would be approximately $24.6 million. In addition, to the extent any joint venture partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition fees. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.
(4)	Assuming full investment of the proceeds of this offering, these acquisition expenses would equal approximately 0.4% of the gross proceeds of this offering. For purposes of this table we have assumed that we will not use debt in making investments. If we raise the maximum of $385 million in this offering and all of our investments are 65% leveraged at the time we make them, the total acquisition expenses for which we could become obligated to reimburse Paladin Advisors would be approximately $4.5 million. In addition, to the extent any joint partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition expenses. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.
(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the capital plan that Paladin Advisors will establish for each of our investments.
(6)	Includes amounts anticipated to be invested in real estate and real estate related investments net of fees and expenses. We estimate that at least 84.7% of the proceeds received from the sale of shares will be used to acquire real estate and to make real estate related investments.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is ultimately responsible for the management and control of our business and operations. We have no employees, and the board has retained Paladin Advisors to manage our day-to-day operations and the acquisition and disposition of our investments, subject to the board’s supervision. Our articles of incorporation were reviewed and ratified by our board of directors, including the independent directors on February 23, 2005. This ratification by our board of directors was required by North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on September 29, 1993, which we refer to as the NASAA Guidelines.

We currently have seven directors. Our articles of incorporation and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three nor more than 15, a majority of whom must be independent.

Directors will be elected annually, and each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Our articles of incorporation also provide that a majority of the directors must be independent directors. An “independent director” is a person who is not an officer or employee of the Paladin REIT, Paladin Advisors or their affiliates and has not otherwise been affiliated with such entities for the previous two years. Of our seven current directors, four are independent directors.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. The independent directors will nominate replacements for vacancies in the independent director positions. Each director will be bound by our articles of incorporation and bylaws.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors will meet quarterly in person or by telephone or more frequently if necessary in order to discharge their duties as directors. We do not expect that our directors will be required to devote a substantial portion of their time in discharging their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on Paladin Advisors. Our directors will be dependent on information they receive from Paladin Advisors in order to adequately perform their duties, including their obligation to oversee and evaluate Paladin Advisors and its affiliates. Please see “Risk Factors—Risks Relating To Our Business—Our success will be dependent on the performance of Paladin Advisors as well as key employees of Paladin Advisors” and “Risk Factors—Risks Related To Conflicts of Interest.” Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment policies are set forth in this prospectus. Our directors, including a majority of our independent directors, may establish further or different written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance and Paladin Advisors’ performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the investment policies set forth in this prospectus unless and until they are modified by our directors. The actual terms and conditions of transactions involving investments in real estate or real estate related investments shall be determined by Paladin Advisors, subject to the approval of our board of directors.

Our board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the independent directors, and a majority of directors not otherwise interested in the transaction, must approve all transactions with Paladin Advisors or its affiliates. The independent directors will also be responsible for reviewing the performance of Paladin Advisors and determining that the compensation to be paid to Paladin Advisors and the distributions that may be payable to Paladin Advisors pursuant to its subordinated participation interest in Paladin OP are reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	our net assets and net income;

•	the amount of the fees and other compensation paid to Paladin Advisors in relation to the size, composition and performance of our investments;

•	the success of Paladin Advisors in generating appropriate investment opportunities;

•	rates charged to comparable companies and other investors by advisors performing similar services;

•	additional revenues realized by Paladin Advisors and its affiliates through their relationship with us, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by Paladin Advisors;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by Paladin Advisors for its own account or for other clients; and

•	other factors related to managing a public company, such as shareholder services and support and compliance with securities laws, including the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act.

All of our officers and directors, other than our independent directors, are officers of Paladin Advisors and officers, limited partners and/or members of affiliates of Paladin Advisors and are subject to conflicts of interest. Because of the inherent conflicts of interest existing as the result of these relationships, our independent board members will monitor the performance of Paladin Advisors and its affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our stockholders in connection with our relationships with Paladin Advisors and its affiliates. However, we cannot assure you that our independent directors will be successful in eliminating or decreasing the impact of the risks resulting from the conflicts of interest we face with Paladin Advisors and its affiliates. See “Risk Factors—Risks Related To Conflicts of Interest” and “Conflicts of Interest.”

Our articles of incorporation prohibit a non-independent director and his or her affiliates from voting or consenting to the voting of shares they own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of any non-independent director or Paladin Advisors, or (2) any transaction between us and that director, Paladin Advisors or their respective affiliates. Our articles of incorporation also prohibit an independent director from voting or consenting to the voting of shares he or she now owns or hereafter acquires on matters submitted to the stockholders regarding either (1) the removal of that independent director or (2) any transaction between us and that director or his or her affiliate. Shares held by Paladin

Advisors, the directors or their respective affiliates but not entitled to be voted on a matter will not be counted in determining a quorum or a majority in such circumstances.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business. However, our board has established an Audit Committee and a Corporate Governance Committee, each of which is comprised solely of independent directors, so that important items within the purview of these committees can be addressed in greater depth by independent members of the members of our board.

We currently do not have a compensation committee of our board of directors because we do not plan to pay any compensation to our officers. However, if in the future we provide any compensation to our officers, we will establish a compensation committee comprised entirely of independent directors to determine the nature and amount of such compensation.

Audit Committee

Under our Audit Committee Charter, our Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The Audit Committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our Audit Committee Charter, the Audit Committee will always be comprised solely of independent directors. The current members of our Audit Committee are Messrs Greene, Lenkin, and Meyer, with Mr. Meyer serving as the chairman of the Audit Committee.

Corporate Governance Committee

Our board of directors has established a Corporate Governance Committee. The Corporate Governance Committee is responsible for:

•	oversight of board and committee composition and practices;

•	our corporate governance practices; and

•	other relevant policies and procedures.

The Corporate Governance Committee also reviews the selection criteria for directors and the selection of nominees to serve as directors, evaluates the performance of the board of directors and develops, reviews, evaluates and makes recommendations to the board of directors with respect to corporate governance issues. Under our Corporate Governance Committee Charter, the Corporate Governance Committee will always be comprised solely of independent directors. The current members our Corporate Governance Committee are Messrs. Greene, Lenkin, and Volk, with Mr. Volk serving as the chairman of the Corporate Governance Committee.

Directors and Executive Officers

Other than our independent directors, each of our officers and directors are officers of Paladin Advisors and officers, limited partners and/or members of affiliates of Paladin Advisors. As a result, these individuals will be subject to conflicts of interest in allocating their time between us and other activities and operations of Paladin Advisors and its affiliates and between fiduciary duties owed to us and to those entities. Please see “Risk Factors—Risks Related To Conflicts of Interest” and “Conflicts of Interest.” In addition, none of our officers has experience running a public company or an entity that has elected to be qualified as a REIT. All executive officers serve at the pleasure of the board of directors. Our directors and executive officers are listed below:

Name	Age	Positions
James R. Worms	59	President, Chief Executive Officer and Director
Michael B. Lenard	49	Executive Vice President, Secretary, Counselor and Director
John A. Gerson	56	Executive Vice President, Chief Financial Officer and Director
Harold H. Greene	65	Independent Director
Harvey Lenkin	68	Independent Director
Michael L. Meyer	66	Independent Director
Christopher H. Volk	48	Independent Director

James R. Worms is our President and Chief Executive Officer and is also one of our directors. Mr. Worms is also the President of Paladin Advisors, and the President, Manager and a management committee member of Paladin Realty. Paladin Realty is our sponsor and the managing member of Paladin Advisors. Mr. Worms directs all aspects of the strategy, administration and operations of these entities and is also involved in the origination, structuring and management of all of their investments. Mr. Worms is also a Managing Director of William E. Simon & Sons Funds Group, L.L.C., a private investment firm that is an affiliate of Paladin Realty and Paladin Advisors.

Prior to joining the predecessor of Paladin Realty in 1995, Mr. Worms was a Managing Director of Salomon Brothers, where he co-managed the firm’s worldwide real estate investment banking activities. In this capacity, he was involved in real estate investment and advisory transactions totaling billions of dollars, including extensive experience in all types of commercial and residential real estate. Prior to joining Salomon Brothers, Mr. Worms was a principal at Eastdil Realty, Inc. where he directed Eastdil’s Western Region partnership investment operations. Before joining Eastdil, Mr. Worms worked as a Certified Public Accountant at Coopers & Lybrand. Mr. Worms serves on the board of directors for MeriStar Hospitality Corporation, a publicly traded real estate investment trust focused on the lodging industry. Mr. Worms has been a member of various industry organizations including the Pension Real Estate Association, the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.

Mr. Worms graduated from UCLA with a Bachelor’s degree in Economics and from The Anderson School of Management at UCLA with a masters degree in Business Administration. Mr. Worms also received a law degree from Hastings College of Law.

Michael B. Lenard is our Executive Vice President, Secretary and Counselor and is also one of our directors. Mr. Lenard is also an Executive Vice President and Counselor of Paladin Advisors and a Principal, Counselor and a management committee member of Paladin Realty. Mr. Lenard is involved in these entities’ operations and administration, as well as in originating new investments, negotiating joint ventures and managing and disposing of assets, as well as managing legal issues for them. He is also a Managing Director of William E. Simon & Sons Funds Group, L.L.C.

Prior to joining the predecessor of Paladin Realty in 1993, Mr. Lenard was a partner in the international law firm of Latham & Watkins, working in its Corporate Department with a special emphasis on private investment funds, international joint ventures and other private and closely held transactions and structures. He has been a member of various industry organizations, including the Urban Land Institute.

Mr. Lenard has served in a variety of leadership positions in Olympic and international sport for over twenty years. He served for eight years as a Vice President of the United States Olympic Committee, and on the Board of Directors of the Atlanta Committee for the Olympic Games. More recently, he served as the Chair of the USOC’s Key Strategies Task Force and as the Special Advisor for Business Affairs to the USOC President. Currently, he is one of twenty worldwide members of the Swiss-based international body that oversees and operates the court that adjudicates Olympic and international sports disputes. A 1984 Olympian, in addition to other competitive honors and medals, Mr. Lenard was a seven time National Champion in Team Handball and Team Handball Athlete of the Year for 1985 and USOC SportsMan of the Year in Team Handball in 1985.

Mr. Lenard attended New York University Law School and University of Southern California Law School, and graduated from the latter with a Juris Doctor degree and was a member of the Order of the Coif and Law Review. He graduated with distinction from the University of Wisconsin with a Bachelor’s degree in Business Administration in both Accounting and Finance, where he was inducted into the Phi Kappa Phi and Beta Gamma Sigma national scholastic honor societies.

John A. Gerson is our Chief Financial Officer and an Executive Vice President and is one of our directors. He is also an Executive Vice President and Chief Financial Officer of Paladin Advisors and Chief Financial Officer and a management committee member of Paladin Realty. He directs these entities’ finance and accounting activities. He is also a Managing Director of William E. Simon & Sons Funds Group, L.L.C.

Prior to joining Paladin Realty in 1999, Mr. Gerson was Chief Financial Officer of Kohlberg Kravis Roberts & Co., or KKR, a major management buyout firm with more than $10 billion in invested equity capital, from 1985 to 1996. He was responsible for KKR’s banking and financing needs, the firm’s reporting systems, senior liaison contact with investors, and management of the firm’s treasury and general partners’ investments. From 1982 to 1985, he was Vice President and Deputy Controller of Societé Generale’s U.S. operations, directing all financial accounting and reporting systems of their U.S. business unit. From 1980 to 1982, he was Chief Financial Officer of Wells Fargo Bank International, a $500 million multi-branch international banking subsidiary of Wells Fargo International Bank. Mr. Gerson started his career as Assistant Controller and Assistant Vice President of Irving Leasing Corporation, an equipment leasing and financing subsidiary of Irving Trust Company, after serving as an audit supervisor for Peat, Marwick, Mitchell & Co.

Mr. Gerson is a trustee of Pace University and a member of the American Institute of Certified Public Accountants and the New York State and New Jersey Society of Certified Public Accountants. He graduated from Pace University with a Bachelor’s degree in Business Administration.

Harold H. Greene is one of our directors. Mr. Greene is a retired Managing Director of Commercial Real Estate for Bank of America, where he held responsibility for lending to commercial real estate developers in California, from 1998 to June 2001. Prior to joining Bank of America, Mr. Greene served from 1990 to 1998 as an Executive Vice President with Seafirst Bank, where he was responsible for real estate lending for the Northwest and for managing a real estate portfolio comprised of approximately $2 billion in assets.

Mr. Greene graduated from UCLA with a Bachelor’s degree in Political Science. Mr. Greene has also studied at the Northwestern University Mortgage Banking School and the Southwest Graduate School of Banking at Southern Methodist University.

Harvey Lenkin is one of our directors. Mr. Lenkin has served as President and Chief Operating Officer and as a director of Public Storage, Inc. since November 1991. Public Storage, Inc. is a real estate investment trust that primarily acquires, develops, owns and operates storage facilities. Mr. Lenkin has been employed in various capacities by Public Storage, Inc. for twenty-six years. Since March 1998, Mr. Lenkin has been a director of PS Business Parks, Inc., an affiliate of Public Storage, Inc. that is a real estate investment trust that acquires primarily industrial, office, retail and flex properties. Mr. Lenkin was President of PS Business Parks, Inc. from 1990 until March of 1998. Mr. Lenkin is a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc.

Mr. Lenkin graduated from UCLA with a bachelor’s degree in education.

Michael L. Meyer is one of our directors. Mr. Meyer is a private real estate investor and since October 1999 has been the Chief Executive Officer of Michael L. Meyer Company, which is a principal of and/or advisor to real estate entities and provides those entities with business, financial and investment strategic advice, as well as capital access assistance. From 1998 until 2002, Mr. Meyer has also been a Principal in TransPac Partners

LLC and Pacific Capital Investors, entities which invest in Japanese real estate assets. From 2000 to 2003, Mr. Meyer was a principal in Advantage 4 LLC, a provider of telecommunications systems for real estate projects. From 1974 to 1998, Mr. Meyer was Managing Partner—Orange County with E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP and its predecessor. Mr. Meyer is a director of City National Bank, City National Corporation, William Lyon Homes and Cornerstone Ventures.

Mr. Meyer was inducted into the California Building Industry Foundation Hall of Fame in June of 1999 for outstanding achievements in the real estate industry and community. Mr. Meyer was also the recipient of the University of California Irvine Graduate School of Management Real Estate Program Lifetime Achievement Award. Mr. Meyer is a graduate of the University of Iowa.

Christopher H. Volk is one of our directors. Since 2003, Mr. Volk has been President, Chief Operating Officer and a director of Spirit Finance Corporation, a Scottsdale, Arizona-based real estate investment trust that specializes in providing financing for single tenant, operationally-essential real estate, which he co-founded in 2003. From 1986 until August 2001, Mr. Volk was President and Chief Operating Officer and a member of the board of directors of Franchise Finance Corporation of America, a NYSE-listed real estate investment trust that focused on providing real estate financing to multi-unit operators of chain restaurants, convenience stores and automotive services and parts outlets, and from August 2001 to December 2002 served as Chief Operating Officer of its successor, GE Franchise Finance.

Mr. Volk has been widely published in areas of finance, credit analysis and evaluation and has frequently served as a guest lecturer and conference speaker. Mr. Volk graduated from Washington and Lee University with a Bachelor’s degree and from Georgia State University with a Masters degree in Business Administration.

Compensation of Directors and Officers

We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each board or committee meeting attended. If board members attend more than one meeting on any day, we will only pay such person $2,000 for all meetings attended on such day. We will also pay our independent directors a fee of $500 for each conference call they participate on pursuant to our request. Upon initial election to the board, we grant each independent director 3,000 shares of restricted stock, except that the initial grants to our current independent directors will not be made until the date on which we reach the minimum offering. One-third of the independent director restricted stock will vest on each of the first three anniversaries of the date of grant. We have reserved 60,000 shares of common stock for stock grants to be granted to the independent directors pursuant to our Independent Director Incentive Stock Plan, which we refer to as the incentive stock plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Each of our officers, including those officers who serve as directors, is employed by Paladin Advisors or its affiliates and each such officer receives compensation for his or her services from such entities by whom he is employed, including services performed on our behalf. Although we will indirectly bear some of the costs of such compensation either through fees or expense reimbursement we pay to Paladin Advisors and its affiliates, we currently do not intend to pay any compensation directly to our officers.

Independent Director Incentive Stock Plan

We adopted the incentive stock plan to:

•	attract and retain independent directors;

•	provide an additional incentive to each director to work to increase the value of our stock; and

•	provide each director with a stake in the future of our company which corresponds to the stake of each of our stockholders.

The incentive stock plan provides for awards to our independent directors, which may consist of nonqualified stock options, stock grants (which may be restricted or unrestricted), stock appreciation rights, which we refer to as SARs, and stock unit grants. Any shares issued under the incentive stock plan will be subject to the ownership limits contained in our articles of incorporation.

The total number of shares of common stock reserved for issuance pursuant to stock options or stock grants under the incentive stock plan is 60,000. As of the date that we reach the minimum offering, we will grant each of our independent directors 3,000 restricted shares, for a total of 12,000 restricted shares, under the incentive stock plan.

Under the terms of the incentive stock plan, nonqualified stock options entitle the holder to purchase shares of our common stock for a specified exercise price during a specified period. Under the incentive stock plan, we may grant “nonqualified stock options,” which are stock options not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Each option grant will be evidenced by an option certificate which will set forth the terms and conditions of the grant, including vesting and exercisability terms. Nonqualified stock options may not have an exercise price less than the fair market value of a share of our common stock on the date of grant and will expire no later than 10 years after such date. The option certificate may provide for the exercise of an option after a director’s status has been terminated for any reason.

Stock grants consist of awards of shares of our common stock that may be subject to one or more issuance conditions or one or more objective performance or other forfeiture conditions. If a cash dividend is paid on a share of our common stock after such stock has been issued pursuant to a stock grant but before the first date that a director’s interest in such stock (1) is forfeited completely or (2) becomes completely non-forfeitable, we will pay such cash dividend directly to such director. If a stock dividend is paid on such a share of our common stock during such period, such stock dividend will be treated as part of the related stock grant, and a director’s interest in such stock dividend will be forfeited or will become non-forfeitable at the same time as the stock with respect to which the stock dividend was paid is forfeited or becomes non-forfeitable.

SARs allow a director, upon exercise of the SAR, to receive cash, shares of our common stock, or a combination of both, based on the appreciation of our common stock. SARs will be evidenced by a SAR certificate, which shall set forth the material terms and conditions for the exercise of the SAR. The value of a SAR must be no less than the fair market value of a share of our common stock on the date that the SAR is granted. No SAR may be exercised on or after 10 years following the dare of the grant. A SAR may be exercised only when the fair market value of a share of our common stock on which the right to appreciation is based exceeds the value of the SAR, and the payment due on exercise will be based on such excess with respect to the number of shares of stock to which the exercise relates. Upon the exercise of a SAR, the director will receive a payment in cash or in stock, or in a combination of cash and stock as determined by us, and the number of shares of stock issued shall be based on the fair market value of a share of stock on the date the SAR is exercised.

Stock unit grants are grants designed to result in the payment of cash based on the fair market value of the number of shares of stock identified in such grant rather than the issuance of the number of shares of stock described in such grant. The cash payment due under a stock unit grant may be subject to one or more issuance conditions or one or more objective performance or other forfeiture conditions. Stock unit grants will be evidenced by a stock unit grant certificate, which shall set forth the material terms and conditions for the exercise of the stock unit grant.

Generally, a nonqualified stock option, stock grant, SAR or stock unit grant may not be transferred by a director other than by will or by the laws of descent and distribution, and any nonqualified stock option or SAR will be exercisable during a director’s lifetime only by the director. The person or persons to whom a nonqualified stock option, stock grant, SAR or stock unit grant is transferred by will or by the laws of descent and distribution thereafter will be treated the same as the director for purposes of rights relating to such award.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages to the fullest extent permitted under the Maryland General Corporation Law in effect from time to time and the limitations of the NASAA Guidelines. We also maintain a directors and officers liability insurance policy. Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders. Indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals, however this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

In spite of the above provisions of Maryland General Corporation Law, our articles of incorporation provide that our directors, Paladin Advisors and its affiliates will be indemnified by us for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, Paladin Advisors or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, officers, Paladin Advisors or its affiliates or any person acting as a broker-dealer on our behalf, including Prospect Financial Advisors, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

We have agreed to indemnify, defend and hold harmless Paladin Advisors and its affiliates and all of their officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that Paladin Advisors, its affiliates or such officers, agents or employees may directly or indirectly sustain, suffer or incur arising from or in connection with the advisory agreement to the same extent as indemnification is permitted to Paladin Advisors and its affiliates under our Articles of Incorporation, as described above. As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

Paladin OP must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “The Operating Partnership Agreement— Indemnification.”

Our Advisor

Paladin Realty Advisors, LLC was formed on October 31, 2003 to serve as our advisor. Paladin Advisors is a wholly owned subsidiary of our sponsor, Paladin Realty. Each of the officers of Paladin Advisors is also an officer of Paladin Realty. Paladin Advisors may in the future serve as an advisor to other real estate programs sponsored by Paladin Realty and its affiliates. See “Risk Factors—Risks Related To Conflicts of Interest” and “Conflicts of Interest.” Paladin Advisors has contractual responsibilities to us and our stockholders pursuant to the advisory agreement, which is described below.

All of our officers and directors, other than our independent directors, are officers of Paladin Advisors and officers, limited partners and/or members of Paladin Realty and other affiliates of Paladin Advisors and are subject to conflicts of interest. See “Risk Factors—Risks Related To Conflicts of Interest” and “Conflicts of Interest.”

The principal executive officers and other real estate professionals of Paladin Advisors are as follows:

Name	Position
James R. Worms	President
Michael B. Lenard	Counselor and Executive Vice President
John A. Gerson	Chief Financial Officer and Executive Vice President
William K. Dunbar	Vice President
Philip T. Fitzgerald	Vice President
David L. Gold	Vice President
Frederick Gortner	Vice President
Whitney A. Greaves	Vice President
Scot E. Hadley	Controller
Jay G. Hartman	Vice President
Mary-Louise Quinn	Senior Asset Manager

The backgrounds of Messrs. Gerson, Lenard and Worms are described in the “Management—Directors and Executive Officers” section of this prospectus. Below is a brief description of the other officers and employees of Paladin Advisors identified above.

William K. Dunbar is a Vice President of Paladin Advisors and a Principal of Paladin Realty, where he is responsible for originating new investments and managing and disposing of assets. Mr. Dunbar focuses primarily on apartment, industrial, retail and office investments.

Prior to joining Paladin Realty in 1998, Mr. Dunbar was a Senior Vice President of Greystone Realty Corp., where he acquired residential and commercial real estate totaling several hundred million dollars, and originated and managed a joint venture development fund. Previously, Mr. Dunbar was an Analyst for Equity Group Investments, where he evaluated various commercial property and real estate company acquisitions. Mr. Dunbar began his career as a Real Estate Loan Officer for Chemical Bank in New York. He has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Mr. Dunbar graduated from Cornell University with a Bachelor’s degree and from the J.L. Kellogg Graduate School of Management at Northwestern University with a Masters degree in Management, where he was an F.C. Austin Scholar.

Philip T. Fitzgerald is a Vice President of Paladin Advisors and a Principal of Paladin Realty, where he is responsible for originating new investments, and managing and disposing of assets. Mr. Fitzgerald focuses primarily on residential and commercial projects in Latin America.

Prior to joining Paladin Realty in 1998, Mr. Fitzgerald was a founding partner of Griffin Capital, a boutique investment banking firm specializing in originating, structuring and distributing real estate debt and equity securities. Previously, he was an Associate in the real estate finance group of Jefferies & Company, Inc. in Los Angeles. He began his financial career as an Analyst in the real estate finance group at Salomon Brothers, following eight years of decorated service in the U.S. Navy. He has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Mr. Fitzgerald graduated summa cum laude from Southern Methodist University with a Bachelor’s degree in Business Administration and Finance, where he was valedictorian.

David L. Gold is a Vice President of Paladin Advisors and a Principal of Paladin Realty, where he is responsible for originating new investments and managing and disposing of assets. He focuses primarily on office, industrial, retail, resort and hotel investments.

Prior to joining Paladin Realty in 1997, Mr. Gold was a Senior Manager at Obayashi Corporation, one of the world’s largest general contractors and a major developer in Southern California. While at Obayashi, Mr. Gold’s responsibilities included creating public-private development partnerships, restructuring partnership investments in office, industrial, hotel, retail and land developments and negotiating the sale of approximately $200 million of assets. Mr. Gold previously was Vice President in the real estate finance group of Salomon Brothers, where he helped arrange nearly $3 billion of public and private debt and equity. He began his career in mergers and acquisitions and in real estate finance at Morgan Stanley & Co. He has been a member of various industry organizations including the Urban Land Institute. Mr. Gold has served as a Commissioner of Transportation in the City of West Hollywood and on the boards of a number of professional and arts organizations in the City of Los Angeles.

Mr. Gold graduated from Brown University with a Bachelor’s degree in Political Science and from Harvard Business School with a Masters in Business Administration.

Frederick Gortner is a Vice President of Paladin Advisors and a Principal of Paladin Realty where he is responsible for administration and investor relations. He is also involved in originating new investments and managing and disposing of assets. He focuses primarily on office and retail investments.

Prior to joining a predecessor to Paladin Realty in 1994, Mr. Gortner was a Principal with the Tucker Investment Group, Inc., a Los Angeles-based real estate investment and development firm, as well as a founding Principal of Enterprise Management, Inc., a real estate management and advisory company. He began his career at Chemical Bank in New York working on real estate-related transactions. He has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Mr. Gortner graduated from Duke University with a Bachelor’s degree in Economics. He also graduated from The Anderson School of Management at UCLA with a Masters in Business Administration, where he was inducted into the Beta Gamma Sigma national scholastic honor society and awarded the Wittenberg-Livingston Academic Fellowship for real estate studies.

Whitney A. Greaves is a Vice President of Paladin Advisors and a Principal of Paladin Realty, where she is responsible for originating new investments and managing and disposing of assets. Ms. Greaves focuses primarily on hotel and apartment investments.

Prior to joining Paladin Realty in 1995, Ms. Greaves was a First Vice President and Portfolio Manager for First Nationwide Bank in San Francisco. During her seven year tenure with First Nationwide, her responsibilities included management and disposition of portfolios of non-performing loans and real estate assets. Ms. Greaves was also responsible for restructuring tax-exempt bond financings and credit enhancement facilities with the Federal Home Loan Bank and Fannie Mae, resolving complex construction and partnership litigation disputes and managing several environmental remediation projects. Ms. Greaves has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Ms. Greaves graduated from the University of Redlands with a Bachelor’s degree in Economics and Political Science.

Scot E. Hadley is the Controller both of Paladin Advisors and Paladin Realty. He is responsible for cash control and management as well as a variety of accounting, tax and reporting activities.

Prior to joining Paladin Realty in 1998, Mr. Hadley held a number of accounting positions at William E. Simon & Sons, L.L.C., a private investment firm that is an affiliate of Paladin Realty and Paladin Advisors.

Mr. Hadley graduated from Kutztown University with a Bachelor’s degree in Accounting. He also graduated with honors from the W. Paul Stillman School of Business at Seton Hall University with a Master’s of Science degree in Professional Accounting, where he was inducted into the Beta Gamma Sigma national scholastic honor society.

Jay G. Hartman is a Vice President of Paladin Advisors and a Principal of Paladin Realty, where he is responsible for originating new investments and managing and disposing of assets. Mr. Hartman focuses primarily on office, industrial and hotel investments, as well as net lease transactions.

Prior to joining Paladin Realty in 1998, Mr. Hartman was as an Assistant Vice President of Sanwa Bank California, where he managed portfolios of non-performing loans. During his four years at Sanwa, Mr. Hartman focused on troubled real estate loans and assisted in Sanwa’s disposition of real estate and real estate-secured notes. Mr. Hartman has been a member of various industry organizations including the Urban Land Institute, where he serves on the Small-Scale Development Council.

Mr. Hartman graduated cum laude from the University of California at Davis with a Bachelor’s degree in Managerial Economics. He graduated cum laude from The Anderson School of Management at UCLA with a Masters degree in Business Administration, where he received the Pardee Homes Fellowship for academic achievement and community service.

Mary-Louise Quinn is a Senior Asset Manager of Paladin Advisors and Paladin Realty where she assists in the acquisition, management and disposition of assets. Ms. Quinn focuses primarily on apartment investments.

Prior to joining Paladin Realty in 2004, from July 2000 to May 2004, Ms. Quinn was an Asset Manager with Marina Capital Group where her duties included financial analysis for the operation, acquisition and financing of apartment properties. Previously, from November 1998 to July 2000 she was an Investment Analyst with Freddie Mac and from September 1990 to November 1998 with California Federal Bank where she conducted loan analysis for a portfolio of commercial real estate loans and sold foreclosed income producing properties. She began her career in the Municipal Finance Department at Security Pacific Merchant Bank from May 1985 to July 1988 in equipment leasing.

Ms. Quinn graduated from Georgetown University with a Bachelor’s Degree in Foreign Service. She also graduated from Thunderbird, the American Graduate School of International Management, with a Master’s Degree in International Management.

The Advisory Agreement

Many of the services to be performed by Paladin Advisors in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which Paladin Advisors will perform for us as our advisor, and it is not intended to include all of the services which may be provided to us by Paladin Advisors or by third parties. Under the terms of the advisory agreement, Paladin Advisors undertakes to present us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Paladin Advisors, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

•	find and evaluate real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real estate and real estate related investments will be made;

•	acquire real estate and real estate related investments on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties; and

•	supervise, as asset manager, property management, leasing, development and construction services provided for our investments by third parties.

The term of the current advisory agreement ends on February 28, 2006 and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory agreement may be terminated:

•	immediately by us or Paladin OP for “cause”;

•	without cause by a majority of our independent directors or by Paladin Advisors upon 60 days’ written notice; or

•	immediately with “good reason” by Paladin Advisors.

“Cause” is defined in the advisory agreement to mean any fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Paladin Advisors, any uncured material breach of the advisory agreement by Paladin Advisors or the bankruptcy of Paladin Advisors. “Good reason” is defined in the advisory agreement to mean either:

•	any failure by us or Paladin OP to obtain a satisfactory agreement from a successor entity to the Paladin REIT or Paladin OP to assume and agree to perform our obligations under the advisory agreement; or

•	any uncured material breach of the advisory agreement by us or Paladin OP.

Paladin Advisors and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Paladin Advisors must devote sufficient resources to management of our operations to discharge its obligations. Paladin Advisors may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

The actual terms and conditions of transactions involving investments in real estate or real estate related investments shall be determined by Paladin Advisors, subject to the approval of our board of directors.

We will reimburse Paladin Advisors and its affiliates for all of the costs they incur in connection with the services provided to us under the advisory agreement, including, but not limited to:

•	organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Paladin Advisors or Prospect Financial Advisors for all marketing related costs and expenses, including but not limited to, expenses relating to registering and marketing and organization costs, travel and entertainment expenses, technology costs and expenses attributable to the offering, and payment or reimbursement of bona fide due diligence expenses;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with Paladin Advisors, including brokerage fees paid in connection with the purchase and sale of securities;

•	administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which Paladin Advisors receives a separate fee; and

•	acquisition expenses of up to 0.5% of (1) the contract price of real estate we acquire directly or through joint ventures or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment; acquisition expenses are defined to include expenses related to the selection and acquisition of real estate and real estate related investments, whether or not acquired.

Although Paladin Advisors will provide all of the advisory services under the advisory agreement relating to investment selection, asset management and investment disposition, its affiliates, including Paladin Realty, will provide some administrative services to us for which they will be reimbursed at cost under the advisory agreement in accordance with the provisions described above. For instance, Paladin Advisors or its affiliates will provide accounting and finance, internal audit, investor relations, legal and other administrative services to us. Although there is no specific limit as to the amount of these administrative services that Paladin Advisors or its affiliates may provide to us, we will reimburse Paladin Advisors and its affiliates for these services at cost and they may not be reimbursed for services for which they otherwise receive a fee under the advisory agreement. In addition, the cost of these administrative services are included in our operating expenses and therefore are subject to the limitations of the 2%/25% Rule described below.

For any year in which we qualify as a REIT, Paladin Advisors must reimburse us quarterly for any amounts we have paid to Paladin Advisors and its affiliates in the previous four consecutive fiscal quarters to the extent such payments caused our operating expenses during such four quarters to exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income. We refer to this as the 2%/25% Rule. Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under GAAP (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP. Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

Paladin Advisors and its affiliates will be paid compensation, fees, expense reimbursements, interest and distributions in connection with services provided to us. See “Management Compensation.” In the event the advisory agreement is terminated, Paladin Advisors and its affiliates will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated disposition fees earned prior to the termination. We will not reimburse Paladin Advisors or its affiliates for services for which Paladin Advisors or its affiliates are entitled to compensation in the form of a separate fee. However, we will reimburse Paladin Advisors and its affiliates for the administrative and other services they provide us, such as accounting and finance, internal audit, investor relations and legal services, for which they do not otherwise receive a fee.

We and Paladin OP have agreed to indemnify, defend and hold harmless Paladin Advisors and its affiliates, including all of their respective officers, agents and employees, from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that Paladin Advisors and such affiliates may directly or indirectly sustain, suffer or incur arising from or in connection with the advisory agreement, provided that (1) Paladin Advisors and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (2) Paladin Advisors and its affiliates were acting on behalf of or performing services for us, and (3) the indemnified claim was not the result of negligence, misconduct, or fraud of Paladin Advisors or its affiliates or resulted from a breach of the agreement by Paladin Advisors or its affiliates.

Any indemnification made to Paladin Advisors, its affiliates or their officers, agents or employees may be made only out of our net assets and not from our stockholders. Paladin Advisors will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and are incurred by reason of Paladin Advisors’ bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties, but Paladin Advisors shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by Paladin Advisors.

Ownership Interests

Paladin Advisors has acquired 20,000 limited partnership units of Paladin OP, for which it contributed $200,000. As of the date of this prospectus, Paladin Advisors is the only limited partner of Paladin OP and its limited partnership units represent a 97.6% limited partnership in Paladin OP. Paladin Advisors may not sell any of these units during the period it serves as our advisor. Any resale of our shares that Paladin Advisors or its affiliates may acquire in the future will be subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Paladin Advisors and its affiliates are not prohibited from acquiring our shares, Paladin Advisors currently has no options or warrants to acquire any shares and has no current plans to acquire shares. Paladin Advisors has agreed to abstain from voting any shares it acquires in any vote for the election or removal of directors, any vote regarding the removal of Paladin Advisors or any of its affiliates and any vote regarding any transaction between us and any director, Paladin Advisors or any of its affiliates.

In addition to its right to participate with other partners in Paladin OP on a proportionate basis in distributions, Paladin Advisors’ limited partnership interest in Paladin OP also entitles it to a subordinated participation interest. The subordinated participation interest entitles Paladin Advisors to receive a cash distribution under the circumstances described below:

•	Subordinated Distribution of Net Sales Proceeds—After Paladin OP has paid us distributions (all of which we intend to distribute to our stockholders as dividends) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, Paladin Advisors is entitled to receive a cash distribution from Paladin OP equal to 10.0% of the remaining net proceeds from the sales of properties or real estate related investments. Paladin Advisors shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or the NASDAQ National Market or (2) the advisory agreement is terminated for any reason.

•	Subordinated Distribution Upon Listing—Upon the listing of our shares on a national securities exchange or the NASDAQ National Market, Paladin Advisors would become entitled to receive a cash distribution from Paladin OP equal to 10.0% of the amount by which (1) the market value of our outstanding common shares plus distributions paid prior to listing, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Paladin Advisors shall not be entitled to receive this distribution if our shares are listed following the termination of the advisory agreement for any reason.

•	Subordinated Distribution Upon Termination—Upon termination of the advisory agreement between us, Paladin OP and Paladin Advisors, other than a termination of the agreement for cause by us or Paladin OP, Paladin Advisors would become entitled to receive a cash distribution from Paladin OP in an amount equal to 10.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and the total amount of cash that, if distributed to them as of the termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. Paladin Advisors shall not be entitled to receive this distribution if our shares have been listed on a national securities exchange or the NASDAQ National Market prior to the termination of the advisory agreement.

The actual amount of these distributions cannot be determined at this time as they are dependent upon our results of operations and, in the case of the subordinated distribution upon listing, the market value of our common stock following listing. See “Management Compensation” and “The Operating Partnership Agreement—Distributions and Allocations.”

Affiliated Companies

Paladin Realty Partners, LLC

Our sponsor is Paladin Realty (formerly William E. Simon and Sons Realty, LLC). Since 1995, Paladin Realty and its predecessors have managed real estate investments for high net worth individuals, foundations and institutions. As of September 30, 2003, Paladin Realty or its affiliates have sponsored or advised 26 real estate investment partnerships that collectively have approximately $400 million of equity committed to 163 properties located throughout the United States and Latin America with an aggregate purchase price, including debt and equity from joint venture partners, of approximately $1.4 billion. Paladin Realty is the managing member of, and holds a 100% equity interest in, Paladin Advisors. Paladin Realty’s headquarters are located at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024.

Paladin Realty’s activities are managed by James R. Worms, as its manager, and a management committee consisting of Mr. Worms and four other members. As manager, Mr. Worms directs the day to day activities of Paladin Realty. The following are the manager, the officers and the management committee members of Paladin Realty:

Name	Position
James R. Worms	President, Manager and Management Committee Member
Michael B. Lenard	Counselor, Principal and Management Committee Member
John A. Gerson	Chief Financial Officer and Management Committee Member
William K. Dunbar	Principal
Philip T. Fitzgerald	Principal
David L. Gold	Principal
Frederick Gortner	Principal
Whitney A. Greaves	Principal
Scot E. Hadley	Controller
Jay G. Hartman	Vice President
Robert W. MacDonald	Management Committee Member
Mary-Louise Quinn	Senior Asset Manager
J. Peter Simon	Management Committee Member

The backgrounds of Messrs. Gerson, Lenard and Worms are described in the “Management—Directors and Executive Officers” section of this prospectus, and the backgrounds of Messrs. Dunbar, Fitzgerald, Gold, Gortner, Hadley and Hartman and Ms. Greaves and Ms. Quinn are set forth in the “Management—Our Advisor” section of this prospectus.

Robert W. MacDonald is a member of Paladin Realty’s management committee. In addition, he is a Managing Director of William E. Simon & Sons Funds Group, L.L.C. and the President of William E. Simon & Sons Private Equity Group, L.L.C., which through its investment affiliates invests in growing companies and management buyouts.

Mr. MacDonald joined a predecessor to these entities in 1993. From 1988 until 1992, Mr. MacDonald provided private investment and financial consulting and representation services to a variety of clients, including William E. Simon & Sons, L.L.C. (“WES&S”), through East Rock Partners, a firm he co-founded. In 1981, he co-founded Catalyst Energy Corporation, the leading developer of independent power facilities throughout the United States. Mr. MacDonald and his two partners built Catalyst Energy into a company with $400 million in sales. It went public in 1984 and was sold to an investor group in 1988. From 1971 until 1979, Mr. MacDonald was employed by Salomon Brothers, where he became a vice president in charge of tax-exempt, mortgage-backed financing. Mr. MacDonald serves on the boards of a number of companies.

Mr. MacDonald graduated from Fairfield University with a Bachelor’s degree in Finance.

J. Peter Simon is a member of Paladin Realty’s management committee. In addition he is the Executive Director and a Managing Director of WES&S and William E. Simon & Sons Funds Group, L.L.C., where he is chair of the Executive Committee. Mr. Simon has served or serves on the boards of a number of companies, including as Chairman of the New Jersey Devils hockey team. Prior to co-founding WES&S with his father, former Secretary of the Treasury William E. Simon and his brother William E. Simon, Jr. in 1988, Mr. Simon started his career at Kidder Peabody in New York City in 1975, where he became Managing Director of Convertibles Marketing.

Among his many community and philanthropic affiliations, Mr. Simon serves or has served on the boards of the Gladney Center and the National Council for Adoption, The Peck School, the Morristown Memorial Hospital

Capital Campaign Advisory Committee, the New Jersey Seeds Advisory Committee, and the University of Rochester Graduate School of Business (Simon School) Advisory Council.

Mr. Simon graduated with a Bachelor’s degree in Psychology from Lafayette College.

The manager and each of the officers and the management committee members of Paladin Realty holds, directly or indirectly, an economic ownership interest in Paladin Realty, which as of the date of this prospectus collectively constituted approximately 75% of the economic ownership interests in Paladin Realty. The children and grandchildren of William E. Simon, Sr. (other than J. Peter Simon) collectively hold, directly or indirectly, the remaining approximately 25% of the economic ownership interests in Paladin Realty as of the date of this prospectus.

Potential Affiliated Companies

We anticipate that initially all of our properties will be managed and leased by independent third party property managers and that development or construction services on properties in which we acquire an interest will be provided by third party developers or contractors. However, in the future one of more affiliates of Paladin Advisors may provide property management, leasing, development or construction management services on a case-by-case basis for some of our properties, and eventually affiliates of Paladin Advisors may provide those services to most or all of our properties. In the event that one of our affiliates provides any of these services for any of our properties, a majority of the independent directors who are otherwise disinterested in the transaction must approve the compensation to our affiliate as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. As described below under “Management Compensation,” Paladin Advisors will receive an asset management fee for supervising the property management, leasing, development and construction services provided by third parties. If, in the future, an affiliate of Paladin Advisors directly provides any of these property management, leasing, development or construction services for which it receives a separate fee, the asset management fee will be reduced accordingly based on the services provided by such affiliate and the properties for which the services are provided.

Dealer Manager

Prospect Financial Advisors, the dealer manager for this offering, is a licensed broker-dealer registered with the NASD. Prospect Financial Advisors is a Delaware limited liability company that was organized in April 2002 and first became a registered broker dealer in April 2003.

Prospect is engaged in certain investment banking activities, including capital raising for corporate clients, in which Prospect may act as placement agent or best efforts underwriter for the issuance of corporate debt or equity securities of its clients. Also, at times Prospect acts as a financial advisor to corporate clients in merger and acquisition, recapitalization or other transactions. Prospect staffs such client assignments with individuals registered with the NASD.

Prospect Financial Advisors will provide certain wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. See “Plan of Distribution” and “Management Compensation.”

Paladin Advisors may form a new affiliate to serve as the dealer manager for this offering of our shares. This entity would register to do business as a broker-dealer under applicable federal and state securities laws and would register to become a member firm of the NASD. In such case, the services to be rendered by Prospect Financial Advisors as dealer manager would be performed by this newly formed, affiliated dealer manager and that dealer manager would receive the compensation described in this prospectus as being payable to Prospect Financial Advisors (or other compensation for such services as may be described in this prospectus). We currently expect that Prospect Financial Advisors will own 49% of the ownership interests in any such affiliated dealer manager, with the remainder of its ownership interests being held by Paladin Advisors. Employees of Paladin Advisors who we expect would become employees of the affiliated dealer manager after its formation may also hold ownership interests in the dealer manager, in which case the ownership interests held by Paladin Advisors and Prospect Financial Advisors would be reduced ratably. We currently expect that the ownership interests held by those employees would not exceed 20% of the total ownership interests in the dealer manager. In connection with the formation of such an affiliated dealer manager, we currently expect that Prospect Financial Advisors would also acquire a 9.9% ownership interest in Paladin Advisors.

Management Decisions

The primary responsibility for the management decisions of Paladin Advisors and its affiliates, including the selection of our investments and the negotiation for these investments, will reside in James R. Worms, Michael B. Lenard and John A. Gerson. Messrs. Worms, Lenard and Gerson are our officers and directors as well as officers of Paladin Advisors and officers, limited partners and/or members of affiliates of Paladin Advisors. As a result, these individuals are subject to conflicts of interest in allocating their time between our operations and other activities and operations of Paladin Advisors and its affiliates and between fiduciary duties owed to us and to those other entities. See “Risk Factors—Risks Related To Conflicts of Interest” and “Conflicts of Interest.”

MANAGEMENT COMPENSATION

The following table summarizes and discloses all of the compensation, fees, expense reimbursements and distributions, to be paid by us to Paladin Advisors and its affiliates and Prospect Financial Advisors, the dealer manager for this offering, in connection with our organization, this offering and our operations. The estimated maximum dollar amounts are based on the sale of a maximum of 35,000,000 shares to the public at $10 per share and the sale of 3,500,000 shares at $10 per share pursuant to the dividend reinvestment plan. Furthermore, for purposes of calculating acquisition and advisory fees and acquisition expenses, we have assumed that we will use $342,350,000 to acquire investments and pay related fees and expenses, which is the maximum amount we estimate will be available for investment if we raise the maximum offering. See “Estimated Use of Proceeds.” Further, we have assumed that we will pay acquisition and advisory fees of 2.75% of the amount invested and acquisition expenses of .5% of the amount invested.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount

Organization and Offering Stage
Selling Commissions – Prospect Financial Advisors (1)	7.0% of gross offering proceeds from sales to the public and 4.0% of gross offering proceeds received from our dividend reinvestment plan, all of which may be reallowed to participating broker-dealers.	$25,900,000

Dealer Manager Fee – Prospect Financial Advisors	2.5% of gross offering proceeds, a portion of which may be reallowed to participating broker-dealers. The dealer manager fee will not be charged on shares sold under our dividend reinvestment program.	$8,750,000

Reimbursement of Organization and Offering Expenses – Paladin Advisors	Up to 3.0% of gross offering proceeds. All organization and offering expenses (excluding selling commissions and the dealer manager fee) will be advanced by Paladin Advisors or its affiliates and reimbursed by us, provided that Paladin Advisors and its affiliates will return to us any amount we reimburse them in excess of 3.0% of gross offering proceeds. Many of the organization and offering expenses, such as costs of registering and qualifying the shares and legal, accounting and printing expenses, will be incurred in the initial stages of this offering regardless of the amount of proceeds we raise. As a result of these up-front expenses, we expect that organization and offering expense will represent a lower percentage of the gross offering proceeds as the amount of proceeds increases. Based on our current estimates of overall organization and offering expenses, we estimate that these expenses will represent 2.0% of the gross offering proceeds, or $8,000,000, if we raise the maximum offering. However, organization and offering expenses reach 3.0% of the maximum offering proceeds, the amount reimbursed would be $11,550,000.	$8,000,000 (estimated)

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount

Acquisition and Development Stage

Acquisition and Advisory Fees – Paladin Advisors (2)	2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment. Acquisition and advisory fees will be paid in connection with the closing of each relevant transaction.	$9,118,281(3)

Reimbursement of Acquisition Expenses – Paladin Advisors (2)	Up to 0.5% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment, for reimbursement of expenses related to acquiring such real estate or real estate related investment. Acquisition expenses include items such as legal fees, travel and communications expenses, property appraisals, nonrefundable option payments on property not acquired, accounting fees, and title insurance premium and other expenses related to selection and acquisition of real estate and real estate related investments, whether or not acquired.	$1,657,869(3)

Operational Stage

Asset Management Fee – Paladin Advisors (4)	An annual asset management fee is payable monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments.	Actual amounts are dependent upon the actual asset values, timing of acquisition and leverage and therefore cannot be determined at the present time.

Expense Reimbursement – Paladin Advisors or its Affiliates (4)	Reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee.	Actual amounts are dependent upon services provided and therefore cannot be determined at the present time.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount

Disposition Stage

Subordinated Disposition Fee – Paladin Advisors (5)(6)

A deferred, subordinated real estate disposition fee payable upon sale of one or more properties or real estate related investments, in an amount equal to the lesser of (A) one-half of a competitive real estate commission or (B) 3.0% of the sales price of such properties or real estate related investments. Payment of this disposition fee will be made only if Paladin Advisors provides a substantial amount of services in connection with the sale of a property or real estate related investment. In addition, payment of this fee will be subordinated to the receipt by the stockholders, collectively, of distributions equal to the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital. In no event may this fee when combined with real estate commissions paid to unaffiliated third parties exceed the lesser of (X) the full amount of a real estate commission that would be reasonable, customary and competitive in light of the size, type and location of such property or real estate related investment and (Y) 6.0% of the sales price of such property or real estate related investment.

If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon listing of our common stock, if Paladin Advisors has accrued but not been paid the disposition fee, then solely for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received, in addition to other distributions actually received, a distribution in an amount equal to the market value of our common stock following listing. Upon termination of the advisory agreement between us and Paladin Advisors, other than a termination by us or Paladin OP for cause, if Paladin Advisors has accrued but not been paid the disposition fee, then solely for purposes of determining whether the subordination conditions have been satisfied, the stockholders will be deemed to have received, in addition to other distributions actually received, a distribution in an amount equal to the appraised value of our assets on the termination date, less any indebtedness secured by such assets.

Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount

Subordinated Participation Interest in Paladin OP

Subordinated Participation Interest in Paladin OP — Paladin Advisors	Paladin Advisors has a subordinated participation interest in the profits of Paladin OP pursuant to which Paladin Advisors will receive cash distributions from Paladin OP under the three circumstances described below. See “The Operating Partnership Agreement—Distributions and Allocations.”

—Subordinated Distribution of Net Sales Proceeds (6)	After Paladin OP has paid us distributions (all of which we intend to distribute to our stockholders as dividends) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non- compounded return on average invested capital, Paladin Advisors is entitled to receive a cash distribution from Paladin OP equal to 10.0% of the remaining net proceeds from the sales of properties or real estate related investments. Paladin Advisors shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or the NASDAQ National Market or (2) the advisory agreement is terminated for any reason.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

—Subordinated Distribution Upon Listing (5)(6)	Upon the listing of our shares on a national securities exchange or the NASDAQ National Market, Paladin Advisors would become entitled to receive a cash distribution from Paladin OP equal to 10.0% of the amount by which (1) the market value of our outstanding common shares plus distributions paid prior to listing, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Paladin Advisors shall not be entitled to receive this distribution if our shares are listed following the termination of the advisory agreement for any reason.	Actual amounts are dependent upon results of operations and the market value of our common stock following listing and therefore cannot be determined at the present time.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount

—Subordinated Distribution Upon Termination (6)	Upon termination of the advisory agreement between us, Paladin OP and Paladin Advisors, other than a termination for cause by us or Paladin OP, Paladin Advisors would become entitled to receive a cash distribution from Paladin OP in an amount equal to 10.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and the total amount of cash that, if distributed to them as of the termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. Paladin Advisors shall not be entitled to receive this distribution if our shares have been listed on a national securities exchange or the NASDAQ National Market prior to the termination of the advisory agreement.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(Footnotes to “Management Compensation”)

(1)	Assumes selling commissions of 7.0% of the gross offering proceeds from 35,000,000 shares sold at $10 per share and selling commissions of 4.0% of the gross offering proceeds from 3,500,000 shares sold pursuant to our dividend reinvestment plan at $10 per share.
(2)	Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract purchase price of all of the properties which we will purchase directly or through joint ventures, or, in the case of real estate related investments, 6.0% of the funds advanced with respect to such investments, as required by the NASAA Guidelines. However, a majority of our directors (including a majority of our independent directors) may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.
(3)	This calculation assumes that we will not use debt in making investments. If we raise the maximum offering and all of our investments are 65% leveraged at the time we make them, total acquisition and advisory fees would be approximately $24.6 million and maximum acquisition expenses would be approximately $4.5 million. In addition, to the extent any joint venture partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition and advisory fees and expenses. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.
(4)	Paladin Advisors and its affiliates may have to reimburse us for amounts we have paid to them for the reimbursement of expenses and the asset management fee to the extent such payments cause us to exceed the 2%/25% Rule of the NASAA Guidelines during any four consecutive fiscal quarters. See “Management—Our Advisor—The Advisory Agreement” for a discussion of the 2%/25% Rule. At Paladin Advisors’ option, Paladin Advisors or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.
(5)	The market value of our outstanding stock following listing will be calculated based on the average market price of the shares issued and outstanding at listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange or are quoted on the NASDAQ National Market.

(6)	For purposes of calculating the subordinated disposition fee or distributions pursuant to the subordinated participation interest, average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Paladin OP (all of which we intend to distribute to our stockholders as dividends) and by any amounts paid to redeem shares pursuant to our share redemption program.

If at any time the shares become listed on a national securities exchange or included for quotation on the NASDAQ National Market, we will negotiate in good faith with Paladin Advisors a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Paladin Advisors. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Paladin Advisors in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Paladin Advisors and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by Paladin Advisors;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations;

•	the quality of our portfolio in relationship to the investments generated by Paladin Advisors for its own account or for other clients; and

•	other factors related to managing a public company, such as shareholder services and support and compliance with securities laws, including the Sarbanes-Oxley Act.

Our board of directors, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Paladin Advisors than the current fee structure.

Since Paladin Advisors is entitled to differing levels of compensation for undertaking different transactions on our behalf such as the acquisition and advisory fees, the asset management fee, the subordinated disposition fee and the subordinated distribution of net sales proceeds, Paladin Advisors has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Paladin Advisors is subject to oversight by our board of directors and is obligated pursuant to the advisory agreement to provide us a continuing and suitable investment program consistent with our investment objectives and policies, as determined by our board of directors. See “Management—Our Advisor—The Advisory Agreement.” Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Paladin Advisors or its affiliates by reclassifying them under a different category.

Compensation of Directors

In addition to the amounts provided in the table above that are payable to Paladin Advisors and its affiliates and Prospect Financial Advisors, we will pay our independent directors an annual fee of $30,000, a fee of $2,000 for each board or committee meeting attended in person and $500 for each meeting attending by telephone, and we will grant each director 3,000 shares of restricted stock upon election to the board. See “Management—Compensation of Directors and Officers.”

STOCK OWNERSHIP

The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned (unless otherwise indicated) by each director and executive officer and all directors and executive officers as a group. The percentage of common stock beneficially owned are based on 12,500 shares of our common stock, which includes the 500 shares outstanding as of the date of this prospectus, and 12,000 shares of restricted stock that will be granted to our independent directors under the independent director incentive stock plan as of the date we reach the minimum offering.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number of Common Shares	Percentage of Class
James R. Worms (3)	500	4.0%
Michael B. Lenard	—	—
John A. Gerson	—	—
Harold H. Greene (4)	3,000	24%
Harvey Lenkin (4)	3,000	24%
Michael L. Meyer (4)	3,000	24%
Christopher H. Volk (4)	3,000	24%
All directors and executive officers as a group (3)(4)	12,500	100%

(1)	Under Securities and Exchange Committee rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	The address of each person listed is c/o Paladin Realty Income Properties, Inc., 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024.
(3)	Represents 500 common shares owned directly by Paladin Realty Partners, LLC. James R. Worms, as President and Manager of Paladin Realty Partners, may be deemed to be the beneficial owner of these common shares.
(4)	Includes shares of restricted stock that will be granted under our independent director incentive stock plan as of the date that we reach the minimum offering. Assuming we sell 100,000 shares at $10.00 per share to reach the minimum offering, as of such date the shares held by each director will represent 2.7% of our outstanding shares. Forfeiture conditions lapse with respect to one-third of the restricted stock each year on each of first three anniversaries of the date of grant.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Paladin Advisors, and its affiliates, including conflicts related to the existing advisory agreement pursuant to which Paladin Advisors will be compensated by us. See “Management Compensation.” Our independent directors will function on our behalf in all situations in which a conflict of interest may arise and have a statutory obligation to act in the best interest of the stockholders. See “Management.” However, we cannot assure you that the independent directors will be able to eliminate or reduce the risks related to these conflicts of interest. Some of these conflicts of interest and restrictions and procedures we have adopted to address these conflicts are described below.

Interests in Other Real Estate Programs

Affiliates of Paladin Advisors are general partners, managing members, limited partners or members of or advisors to other limited partnerships or limited liability companies, corporations, or other ventures that invest in real estate, all of which have investment objectives similar to our investment objectives. In addition, Paladin Advisors or its affiliates may organize in the future public or private limited partnerships, limited liability companies, corporations, trusts, ventures or other entities for the purpose of investing in real estate and real estate related businesses, and such entities could have the same or similar investment objectives as we have and could invest in assets similar to those contemplated for investment by us in the future. Paladin Advisors or its affiliates have or will have legal and financial obligations with respect to these real estate programs that are similar to Paladin Advisors’ obligations to us.

In the event that we and any other entity formed or managed by Paladin Advisors or its affiliates are in the market for similar real estate or real estate related investments, Paladin Advisors and its affiliates will attempt to reduce the conflicts of interest by reviewing the investment portfolio of each such affiliated entity and following the conflict resolution procedures described below in making a decision as to which Paladin real estate program will make such investments. See “—Certain Conflict Resolution Restrictions and Procedures” below.

Paladin Advisors and its affiliates, are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Paladin Advisors or one of its affiliates may acquire, for its own account or for private placement, real estate or real estate related investments which it deems not suitable for us, whether because of the greater degree of risk, an unacceptable current return, a perceived complexity of the structuring of a particular transaction, financing considerations or for other reasons, including investments which otherwise have some potential for attractive investment returns.

Competitive Activities of Our Officers and Directors, Paladin Advisors and its Affiliates

We rely on Paladin Advisors for the day-to-day operation of our business. As a result of interests in other Paladin programs and the fact that Paladin Advisors may also engage in other business activities, Paladin Advisors and its affiliates will have conflicts of interest in allocating their time between us and other Paladin programs and activities in which they are involved. See “Risk Factors—Risk Related To Conflicts of Interest.” However, Paladin Advisors believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Paladin programs and ventures in which they are or will be involved.

In addition, we have no employees and our officers are also officers of Paladin Advisors and officers, limited partners and/or members of other affiliates of Paladin Advisors. Paladin Advisors will rely on these officers, its other officers and employees of its affiliates to manage and operate our business. These affiliates of Paladin Advisors will continue to be actively involved in operations and activities other than our operations, and the same employees of Paladin Advisors and its affiliates who will manage and operate our business will also be actively involved in those other activities and operations. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. As a result, those individuals will face conflicts of interest in allocating their time between our operations and those other activities and operations. In addition, our officers owe fiduciary duties to these other entities, which may conflict with the fiduciary duties they owe to us and our stockholders. See “Risk Factors—Risks Related To Conflicts of Interest.”

Competition

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other Paladin real estate programs own properties. In such a case, a conflict could arise in the leasing of our properties in the event that we and another program managed by Paladin Advisors or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of our properties in the event that we and another program managed by Paladin Advisors or its affiliates were to attempt to sell similar properties at the same time. In addition, to the extent that we and another Paladin real estate program advised by Paladin Advisors and its affiliates each own hotels in a particular geographic region, conflicts could arise in competing for guests and other business at the hotels. Conflicts of interest may also exist if we or Paladin Advisors or one of its affiliates that is managing property on our behalf seek to employ developers, contractors, or building managers as well as under other circumstances. Paladin Advisors will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons.

In addition, Paladin Advisors will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or lessees aware of all such properties. However, these conflicts cannot be fully avoided in that Paladin Advisors may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Potential Affiliated Companies

We currently intend that all of our properties will be managed and leased by independent third party property managers and that development or construction services on properties we acquire will be provided by third party developers. However, in the future one of more affiliates of Paladin Advisors may provide property management, leasing, development or construction management services on a case-by-case basis for some of our properties, and eventually affiliates of Paladin Advisors may provide those services to most or all of our properties. In the event that one of our affiliates provides any of those services for any of our properties, a majority of the independent directors who are otherwise disinterested in the transaction must approve the compensation to our affiliate as being fair, competitive and commercially reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Lack of Separate Representation

King & Spalding LLP is counsel to us, Paladin Advisors and certain affiliates in connection with this offering and other matters and may in the future act as counsel to us, Paladin Advisors and certain affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us and Paladin Advisors or any of our respective affiliates, we will retain separate counsel for such matters as and when appropriate.

Joint Ventures with Affiliates of Paladin Advisors

We may enter into one or more joint venture agreements with affiliates of Paladin Advisors for the acquisition, development or improvement of properties. See “Investment Objectives and Criteria—Joint Venture Investments.” Paladin Advisors and its affiliates may have conflicts of interest in determining which partnerships should enter into any joint venture agreement. Should any such joint venture be consummated, Paladin Advisors may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer. Since Paladin Advisors and its affiliates will control both us and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Cash Distributions by Paladin Advisors and its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other cash distributions to Paladin Advisors and its affiliates, including the acquisition and advisory fees, the asset management fee and the subordinated disposition fee under the advisory agreement and the subordinated distribution of net sales payable to Paladin Advisors under its subordinated participation interest in Paladin OP. However, the fees and cash distributions payable to Paladin Advisors and its affiliates relating to the sale of investments are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to the oversight of our board of directors, Paladin Advisors has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Paladin Advisors may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Paladin Advisors and its affiliates regardless of the quality of the properties acquired or the services provided to us. See “Management Compensation.”

Every transaction we enter into with Paladin Advisors or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Paladin Advisors or any of its affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Paladin Advisors or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or securityholders, Paladin Advisors or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which Paladin Advisors, our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “Certain Conflict Resolution Restrictions and Procedures.”

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation or the advisory agreement contain restrictions and conflict resolution procedures relating to (1) transactions we enter into with Paladin Advisors, our directors or their respective affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with Paladin Advisors and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Paladin Advisors and its affiliates. These restrictions and procedures include, among others, the following:

•	Except as otherwise described in this prospectus, we will not accept goods or services from Paladin Advisors or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions, approve such transactions as fair, competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•

We will not purchase or lease any asset (including any property) in which Paladin Advisors, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to Paladin Advisors, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to Paladin Advisors any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

•	We will not make any loans to Paladin Advisors, any of our directors or any of their respective affiliates. In addition, any loans made to us by Paladin Advisors, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Paladin Advisors and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitations of the 2%/25% Rule, as described in the “Management—Our Advisor—The Advisory Agreement” section of this prospectus.

•	In the advisory agreement, our board of directors and Paladin Advisors have agreed that in the event that an investment opportunity becomes available which is suitable, under all of the factors considered by Paladin Advisors, for us and one or more other public or private entities affiliated with Paladin Advisors or its affiliates, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, Paladin Advisors shall examine, among others, the following factors:

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of property and geographic area, and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase of each program;

•	the size of the investment;

•	the estimated economic risks and returns; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors, including a majority of the independent directors, and Paladin Advisors, to be more appropriate for a program other than the program that committed to make the investment, Paladin Advisors may determine that another program affiliated with Paladin Advisors or its affiliates will make the investment. Our board of directors, including the independent directors, has a duty to ensure that the method used by Paladin Advisors for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

INVESTMENT OBJECTIVES AND CRITERIA

General

We are a corporation that intends to be taxed as a REIT for federal income tax purposes beginning in the year ending December 31, 2005. We were organized to invest in a diversified portfolio of investments in real estate. Our investment objectives are:

•	to preserve, protect and return your capital contributions;

•	to pay regular cash dividends;

•	to realize growth in the value of our properties upon our ultimate sale of such properties; and

•	to provide you with liquidity for your investment by listing the shares on a national securities exchange or the NASDAQ National Market by February 23, 2015, or, if our shares are not listed prior to that date, by selling our real estate and real estate related investments and distributing the cash to you.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon the approval of stockholders holding a majority of our outstanding shares. See “Description of Capital Stock.” If our shares are not listed for trading on a national securities exchange or included for quotation on the NASDAQ National Market by February 23, 2015, our articles of incorporation require us to begin the process of selling our properties and distributing the net sales proceeds to you in liquidation.

Decisions relating to the purchase or sale of properties will be made by Paladin Advisors, as our advisor, subject to oversight by our board of directors. See “Management” for a description of the background and experience of our directors and officers as well as the officers of Paladin Advisors.

Acquisition and Investment Policies

We intend to invest in a diversified portfolio of real estate and real estate related investments, focusing primarily on investments that produce current income. We intend to invest in a variety of product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. We will seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. See “Potential Initial Acquisition—801 Fiber Optic Drive” for a description of one initial investment we intend to make in one property located in Little Rock, Arkansas. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate through other real estate related investments.

In addition, when and as determined appropriate by Paladin Advisors, the portfolio may also include real estate or real estate related investments relating to properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in the midst of lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Paladin Advisors will make this determination based upon a variety of factors, including the available risk adjusted returns for such and all other properties, the appropriate diversification of the portfolio, and our objectives of realizing capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of product type, Paladin Advisors will seek to invest in properties with the following attributes:

•	Quality. We will seek to acquire properties that are suitable for our intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted capital improvements.

•	Location. We will seek to acquire properties that are located in established markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•	Market; Supply and Demand. We will focus on local or regional markets which have potential for stable and growing property level cash flow over the long-term. These determinations will be based in part on an evaluation of market economic, demographic and regulatory factors affecting the property. For instance, we will favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land or stringent zoning restrictions. In addition, we will generally seek to limit our investments in areas that have limited potential for demand growth and no barriers to new construction.

•	Predictable Capital Needs. We will seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of preservation of capital and stability and growth in cash flow.

•	Cash Flow. We will seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We will evaluate cash flow relative to expected growth and appreciation.

We anticipate that a minimum of 84.7% of the proceeds from the sale of shares will be used to acquire real estate and invest in real estate related investments, and the balance will be used to pay various fees and expenses. See “Estimated Use of Proceeds.”

We will not invest more than 10% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property: (1) not acquired for the purpose of producing rental or other operating income, or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved or non-income producing property for purposes of this limitation.

Although we are not limited as to the geographic area where we may conduct our operations, we currently do not intend to invest in properties located outside of the United States. If Paladin Advisors does in the future determine that it is our best interest to make investments outside the United States, we may make investments in other countries in North America in the same types of properties that we will acquire within the United States, but we would not expect those investments to comprise a significant portion of our investment portfolio. We are not specifically limited in the number or size of properties we may acquire or real estate related investments we may make or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire and other investments we make will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings. Paladin Advisors currently expects to focus our investments on smaller properties in the $5 million to $50 million price range. Paladin Advisors believes these smaller properties may provide us opportunities to acquire properties at more attractive prices than if we invest in larger, “trophy” assets for which Paladin Advisors believes the market is more competitive. However, we may acquire properties outside this price range, including larger “trophy” assets, if Paladin Advisors determines such an investment is appropriate for us based on the attributes of the particular property, its assessment of our overall portfolio and the other factors noted above.

We also expect that we will acquire some properties which Paladin Advisors believes are underperforming assets that present “value added” opportunities. These would be properties that have been neglected by existing owners or management, have not been physically maintained and are in need of renovation or that have not had adequate asset management to maximize their income potential. Although these would be income producing properties at the time we acquire them, they would be properties for which Paladin Advisors believes there is the potential to increase income or value through more active asset management and/or physical improvements.

In purchasing, owning and operating real estate and real estate related investments, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions and levels of employment;

•	changes in supply of or demand for similar or competing properties in a market area;

•	changes in interest rates, tight money supply and availability of permanent mortgage funds which may render the acquisition or sale of a property or other investment difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	tenant turnover.

Real Estate Investments

We intend to invest in a diversified portfolio of properties, focusing primarily on properties that produce current income. We will generally seek investments in the product types described below:

Apartments. We generally will seek investments in apartment communities in excess of 75 units located in markets expected to exhibit future household formation and job growth and/or markets with some barriers to entry.

Office buildings. We generally will seek investments in multi-tenant and net lease office buildings in excess of 50,000 square feet located in established office markets with expected future job growth and/or markets with some barriers to entry.

Industrial buildings. We generally will seek investments in industrial warehouse and distribution buildings in excess of 50,000 square feet in major industrial/distribution markets with a focus on transportation hubs and gateway cities.

Shopping centers. We generally will seek investments in shopping centers, focusing primarily on neighborhood and community centers, intended to serve a local market, typically anchored by a supermarket, drug or discount store; we will also consider smaller, well-located strip centers.

Hotels. We generally will seek investments in limited service and full-service hotel properties in excess of 75 rooms, typically with national brands or which can be converted to a national brand located in major urban and resort markets.

While Paladin Advisors will generally seek to acquire properties on our behalf of the types described above, Paladin Advisors will select properties that will best enable us to meet out investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. These other property types in which we may invest are medical office buildings, motels, parking lots and structures, restaurant facilities, self-storage properties and special purpose manufacturing facilities. However, we intend to limit investments in these property types to an aggregate of 15% of our total investment portfolio. In addition, we may acquire properties that vary from the parameters described above for a particular property type, although we would not expect significant variation from those parameters. For instance, we may acquire larger shopping centers, smaller hotels, non-branded hotels, and smaller apartments, office or industrial buildings.

Our investments in real estate generally will take the form of holding fee title and may be made either directly through Paladin OP or indirectly through investments in joint ventures, limited liability companies, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of Paladin Advisors or other persons. See “—Joint Venture Investments” below.

In addition, we may purchase properties and lease them back to the sellers of such properties. While Paladin Advisors will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced.

We intend to obtain adequate insurance coverage for all properties in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. See “Risk Factors—Risks Related To Investments in Real Estate—Uninsured losses relating to real estate may reduce your returns.”

Real Estate Related Investments

In addition to direct investments in real estate, we may also make or acquire first mortgages or second mortgages, mezzanine loans and preferred equity investments, which we refer to collectively as real estate related investments. We may invest singly or in portfolios of these real estate related investments and such investments may be made either directly or indirectly through investments in joint ventures, partnerships or other entities with other third party investors or affiliates of Paladin Advisors. See “—Joint Venture Investments” below.

We may acquire, potentially at a discount to par, or originate loans secured by first or second priority mortgages on properties. We may be subject to certain state-imposed licensing regulations related to commercial mortgage lenders, with which we intend to comply. However, because we are not currently a bank or a federally chartered lending institution, we are not subject to the state and federal regulatory constraints imposed on such entities. Also, because we do not intend to securitize our assets, we may be able to offer more flexible terms than commercial lenders who contribute loans to securitized mortgage pools. The first or second mortgage loans that we make or acquire may or may not have participation features.

We may also invest at different levels of a real estate asset’s capital structure by making mezzanine loans and preferred equity investments. Mezzanine loans that we make will be secured by junior liens on the property or, in appropriate cases and provided certain REIT tax law requirements are satisfied, secured by a first priority lien on the borrower’s interest in a partnership or limited liability company that owns the related property. Preferred equity investments will be purchases of preferred equity interests in partnerships or limited liability companies that own the related property. Mezzanine loans will bear an interest rate, will be paid currently or accrued in whole or in part and generally would have a term of up to 10 years. Mezzanine loans may also require fees to be paid to us by the borrower and prepayment penalties to be paid in the case of early repayment and may provide for a participation in cash flow and/or appreciation at maturity of the underlying property. We expect that preferred equity investments we would make would provide for a preferred return to us, would be paid currently or accrued in whole or in part and would have a mandatory redemption within 10 years. These investments may also require fees paid to us by the primary owner of the asset, penalties for early redemption and a participation in cash flow and/or appreciation upon redemption. Some mortgage holders will not permit an owner of property secured by their mortgages to incur junior mortgages on the property. We expect that we will primarily make preferred equity investments in entities that own properties with respect to which we would make junior mortgage loans except for such prohibitions on junior mortgages. As result, those preferred equity investments would have economic terms, such as those described above, which are similar to junior mortgages. In addition, the criteria we will use in selecting preferred equity investments will be similar to the criteria described below that apply to mortgages that we will make or acquire.

The types of properties subject to real estate related investments in which we propose to invest will be the same types of properties that we may acquire directly, subject to the same parameters described above under “Investment Objectives and Criteria—Real Estate Related Investments.” With respect to our preferred equity investments, we expect to invest in partnerships or limited liabilities companies whose sole business will be the ownership of properties meeting those parameters. We are not limited in the number or size of real estate related investments we may make or the percentage of our assets that we may invest in a particular investment.

We will not make loans to other entities or other persons unless secured by mortgages. We will not make or invest in mortgage loans, including first or second mortgages or mezzanine loans, unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85.0% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. We will also not make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Paladin Advisors or any of their or our affiliates. These restrictions on mortgage lending will apply both to mortgages on individual properties as well as to each mortgage included in any pool or portfolio of mortgages in which we invest.

We will not invest in junior debt secured by a mortgage on real estate which is subordinate to any lien for other senior debt, such as a second mortgage or mezzanine loan, except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property and, if after giving effect thereto, the value of all such junior debt in which we have invested would not then exceed 25% of our net assets.

Mortgage loans in which we invest may or may not be insured or guaranteed by the Veteran’s Administration, the Federal Housing Authority or another third party. We do not intend to engage in the business of servicing or warehousing mortgages.

Joint Venture Investments

We may enter into joint ventures for the purpose of acquiring real estate or making real estate related investments. We may enter into joint ventures with affiliates or unaffiliated third parties. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us.

We may invest at different levels of a real estate asset’s capital structure by entering into joint ventures. Although we may enter into joint ventures with other existing or future Paladin real estate programs, we do not currently intend to do so. We may also enter into joint ventures with unaffiliated third parties where the investment made by us and the co-venturer are structured to be on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. See “Risk Factors— Risks Associated with Joint Ventures—We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.”

In determining whether to invest in a particular joint venture, Paladin Advisors will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other real estate and real estate related investments.

At such time as we enter into a joint venture with another Paladin program, Paladin Advisors or its affiliates or any of our directors for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such investment transaction. We may only enter into joint ventures with other Paladin programs, Paladin Advisors or its affiliates or any of our directors for the acquisition of properties if:

•	a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions.

Our entering into joint ventures with other Paladin programs or Paladin Advisors or any of its affiliates will result in certain conflicts of interest. See “Conflicts of Interest—Joint Ventures with Affiliates of Paladin Advisors.”

Borrowing Policies

While we strive for diversification, the number of different properties or real estate related investments we can acquire will be affected by the amount of funds available to us. Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Our indebtedness may be in the form of secured and unsecured bank borrowings and publicly and privately placed debt offerings. There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the acquisition of any property or real estate related investment. However, our aggregate secured and unsecured borrowings will be reasonable in relation to our net assets and shall be reviewed by our board of directors at least quarterly. Our articles of incorporation do not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless our independent directors approve any borrowing in excess of 65% of our aggregate asset value and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report.

By operating on a leveraged basis, we will have more funds available for investment. Our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. Although we will seek for our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, we may be required to provide an additional guarantee on the full amount of such indebtedness. As a result, lenders may have recourse to other of our assets not securing the repayment of the indebtedness. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Paladin Advisors will use its best efforts to obtain financing on our behalf on the most favorable terms available.

Paladin Advisors will refinance properties during the term of a loan where it deems it to be commercially prudent, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from Paladin Advisors and its affiliates unless such loan is approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. In addition, Paladin Advisors or its affiliates may borrow funds from unaffiliated third parties under negotiated agreements which may include revolving credit facilities, term loans or other types of loans. We may borrow from Paladin Advisors or its affiliates proceeds from such loans pursuant to loan agreements that we may enter into with Paladin Advisors or its affiliates to provide a portion of the purchase price of a particular real estate or real estate related investment. Such loans may be secured by a first or junior mortgage on any property so acquired. In addition to conforming with the requirements on all loans to us from Paladin Advisors described above, any such loan from Paladin Advisors or its affiliates will be made at the same interest rate and on substantially the same other terms as the loan made by the unaffiliated third party to Paladin Advisors or its affiliates.

Our borrowing policies do not eliminate or reduce the risks inherent in using leverage to purchase properties. See “Risk Factors—Risks Associated With Debt Financing.”

Disposition Policies

We intend to hold each property or real estate related investment we acquire for an extended period. However, circumstances might arise which could result in the early sale of some investments. The determination of whether a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and factors specific to the condition, value and financial performance of the investment. We expect to periodically sell investments in order to dispose of underperforming investments or to realize value in favorably priced investments and reinvest some or all of the proceeds in other investments. In connection with our sales of investments we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations—Failure to Qualify as a REIT.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

If our shares are not listed for trading on a national securities exchange or included for quotation on the NASDAQ National Market by February 23, 2015, our articles of incorporation require us to begin the process of selling our properties and other investments and distributing the net sales proceeds to you in liquidation. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the stockholders. We cannot determine at this time the circumstances, if any, under which our directors will agree to list our shares. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the investments are located and federal income tax effects on stockholders which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all investments are sold and our other assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of directors determines such strategies would be in the best interests of our stockholders. Any change in the investment objectives set forth in our articles of incorporation would require the vote of stockholders holding a majority of our outstanding shares.

Investment Limitations

Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Guidelines. These limitations cannot be changed unless our articles of incorporation are amended, which requires approval of our stockholders. Unless our articles are amended, we will not:

•	borrow in excess of 65% of the aggregate value of all of our real estate and real estate related investments (although we may borrow in excess of 65% of the value of an individual property), unless our independent directors approve borrowing in excess of 65% of our aggregate asset value and the justification for such borrowing is disclosed to our stockholders in our next quarterly report;

•	invest in equity securities of other issuers other than the securities of Paladin OP, except for investments in joint ventures and certain short-term investments, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such investment as being fair, competitive and commercially reasonable;

•	invest in securities of any entity holding investments or engaging in activities prohibited by our articles of incorporation;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate and real estate related investments;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors so determines, and in all cases in which the transaction is with any of our directors, Paladin Advisors or any of their respective affiliates, such appraisal shall be obtained from an appraiser independent from our directors and Paladin Advisors and its affiliates. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Paladin Advisors or any of their respective affiliates;

•	invest in junior debt secured by a mortgage on real estate which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property and, if after giving effect thereto, the value of all such junior debt in which we have invested would not then exceed 25% of our net assets;

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities which are non-voting or assessable;

•	issue securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

•	issue warrants or options to purchase shares to Paladin Advisors, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	engage in the business of underwriting or the agency distribution of securities issued by other persons;

•	make any investment which would cause us to fail to qualify as a REIT, such as, subject to certain exceptions, (1) investing more than 5% of the value of our assets in the securities of any one issuer or (2) investing in securities representing more than 10% of the outstanding voting securities, or more than 10% of the value, of any one issuer;

•	lend money to any of our directors, to Paladin Advisors or any of their respective affiliates;

•	enter into joint ventures with other Paladin programs unless (1) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and (2) the investment by us and such affiliate are on substantially the same terms and conditions; or

•	borrow money from our directors or from Paladin Advisors, any of our directors or any of their respective affiliates unless such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

Change in Investment Objectives and Limitations

Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefore is required to be set forth in the minutes of the applicable meetings of our directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of the stockholders. Our investment objectives themselves and the other investment policies and limitations specifically set forth in our articles of incorporation, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in Paladin OP in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.

In order to induce the contributors of such properties to accept units in Paladin OP, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, Paladin OP’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for common shares, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for common shares or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to Paladin OP, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors—Risks Relating To Our Business—We may structure acquisitions of property in exchange for limited partnership units in Paladin OP on terms that could limit our liquidity or our flexibility.” Although we may enter into such transactions with other existing or future Paladin real estate programs, we do not currently intend to do so. If we were to enter into such a transaction with an entity managed by Paladin Advisors or its affiliates, we would be subject to the risks described in “Risk Factors—Risks Related to Conflicts of Interest—We may acquire assets from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.” Any such transaction would be subject to the restrictions and procedures described in “Conflicts of Interest—Certain Conflict Resolution Restrictions and Procedures.”

Acquisitions of Our Common Stock

We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.

Real Estate Investments

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real estate and have not made or contracted to make any specific real estate related investment. However, our sponsor has entered into an agreement to purchase a 63.86% interest in a property located in Little Rock, Arkansas and it is currently intended that Paladin Realty will assign this contract to us. See “Investment Objectives and Criteria—Potential Initial Acquisition—801 Fiber Optic Drive.” Paladin Advisors will continually evaluate various potential investments and engage in discussions and negotiations with real property sellers, developers, brokers, lenders and others regarding the purchase of properties by us or making investments on our behalf. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property or for making a real estate related investment, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or make such real estate related investment or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, as amended. In order to maintain our exemption from regulations under the Investment Company Act, we must comply with technical and complex rules and regulations.

In order to maintain our exemption from regulation as an investment company, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

Paladin Advisors will continually review our investment activity and will take appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional generating assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, Paladin Advisors will monitor our investments in preferred equity securities and mortgage loans to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, Paladin Advisors may be required to limit the percentage of our assets represented by preferred equity securities or mortgage loans. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an “investment company.” If we were required to register as an Investment Company, our ability to enter into certain transactions would be restricted by the Investment Company Act. See “Risk Factors—Risks Associated with Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

POTENTIAL INITIAL ACQUISITION—801 FIBER OPTIC DRIVE

Paladin Realty has entered into a purchase agreement with Makor Properties, LLC, a Massachusetts limited liability company, for the purchase of a 63.86% tenant-in-common interest in a property and its improvements located at 801 Fiber Optic Drive in the Central Arkansas I-440 Business Park, in North Little Rock, Arkansas. We refer to this property and its improvements as “801 Fiber Optic Drive.” 801 Fiber Optic Drive consists of approximately 10.95 acres of real property and a 56,336 square foot building that was completed in 2001, which is 100% leased to FedEx Ground Package System, Inc. pursuant to a ten year net lease that commenced on August 1, 2001 and expires on July 31, 2011. FedEx Ground Package System, Inc. is a subsidiary of FedEx Corporation, a provider of transportation, e-commerce and supply management services. We refer to FedEx Ground Package System, Inc. as “FedEx Ground.” FedEx Ground also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum (representing $259,139 per annum at the 63.86% ownership level). The second option is through July 31, 2021 at $446,376 per annum (representing $285,056 per annum at the 63.86% ownership level).

It is currently intended that Paladin Realty will assign the purchase agreement relating to the 63.86% interest in 801 Fiber Optic Drive to us so that we will acquire this interest in 801 Fiber Optic Drive. The contract contemplates that the closing will occur on or before June 18, 2005. We intend to finance the acquisition using proceeds from this offering. If proceeds from this offering are unavailable and we cannot locate an alternative source of financing, then Paladin Realty would not assign the interest in this property to us, and we would not acquire the interest in the property. We have not yet acquired, nor do we currently have any contractual right to acquire the interest in 801 Fiber Optic Drive and there can be no guarantee that this acquisition will be consummated. The purchase price for the interest in 801 Fiber Optic Drive is $2,618,260. The purchase price will be reduced at closing to the extent that we assume Makor Properties, LLC’s pro rata portion of the outstanding mortgage indebtedness on 801 Fiber Optic Drive.

The remaining 36.14% tenant-in-common interest in 801 Fiber Optic Drive is owned by 801 FO, LLC, an Arkansas limited liability company. The current property manager of 801 Fiber Optic Drive is the controlling member of 801 FO, LLC. 801 FO, LLC has granted to Paladin Realty an option to purchase its 36.14% interest in 801 Fiber Optic Drive at a purchase price of $1,481,740 on the same terms and the same conditions as those in the purchase agreement with Makor Properties, LLC, simultaneously with, and conditioned upon, the closing of the sale of the 63.86% interest in 801 Fiber Optic Drive. If we acquire the 63.86% interest in the property and in doing so elect also to acquire the 36.14% interest, Paladin Realty will assign the option to us, and we will purchase the 36.14% interest in 801 Fiber Optic Drive. If we do not exercise the option, 801 FO, LLC will continue as a tenant-in-common with us in 801 Fiber Optic Drive, and the property will continue to be managed by the controlling member of 801 FO, LLC for which it will receive a customary property management fee.

There is an existing mortgage on the property from Regions Bank of Arkansas with a principal balance of approximately $2.5 million as of December 31, 2004. The mortgage is at a floating prime rate which was 5.25% at December 31, 2004. The loan can be prepaid at any time without penalty. The maturity date is September 16, 2007, and the estimated balance to be due at maturity is approximately $2.4 million. Makor Properties, LLC and 801 FO, LLC have each guaranteed the loan in an amount of $250,000. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property. The agreement contains various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, merge into or consolidate with another entity, or make loans or advances. The loan agreement also contains customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults.

The building located at 801 Fiber Optic Drive was a build-to-suit project for FedEx Ground that was completed in 2001 and the lease with FedEx Ground commenced on August 1, 2001. FedEx Ground has been the only tenant in the building. The average effective annual rental rate per square foot for each of 2002 through 2004 and that portion of 2001 for which the building was leasable was $6.00 and the average occupancy rate for such period was 100%.

FedEx Ground leases 100% of the total leasable area of the property for an annual rental income of approximately $338,160, which represents 100% of the total income on the property. The building is used as a small package distribution facility and is designed to facilitate the sorting and transfer of small packages. We believe that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

There are no proposed plans for the renovation, improvement or further development of the property at this time.

The competitive conditions of 801 Fiber Optic Drive are favorable. 801 Fiber Optic Drive is located in one of the newest business parks in the Little Rock market located on State Highway 165, less than one mile east of the interchange with I-440 and the property has both fiber optic capability and rail service.

For federal income tax purposes, the depreciable basis in the 801 Fiber Optic Drive building will be approximately $2.6 million if we acquire the 63.86% interest and approximately $4.1 million if we acquire a 100% ownership interest in 801 Fiber Optic Drive, which in each case would be depreciated on a straight-line basis using an estimated useful life of 39 years. Realty taxes for the fiscal year ended December 31, 2003 on 801 Fiber Optic Drive were $19,842.07 at a tax rate of 1.18%.

SELECTED FINANCIAL DATA

As of the date of this prospectus, we have not yet had any operations. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 500 shares to Paladin Realty for an aggregate purchase price of $5,000, and have contributed the proceeds from that sale to Paladin OP, for which we have acquired 500 general partnership units of Paladin OP. Paladin Advisors has also made a capital contribution to Paladin OP of $200,000 for which it acquired an aggregate of 20,000 limited partnership units of Paladin OP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto appearing elsewhere in this prospectus. As of the date we reach the minimum offering, we will grant each of Messrs. Greene, Lenkin, Meyer and Volk, who are our independent directors, 3,000 restricted shares, for a total of 12,000 restricted shares, under our incentive stock plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As of the date of this prospectus, we had not yet commenced operations. Once the minimum offering is achieved, subscription proceeds will be released to us as accepted and applied to investments in real estate and real estate related investments and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, management and operation of real estate and real estate related investments.

Paladin Realty has entered into a purchase agreement with Makor Properties, LLC, a Massachusetts limited liability company, for the purchase of a 63.86% tenant-in-common interest in a property and its improvements located at 801 Fiber Optic Drive in North Little Rock, Arkansas. It is currently intended that Paladin Realty will assign the purchase agreement to us so that we will acquire the interest in 801 Fiber Optic Drive. The contract contemplates that the closing will occur on or before June 18, 2005. We intend to finance the acquisition using proceeds from this offering. If proceeds from this offering are unavailable and we cannot locate an alternative source of financing, then Paladin Realty would not assign the interest in this property to us, and we would not acquire the interest in the property. We have not yet acquired, nor do we currently have any contractual right to acquire the interest in 801 Fiber Optic Drive and there can be no guarantee that this acquisition will be consummated. For additional information regarding 801 Fiber Optic Drive, see “Potential Initial Acquisition—801 Fiber Optic Drive.”

The number of properties we may acquire and other investments we will make will depend upon the number of shares sold and the resulting amount of the net proceeds available for properties. See “Risk Factors—Risks Relating To Our Business—Because this is a ‘best efforts’ offering, the dealer manager and the participating broker dealers are only required to use their best efforts to sell our shares. If we are unable to raise substantial funds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.”

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate and real estate related investments, other than those referred to in this prospectus.

When we acquire a property or other real estate related investment, Paladin Advisors will prepare a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan will also set forth the anticipated sources of the necessary capital, which may include a line of credit or other loan established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of this offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2005. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and, if at such time we have previously qualified as a

REIT, we will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2005, and thereafter we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. In order for us to qualify as a REIT, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. To ensure this requirement is satisfied, our articles of incorporation contain restrictions on ownership of our shares that prevent one person from owning more than 9.8% of our outstanding shares. We will monitor the ownership of our shares to ensure we satisfy these requirements. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—Requirements for Qualification as a REIT” are satisfied.

Liquidity and Capital Resources

We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. The capital required to purchase real estate and real estate related investments will be obtained from this offering and from any indebtedness that we may incur in connection with the acquisition of any real estate and real estate related investments thereafter. We have been initially capitalized with $5,000 from the sale of 500 common shares to Paladin Realty and Paladin Advisors has invested $200,000 into Paladin OP for a total of $205,000 in cash as of December 31, 2004. For information concerning the anticipated use of the net proceeds from this offering please see the “Estimated Use of Proceeds” section of this prospectus.

Our sources of funds will primarily be the net proceeds of this offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months. Please see “Risk Factors—Investment Risks.”

Our principal demands for funds will be for acquisitions of real estate and real estate related investments and to pay various fees and expenses. Generally, cash needs for items other than acquisitions of real estate and real estate related investments will be met from operations, borrowing, and the net proceeds of this offering. However, there may be a delay between the sale of our shares and our acquisition of real estate and real estate related investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Paladin Advisors will evaluate potential additional investments and will engage in negotiations with real estate sellers, developers, brokers, lenders and others on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, market evaluation, review of leases, review of financing options and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. Until we invest the proceeds of this offering in real estate and real estate related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in real estate and real estate related investments.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to Prospect Financial Advisors and Paladin Advisors and its affiliates during the various phases of our organization and operation. During the organizational and offering stage, these payments will include payments to Prospect Financial Advisors for selling commissions and the dealer manager fee and payments to Paladin Advisors for reimbursement of organization and offering costs. If we raise the maximum offering, total maximum selling commissions would be $25,900,000 and the total maximum dealer manager fee would be $8,750,000. Based on our current estimates, we anticipate that organization and offering expenses will be $8,000,000 if we raise the maximum offering. However, under the advisory agreement, we could become obligated to reimburse Paladin Advisors for up to $11,550,000 in organization and offering expenses. During the acquisition and development stage, these payments will include acquisition and advisory fees to Paladin Advisors and reimbursement of Paladin Advisors for acquisition expenses. If we raise the maximum offering, we anticipate that acquisition and advisory fees will be approximately $9.2 million and that reimbursement of acquisition expenses will be approximately $1.7 million. For purposes of this estimate, we have assumed that we will use $342,350,000 to acquire investments and pay related fees and expenses, and that we will pay acquisition fees of 2.75% of the amount invested and acquisition expenses of .5% of the amount invested. See “Estimated Use of Proceeds.” We have also assumed for purposes of this estimate that we will not use debt in making investments. If we raise the maximum offering and all of our investments are 65% leveraged at the time we make them, total acquisition and advisory fees would be approximately $24.6 million and maximum acquisition expenses would be approximately $4.5 million. In addition, to the extent any joint venture partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition and advisory fees and expenses. At this time we cannot estimate the amount of funds that may be provided by joint venture partners. During the operational stage, we will pay Paladin Advisors an asset management fee. We will also reimburse Paladin Advisors and its affiliates for actual expenses it incurs for administrative and other services provided to us. We will pay Paladin Advisors a subordinated disposition fee upon the sale of any investment in which Paladin Advisors provides a substantial amount of services. In addition, Paladin OP may become required to make distributions to Paladin Advisors pursuant to its subordinated participation interest in Paladin OP. We are not able to estimate the actual amount of the asset management fee, reimbursement for administrative and other services, the subordinated disposition fee or potential distributions to Paladin Advisors under its subordinated participation interest in Paladin OP as of the date of this prospectus as those amounts will depend upon the amount of proceeds raised in this offering, the investments we make with those proceeds, our results of operations and other factors. Please see the “Estimated Use of Proceeds” and “Management Compensation” sections of this prospectus for further discussion of these fees, expense reimbursements and distributions to be paid to Prospect Financial Advisors and Paladin Advisors and its affiliates and the estimates of fees and expenses provided above.

The amount of dividends to be distributed to our stockholders will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

Results of Operations

As of the initial date of this prospectus, no operations had commenced because we were in our organizational stage. No operations will commence until we have sold at least $1,000,000 of common shares in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments other than those referred to in this prospectus.

Critical Accounting Policies

We believe our most critical accounting policies will be the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and the accounting for our derivatives and hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. We rely on our experience, collect historical data and current market data, and analyze these assumptions in order to arrive at what we believe to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Revenue Recognition and Collectibility of Related Receivables

Our revenue, which will be comprised largely of rental income, will include rents that tenants pay in accordance with the terms of their respective leases reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, straight-line basis accounting will require us to record as an asset, and include in revenue, unbilled rent that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Accordingly, we must determine, in our judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectibility of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and stockholders’ equity.

Investments in Real Estate

We will record investments in real estate at cost and we will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 40 years for buildings and improvements, three to seven years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We will be required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments will have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

We have adopted Statement of Financial Accounting Standard, or SFAS, 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we will review the recoverability of the property’s carrying value. The review of recoverability will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property. We will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.

We will evaluate the collectibility of both interest and principal related to any real estate related investments in which we may invest. If circumstances indicate that such investment is impaired, we will reduce the carrying value of the investment to its net realizable value. Such reduction in value will be reflected as a charge to operations in the period in which the determination is made.

Real Estate Purchase Price Allocation

We will allocate the purchase price of an acquired property to tangible assets (which includes land, buildings and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We will measure the aggregate value of other intangible assets acquired based on the difference between (1) the property valued with existing in-place leases adjusted to market rental rates and (2) the property valued as if vacant. Our estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors we may consider in our analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, we will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. We will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics we will consider in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases, which we would not expect to exceed 20 years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

Joint Venture Investments

We will evaluate our joint venture investments in accordance with Financial Accounting Standards Board, or FASB, Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which we refer to as FIN 46R. If we determine that the joint venture is a “variable interest entity,” or a “VIE,” and that we are the “primary beneficiary” as defined in FIN 46R, we would account for such investment as if it were a consolidated subsidiary.

For a joint venture investment which is not a VIE or in which we are not the primary beneficiary, we will consider Accounting Principle Board Opinion 18—The Equity Method of Accounting for Investments in Common Stock, Statement of Opinion 78-9—Accounting for Investments in Real Estate Ventures, and Emerging Issues Task Force Issue 96-16—Investors Accounting for an Investee When the Investor has the Majority of the Voting Interest but the Minority Partners have Certain Approval or Veto Rights, to determine the method of accounting for each of our partially-owned entities. In accordance with the above pronouncements, we will account for our investments in partially-owned entities under the equity method when we do not exercise direct or indirect control of the entity and our ownership interest is more than 3% but less than 50%, in the case of a partially-owned limited partnership, or more than 20% but less than 50%, in the case of all other partially-owned entities. Factors that we will consider in determining whether or not we exercise control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that we are deemed to control these entities, these entities would be consolidated.

On a periodic basis we will evaluate whether there are any indicators that the value of our investments in partially-owned entities are impaired. An investment is impaired if our estimate of the value of the investment is less than the carrying amount. The ultimate realization of our investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially-owned entity is other than temporary, then we would record an impairment charge.

Accounting for Derivative Financial Investments and Hedging Activities

We will account for our derivative and hedging activities, if any, using SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS 137, “Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB Statement No. 133,” and SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” which require all derivative instruments to be carried at fair value on the balance sheet.

Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, will be considered cash flow hedges. We will formally document all relationships between hedging instruments and hedged items, as well as our risk- management objective and strategy for undertaking each hedge transaction. We will periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges will be accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, will be considered fair value hedges under SFAS 133. We are not currently a party to any derivatives contracts.

Qualitative Disclosures about Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We may be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

In addition to changes in interest rates, the value of our real estate and real estate related investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, and which may affect our ability to refinance our debt if necessary.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs sponsored or advised by our sponsor, Paladin Realty, and its affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our common shares should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Paladin real estate programs. Investors who purchase our common shares will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin real estate programs, the returns to our stockholders will vary from those generated by those prior programs. In addition, all of the prior Paladin real estate programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Paladin Realty or any of its affiliates that has investment objectives permitting the making or acquiring of mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior Paladin programs will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results” and the Prior Performance Tables located in Appendix A.

Prior Investment Programs

Since 1995, Paladin Realty and its predecessors have managed real estate investments for high net worth individuals, foundations and institutions. Since its formation, Paladin Realty or its affiliates have sponsored or advised 26 privately offered prior real estate programs. All of these prior programs had investment objectives generally similar to ours. This offering is the first public offering of a real estate program sponsored by Paladin Realty.

The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain of these prior Paladin real estate programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); (4) results of completed programs (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI contained in Part II of the registration statement (which is not part of this prospectus) gives certain additional information relating to properties acquired by these Paladin real estate programs. Upon written request, we will furnish a copy of this table to you without charge. See “Where You Can Find Additional Information.”

Summary Information

Capital Raising

The total amount of funds raised from investors in the prior programs as of September 30, 2004, was approximately $400 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $1.4 billion. The total number of investors in these prior programs, collectively, is 47. See Table I and Table II for more detailed information about Paladin Realty’s experience in raising and investing funds and compensation paid to Paladin Realty and its affiliates as the sponsor of these programs.

Investments

The prior Paladin real estate programs had acquired 163 properties as of September 30, 2004. The table below gives further information about these properties:

Location	Properties Purchased (as a percentage of aggregate purchase price)
United States
Pacific Coast	33%
West	18%
Plains States	1%
South Central	5%
Southeast	5%
Mid-Atlantic	0%
Northeast	4%
Latin America
Costa Rica	10%
Mexico	12%
Brazil	7%
Chile	5%

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior Paladin real estate programs, categorized by type of property, as of September 30, 2004, all of which were existing (used) or developed by the program (construction).

	New	Used	Construction
Commercial:
Office Buildings	—	21%	—
Industrial Buildings	—	2%	—
Shopping Centers	—	—	—
Residential:
Apartments	—	15%	—
Hotels	—	8%	—
Homebuilding	—	—	17%
Land Development	—	—	11%
Resort residential	—	—	21%
Other:	—	3%	2%

Total:	—	49%	51%

Sales

As of September 30, 2004, these prior Paladin real estate programs had sold 70 of the total of 163 properties, or 43% of such properties, to third parties. These completed prior real estate programs made aggregate equity investments of $87 million in those properties, for which they received a return of $159 million upon the sale of those properties. In addition to these 70 sold properties, in connection with the termination of another prior Paladin real estate program, that program transferred 79 properties to a newly formed Paladin real estate program. The prior Paladin real estate program made aggregate equity investments of $156 million in those 79 properties, and in that transaction those equity investments were transferred to the new program based on a $187 million valuation. See Tables I and IV for a further description of the transfer of these properties. See also Tables III, IV and V for more detailed information as to the operating results of the prior Paladin real estate programs whose offerings closed since December 31, 1998, results of such programs that have completed their operations during the five years ending December 31, 2003 and the nine months ended September 30, 2004 and sales or other disposals of properties by the prior Paladin real estate programs during the three years ending December 31, 2003 and the nine months ended September 30, 2004.

Three Year Summary of Acquisitions

From December 31, 2000 through September 30, 2004, the prior Paladin real estate programs acquired 20 residential properties, 14 apartment properties, 3 assisted living properties, 1 golf and 2 hotel properties. The total acquisition costs of these properties was approximately $338 million, of which $217 million, or 64%, was financed with mortgage financing. Of the remaining $121 million, $94 million was provided by investors and $27 million was from cash generated by the properties (including $22 million of prepaid deposits on condominium units). The locations of these properties, and the number of each property in each location, are as follows: California (10), Arizona (2), North Carolina (3), Oregon (1), Washington (2), Texas (1), Vermont (2), Brazil (10) and Chile (9).

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ending December 31, 2003 and the nine months ended September 30, 2004. Upon request and for no fee, we will provide a copy of such table to any investor.

Adverse Business Developments

The prior Paladin real estate programs have occasionally been adversely affected by vacancies either due to defaults of tenants under their leases or the expiration or termination of tenant leases. Where vacancies have continued for a long period of time, these programs suffered reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of such properties may have diminished as the market value of a particular property often depends principally upon the value of the leases of such property. For instance, as a result of poor market conditions that lead to high vacancy rates and insufficient cash flow to continue profitable operations, in June 2002 an apartment complex owned by FSF View Pointe Associates, LLC was transferred to the mortgage lender for the property in satisfaction of the outstanding balance of the mortgage loan. Likewise, in August 2003 an apartment owned by FSP Village Square Associates, LLC was transferred to the mortgage lender for the property under the same circumstances.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code, which we refer to as the Code, and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their shareholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

King & Spalding LLP has reviewed this summary and is of the opinion that it sets forth the United States federal income tax considerations addressed that are likely to be material to a holder of our common stock. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of King & Spalding LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

Tax Treatment Prior to Qualification as a REIT

We expect to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2005. Prior to such time, we were taxed as a corporation, which essentially means that we paid entity level taxes on our income for the taxable years ending December 31, 2003 and December 31, 2004. However, we did not generate any material amounts of taxable income during such years.

REIT Qualification

We intend to elect to be taxable as a REIT commencing with the year ending December 31, 2005. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In addition to the opinion described above, King & Spalding LLP has delivered an opinion to us that, commencing with our taxable year ending December 31, 2005, we will be organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to operate in conformity with the requirements for qualification as a REIT under the Code.

Investors should be aware that an opinion of counsel is not binding upon the Internal Revenue Service or any court. The opinion of King & Spalding LLP described above is based on various assumptions and qualifications and conditioned on representations made by us as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. King & Spalding LLP will not review our compliance with those tests on a continuing basis. Accordingly, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of certain tax consequences of our failure to meet these qualification requirements, see “Failure to Qualify as a REIT.”

Taxation of Paladin REIT

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code, generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	Under some circumstances, we may be subject to “alternative minimum tax”;

•	If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	If we have net income from prohibited transactions (which are described below), the income will be subject to a 100% tax;

•	If we fail to satisfy either of the 75% or 95% gross income tests (which are discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States shareholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid; and

•	If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the ten year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the Built-in Gains Tax.

The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business”

depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations so that no asset we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will be held for sale to customers in the ordinary course of our trade or business, or to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. However, no assurance can be given that any particular property we own will not be treated as property held for sale to customers or that we can comply with those safe-harbor provisions.

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test, which is described below. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test; however, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.

Requirements For Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Requirements for Qualification. The Code defines a REIT as a corporation, trust or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for sections 856 through 859 of the Code;

(4)	which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

(7)	which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8)	which uses the calendar year as its taxable year; and

(9)	which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. We will be treated as having met condition (6) above for a taxable year if we complied with certain

Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6). In addition, conditions (5) and (6) do not apply to a REIT until the second year in which the REIT qualifies as such.

Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See “Description of Capital Stock—Restriction on Ownership of Shares.”

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us, and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “Operational Requirements—Asset Tests”), all of the capital stock of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of Paladin OP and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or Paladin OP have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

Rents From Real Property

The rents we will receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met, including the following:

•	The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	In general, neither we nor an owner of 10% or more of our stock may directly or constructively own 10% or more of a tenant, or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified, unless such tenant is our taxable REIT subsidiary and certain other conditions are satisfied);

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	We normally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a taxable REIT subsidiary. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% gross income tests. In addition, our taxable REIT subsidiaries are permitted to provide noncustomary services to our tenants without causing the rents we receive from such tenants to be disqualified as “rents from real property.”

Considerations Relevant to Investments in Hotels

We plan to make direct investments in hotels. We will likely lease the hotels to taxable REIT subsidiaries which will be formed by us in the future and which will be wholly owned by us or by Paladin OP. Hotel leases between REITs and their taxable REIT subsidiaries are typically structured so that the REIT receives the greater of a minimum base rent or rent based on a percentage of room revenues for the hotel in excess of certain levels. In order for the rent under these leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to structure our hotel leases in a manner that will cause them to be treated as true leases for federal income tax purposes.

Percentage Rent Requirements. As described above, in order for the rent received by us to constitute “rents from real property,” several requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. We intend to structure our hotel leases with our taxable REIT subsidiaries in a manner that satisfies the conditions described above so that the rent from such leases qualifies as rents from real property.

Related Party Rent Rules. Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more of the stock of a corporate lessee or 10% or more of the interests in the assets or net profits of a non-corporate lessee (a “Related Party Tenant”) other than one of our taxable REIT subsidiaries. We refer to this restriction as the Related Party Rent Rule. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. The Related Party Rent Rule does not apply where the REIT (or its affiliate) leases hotels to a taxable REIT subsidiary of the REIT, provided certain requirements are satisfied, which we refer to as the TRS Exception.

In order for rents derived from a hotel lease to qualify for the TRS Exception to the Related Party Rent Rule, the following requirements must be satisfied:

•	The hotels leased to the taxable REIT subsidiary must constitute “qualified lodging facilities.” A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis. Further, no wagering activities may be conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A qualified lodging facility includes amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

•	The taxable REIT subsidiary cannot directly or indirectly operate or manage any hotel or directly or indirectly provide rights to any brand name under which any hotel is operated.

•	The hotel that is leased to the taxable REIT subsidiary must be operated on behalf of the taxable REIT subsidiary by a person who qualifies as an “independent contractor,” which means that (1) such person cannot own, directly or indirectly (taking into account constructive ownership rules), more than 35% of the REIT’s shares,(2) no person or group of persons owning, directly or indirectly (taking into account constructive ownership rules), 35% or more of the REIT’s outstanding shares may own, directly or indirectly (taking into account constructive ownership rules), more than 35% of the ownership interests in the contractor, and (3) while the statutory language is unclear on this point, the REIT may not be able to derive any income from the contractor or bear the expenses of the contractor, other than expenses of operating the facility under the management contract. Further, the independent contractor (or a person related to the independent contractor) must be actively engaged in the trade or business of operating “qualified lodging facilities” for any person that is not related to us or the taxable REIT subsidiary lessee.

We will form taxable REIT subsidiaries in the future to act as lessees of our hotels and for other purposes. The stock of our taxable REIT subsidiaries lessees will likely be 100% owned by Paladin OP. A REIT’s ownership of the shares of a taxable REIT subsidiary through a subsidiary partnership, such as Paladin OP, should constitute “indirect” ownership of the shares of such entities for purposes of qualifying the entity as a taxable REIT subsidiary. We intend only to invest in hotels which will qualify as “qualified lodging facilities” as to which substantially all of the units are leased on a transient basis. Our taxable REIT subsidiaries that lease hotels from us will engage third-party hotel managers to operate and manage the hotels on behalf of such taxable REIT subsidiaries. Our taxable REIT subsidiaries will only engage managers that do not own, actually or constructively, 35% or more of our outstanding shares, and no person or group of persons owning 35% or more of our outstanding shares will own, actually or constructively, more than 35% of the ownership interests in any of the managers that will be engaged. Further, we will not derive any income (in the form of rents, dividends, or otherwise) from any manager. Finally, we will only engage managers that are actively engaged in operating “qualified lodging facilities” for persons unrelated to us. Thus, we believe that the rents we will derive from any taxable REIT subsidiary lessees of hotels in which we invest will qualify for the TRS Exception to the Related Party Rent Rule.

Potential 100% Excise Tax on Rents Received From Taxable REIT Subsidiaries in Excess of a Market Rental. A 100% excise tax is imposed on a REIT to the extent that a taxable REIT subsidiary of the REIT has “redetermined deductions” or engages in certain other transactions that generate deductible interest or other expenses for the taxable REIT subsidiary that do not clearly reflect income for federal income tax purposes as between the taxable REIT subsidiary and the REIT. This determination is made by applying the standards of Section 482 of the Code. This tax is intended to ensure that a taxable REIT subsidiary does not pay excessive rents or other deductible amounts that are not arm’s length charges in order to reduce or avoid corporate tax at the taxable REIT subsidiary level. The excise tax is in lieu of an actual reallocation of expenses between the taxable REIT subsidiary and the payee under Section 482.

We intend to structure our leases with our taxable REIT subsidiaries so that the rents paid by our taxable REIT subsidiaries will reflect arm’s length, market rents and that the leases provide the opportunity for the taxable REIT subsidiary lessees to earn substantial profits (or incur substantial losses) over the term of the leases, depending on how effectively the managers of the hotels operate them and other factors. Nevertheless, the determination of whether rents reflect arm’s length charges is inherently factual, and the Internal Revenue Service has broad discretion under Section 482 of the Code to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. In the event that the Internal Revenue Service were to successfully assert that the rents paid under one or more hotel leases by our taxable REIT subsidiaries do not clearly reflect the income of the taxable REIT subsidiary and us, we would be subject to a 100% excise tax on our share of the portion of the rents determined to be in excess of an arm’s length rent, which could materially and adversely affect the amount of cash available for distribution to our shareholders.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% Income Test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% Income Test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, which we refer to as a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% Income Tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower, would qualify as rents from real property had it been earned directly by a REIT.

Compliance with 75% and 95% Income Tests

Prior to the making of investments in real estate and real estate related investments, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases (other than our hotel leases, as discussed above) will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, none of our tenants are expected to be Related Party Tenants (other than taxable REIT subsidiaries that qualify for the IRS Exemption) and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by third party property managers and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	Following our identification of the failure, we attach a schedule of our income sources for the taxable year in which such failure occurred to our federal income tax return.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Paladin REIT,” even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, we also must satisfy several tests, which we refer to as the Asset Tests, relating to the nature and diversification of our assets.

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those described above in the 75% asset class.

•

Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10% of the total value of any one issuer’s outstanding debt and equity securities. For purposes of this test, certain types of debt will not be considered to be securities, including (1) “straight debt” securities; (2) loans to an individual or an estate; (3) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code; (4) obligations to pay rents from real property; (5) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity; (6) securities issued by another qualifying REIT; and (7) other arrangements identified in Treasury Regulations (which have not yet been issued or proposed). Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. “Straight debt” is generally defined as debt that is payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor. However, a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies. A security issued by a corporation or partnership will qualify as “straight debt” only if we or any of our taxable REIT subsidiaries hold no more than 1% of the outstanding non-qualifying securities of such issuer. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10% value test in taxable years beginning on or after January 1, 2005, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

The Asset Tests must generally be met at the close of any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that substantially all of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

The American Jobs Creation Act of 2004 (the “2004 Act”), signed by President Bush on October 22, 2004, created new methods to cure failures to satisfy the Asset Tests at the close of any calendar quarter beginning after January 1, 2005. Under the 2004 Act, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10,000,000. For failures to meet any of the REIT Asset Tests for a particular quarter that do not qualify for relief for de minimus failures described in the preceding sentence, we may avoid disqualification after the 30-day cure period by disposing of sufficient assets or otherwise subsequently meeting the applicable Asset Test within six months and paying a tax equal to the greater of (1) $50,000 or (2) 35% of the net income generated by the non-qualifying assets.

Operational Requirements—Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain dividends, to our stockholders each year in the amount of at least (A) the sum of (i) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus

(B) certain items of noncash income for all tax years. While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by Paladin OP that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in those circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the shareholder’s shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the shareholder’s long-term capital gains.

Failure To Qualify as a REIT

Under a new relief provision enacted as part of the 2004 Act, if we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. This new relief provision will be available to us in our taxable years beginning on or after January 1, 2005, although it is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Taxation Of Taxable U.S. Shareholders

Definition

In this section, the phrase “U.S. shareholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. shareholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of dividends reinvested in additional shares of our common stock pursuant to our dividend reinvestment plan, see “Description of Capital Stock — Dividend Reinvestment Plan.”

Distributions Generally

On May 28, 2003, President Bush signed into law the Jobs Growth Tax Relief Reconciliation Act of 2003. Under this legislation, certain “qualified dividend income” received by domestic non-corporate shareholders in taxable years 2003 through 2008 is subject to tax at the same tax rates as long-term capital gain (generally, under the new legislation, a maximum rate of 15% for such taxable years). Dividends received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates (generally, a maximum rate of 35% for taxable years 2003-2008), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. So long as we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income (except, in the case of non-corporate shareholders, to the limited extent that we are treated as receiving “qualified dividend income” from our stock interests in our taxable REIT subsidiaries or other taxable corporations or as a result of paying federal income tax on undistributed REIT taxable income or Built-in Gains Tax). In addition, as long as we qualify as a REIT, corporate shareholders will not be eligible for the dividends received deduction as to any dividends received from us.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. shareholder’s shares, and the amount of each distribution in excess of a U.S. shareholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. shareholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Dividends

Distributions to U.S. shareholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. shareholder has held his or her stock. A corporate U.S. shareholder, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. See “Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement” for the treatment by U.S. shareholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and shareholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain dividends generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Our Common Shares

In general, any gain or loss realized upon a taxable disposition of our common stock by a U.S. shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. shareholder has included in income any capital gains dividends with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains dividends included in income with respect to the shares, will be treated as long-term capital loss.

Generally, the redemption of shares of our common stock by us will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in us. A redemption of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under section 302 of the Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in us under section 302(b)(3) of the Code, (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under section 302(b)(1) of the Code. Under section 302(b)(2) of the Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in section 318 of the Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Shareholders

We will report to U.S. shareholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the shareholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his or her Social Security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the Internal Revenue Service that the shareholder has failed properly to report payments of interest or dividends; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the shareholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder’s United States federal income tax liability and may entitle the U.S. shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment Of Tax-Exempt Shareholders

Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” as defined in the Internal Revenue Code, which we refer to as UBTI. The Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to a tax-exempt pension trust do not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by Paladin OP in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. shareholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat dividend distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

A “qualified trust” (defined to be any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (1) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) by relying on a special “look-through” rule under which shares in us held by qualified trust shareholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein, and (2) the REIT is “predominantly held” by qualified trusts. A REIT is “predominantly held” if either (1) a single qualified trust holds more than 25% of the value of the REIT shares or (2) one or more qualified trusts, each owning more than 10% of the value of the REIT shares, hold in the aggregate more than 50% of the value of the REIT shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT shares is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on its UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying upon this special “look-through” rule.

Special Tax Considerations For Non-U.S. Shareholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders, which we refer to collectively as Non-U.S. shareholders, are complex. The following discussion is intended only as a summary of these rules. Non-U.S. shareholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Income Effectively Connected With a United States Trade or Business

In general, Non-U.S. shareholders will be subject to regular United States federal income taxation with respect to their investment in our common stock if the income derived therefrom is “effectively connected” with the Non-U.S. shareholder’s conduct of a trade or business in the United States. A corporate Non-U.S. shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to a branch profits tax under section 884 of the Internal Revenue Code, which is payable in addition to the regular United States federal corporate income tax.

The following discussion will apply to Non-U.S. shareholders whose income derived from ownership of our common stock is deemed to be not “effectively connected” with a United States trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a Non-U.S. shareholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a United States federal income withholding tax equal to 30% of the gross amount of the distribution unless this tax is reduced or eliminated by the provisions of an applicable tax treaty. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. shareholder’s basis in our common stock (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to sales of shares.

We normally intend to withhold United States income tax on these ordinary dividends at the rate of 30% on the gross amount of any distribution paid to a Non-U.S. shareholder, unless the shareholder provides us with an Internal Revenue Service Form W-8BEN evidencing eligibility for a reduced treaty rate or an Internal Revenue Service Form W-8ECI claiming that such distribution constitutes effectively connected income.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a Non-U.S. shareholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. shareholder under Internal Revenue Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. Under FIRPTA, these distributions are taxed to a Non-U.S. shareholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a Non-U.S. shareholder will be taxed at the normal capital gain rates applicable to a U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty reduction or exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Shareholders

Based on current law, we will generally be required to withhold from distributions to Non-U.S. shareholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain dividends or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends; and

•	30% of ordinary dividends paid out of our earnings and profits, except to the extent that the 30% rate is reduced by the provisions of an applicable tax treaty, as described above.

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a Non-U.S. shareholder exceeds the shareholder’s United States tax liability with respect to that distribution, the Non-U.S. shareholder may file a claim with the Internal Revenue Service for a refund of the excess.

For taxable years beginning on or after January 1, 2005, a Non-U.S. shareholder of a REIT will not be subject to the 35% withholding tax on any designated capital gain dividends or, if greater, distributions that could be designated as capital gain dividends if (1) the Non-U.S. shareholder owns no more than 5% of a class of the REIT’s common stock at any time during the relevant taxable year and (2) that class of common stock is regularly traded on an established securities market located in the United States. Instead, any capital gain dividend would be treated as an ordinary dividend subject to the rules discussed above. Our common stock is not currently traded on an established securities market located in the United States. As a result, this rule will not apply to our Non-U.S. shareholders unless and until our common stock becomes regularly traded on an established securities market located in the United States. Until such time, we generally will continue to be required to withhold 35% of designated capital gains dividends or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends from our distributions to Non-U.S. shareholders.

Sale of Our Common Stock By a Non-U.S. Shareholder

A sale of our common stock by a Non-U.S. shareholder will generally not be subject to United States federal income taxation unless our common stock constitutes a “United States real property interest” within the meaning of FIRPTA or the gain from the sale is effectively connected with the conduct of a United States trade or business of the Non-U.S. shareholder. Our common stock will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by Non-U.S. shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. shareholder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling shareholder’s interest in us. Our common stock currently is not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Under FIRPTA, the purchaser of our common stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service. Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. shareholder if the Non-U.S. shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Shareholders

Non-U.S. shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement Of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

State And Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Paladin REIT, Paladin OP, any operating subsidiaries, joint ventures or other arrangements we or Paladin OP may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Federal Income Tax Aspects of Paladin OP

The following discussion summarizes certain federal income tax considerations applicable to our investment in Paladin OP. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of Paladin OP’s income and to deduct our distributive share of Paladin OP’s losses only if Paladin OP is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the Check-the-Box-Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Paladin OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though Paladin OP will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of the partnership’s gross income for each taxable year consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exemption. See “Requirements for Qualification as a REIT— Operational Requirements—Gross Income Tests.”

Under applicable Treasury Regulations, which we refer to as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Paladin OP presently qualifies for the Private Placement Exclusion. Even if Paladin OP were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, Paladin OP should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Paladin OP will be classified as a partnership for federal income tax purposes. If for any reason Paladin OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” and “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests.” In addition, any change in Paladin OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Paladin OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Paladin OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Paladin OP’s taxable income.

Income Taxation of Paladin OP and its Partners

Partners, Not Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in Paladin OP, we will be required to take into account our allocable share of Paladin OP’s income, gains, losses, deductions, and credits for any taxable year of Paladin OP ending within or with our taxable year, without regard to whether we have received or will receive any distributions from Paladin OP.

Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Paladin OP’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, depreciation or amortization deductions of Paladin OP generally will be allocated among the partners in accordance with their respective interests in Paladin OP, except to the extent that Paladin OP is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to Paladin OP will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Partnership Interest. The adjusted tax basis of our partnership interest in Paladin OP generally will be equal to (1) the amount of cash and the basis of any other property contributed to Paladin OP by us, (2) increased by (A) our allocable share of Paladin OP’s income and (B) our allocable share of indebtedness of Paladin OP, and (3) reduced, but not below zero, by (A) our allocable share of Paladin OP’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Paladin OP. If the allocation of our distributive share of Paladin OP’s loss would reduce the adjusted tax basis of our partnership interest in Paladin OP below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from Paladin OP or a reduction in our share of Paladin OP’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Paladin OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of Paladin OP’s Property. Generally, any gain realized by Paladin OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by Paladin OP on the sale of any property held by Paladin OP as inventory or other property held primarily for sale to customers in the ordinary course of Paladin OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not presently intend to acquire or hold or allow Paladin OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Paladin OP’s trade or business.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in our shares by an ERISA-Covered Plan (as defined below). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” and the Code, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

In addition, this summary does not include a discussion of any laws, regulations or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Code.

We collectively refer to employee pension benefit plans subject to ERISA, such as profit sharing, section 401(k) and pension plans, other retirement plans and accounts subject to Section 4975 of the Code, such as IRAs, and health and welfare plans subject to ERISA as “ERISA-Covered Plans.” Each fiduciary or other person responsible for the investment of the assets of an ERISA-Covered Plan seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such ERISA-Covered Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances pertaining to the ERISA-Covered Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the ERISA-Covered Plan (see “Federal Income Tax Considerations—Treatment of Tax-Exempt Shareholders”);

•	the need to value at fair market value the assets of the ERISA-Covered Plan annually; and

•	whether the assets of the entity in which the investment is made will be treated as the assets of the ERISA-Covered Plan investor.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to follow the plan document and other instruments governing the plan insofar as such documents and instruments are consistent with ERISA; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an ERISA-Covered Plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of an ERISA-Covered Plan. In general, these are transactions between the plan and any person that is a “party in interest” or “disqualified person” with respect to that ERISA-Covered Plan. These transactions are prohibited regardless of how beneficial they may be for the ERISA-Covered Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between an ERISA-Covered Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of an ERISA-Covered Plan is also prohibited. A fiduciary of an ERISA-Covered Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by ERISA-Covered Plans creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing ERISA-Covered Plans. Neither ERISA nor the Code define the term “plan assets,” however, a U.S. Department of Labor Regulation provides guidelines, referred to as the Plan Assets Regulation, as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of an ERISA-Covered Plan when the plan invests in that entity. Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which an ERISA-Covered Plan makes an equity investment will generally be deemed to be assets of the ERISA-Covered Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be “plan assets” of ERISA-Covered Plans investing in shares, assuming the conditions set forth in the opinion are satisfied, because at least one of the specific exemptions set forth in the Plan Asset Regulation is satisfied, as discussed below.

Specifically, the Plan Asset Regulation provides that the underlying assets of an entity, like Paladin REIT, will not be treated as assets of an ERISA-Covered Plan investing therein if the interest the ERISA-Covered Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, as a result of this offering we expect to have well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, a restriction on, or a prohibition of, transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed upon shares in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing ERISA-Covered Plans, our management would be treated as fiduciaries with respect to each ERISA-Covered Plan stockholder, and an investment in our shares might constitute an inappropriate delegation of fiduciary responsibility to Paladin Advisors, our advisor, and expose the fiduciary of the ERISA-Covered Plan to co-fiduciary liability under ERISA for any breach by Paladin Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our underlying assets are deemed to be the assets of each ERISA-Covered Plan stockholder, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions would, for example, require that we avoid transactions with entities that are affiliated with us or our advisor, Paladin Advisors, and its or any other fiduciaries or parties-in-interest or disqualified persons with respect to the ERISA-Covered Plan stockholders unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Code.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Paladin Advisors and possibly other fiduciaries of ERISA-Covered Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the ERISA-Covered Plan any profits they realized as a result of the transaction or breach, and make whole the ERISA-Covered Plan for any losses incurred as a result of the transaction or breach. For those ERISA-Covered Plans that are outside the authority of the IRS, ERISA provides that the Secretary of the Department of Labor may impose civil penalties, which largely parallel the foregoing excise taxes imposed by the IRS, upon parties-in-interest that engage in a prohibited transactions. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code, and such individual would be taxable on the deemed distribution of all assets in the IRA.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Asset Regulation, a prohibited transaction could occur if the Paladin REIT, Paladin Advisors, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any ERISA-Covered Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by an ERISA-Covered Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to an ERISA-Covered Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a direct or indirect fee with respect to “plan assets” or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the ERISA-Covered Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the ERISA-Covered Plan based on its particular needs.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our articles of incorporation and bylaws. The following summary of the terms of our common shares is a summary of all material provisions concerning our common shares and you should refer to the Maryland General Corporation Law and our articles of incorporation and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our articles of incorporation and bylaws. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find Additional Information” below.

Under our articles of incorporation, we have authority to issue a total of 850,000,000 shares of capital stock. Of the total shares authorized, 750,000,000 shares are designated as common shares with a par value of $0.01 per share and 100,000,000 shares are designated as preferred shares with a par value of $0.01 per share. In addition, our board of directors may amend our articles of incorporation to increase or decrease the amount of our authorized shares.

As of the date of this prospectus, 500 common shares were issued and outstanding, and no preferred shares were issued and outstanding.

Common Stock

The holders of common shares are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares and to the provisions in our articles of incorporation regarding the restriction on the transfer of common shares, the holders of common shares are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares issued in the offering will be fully paid and non-assessable common shares. Holders of common shares will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. Our common shares have equal dividend, distribution, liquidation and other rights.

Our articles of incorporation also contain a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common shares into one or more classes or series by setting or changing the relative voting, conversion or other rights, preferences, restrictions, limitations as to dividends and qualifications or terms or conditions of redemption of any new class or series of shares.

Phoenix American Financial Services, Inc. will act as our registrar and as the transfer agent for our shares.

Preferred Stock

Upon the affirmative vote of a majority of our directors (including a majority of our independent directors), our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred shares without stockholder approval, and to establish the relative voting, conversion or other rights, preferences, restrictions, limitations as to dividends and qualifications or terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding common share. In addition, a majority of our independent directors must approve the issuance of preferred shares to Paladin Advisor or one of its affiliates. If we ever created and issued preferred shares with a dividend preference over common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred shares, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors or our president or upon the written request of stockholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. In determining the number of common shares entitled to vote, shares abstaining from voting or not voted on a matter will not be treated as entitled to vote.

Under Maryland General Corporation Law and our articles of incorporation, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our articles of incorporation, (2) our liquidation or dissolution, (3) our reorganization, (4) a merger, consolidation or sale or other disposition of substantially all of our assets, (5) a termination or revocation of our status as a REIT and (6) election or removal of our directors. The vote of stockholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply. Stockholders do have the ability, without the concurrence of the directors, to, by the affirmative vote of a majority of the shares entitled to vote on such matter, elect to remove a director from our board with or without cause.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and number of shares owned by each stockholder and will be sent within 10 days of our receipt of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our articles of incorporation contain a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.8% of our outstanding shares. Our articles of incorporation also prohibit any individual or entity treated as an individual for these purposes from indirectly acquiring beneficial ownership of more than 9.8% of our outstanding shares. Our articles of incorporation provide that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT.

Shares in excess of the ownership limit which are attempted to be transferred will be designated as “shares-in-trust” and will be transferred automatically to a trust effective on the day before the purported transfer of such shares. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust, as determined in good faith by our board of directors. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price of such shares at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer.

Any person who acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until (1) our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our stockholders.

Any stockholder of record who owns 5% (or such lower level as required by the Code and the regulations thereunder) or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares actually owned by such stockholder, and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.

Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for all stockholders. See “Suitability Standards.” In addition, if you are a California resident or if you ever propose to transfer shares to a California resident, you must comply with the transfer restrictions imposed by the State of California that are summarized in our subscription agreement.

Distribution Policy

If we have sufficient cash flow available to pay dividends, we intend to declare and pay dividends on a monthly basis. As of the date of this prospectus, we do not own any real estate, nor have we made any real estate investments, and we have not identified any probable investments. We cannot predict when, if ever, we will begin to generate sufficient cash flow to pay cash dividends to our stockholders. We do not expect to have any cash flow available for distribution before we make our initial investments. If we are able to pay dividends, they will be paid to investors who are stockholders as of the record dates selected by our board of directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. If we ever have sufficient funds to pay dividends, we intend to distribute sufficient income as dividends so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement.” Generally, income distributed as dividends will not be taxable to us under the Code if we distribute at least 90% of our taxable income. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Dividends will be declared at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, other than net capital gains, in order to qualify as a REIT.

Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations.”

Under our articles of incorporation, if our board of directors gives general authorization for a dividend and provides for or establishes a method or procedure for determining the maximum amount of the dividend, our board of directors may delegate to a committee of directors or one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the dividend.

We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

Dividend Reinvestment Plan

We currently have a dividend reinvestment plan available that allows you to have your dividends otherwise distributable to you invested in additional common shares.

During this offering, you may purchase shares under our dividend reinvestment plan for $10 per share. Thereafter, our board of directors will determine the price for which shares will be issued under the plan based on consideration of factors indicating the fair market value of the shares, including the then-current net asset value of our portfolio and the then-current offering price of our common shares, if any. We will pay sales commissions of up to 4.0%, but no dealer manager fees, with respect to shares purchased pursuant to our dividend reinvestment plan. A copy of our Dividend Reinvestment Plan as currently in effect is included as Appendix C to this prospectus.

Stockholders participating in our dividend reinvestment plan may purchase whole or fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by our board of directors. If sufficient common shares are not available for issuance under our dividend reinvestment plan, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the dividend reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or articles of incorporation relating to such investment, you will promptly notify Paladin Advisors in writing of that fact.

Stockholders purchasing common shares pursuant to the dividend reinvestment plan will have the same rights and will be treated in the same manner as if such common shares were purchased pursuant to this offering.

Following reinvestment, we will send each participant a written confirmation showing the amount of the dividend, the number of common shares owned prior to the reinvestment, and the total amount of common shares owned after the dividend reinvestment.

You may elect to participate in the dividend reinvestment plan by making the appropriate election on the Subscription Agreement, or by completing the enrollment form or other authorization form available from the plan administrator. Participation in the plan will begin with the next dividend made after receipt of your election. We may terminate the dividend reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, you may terminate your participation in the dividend reinvestment plan by providing us with 10 days’ written notice. A transfer of common shares will terminate the stockholder’s participation in the dividend reinvestment plan with respect to such shares unless the transferee makes an election to participate in the plan.

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends otherwise distributable to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely on sources of funds other than our dividends to pay your taxes. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend.

Share Redemption Program

Prior to the time that our shares are listed on a national securities exchange or quoted on the NASDAQ National Market, stockholders who have held their shares for at least one year may present for redemption all or any portion of their shares by presenting such shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay Prospect Financial Advisors or Paladin Advisors or any of its affiliates any fees in connection with transactions under our share redemption program.

During this offering, the repurchase price will be $9.30 per share, and during subsequent offerings of our common stock the repurchase price will be 93% of the offering price. During periods when we are not engaged in an offering, the repurchase price will be 93% of the then-current net asset value per share, as determined by our board of directors. Our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death a stockholder, or (2) reject any request for redemption at any time and for any reason. For purposes of the one-year holding period, limited partners of Paladin OP who have their limited partnership units redeemed for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their limited partnership units in Paladin OP.

Redemption of shares, when requested, will generally be made quarterly, and all tenders must be postmarked by midnight on the last day of the quarter and received by us within seven days thereafter. A stockholder may withdraw shares tendered for repurchase under or share redemption plan at any time prior to the date on which such shares are repurchased.

Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any 12-month period, we will not redeem in excess of 3.0% of the number of shares outstanding as of the beginning of such 12-month period; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Due to these limitations, we cannot guarantee that we will be able to accommodate all requests made in any quarter. If in any quarter, the shares subject to redemption requests exceeds those limitations or if we do not have sufficient funds available to redeem all shares subject to redemption requests, each stockholder’s request will be reduced on a pro rata basis. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

Our share redemption program is only intended to provide liquidity for stockholders for a small percentage or until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Please see “Risk Factors—Investment Risks—You may be unable to sell your shares because your ability to redeem your shares pursuant to our share redemption program is subject to significant restrictions and limitations” and “—There is currently no public market for our common shares. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.”

Our board of directors, in its sole discretion, may choose to terminate, suspend or amend the share redemption program or to reduce the number of shares to be purchased under the share redemption program without stockholder approval if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. If we terminate, amend or suspend the share redemption program or reduce the number of shares to be repurchased under the share redemption program, we will provide 30 days’ advance notice to stockholders, and we will disclose the change in quarterly reports filed with the SEC on Form 10-Q.

The shares we redeem under our share redemption program will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, which we refer to as a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on the NASDAQ National Market; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to Paladin Advisors; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, asset transfers, issuances or reclassifications of equity securities, liquidations or dissolutions in which an interested stockholder will receive something other than cash and any loans, advances, pledges, guarantees or similar arrangements in which an interested stockholder receives a benefit. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction which otherwise would have resulted in the person becoming an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any such offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares held by the acquirer, by officers or by directors who are employees of the corporation. “Control shares” are voting shares that, if aggregated with all other shares (1) owned by the person acquiring the shares and (2) in respect of which the acquiring person is entitled to exercise the voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;

•	one-third or more, but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares only include shares of stock for which the acquiring person is entitled to vote and for which the approval of two-thirds of the votes entitled to be cast on the matter (as described above) has not been previously obtained. A “control share acquisition” means the acquisition of ownership of or the power to direct the exercise of voting power of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the our board of directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, our directors, at their election, may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as permitted by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiring person becomes entitled to vote a majority or more of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or to acquisitions approved or exempted by our articles of incorporation or bylaws prior to the control share acquisition. No such exemption appears in our articles of incorporation or bylaws. The control share acquisition statute could have the effect of discouraging offers to acquire a controlling interest in us and of increasing the difficulty of consummating any such offer.

THE OPERATING PARTNERSHIP AGREEMENT

General

Paladin Realty Income Properties, L.P. was formed on October 31, 2003 to acquire, own and operate properties on our behalf. It will allow us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Paladin OP, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to our UPREIT in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, Paladin OP is structured to make distributions with respect to limited partnership units which will be equivalent to the dividend distributions made with respect to our common stock. In addition, a limited partner in Paladin OP may later redeem his or her limited partnership units in Paladin OP and, if we consent, receive our shares in a taxable transaction.

The partnership agreement for Paladin OP contains provisions which would allow under certain circumstances, other entities, including other Paladin programs, to merge into or cause the exchange or conversion of their interests for interests in Paladin OP. In the event of such a merger, exchange or conversion, Paladin OP would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in Paladin OP. Further, if Paladin OP needs additional financing for any reason, Paladin OP is permitted under the Partnership Agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through Paladin OP, and we intend to make future acquisitions of real estate and real estate related investments using the UPREIT structure. We are the sole general partner of Paladin OP and, as of the date of this prospectus, owned an approximately 2.4% equity percentage interest in Paladin OP. Paladin Advisors is currently the only limited partner of Paladin OP and holds a 97.6% limited partnership interest in Paladin OP resulting from a capital contribution of $200,000 (whereby Paladin Advisors acquired 20,000 limited partnership units of Paladin OP). These units constitute 100% of the limited partnership units outstanding at this time. As the sole general partner of Paladin OP, we have the exclusive power to manage and conduct the business of Paladin OP.

The following is a summary of the material provisions of the partnership agreement of Paladin OP. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

If Paladin OP issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in Paladin OP calculated based upon the amount of the capital contribution and the value of Paladin OP at the time of such contribution.

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to Paladin OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Paladin OP will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If Paladin OP requires additional funds at any time in excess of capital contributions made by us and Paladin Advisors or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Paladin OP on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause Paladin OP to borrow such funds.

Issuance of Additional Units

As general partner of Paladin OP, we can, without the consent of the limited partners, cause Paladin OP to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that we hold and/or limited partnership units.

Further, we are authorized to cause Paladin OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of Paladin OP.

Operations

The partnership agreement of Paladin OP provides that Paladin OP is to be operated in a manner that will enable us to:

•	satisfy the requirements for being classified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•	ensure that Paladin OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Paladin OP being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations—Federal Income Tax Aspects of Paladin OP—Classification as a Partnership.”

In addition to the administrative and operating costs and expenses incurred by Paladin OP in acquiring and operating real estate, Paladin OP will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of Paladin OP.

Distributions and Allocations

The partnership agreement provides that Paladin OP will distribute cash flow from operations to its partners in accordance with their percentage interests (which will be based on relative capital contributions) at such times and in such amounts as we determine as general partner. The partnership agreement also provides that Paladin OP may distribute net proceeds from sales to its partners in accordance with their percentage interests. However, after we have received distributions from Paladin OP equal to the amount necessary to have provided our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, 10% of any remaining net proceeds from sales will be distributed to Paladin Advisors, and the other 90% of such remaining proceeds may be distributed to the partners in accordance with their relative percentage interests at such times and in such amounts as we determine as general partner. Average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Paladin OP (all of which we intend to distribute to our stockholders as dividends) and by any amounts paid by us to redeem shares pursuant to our share redemption program.

If our shares become listed on a national securities exchange or on the NASDAQ National Market, Paladin Advisors will no longer be entitled to participate in proceeds from sales as described above. However, if Paladin Advisors has not been terminated under the advisory agreement as of the date we become listed, Paladin Advisors will be entitled to receive a distribution from Paladin OP in an amount equal to 10% of the amount, if any, by which (1) the market value of our outstanding shares following listing (determined as described below) plus the cumulative distributions made to us by Paladin OP from our inception through the listing date exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Upon payment of this distribution, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares. For purposes of the distribution described in this paragraph, the market value of our outstanding shares following listing will be calculated based on the average market value of the shares issued and outstanding at the time of listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange or are quoted on the NASDAQ National Market.

Paladin Advisors will likewise no longer be entitled to participate in net sales proceeds as described above following the termination of the advisory agreement between us, Paladin OP and Paladin Advisors. Upon termination of the advisory agreement, other than a termination for cause by us or Paladin OP, Paladin Advisors will be entitled to receive a distribution from Paladin OP in an amount equal to 10% of the amount, if any, by which (1) the fair market value of all of the assets of Paladin OP as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by Paladin OP from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, Paladin Advisors shall not be entitled to this distribution if our shares have been listed on a national securities exchange or the NASDAQ National Market prior to the termination of the advisory agreement. Upon payment of this distribution, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares.

All distributions shall be made such that a holder of one unit of limited partnership interest in Paladin OP (other than Paladin Advisors) will receive annual distributions from Paladin OP in an amount equal to the annual dividends paid to the holder of one of our shares. Moreover, we intend to distribute as dividends to our stockholders 100% of all distributions we receive from Paladin OP.

Under the partnership agreement, Paladin OP may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership units and/or the units of general partnership interest that we hold.

The partnership agreement of Paladin OP provides that net profits will be allocated to the partners in accordance with their percentage interests. However, to the extent that Paladin Advisors receives a distribution of proceeds from sales or a distribution upon the listing of our shares or upon a termination of the advisory agreement, capital gain and other income will be allocated to Paladin Advisors to match such distribution. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Paladin OP.

Upon the liquidation of Paladin OP, after payment of debts and obligations, and after any amounts payable to preferred units, any remaining assets of Paladin OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, we may amend the partnership agreement as general partner. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	convert a limited partner’s interest in Paladin OP into a general partnership interest;

•	require the limited partners to make additional capital contributions to Paladin OP; or

•	adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.

Redemption Rights

The limited partners of Paladin OP, including Paladin Advisors (subject to specified limitations), have the right to cause Paladin OP to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of our shares or a number of our shares equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares upon such exercise would:

•	adversely affect our ability to qualify as a REIT under the Code or subject us to any additional taxes under Section 857 or Section 4981 of the Code;

•	violate any provision of our articles of incorporation or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause Paladin OP to become a “publicly traded partnership” under the Code; or

•	cause Paladin OP to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.

We do not expect to issue any of the shares of common stock offered hereby to limited partners of Paladin OP in exchange for their limited partnership units. Rather, in the event a limited partner of Paladin OP exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of common stock.

As a general partner, we will have the right to grant similar redemption rights to holders of other classes of units, if any, in Paladin OP, and to holders of equity interests in the entities that own our properties.

Paladin Advisors may become entitled to certain distributions from Paladin OP if our shares become listed on a national securities exchange or the NASDAQ National Market or if the advisory agreement between us,

Paladin OP and Paladin Advisors is terminated other than a termination by us or Paladin OP because of a material breach by Paladin Advisors. See “—Distributions and Allocations” above. Upon payment of either of these distributions, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares.

Transferability of Interests

We may not voluntarily withdraw as the general partner of Paladin OP or transfer our general partnership interest in Paladin OP (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or Paladin Advisors approve the transaction by majority vote.

With certain exceptions, the limited partners may not transfer their interests in Paladin OP, in whole or in part, without our written consent as the general partner. In addition, Paladin Advisors may not transfer its interest in Paladin OP or exercise its redemption rights as long as it is acting as our advisor.

Term

Paladin OP will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of the term of Paladin OP on February 23, 2105;

•	our determination as general partner to dissolve Paladin OP;

•	the sale of all or substantially all of the assets of Paladin OP; or

•	our withdrawal as general partner of Paladin OP, unless the remaining partners determine to continue the business of Paladin OP.

Tax Matters

We are the tax matters partner of Paladin OP and, as such, have the authority to handle tax audits and to make tax elections under the Code on behalf of Paladin OP.

Indemnification

The partnership agreement requires Paladin OP to indemnify us, as general partner (and our directors, officers and employees), the limited partners and Paladin Advisors (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	in the case of us, as general partner, and the limited partners, our or their fraud, willful misconduct or gross negligence;

•	in the case of our directors, officers and employees (other than our independent directors), Paladin Advisors and its managers, members and employees, such person’s negligence or misconduct; or

•	in the case of our independent directors, such person’s gross negligence or willful misconduct.

In addition, Paladin OP must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our articles of incorporation. Paladin OP may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our articles of incorporation. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

PLAN OF DISTRIBUTION

General

We are offering a minimum of 100,000 shares (assuming no volume discounts) and offering a maximum of 35,000,000 shares to the public through Prospect Financial Advisors, the dealer manager for this offering and a registered broker-dealer. The shares are being offered at a price of $10.00 per share on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 3,500,000 shares for sale pursuant to our dividend reinvestment plan at a price of $10.00 per share. We reserve the right in the future to reallocate additional shares to our dividend reinvestment plan out of our public offering shares. Therefore, a total of 38,500,000 shares are being registered in this offering.

Prior to the time we sell at least $1,000,000 in shares of our common stock, your subscription payments will be placed in an account held by our escrow agent, Deutsche Bank Trust Company Americas, and will be held in trust for your benefit. If the minimum offering of $1,000,000 in shares is not sold by February 23, 2006 (which is one year after the effective date of this offering), we will cancel this offering and your funds in the escrow account, with any interest earned thereon, will be returned to you within 10 business days. We will bear all of the expenses of the escrow and, as such, the amount to be returned to any subscriber will not be reduced for such expenses. We have no right to extend the minimum offering period. If the minimum offering of $1,000,000 in shares is sold and if this offering continues thereafter, the offering of shares will terminate on or before February 23, 2007. However, we reserve the right to terminate this offering at any time prior to such termination date.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, the dealer manager will receive selling commissions of 7.0% of the gross offering proceeds from sales to the public and 4.0% of gross offering proceeds received from our dividend reinvestment plan. The dealer manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the dealer manager’s wholesalers. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the dividend reinvestment plan will be charged 4.0% selling commissions on shares purchased pursuant to the dividend reinvestment plan, but the dealer manager fee will not be charged on these shares.

The dealer manager may authorize certain other broker-dealers who are members of the NASD, who we refer to as participating broker-dealers, to sell our shares. In the event of the sale of shares by participating broker-dealers, the dealer manager may reallow all of its selling commissions to the participating broker-dealers. In addition, the dealer manager may reallow a portion of its dealer manager fee to participating broker-dealers in the aggregate amount to be paid to such participating broker-dealers as marketing fees and for reimbursement of offering-related expenses. In addition, we will reimburse the dealer manager and participating broker-dealers for bona fide due diligence expenses, not to exceed 0.5% of gross offering proceeds in the aggregate. These due diligence expenses will not include legal fees or expenses or out-of-pocket expenses incurred in connection with soliciting broker-dealers to participate in this offering. We will also reimburse our dealer manager for legal fees and expenses, travel, food and lodging for employees of the dealer manager, sponsor educational meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars.

The following table summarizes the maximum compensation we will pay the dealer manager and participating broker-dealers in connection with this offering (assuming no shares are purchased pursuant to the volume or other discounts described below) under the following two scenarios:

•	the “Minimum Offering” assumes that we reach the minimum offering of $1,000,000 by selling 100,000 shares at $10 per share pursuant to this offering and that we sell no shares pursuant to our dividend reinvestment plan; and

•	the “Maximum Offering” assumes we sell the maximum 38,500,000 shares at $10 per share, including 3,500,000 shares pursuant to our dividend reinvestment plan.

	Minimum Offering 100,000 shares		Maximum Offering 38,500,000 shares
	Per Share	Total	Per Share	Total
Price to Public	$10.00	$1,000,000	$10.00	$385,000,000
Selling Commissions(1)	.70	70,000.6727		25,900,000
Dealer Manager Fee(2)	.25	25,000.2273		8,750,000
Travel, Food and Lodging for Employees of Dealer Manager(3)	—	—	.026	1,000,000
Expense Reimbursements for Sponsor Educational Meetings(3)	—	—	.0156	600,000
Attendance Fees and Expense Reimbursements for Broker-Dealer Sponsored Conferences(3)	—	—	.0151	580,000
Attendance Fees and Expense Reimbursements for Industry Sponsored Conferences(3)	—	—	.0026	100,000
Dealer Manager Legal Fees(3)	.05	5,000.0059		227,500
Informational Seminars(3)	—	—	.0049	190,000
Promotional Items(3)	—	—	.0039	150,000
Reimbursement of due diligence expenses	.05	5,000.05		1,925,000

Proceeds to Paladin REIT	$8.95	$895,000	$8.98	$345,577,500

(1)	For the maximum offering, assumes selling commissions of 7.0% of gross offering proceeds from 35,000,000 shares sold at $10 per share and selling commissions of 4.0% of gross offering proceeds from 3,500,000 shares sold at $10 per share pursuant to our dividend reinvestment plan.
(2)	For the maximum offering, assumes a dealer manager fee of 2.5% of gross offering proceeds from 35,000,000 shares sold at $10 per share and no dealer manager fee on the 3,500,000 shares that will be sold pursuant to our dividend reinvestment plan.
(3)	Amounts shown are estimates.

In no event shall the total aggregate underwriting compensation, including sales commissions and the dealer manager fee, but excluding due diligence expense reimbursements, exceed 10.0% of gross offering proceeds in the aggregate. In addition, in the aggregate expense reimbursements for bona fide due diligence expenses of the dealer manager and participating broker-dealers will not exceed 0.5% of gross offering proceeds.

We estimate that the total expenses of this offering will be $90,000 if the minimum offering is raised and $8,000,000 if the maximum offering is raised.

We have agreed to indemnify the participating broker-dealers and the dealer manager against liabilities, including liabilities under the Securities Act of 1933, as amended, that arise out of breaches by us of the dealer manager agreement between us and the dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. Please see “Management—Limited Liability and Indemnification of Directors,

Officers, Employees and Other Agents” for a discussion of conditions that must be met for participating broker-dealers or the dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Our board of directors determined the offering price of $10.00 share based on consideration of the offering price of shares offered by similar REITs and the administrative convenience to us and investors of the share price being an even dollar amount. This price bears no relationship to the value of our assets or other established criteria for valuing shares because we have not had any operations as of the date of this prospectus and we have no assets other than subscription proceeds from the sale of our common shares to Paladin Realty at $10.00 per share and the sale of Paladin OP units to Paladin Realty at $10.00 per share.

Our executive officers and directors, as well as officers and employees of Paladin Advisors and its affiliates, may purchase shares in this offering at a discount. We expect that a limited number of shares will be sold to those individuals. However, except for the share ownership limitations contained in our articles of incorporation, there is no limit on the number of shares that may be sold to those individuals at this discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Paladin Advisors and its affiliates shall be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, Paladin Advisors has agreed to abstain from voting any shares it acquires in any vote for the election or removal of directors, any vote regarding removal of Paladin Advisors and any vote regarding any transactions between us and any director, Paladin Advisor or any affiliate. Shares purchased by our executive officers and directors, the dealer manager and Paladin Advisors or its affiliates will not count toward the sale of the minimum number of shares required to be sold in this offering.

We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales made net of commissions will be identical to net proceeds we receive from other sales of shares.

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available:

Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Commissions on Sales per Incremental Share in Volume Discount Range
		Percentage (based on $10 per share)	Amount
1 to 100,000	$10.00	7.0%	$0.70
100,001 to 500,000	$9.80	5.0%	$0.50
500,001 and Over	$9.70	4.0%	$0.40

For example, if an investor purchases 600,000 shares the investor would pay (1) $1,000,000 for the first 100,000 shares ($10.00 per share), (2) $3,920,000 for the next 400,000 shares ($9.80 per share), and (3) $970,000 for the remaining 100,000 shares ($9.70 per share). Accordingly, the investor could pay $5,890,000 ($9.82 per share) rather than $6,000,000 for the shares, in which event the commission on the sale of such shares would be $310,000 ($0.52 per share) and, after payment of the dealer manager fee of $150,000 ($0.25 per share), we would receive net proceeds of $5,430,000 ($9.05 per share). The net proceeds to us will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares.

Because all investors will be paid the same dividends per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions as a single “purchaser” or other application of the foregoing volume discount provisions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) in the event that the investor has engaged the services of a registered investment advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (2) in the event that the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions.

Neither the dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in our common stock.

Prospect Financial Advisors

Prospect Financial Advisors, the dealer manager for this offering, is a licensed broker-dealer registered with the NASD. Prospect Financial Advisors is a Delaware limited liability company that was organized in April 2002 and first became a registered broker-dealer in April 2003. Prospect is engaged in certain investment banking activities, including capital raising for corporate clients, in which Prospect may act as placement agent or best efforts underwriter for the issuance of corporate debt or equity securities of its clients. Also, at times Prospect acts as a financial advisor to corporate clients in merger and acquisition, recapitalization or other transactions. Prospect staffs such client assignments with individuals registered with the NASD.

Prospect Financial Advisors will provide certain wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. This is the first offering for which Prospect Financial Advisors has acted as dealer manager or provided wholesaling, sales promotional and marketing assistance services. Prospect Financial Advisors may also sell shares at the retail level.

Paladin Advisors may form a new affiliate to serve as the dealer manager for this offering of our shares. This entity would register to do business as a broker-dealer under applicable federal and state securities laws and would register to become a member firm of the NASD. In such case, the services to be rendered by Prospect Financial Advisors as dealer manager would be performed by this newly formed, affiliated dealer manager and that dealer manager would receive the compensation described in this prospectus as being payable to Prospect Financial Advisors (or other compensation for such services as may be described in this prospectus). We currently expect that Prospect Financial Advisors will own 49% of the ownership interests in any such affiliated dealer manager, with the remainder of its ownership interests being held by Paladin Advisors. Employees of Paladin Advisors who we expect would become employees of the affiliated dealer manager after its formation may also hold ownership interests in the dealer manager, in which case the ownership interests held by Paladin Advisors and Prospect Financial Advisors would be reduced ratably. We currently expect that the ownership interests held by those employees would not exceed 20% of the total ownership interests in the dealer manager. In connection with the formation of such an affiliated dealer manager, we currently expect that Prospect Financial Advisors would also acquire a 9.9% ownership interest in Paladin Advisors.

Subscription Procedures

The dealer manager and participating broker-dealers are required to make every reasonable effort to determine whether a purchase of our shares is suitable for you. The participating broker dealers shall transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require. The dealer manager and participating broker-dealers are required to deliver to you a copy of this prospectus and any amendments or supplements.

Our shares will be sold on an ongoing basis as subscriptions for the shares are received and accepted by us, provided that no subscriptions will be accepted until we have satisfied the minimum offering condition described below. We have the unconditional right to accept or reject your subscription within 30 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares subscribed for.

If we accept your subscription, our transfer agent will mail you a confirmation. No sale of our shares may be completed until at least five business days after the date you receive this prospectus. If for any reason we reject your subscription, we will return your funds and your subscription agreement, without interest or deduction, within 30 days after our receipt of the same.

In order to acquire shares pursuant to this offering, you must deliver a completed, signed and dated subscription agreement, in the form that accompanies this prospectus, prior to the termination of this offering. Your subscription proceeds must be submitted by wire transfer from a participating broker-dealer using the wiring instructions in the subscription agreement. Prior to our reaching the minimum offering, subject to compliance with Rule 15c2-4 of the Exchange Act, the proceeds from your subscription will be deposited in a segregated interest bearing escrow account with our escrow agent, and will be held in trust for your benefit until the minimum offering is achieved and until we accept your subscription. After the minimum offering is achieved, your subscription proceeds will likewise be held in escrow until we accept your subscription. Once we accept subscriptions, they will be transferred to our operating account as described in “—Admission of Stockholders” below. Subscriptions will be effective only upon our acceptance. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions representing $1,000,000 in shares have been received and accepted by us. Shares purchased by our executive officers and directors, our dealer manager and by Paladin Advisors or its affiliates will not count toward the sale of the minimum number of shares required to be sold in this offering. Funds in escrow will be invested only in permissible investments, including short-term investments, such as obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.

Proceeds received from Pennsylvania subscribers will be placed into a short-term escrow (120 days or less from the date we first accept a subscription payment from a Pennsylvania investor) until we have received subscription proceeds of $19,250,000. If $19,250,000 in subscription proceeds has not been received at the end of the escrow period, we will notify the Pennsylvania investors in writing by certified mail within 10 calendar days after the end of the escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of such funds within 10 calendar days of receipt of the notification, we will return such funds within 15 calendar days after receipt of the Pennsylvania investor’s request. If a Pennsylvania investor does not request the return of such funds in a timely fashion, they will be placed in a subsequent short-term escrow of 120 days, or until we have received subscription proceeds of $19,250,000. Upon the expiration of each such subsequent escrow period, Pennsylvania investors will receive another opportunity to request the return of their investment, together with any interest earned on the investment for the time those funds remain in escrow subsequent to the initial 120-day escrow period.

If the minimum offering has not been received and accepted by February 23, 2006 (one year after the date of this prospectus), this offering will be terminated, and the escrow agent will return your funds, together with any interest earned thereon, and subscription agreement within 10 business days. We have no right to extend the minimum offering period. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber. In the event that a subscriber fails to remit an executed Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 28% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. If we do not complete the minimum offering, such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of the escrow and, as such, the interest to be paid to any subscriber will not be reduced for escrow expenses.

Admission of Stockholders

After we reach the minimum offering, funds being held in escrow will be released to us as we accept subscriptions. We intend to admit stockholders periodically as subscriptions for shares are received in good order, but not less frequently than monthly. Subscribers residing in Pennsylvania may not be admitted until subscriptions have been received for $19,250,000 in shares. Upon acceptance of subscriptions, subscription proceeds will be transferred from our escrow agreement into our operating account, out of which we will acquire real estate and make real estate related investments and pay fees and expenses as described in this prospectus.

Minimum Investment

The minimum purchase is 100 shares, which equals a minimum investment of $1,000, except in certain states where the minimum purchase is higher. See “Suitability Standards.” After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 3 shares ($30), except for (1) purchases made by residents of Minnesota, who must still meet the minimum investment requirements set forth above, and (2) purchases made pursuant to our dividend reinvestment plan, which may be in lesser amounts.

The dealer manager and each participating broker-dealer who sells shares have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. See “Suitability Standards.” In making this determination, the dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that the dealer manager or the participating broker-dealer will be responsible for determining suitability.

The dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Subscription Agreement

The subscription agreement requires all investors subscribing for shares to make the following representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•	you are purchasing our shares for your own account;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and the dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above representations by executing the subscription agreement. By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent registered public accounting firm;

•	a statement of the aggregate amount of fees paid to Paladin Advisors and its affiliates; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, Paladin Advisors and its affiliates or any other of our affiliates occurring in the year for which the annual report is made.

If we are required by the Securities Exchange Act of 1934 to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, we will furnish a copy of each such quarterly report to each stockholder within 60 days after the end of each fiscal quarter. Stockholders also may receive a copy of any Form 10-Q upon request. If we are not subject to this filing requirement, we will still furnish stockholders with a quarterly report within 60 days after each three-month period containing similar information. We will also provide quarterly distribution reports.

Our independent registered public accounting firm will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our stockholders within 30 days following the end of each fiscal year. Our fiscal year will be the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

•	investor sales promotion brochure describing investing in REITs and in Paladin Realty Income Properties, Inc. entitled “Investing in REITs”;

•	cover letters transmitting the prospectus;

•	fact sheet describing the general nature of our business and our investment objectives;

•	slide presentation entitled “Providing Individual Investors Access to Institutional Real Estate Opportunities”; and

•	copies of the above materials on our web site at www.paladinreit.com.

All of the foregoing material will be prepared by Paladin Advisors or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

The legality of the shares being offered hereby has been passed upon for us by King & Spalding LLP. The statements under the caption “Federal Income Tax Consequences” as they relate to federal income tax matters have been reviewed by King & Spalding LLP, and King & Spalding LLP has opined as to certain income tax matters relating to an investment in our shares. King & Spalding LLP has also represented Paladin Advisors, our advisor, as well as various other affiliates of Paladin Advisors, in other matters and may continue to do so in the future. See “Conflicts of Interest.”

EXPERTS

Our consolidated balance sheets as of December 31, 2004 and 2003 have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for 801 Fiber Optic Drive for the year ended December 31, 2004 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied, at the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site.

GLOSSARY OF TERMS

Dealer Manager: means Prospect Financial Advisors, LLC, a Delaware limited liability company.

IRA: means an individual retirement account established pursuant to Section 408 or Section 408A of the Internal Revenue Code.

NASAA Guidelines: means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

Paladin Advisors: means Paladin Realty Advisors, LLC, a Delaware limited liability company.

Paladin OP: means Paladin Realty Income Properties, L.P., a Delaware limited partnership.

Paladin REIT: means the registrant, Paladin Realty Income Properties, Inc., a recently formed Maryland corporation.

Paladin Realty: means Paladin Realty Partners, LLC, a Delaware limited liability company, an affiliate of Paladin Advisors and our sponsor.

UBTI: means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors

Paladin Realty Income Properties, Inc.

We have audited the accompanying consolidated balance sheets of Paladin Realty Income Properties, Inc. and subsidiary as of December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of Paladin Realty Income Properties, Inc. and subsidiary as of December 31, 2004 and 2003, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

January 31, 2005

F-2

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

	December 31, 2004	December 31, 2003

Assets
Cash and Cash Equivalents	$205,000	$10,000

Total Assets	$205,000	$10,000

Liabilities and Stockholder’s Equity
Liabilities
Minority Interest	$200,000	$5,000
Stockholder’s Equity
Common Stock, $.01 par value; 100,000 shares authorized, 500 shares issued and outstanding	5	5
Additional paid-in capital	4,995	4,995

Total Liabilities and Stockholder’s Equity	$205,000	$10,000

See accompanying notes to consolidated balance sheets

F-3

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Balance Sheets

December 31, 2004 and 2003

1. Organization

Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin REIT”), was formed on October 31, 2003 and intends to provide investors the potential for income through investment in a diversified portfolio of real estate properties, focusing primarily on investments that produce current income. Paladin REIT intends to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. Paladin REIT may also make real estate related investments, which include first mortgages or second mortgages, mezzanine loans or preferred equity investments relating to the same types of properties that Paladin REIT may acquire directly. Paladin REIT intends to qualify as a REIT and to elect to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2005, but Paladin REIT has not yet qualified as a REIT. Subject to certain restrictions and limitations, the business of Paladin REIT will be managed by Paladin Realty Advisors, LLC (“Paladin Advisors”), an affiliate of Paladin REIT, pursuant to an advisory agreement Paladin REIT anticipates executing with Paladin Advisors. Paladin Advisors will supervise and manage the day-to-day operations of Paladin REIT and will select the real estate and real estate related investments it acquires, subject to oversight by the board of directors. Paladin Advisors will also provide marketing, sales and client services on behalf of Paladin REIT. As of December 31, 2004, Paladin REIT has neither purchased nor contracted to purchase any properties. Other than one initial investment Paladin REIT intends to make in one property located in Little Rock, Arkansas, Paladin Advisors has not identified any real estate or real estate related investments in which it is probable that Paladin REIT will invest.

On November 26, 2003, the sole stockholder, Paladin Realty Partners, LLC (“Paladin Realty”), an affiliate of Paladin Advisors, purchased 500 shares of common stock for an aggregate of $5,000 and was admitted as the initial stockholder of Paladin REIT. Paladin REIT’s board of directors intends to amend Paladin REIT’s articles of incorporation to provide for a total of 750,000,000 authorized shares of common stock with a par value of $.01 and 100,000,000 authorized shares of preferred stock with a par value of $.01. Paladin REIT then intends to offer a minimum of 100,000 shares of common stock and a maximum of 38,500,000 shares of common stock for sale to the public, including 3,500,000 shares offered pursuant to a dividend reinvestment plan (the “Offering”). Paladin REIT intends to retain Prospect Financial Advisors, LLC (“Prospect”) to serve as the dealer manager for the Offering. Prospect will be responsible for marketing Paladin REIT’s shares being offered pursuant to the Offering.

On October 31, 2003, Paladin REIT formed Paladin Realty Income Properties, L.P. (“Paladin OP”). On November 26, 2003, Paladin REIT and Paladin Advisors each made initial capital contributions to Paladin OP of $5,000. Paladin REIT used the proceeds from its sale of stock to Paladin Realty to make such capital contribution to Paladin OP. As of December 31, 2003, Paladin REIT owned a 50% general partnership interest in Paladin OP and Paladin Advisors owned a 50% limited partnership interest.

On June 23, 2004, Paladin Advisors made an additional capital contribution to Paladin OP of $195,000, such that its aggregate capital contributions is $200,000, and as a result of which Paladin Advisors holds a 97.6% limited partnership interest and Paladin REIT holds a 2.4% general partnership interest in Paladin OP. Management expects Paladin REIT’s ownership percentage in Paladin OP to increase significantly as Paladin REIT invests net proceeds from the Offering in Paladin OP. Paladin OP currently has no operations and no assets other than the partners’ initial capital contributions, but Paladin REIT anticipates that it will conduct substantially all of its operations through Paladin OP. Paladin OP is included in the consolidated balance sheets.

2. Summary of Significant Accounting Policies Organization and Offering Costs

Organization and offering costs of Paladin REIT are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of Paladin REIT. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or Prospect

F-4

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Balance Sheets—(Continued)

December 31, 2004 and 2003

for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of Prospect and broker-dealers participating in the Offering. Paladin REIT anticipates that, pursuant to the advisory agreement, Paladin REIT will be obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates will be responsible for the payment of organization and offering expenses to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to Paladin REIT any amount Paladin REIT reimburses them in excess of 3.0% of the gross proceeds from the Offering. In the event that the minimum offering of $1,000,000 in shares of Paladin REIT’s common stock is not sold to the public, Paladin REIT will terminate the Offering and will have no obligation to reimburse Paladin Advisors or its affiliates for any organization and offering costs.

Paladin Realty had incurred on behalf of Paladin REIT organization and offering costs of approximately $1,527,000 and $380,000 as of December 31, 2004 and 2003, respectively. These costs are not recorded in the financial statements of Paladin REIT as of December 31, 2004 because such costs will not be a liability of Paladin REIT until the advisory agreement is executed and the minimum number of shares of Paladin REIT’s common stock is issued, and such costs will only become a liability of Paladin REIT to the extent they do not exceed 3.0% of the gross proceeds of the Offering. When recorded by Paladin REIT, organizational costs will be expensed as incurred, and offering costs will be charged to stockholders’ equity when such amounts are reimbursed to Paladin Advisors or its affiliates from the gross proceeds of the Offering.

Cash Equivalents

Cash equivalents represent highly liquid investments purchased with an original maturity of three months or less.

Income Taxes

For the year ending December 31, 2005, Paladin REIT intends to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2005. To qualify as a REIT, Paladin REIT must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, Paladin REIT generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If Paladin REIT fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants Paladin REIT relief under certain statutory provisions. Such an event could materially adversely affect Paladin REIT’s net income and net cash available for distribution to stockholders. However, Paladin REIT believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in such a manner so that Paladin REIT will remain qualified as a REIT for federal income tax purposes.

3. Related Party Transactions

Paladin REIT anticipates executing the advisory agreement with Paladin Advisors which will entitle Paladin Advisors to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate and real estate related investments, among other services, as well as reimbursement for organization and offering costs incurred by Paladin Advisors on behalf of Paladin REIT (as discussed in Note 2) and certain costs incurred by Paladin Advisors and its affiliates in providing services to Paladin REIT. The

F-5

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Balance Sheets—(Continued)

December 31, 2004 and 2003

advisory agreement had not been executed as of December 31, 2004, but a summary of the fees and expense reimbursement that will be payable under the advisory agreement is forth below.

The fees Paladin REIT will incur under the advisory agreement are as follows:

Type of Compensation	Form of Compensation
Organization and Offering Expenses	Reimbursement of actual expenses, up to 3.0% of gross offering proceeds, or $11,550,000, but which Paladin REIT expects to be approximately 2.0% of gross offering proceeds, or $8,000,000, if the maximum amount is raised pursuant to the Offering.

Acquisition and Advisory Fees	2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds advanced by Paladin REIT with respect to the investment.

Asset Management Fee	Annual fee equal to 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds advanced by Paladin REIT with respect to the investment.

Subordinated Disposition Fee	Lesser of one-half of a competitive real estate commission or 3.0% of the sales price of each property or real estate related investment sold, to be paid only if Paladin Advisors provides a substantial amount of services and only after Paladin REIT has made distributions to its stockholders equal to the aggregate capital contributions by its stockholders (less amounts paid to redeem shares pursuant to the share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.

Under the advisory agreement, Paladin REIT will reimburse Paladin Advisors for acquisition expenses and other expenses as follows:

Reimbursement of Acquisition Expenses	Reimbursement of actual expenses, up to 0.5% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds advanced by Paladin REIT with respect to the investment.

F-6

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Balance Sheets—(Continued)

December 31, 2004 and 2003

Expense Reimbursement	Reimbursement of actual expenses incurred for administrative and other services provided to Paladin REIT by Paladin Advisors and its affiliates for which they do not otherwise receive a fee.

In addition, Paladin Advisors holds a limited partnership interest in Paladin OP. This limited partnership interest entitles Paladin Advisors to a subordinated participation interest in addition to its right to participate with other limited partners on a proportionate basis in distributions to limited partners. The subordinated participation interest entitles Paladin Advisors to receive a cash distribution under the three circumstances described below:

Type of Distribution	Amount of Distribution
Subordinated Distribution of Net Sales Proceeds—Payable only if Paladin REIT is not listed on a national securities exchange or the NASDAQ National Market and Paladin Advisors is serving as Paladin REIT’s advisor	10.0% of any net sales proceeds remaining after Paladin REIT has received distributions from Paladin OP (all of which Paladin REIT intends to distribute to its stockholders as dividends) equal to the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to the share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.

Subordinated Distribution Upon Listing— Payable only if Paladin REIT is listed on a national securities exchange or the NASDAQ National Market	10.0% of the amount by which the adjusted market value of Paladin REIT’s common stock plus distributions paid prior to listing exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to the share redemption program) plus an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing.

Subordinated Distribution Upon Termination—Payable upon termination of Paladin Advisors as Paladin REIT’s advisor (other than for cause) only if Paladin REIT has not paid the Subordinated Distribution Upon Listing	10% of the amount by which the appraised value of real estate and real estate related investments, less any indebtedness secured by such assets, plus total distributions paid to stockholders through the termination date exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to the share redemption program) plus an amount of cash that if distributed to the stockholders as of the date of termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.

The market value of Paladin REIT’s outstanding stock following listing on a national securities exchange or a quoted on the NASDAQ National Market will be calculated based on the average market price of the shares issued and outstanding at listing for the 30 trading days beginning on the 180th day after the shares are first listed on such national securities exchange or are quoted on the NASDAQ National Market.

For purposes of calculating the subordinated disposition fee or distributions pursuant to the subordinated participation interest, average invested capital is, for a specified period, the aggregate issue price of shares

F-7

Paladin Realty Income Properties, Inc. and Subsidiary

Notes to Consolidated Balance Sheets—(Continued)

December 31, 2004 and 2003

purchased by Paladin REIT’s stockholders, reduced by distributions of net sales proceeds to Paladin REIT by Paladin OP (all of which Paladin REIT intends to distribute to its stockholders as dividends) and by any amounts paid to redeem shares pursuant to its share redemption program.

Although Paladin Advisors will provide all of the advisory services under the advisory agreement relating to investment selection, asset management and investment disposition, its affiliates, including Paladin Realty, will provide some administrative services to us for which they will be reimbursed at cost under the advisory agreement in accordance with the provisions described above. For instance, Paladin Advisors or its affiliates will provide accounting and finance, internal audit, investor relations, legal and other administrative services to Paladin REIT.

Paladin Advisors will determine the cost of performing these administrative services, and Paladin REIT will reimburse Paladin Advisors and its affiliates for such costs. Personnel costs, including salaries and overhead associated with such personnel, will be allocated to Paladin REIT based on the percentage of an employee’s time spent performing services for Paladin REIT. General and administrative expenses that are shared among multiple employees will be allocated to Paladin REIT based the proportion that the time that all such employees devote to providing services to Paladin REIT bears to the total work time of all such employees. Any third party expenses paid to any individual or entity other than Paladin Advisors or its affiliates will be reimbursed by Paladin REIT at cost.

F-8

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of the property located at 801 Fiber Optic Drive, North Little Rock Arkansas (the Property) for the year ended December 31, 2004 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ IMOWITZ KOENIG & CO., LLP

New York, New York

January 31, 2005

F-9

801 FIBER OPTIC DRIVE, NORTH LITTLE ROCK, ARKANSAS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2004

	100% Ownership	Makor Properties, LLC’s 63.86% Ownership Interest
Revenues
Rental income	$338,160	$215,949
Expense reimbursements	26,877	17,164

Total revenues	365,037	233,113

Certain operating expenses
Interest expense	109,013	69,616
Real estate taxes	19,842	12,671
Insurance	7,034	4,492
Management fees	6,000	3,832

Total of certain operating expenses	141,889	90,611

Excess of revenues over certain operating expenses	$223,148	$142,502

See accompanying notes to statement of revenues and certain operating expenses.

F-10

801 Fiber Optic Drive, North Little Rock, Arkansas

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2004

(1) Organization

801 Fiber Optic Drive, North Little Rock, Arkansas is an existing 56,336 square foot distribution facility (the Property) built in 2001 and is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation. The Property is owned in fee simple by Makor Properties, LLC (63.86%) (Makor) and 801 FO, LLC (36.14%) (801 FO) as tenants-in-common (together the Owners). On December 20, 2004 Paladin Realty Partners, LLC, a Delaware Limited Liability Company (Paladin) entered into an Agreement of Sale and Purchase with Makor to acquire its tenant in common interest in the property.

(2) Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, administrative expenses, depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property. Real estate taxes reflect the expense for the year ended December 31, 2003, as the billing for the year ended December 31, 2004 is not available. The Historical Summary also presents revenues and certain operating expenses of the Property at Makor’s 63.86% ownership interest.

(3) Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

a)	Revenue Recognition

The Property’s operations consist of a 100% net-lease to a single tenant who makes monthly rent payments and reimburses the owners for all property expenses (except expenses associated with the roof and structure) and real estate taxes directly.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

F-11

801 Fiber Optic Drive, North Little Rock, Arkansas

Notes to Statement of Revenues and Certain Operating Expenses (continued)

For the Year Ended December 31, 2004

(5) Lease

The aggregate annual future rental income on a non-cancelable operating lease in effect as of December 31, 2004 is as follows:

	Amount at
	100%	63.86%
Year Ending December 31:
2005	$338,160	$215,949
2006	338,160	215,949
2007	338,160	215,949
2008	338,160	215,949
2009	338,160	215,949
Thereafter	535,420	341,919

	$2,226,220	$1,421,664

Total future rental income represents the rent the tenant is required to pay under the terms of the lease exclusive of charges for insurance, real estate taxes and property expenses, which is reimbursed by the tenant.

The tenant also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum (representing $259,139 per annum at the 63.86% ownership level). The second option is through July 31, 2021 at $446,376 per annum (representing $285,056 per annum at the 63.86% ownership level).

(6) Mortgage Note Payable

On September 16, 2002, Makor and 801 FO entered into a loan agreement with Regions Bank of Arkansas in the amount of $2,600,000. The five year floating rate mortgage note payable bears interest based upon the prime rate as reported in the Wall Street Journal which is currently at 5.25% and is payable in fixed monthly installments of principal and interest of $14,823. The final monthly payment due and maturity date of the mortgage note is September 16, 2007, upon which all unpaid principal and accrued interest will be due. The mortgage note payable contains both affirmative and negative covenants. Approval of the lender is required for assumption of the mortgage.

(7) Related Party Transactions

801 FO is entitled to an annual management fee equal to $6,000 which is paid quarterly.

F-12

Appendix A

Prior Performance Tables

The following prior performance tables (“Tables”) provide information relating to the real estate investment programs sponsored by Paladin Realty and its affiliates which have investment objectives similar to ours (the “prior Paladin real estate programs”). This offering is the first public offering of a program sponsored by Paladin Realty. All of Paladin’s prior programs have been private real estate investment funds offered to institutional and other private investors or single project real estate investment vehicles, also primarily involving institutional investors.

Prospective investors should read these Tables carefully together with the summary information concerning the Paladin programs as set forth in the “Prior Performance Summary” section of this prospectus.

Our determination as to which of Paladin Realty’s prior programs have investment objectives similar to ours was based on the type and approximate size or value of the properties in which the programs invested, whether through acquisitions or development of properties, and experience with multiple property types and “value added” opportunities in properties that the programs acquired. We also considered that each program sought properties that would provide the ability to pay regular cash distributions as well as the ability to realize growth in the value of properties. We consider programs that invested primarily in these product types (which would include all the prior Paladin real estate programs) to have investment objectives similar to ours, although we may make investments in other product types from those in which prior programs have invested and the prior programs have included some product types in which we currently do not intend to invest.

Although we consider each of the prior Paladin real estate programs to have had similar investment objectives to ours, investors in our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Paladin real estate programs. The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of our prior programs, the returns to our stockholders will vary from those generated by the prior Paladin real estate programs. In addition, the prior Paladin real estate programs, which were conducted through privately-held entities, were not subject to either the up front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Paladin Realty or any of its affiliates to make or acquire mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior Paladin real estate programs will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.”

The inclusion of the tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which the tables relate.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds

Table II—Compensation to Sponsor

Table III—Operating Results of Prior Programs

Table IV—Results of Completed Programs

Table V—Sales or Disposals of Properties

Additional information relating to the acquisition of properties by the prior Paladin real estate programs is contained in Table VI, which is included in Part II of the registration statement which we have filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (ON A PERCENTAGE BASIS)(1)

This Table provides a summary of the experience of Paladin Realty as a sponsor in raising and investing funds in programs for which the offerings have closed since December 31, 2000. Information is provided as to the manner in which the proceeds of the offering have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested. Information is provided as of September 30, 2004.

	William E. Simon & Sons Realty Partners, L.P.		WC Investors Limited Partnership		Pivotal Simon Condominiums
Dollar Amount Offered	$400,000,000		$44,563,000	(4)	$8,200,000	(5)
Dollar Amount Raised	76.7	% (2)	100.0	% (4)	100.0	% (5)
Less offering expenses:
Selling commissions and discounts retained by affiliates	—		—		—
Organizational expenses	0.9%		—		—
Other (explain)	—		—		—
Reserves
Percent available for investment	99.1%		100.0%		100.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	—		—		—
Purchase Price (cash down payment)	210.4%		441.7%		572.5	% (6)
Acquisition fees	1.6%		—		—
Other (explain)	—		—		—
Total acquisition costs	211.9%		441.7%		572.5	% (6)
Percent leverage (mortgage financing divided by the total acquisition cost)	47.8%		74.5%		37.5	% (7)
Date offering began	06/25/99		N/A	(4)	N/A	(5)
Length of offering (in months)	26 months		N/A	(4)	N/A	(5)
Months to invest 90 percent of amount available for investment (measured from beginning of offering)		(3)	N/A	(4)	N/A	(5)

(1)	All percentage amounts except “Percent leverage” represent percentages of the “Dollar Amount Raised” for each program.
(2)	William E. Simon & Sons Realty Partners, L.P. (“WES LP”) was formed on January 2, 2001 in connection with (a) the termination of William E. Simon & Sons Realty Investments, L.L.C. (“WES LLC”), a previously existing real estate program sponsored by Paladin Realty, and (b) the completion of an offering of equity interests in WES LP. These transactions are collectively referred to as the “Reorganization.” Immediately prior to the Reorganization, WES LLC owned equity interests in 79 properties, which equity interests were valued as of the consummation of the Reorganization at $187 million in the aggregate (representing the cost of the interests in the properties plus an annual 10% return). In the Reorganization, WES LLC converted from a limited liability company into WES LP, a limited partnership. As a result of that conversion, WES LP became the owner of the interests in the 79 properties and all other assets held by WES LLC. Contemporaneously with the conversion, WES LP completed an offering in which it raised an additional $239 million in cash investments. $118 million of these proceeds were used to redeem WES LLC interests held by certain investors based on the $187 million valuation. The remaining WES LLC interests were exchanged for limited partnership interests in WES LP also based on the $187 million valuation. Table I reflects $307 million in equity investments raised in the offering (76.7% of $400 million offered), which

Past performance is not necessarily indicative of future performance.

represents the $239 million in additional cash investments plus the value of the WES LLC interests converted into WES LP interests.
(3)	As of January 2, 2001, the date of the formation of WES LP, 61.0% (or $187 million) of the amount raised in the offering was invested in properties previously held by WES LLC. See footnote 2 above. As of March 31, 2002, 90% of the remaining $120.0 million raised in the offering was invested.
(4)	The $44.6 million raised did not result from an offering, but rather from the sale of properties at the direction of WC Investors Limited Partnership (“WC Investors”). In 1994, the predecessor of Paladin Realty was retained to provide asset management services for a portfolio of 12 apartment complexes whose ownership was transferred to WC Investors in 1998. From March 2000 through October of 2001, Paladin Realty managed the sale of those 12 assets and the acquisition of 19 apartment complexes from the resulting net proceeds in transactions structured to qualify for like-kind exchange treatment under the Internal Revenue Code. The $44.6 million raised represents the net proceeds from the sale of the original assets together with an additional $3 million of cash from operations of the original properties, all of which were reinvested in the 19 new assets. The 19 new assets were acquired as proceeds became available and the new assets were identified. The “Date offering began,” “Length of offering” and “Months to invest 90% of amount available for investment” are not applicable to this program because these equity investments did not result from an offering.
(5)	The $8.2 million raised represents $4.1 million in equity investments and $4.1 million in proceeds from the sale of non-mortgage debt securities to an investor. The “Date offering began,” “Length of offering” and “Months to invest 90% of amount available for investment” are not applicable to this program because these equity and debt investments resulted from the formation of a joint venture rather than an offering. These debt and equity investments were committed to the joint venture on August 29, 2000.
(6)	Represents $8.2 million raised in the offering, $17.6 in mortgage financing and $21.1 million of prepaid deposits on condominium units, all of which was used to fund the acquisition and construction of the condominium project owned by this program.
(7)	Represents $17.6 million in mortgage financing divided by total acquisition cost (which equals $8.2 million raised in the offering, $17.6 mortgage financing and $21.1 million of prepaid deposits on condominium units). $4.1 million of proceeds from the sale of non-mortgage debt securities are excluded from the $17.6 million in mortgage financing and are included in the $8.2 million raised in the offering.

Past performance is not necessarily indicative of future performance.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to Paladin Realty and its affiliates during the three years ended December 31, 2003 and the nine months ended September 30, 2004 in connection with (a) prior Paladin real estate programs the offerings of which have closed since December 31, 2000 and (b) on an aggregate basis, 10 prior Paladin real estate programs the offerings of which closed on or prior to December 31, 2000.

Type of Compensation	William E. Simon & Sons Realty Partners, L.P.	WC Investors Limited Partnership		Pivotal Simon Condominiums(1)		Other Programs(2)
Date offering commenced	06/25/99	N/A	(3)	N/A	(4)	—
Dollar amount raised	$306,650,000	$44,563,000	(3)	$8,200,000	(4)	$9,974,156
Amount paid to sponsor from proceeds of offering:	—	—		—		—
Underwriting fees	—	—		—		—
Acquisition fees
—real estate commissions	—	—		—		—
—advisory fees	979,529	—		—		—
—other	—	—		—		—
Other	—	—		—		—
Dollar amount of cash generated from operations before deducting payments to sponsor	5,927,855	17,356,471		60,908,268		N/A
Amount paid to sponsor from operations:
Property management fees	11,554,352	2,002,813		390,000		672,554
Partnership management fees	14,824,258	—		—		—
Reimbursements	584,910	—		—		—
Leasing commissions	—	—		—		—
Other	—	—		—		—
Dollar amount of property sales and refinancing before deducting payments to sponsor
—cash	63,900,286	135,548,292		—		7,130,762
—notes	—	—		—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions
Incentive fees				1,720,133		3,240,216
Other—Disposition fees	20,500	322,122	(5)	334,954		—

(1)	This program developed condominiums and its operations consisted of selling the completed units. Accordingly, proceeds from sales of units are reflected as cash from operations. Incentive and disposition fees for this program were paid in connection with the sales of the individual units.
(2)	Includes compensation paid to affiliates of Paladin Realty during the two years ended December 31, 2002 and the six months ended June 30, 2003 by 10 other programs whose offerings ended prior to December 31, 2000.
(3)	See footnote 4 to Table I.
(4)	See footnote 5 to Table I.
(5)	Excludes $349,750 in disposition fees paid to affiliates of Paladin Realty in connection with the sale of the original portfolio of 12 apartment complexes whose ownership was transferred to WC Investors in 1998. See footnote 4 to Table I.

Past performance is not necessarily indicative of future performance.

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

Table III summarizes the operating results of prior Paladin real estate programs the offerings of which have closed since December 31, 1998. Operating results are presented for each fiscal year since the inception of each program. Except as otherwise noted, all figures are as of December 31 of the year indicated and represent a full year of operations for the year indicated.

	William E. Simon & Sons Realty Partners, L.P.				WC Investors Limited Partnership
	2001	2002	2003	Nine months ended 9/30/04	3/1/00 through 12/31/00	2001	2002	2003	Nine months ended 9/30/04
Gross Revenues(2)	$78,771,448	$66,216,552	$78,124,776	$90,563,473	$4,015,678	$20,026,064	$25,310,978	$26,949,870	$21,643,416
Gain on extinguishment of debt	—	4,251,695	—	—	—	—	—	—	—
Profit on sale of properties	621,207	2,596,505	1,334,106	3,860,331	—	—	4,587,723	—	—
Less: Operating Expenses	77,881,937	63,697,475	72,673,036	82,210,728	1,833,341	9,100,093	12,651,371	13,169,497	10,317,036
Equity in income (losses) of unconsolidated joint ventures	(4,769,018)	(2,218,853)	(2,872,829)	86,618	—	—	—	—	—
Cumulative effect of accounting change	—	5,530,002	—	—	—	—	—	—	—
Provision for loss of assets	—	10,745,351	—	—	—	—	—	—	—
Interest expense	4,400,557	6,634,223	12,933,140	12,373,546	1,507,560	7,559,285	8,708,160	9,430,565	7,640,663
Depreciation	7,979,265	9,876,151	10,123,954	8,194,689	380,323	1,922,896	3,219,597	543,064	407,298
Net Income (Loss)	(15,638,122)	(25,637,303)	(19,144,077)	(8,268,541)	294,454	1,443,790	5,319,573	3,806,744	3,278,419
Taxable Income (Loss)
—from operations	(14,496,810)	(18,274,350)	(29,155,320)	N/A (3)	(1,253,151)	1,601,201	(460,315)	(1,921,478)	N/A	(3)
—from gain of sale	2,205,093	4,435,554	1,665,774	N/A (3)	—	—	—	—	N/A	(3)
Cash generated from (used in) operations	10,085,885	3,978,354	(15,735,758)	(19,364,146)	674,777	3,366,686	3,951,447	4,349,808	3,685,717
Cash generated from sales	20,788,236	27,362,050	8,200,000	8,123,195	—	—	18,075,000	15,107,592	—
Cash generated from refinancing	—	—	—	—	—	—	34,560,000	27,148,700	8,680,483
Cash generated from operations, sales and refinancing	30,874,121	31,340,404	(7,535,758)	(11,240,951)	674,777	3,366,686	56,586,447	46,606,100	12,366,200
Less: Cash distributions to investors
—from operating cash flow	1,135,641	967,075	2,096,300	—	—	1,000,000	781,701	559,988	—
—from sales and refinancing	3,364,359	5,532,925	903,700	—	—	—	2,418,299	5,440,012	982,848
Cash generated (deficiency) after cash distributions	26,374,121	24,840,404	(10,535,758)	(11,240,951)	674,777	2,366,686	53,386,447	40,606,100	11,383,352
Less: Special items (not including sales and refinancing)
Source of Funds
General Partner Contributions	2,450,000	2,275,000	1,125,000	—	450,220	—	—	—	—
Limited Partner Contributions	58,550,000	43,225,000	21,375,000	—	44,112,780	—	—	—	—
Distributions received from real estate joint ventures	1,719,753	136,981	—	—	—	—	—	—	—
Borrowings from mortgages and construction loans payable	112,031,716	82,676,215	37,069,027	15,098,943	61,589,760	72,729,249	—	22,832,472	23,296,032
Cash transferred from predecessor entity(4)	159,651	—	—	—	—	—	—	—	—
Net contributions received from minority interests	7,015,664	8,212,779	1,538,403	4,182,821	—	—	—	—	—
Restricted cash that would have otherwise been distributed to the General Partner	—	325,000	150,000	—	—	—	—	—	—

Past performance is not necessarily indicative of future performance.

	William E. Simon & Sons Realty Partners, L.P.					WC Investors Limited Partnership
	2001	2002	2003	Nine months ended 9/30/04		6/1/00 through 12/31/00	2001	2002	2003	Nine months ended 9/30/04
Use of Funds
Purchase of real estate and improvements	(126,312,661)	(72,102,600)	(24,140,613)	5,281,785		(85,896,124)	(92,985,724)	—	(31,446,309)	(111,207)
Investment in real estate joint ventures	(9,579,359)	(12,044,317)	(7,919,163)	(3,412,955)		—	—	—	—	—
Loan Refinancing Costs	—	—	—	—		—	—	(694,741)	(584,303)	(3,519,680)
Principal payments on mortgages and construction loans payable	(58,620,277)	(76,388,146)	(20,598,018)	—		(80,789)	(494,501)	(40,021,554)	(20,574,744)	(29,794,468)
Cash generated (deficiency) after cash distributions and special items	13,788,608	1,156,316	(1,936,122)	—		20,850,624	(18,384,290)	12,670,152	10,833,216	1,254,029
Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$(48)	$(60)	(96)	N/A	(3)	$(28)	$36	$(10)	(43)	N/A	(3)
—from recapture	—	—	—	N/A	(3)	—	—	—	—	N/A	(3)
Capital gain (loss)	7	15	5	N/A	(3)	—	—	—	—	N/A	(3)
Cash distributions to Investors
Source
—Investment income	—	—	—	—		—	22	72	135	N/A	(3)
—Return of capital	15	21	10	—		—	—	—	—	—
Source (on cash basis)
—Sales	11	18	3	—		—	—	31	—	—
—Refinancing	—	—	—	—		—	—	23	122	22
—Operations	4	3	7	—		—	22	18	13	—
—Return of Unused Capital Called	—	—	—	—		—	—	—	—	—
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)			92.7%	92.3%					100.0%	100.0%

Past performance is not necessarily indicative of future performance.

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

	Pivotal Simon Condominiums(5)
	8/29/00 through 12/31/00	2001	2002	2003
Gross Revenues(2)	$49,072	$101,738	$62,483,804	$4,227,350
Gain on extinguishment of debt	—	—	—	—
Profit on sale of properties	—	—	—	—
Less: Operating Expenses	381,074	609,360	50,271,639	2,936,177
Equity in losses of unconsolidated joint ventures	—	—	—	—
Cumulative effect of accounting change	—	—	—	—
Provision for loss of assets	—	—	—	—
Interest expense	—	—	—	—
Depreciation	—	—	—	—
Net Income (Loss)	(332,002)	(507,622)	12,212,165	1,291,173
Taxable Income (Loss)
—from operations	(288,068)	1,155,053	11,097,959	1,346,574
—from gain of sale	—	—	—	—
Cash generated from (used in) operations	102,611	7,790,708	16,911,147	35,378,848
Cash generated from sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Cash generated from operations, sales and refinancing	102,611	7,790,708	16,911,147	35,378,848
Less: Cash distributions to investors
—from operating cash flow	—	—	—	18,393,529
—from sales and refinancing	—	—	—	—
Cash generated (deficiency) after cash distributions	102,611	7,790,708	16,911,147	16,985,319
Less: Special items (not including sales and refinancing)
Source of Funds
General Partner Contributions	—	—	—	—
Limited Partner Contributions	92,979	1,000,000	2,100,000	—
Distributions received from real estate joint ventures	—	—	—	—
Borrowings from mortgages and construction loans payable	1,000,000	1,000,951	14,227,837	1,378,070
Cash transferred from / (to) predecessor LLC (4)	—	—	—	—
Net contributions received from minority interests	—	—	—	—
Restricted cash that would have otherwise been distributed to the General Partner	—	—	—	—
Use of Funds
Purchase of real estate and improvements	(1,589,787)	(8,668,018)	(34,405,453)	—
Investment in real estate joint ventures	—	—	—	—
Loan Refinancing Costs	—	—	—	—
Principal payments on mortgages and construction loans payable	—	—	—	(17,606,858)
Cash generated (deficiency) after cash distributions and special items	(394,197)	1,123,641	(1,166,469)	756,531
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$(35)	$141	$1,353	164
—from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to Investors
Source
—Investment income	—	—	—	1,243
—Return of capital	—	—	—	1,000
Source (on cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	2,243
—Return of Unused Capital Called	—	—	—	—
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (Original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)				0.0%

Past performance is not necessarily indicative of future performance.

(1)	Operating results are presented on a GAAP basis, except results for WC Investors Limited Partnership are presented on a tax basis.
(2)	For residential homebuilding and condominium projects, proceeds from sales of individual homes or units are included in gross revenues.
(3)	Federal income tax results for the 2004 tax year are not yet available for this program.
(4)	Represents cash held by William E Simon & Sons Realty Investments, L.L.C. at the time of the Reorganization. See footnote 2 to Table I.
(5)	This program’s operations concluded in the year ended December 31, 2003.

Past performance is not necessarily indicative of future performance.

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

Table IV summarizes the results of prior Paladin real estate programs sponsored by Paladin Realty that completed their operations and sold all their properties during the five years ended December 31, 2003 and the nine months ended September 30, 2004.

	FSF Mission Station/ Woodtrails		William E. Simon & Sons Realty Investments, LLC(1)	FSF Chatham Creek Associates, LP	FSF Crescent Park Associates, LP	FSF Park Terrace Associates, LLC	FSF Dallas Portfolio	FSF Heather Ridge Associates, LLC	FSF View Pointe Associates, LLC		FSF Village Green Associates, LLC	FSF Village Square Associates, LLC		FSF Mariner Pointe Associates, LP
Dollar Amount Raised	$922,000		$176,660,000	$978,500	$1,223,000	$913,000	$1,400,000	$600,000	$611,979		$492,075	$833,602		2,000,000
Number of Properties Purchased	2		82	1	1	1	6	2	1		1	1		1
Date of Closing of Offering	5/20/96		7/31/98	12/18/95	7/12/96	1/18/96	9/24/96	11/4/96	10/17/97		1/5/1998	9/4/1997		10/30/96
Date of First Sale of Property	4/23/04		5/02/00	2/22/01	6/28/01	10/23/02	1/16/01	6/7/02	6/7/02	(2)	12/5/01	8/13/03	(2)	12/17/03
Date of Final Sale of Property	4/23/04		1/2/01	2/22/01	6/28/01	10/23/02	12/20/01	9/18/03	6/7/02	(2)	12/5/01	8/13/03	(2)	12/17/03
Tax and Distribution Data Per $1000 Investment
Federal Income Tax Results
Ordinary income (loss)
—from operations	N/A	(3)	$(80)	$(161)	$(448)	$(583)	$(86)	$(608)	$(549)		$132	$(338)		(550)
—from recapture	N/A	(3)	—	363	427	657	786	404	—		610	792		527
Capital Gain (loss)	N/A	(3)	224	1,410	1,457	736	2,457	167	559		858	207		379
Deferred Gain
Capital	N/A	(3)	—	—	—	—	—	—	—		—	—		—
Ordinary	N/A	(3)	—	—	—	—	—	—	—		—	—		—
Cash Distributions to Investors
Source (on Tax basis)
—Investment Income	133		353	1,502	1,436	669	3,132	838	207		636	440		362
—Return of Capital	1,000		1,000	1,000	1,000	1,000	1,000	1,000	—		1,000	431		1,000
Source (on cash basis)
—Sales	167		1,165	—	873	137	2,280	1,249	—		1,336	—		72
—Refinancing	709		—	1,908	876	1,032	509	—	—		—	431		973
—Operations	257		—	594	687	500	1,343	589	207		300	440		317
—Return of Unused Capital Called	—		188	—	—	—	—	—	—		—	—		—
Receivables on Net Purchase Money Financing	—		—	—	—	—	—	—	—		—	—		—

Past performance is not necessarily indicative of future performance.

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

	FSF Atherton Circle Associates, LC	Pivotal Simon Hotel XXIV, LLC	Pivotal Simon Office XVI, LLC	Everest Century Investors, LLC	Everest Investors 6, LLC	Everest Investors 3, LLC
Program Name
Dollar Amount Raised	491,769	8,200,000	7,425,000	502,500	1,402,731	1,914,856
Number of Properties Purchased	1	1	1	1	1	17
Date of Closing of Offering	10/30/1997	8/29/00	1/26/96	5/17/96	9/11/96	6/17/96
Date of First Sale of Property	11/21/00	11/7/03	4/24/00	2/19/99	12/4/01	3/19/97
Date of Final Sale of Property	11/21/00	10/14/03	4/24/00	2/19/99	12/4/01	9/25/03
Tax and Distribution Data Per $1000 Investment
Federal Income Tax Results
Ordinary income (loss)
—from operations	(118)	1,623	346	154	295	(99)
—from recapture	292	—	208	553	30	256
Capital Gain (loss)	1,405	—	1,216	452	384	375
Deferred Gain
Capital	—	—	—	—	—	—
Ordinary	—	—	—	—	—	—
Cash Distributions to Investors
Source (on Tax basis)
—Investment Income	1,158	1,658	1,683	1,159	709	534
—Return of Capital	1,000	1,000	1,000	1,000	1,000	1,000
Source (on cash basis)
—Sales	1,349	2,658	623	2,159	1,709	1,534
—Refinancing	435	—	1,500	—	—	—
—Operations	374	—	560	—	—	—
—Return of Unused Capital Called	—	—	—	—	—	—
Receivables on Net Purchase Money Financing	—	—	—	—	—	—

(1)	Of the ownership interests in these 82 properties, three were sold in separate transactions during 2000 and the remaining 79 were transferred by William E. Simon Realty Investments, L.L.C. (“WES LLC”) to William E. Simon Realty Partners, L.P. (“WES LP”) on January 2, 2001 as a result of the Reorganization. In connection with the Reorganization, equity interests in William E. Simon Realty Investments, L.L.C. (“WES LLC”) were either redeemed for cash or exchanged for partnership units in WES LP based on an aggregate valuation of $187 million. See footnote 2 to Table I for a description of these transactions. For those 79 properties, the tax and distribution information in this Table IV reflects distributions investors would have received if those property interests had been sold for cash at the valuation used in the Reorganization.
(2)	The property owned by this program was sold to the mortgage lender for the property in satisfaction of the outstanding balance of mortgage indebtedness.
(3)	Federal income tax results are not yet available for this program as it was completed during the 2004 tax year.

Past performance is not necessarily indicative of future performance.

TABLE V

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

Table V presents summary information on the results of sales or disposals of properties from prior Paladin real estate programs during the three years ended December 31, 2003 and the nine months ended September 30, 2004. The Table includes information about the net sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing Costs and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net of Closing Costs	Mortgage Balance At Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total
William E. Simon & Sons Realty Partners, L.P.
SKS 2300 Harrison	6/26/1998	1/4/2001	$6,524,675	$12,272,991	$—	$—	$18,797,666	$12,272,991	$4,640,674	$16,913,665	$	N/A	(2)
SKS Bryant Square—Bakery	4/15/1998	3/4/2002	862,050	848,101	—	—	1,710,151	848,101	361,957	1,210,058		N/A	(2)
The Lake Apartments	11/23/1999	4/26/2002	5,006,515	8,850,000	—	—	13,856,515	8,850,000	2,468,647	11,318,647		1,873,662
Pebble Grove Apartments(3)	11/30/1999	3/29/2002	4,557,564	7,600,000	—	—	12,157,564	7,600,000	2,228,935	9,828,935		1,572,125
Belletower Office Building(3)	12/17/1997	3/31/2003	2,457,917	5,334,005	—	—	7,791,922	5,450,000	1,247,134	6,697,134		2,603,559
Bank One Tower	9/28/2000	1/30/2004	15,166,680	12,009,000	—	—	27,175,680	12,009,000	8,429,000	20,438,000		8,156,374
EPAC Homebuilding Platform	10/15/1997	11/15/2002	23,671,937	48,317,000	—	—	70,988,937	48,317,000	32,471,000	80,788,000		N/A	(4)
WC Investors Limited Partnership
Edgewood Sunrise Apartments	1/26/2001	8/8/2002	2,042,815	3,900,000	—	—	5,942,815	3,900,000	996,345	4,896,345		533,806
Brookshire Square Apartments	6/2/2000	11/27/2002	5,042,522	6,553,185	—	—	11,595,707	6,600,000	1,990,932	8,590,932		1,861,082
Heritage Village Apartments	6/29/2000	10/31/2003	4,920,717	7,692,854	—	—	12,613,581	7,920,000	2,701,391	10,621,391		3,703,561
William E. Simon & Sons Realty Investments, L.L.C.
ACRE Net Lease Platform(3)(5)	6/23/1999	1/2/2001	9,125,775	24,327,608	—	—	33,453,383	24,327,608	8,043,850	32,371,458		1,525,273
Arbors at Thousand Oaks(3)	7/20/2000	1/2/2001	12,513,729	6,340,171	—	—	18,853,900	6,340,171	11,850,000	18,190,171		322,823
Bank One Tower(3)	9/28/2000	1/2/2001	2,132,910	5,842,381	—	—	7,975,291	5,842,381	2,050,000	7,892,381		587,912
Belletower Office Building(3)	12/17/1997	1/2/2001	1,781,005	3,477,526	—	—	5,258,531	3,477,526	1,155,000	4,632,526		1,533,939
Blue Moon Hotel(3)	11/9/2000	1/2/2001	3,591,561	7,793,602	—	—	11,385,163	7,793,602	3,500,000	11,293,602		(47,713)
California Technology Center(3)	7/24/2000	1/2/2001	6,278,844	3,750,000	—	—	10,028,844	3,750,000	5,950,000	9,700,000		—
CB Woodside Building(3)	5/28/1998	1/2/2001	1,694,086	3,466,822	—	—	5,160,908	3,466,822	1,300,000	4,766,822		54,015
Club Santa Barbara de Punta Mita(3)	8/4/1998	1/2/2001	1,066,549	—	—	—	1,066,549	—	892,899	892,899		—
Commerce Park(3)	12/27/2000	1/2/2001	6,100,865	—	—	—	6,100,865	—	6,000,000	6,000,000		—
Creative Hotel Associates Platform(3)(5)	12/15/1997	1/2/2001	28,737,992	28,339,218	—	—	57,077,210	28,339,218	22,550,000	50,889,218		4,131,934
EPAC Homebuilding Platform(3)(5)	10/15/1997	1/2/2001	9,849,159	16,789,136	—	—	26,638,295	16,789,136	6,522,237	23,311,373		4,902,775
Essex House Hotel(3)	2/24/1997	1/2/2001	4,931,400	5,948,317	—	—	10,879,717	5,948,317	3,554,980	9,503,297		981,120
Estrella del Mar(3)	3/29/1999	1/2/2001	12,581,100	—	—	—	12,581,100	—	10,618,061	10,618,061		(6,010,906)
Grafton on Sunset Hotel(3)	1/6/1999	1/2/2001	4,891,066	5,572,346	—	—	10,463,412	5,572,346	4,058,272	9,630,618		426,523

Past performance is not necessarily indicative of future performance.

TABLE V

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing Costs and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net of Closing Costs	Mortgage Balance At Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total
Hollywood Equitable Building(3)	8/3/1999	1/2/2001	$4,304,153	$5,171,347	$—	$—	$9,475,500	$5,171,347	$3,750,000	$8,921,347	$(197,204)
Hotel La Jolla(3)	10/16/1996	1/2/2001	6,247,784	4,249,945	—	—	10,497,729	4,249,945	4,130,989	8,380,934	4,117,145
Los Suenos Resort(3)	6/25/1998	1/2/2001	14,859,453	7,280,416	—	—	22,139,869	7,280,416	11,500,000	18,780,416	(342,056)
Palisades Village Center(3)	10/20/2000	1/2/2001	4,697,389	8,920,389	—	—	13,617,778	8,920,389	4,558,275	13,478,664	299,998
Pebble Grove Apartments(3)	11/23/1999	1/2/2001	2,075,191	5,630,231	—	—	7,705,422	5,630,231	1,842,289	7,472,520	718,827
RB Partners Homebuilding Platform(3)(5)	12/2/1997	1/2/2001	2,043,890	—	—	—	2,043,890	—	1,422,056	1,422,056	958,953
Richland Pointe Office(3)	8/17/1999	1/2/2001	2,407,238	6,681,639	—	—	9,088,877	6,681,639	2,143,750	8,825,389	138,523
RSL Assisted Living Platform(3)(5)	7/17/2000	1/2/2001	6,651,939	609,304	—	—	7,261,243	609,304	6,204,850	6,814,154	(1,155,781)
SKS Office Platform(3)(5)	4/14/1998	1/2/2001	14,586,522	20,930,931	—	—	35,517,453	20,930,931	12,269,431	33,200,362	(90,059)
Talking Rock Ranch(3)	10/8/1999	1/2/2001	3,951,247	—	—	—	3,951,247	—	3,622,153	3,622,153	(549,637)
Telecom Center—LA(3)	12/23/1997	1/2/2001	7,369,519	4,229,253	—	—	11,598,772	4,229,253	5,800,000	10,029,253	2,372,752
The Lake Apartments(3)	11/30/1999	1/2/2001	2,445,579	6,365,284	—	—	8,810,863	6,365,284	2,175,225	8,540,509	814,183
VCP Condominiums(3)	7/19/2000	1/2/2001	1,487,809	—	—	—	1,487,809	—	1,400,000	1,400,000	(165,556)
Winter Haven Hotel(3)	10/19/1998	1/2/2001	6,254,995	7,000,200	—	—	13,255,195	7,000,200	5,010,000	12,010,200	(524,156)
FSF Chatham Creek Apartments	12/18/1995	2/22/2001	2,894,929	7,958,623	—	—	10,853,552	7,958,623	2,133,150	10,091,773	5,449,237
FSF Crescent Park Apartments	7/12/1996	6/28/2001	3,436,209	9,903,243	—	—	13,339,452	9,903,243	2,470,300	12,373,543	7,625,207
FSF Park Terrace Apartments	1/18/1996	10/23/2002	415,766	8,637,579	—	—	9,053,345	8,637,579	2,066,200	10,703,779	6,666,867
FSF Dallas Apts. Portfolio
Greenhaven Village	9/24/1996	12/5/2001	5,694,038	7,300,165	—	—	12,994,203	7,300,165	1,181,587	8,481,752	N/A (2)
Warwick	9/24/1996	10/11/2001	245,125	1,815,742	—	—	2,060,867	1,815,742	175,182	1,990,924	N/A (2)
Manitoba	9/24/1996	12/20/2001	989,333	4,460,433	—	—	5,449,766	4,460,433	500,488	4,960,921	N/A (2)
Las Cortes	9/24/1996	1/16/2001	3,809,414	5,543,861	—	—	9,353,275	5,543,861	1,012,948	6,556,809	N/A (2)
Rock Island/Hidden Village	9/24/1996	7/5/2001	3,497,529	5,063,782	—	—	8,561,311	5,063,782	844,309	5,908,091	N/A (2)
FSF Mariner Pointe	10/30/1996	12/17/2003	637,254	22,479,614	—	—	23,116,868	22,479,614	7,541,478	30,021,092	17,597,013
FSF Heather Ridge Apartments	11/6/1996	9/18/2003	3,453,491	6,945,934	—	—	10,399,425	6,945,934	2,052,750	8,998,684	12,176,599
FSF View Pointe Apartments	10/17/1997	6/7/2002	—	9,000,000	—	—	9,000,000	9,000,000	2,649,501	11,649,501	4,483,991
FSF Village Green Apartments	1/5/1998	12/5/2001	2,879,164	8,872,389	—	—	11,751,553	8,872,389	1,840,703	10,713,092	4,730,840
FSF Village Square Apartments	9/4/1997	8/13/2003	—	14,551,019	—	—	14,551,019	14,551,019	2,899,485	17,450,504	8,445,332
Everest Investors 6	9/11/1996	12/4/2001	2,410,416	—	—	—	2,410,416	—	1,402,731	1,402,731	23,404
Everest Investors 3	6/17/1996	9/25/2003	2,937,896	—	—	—	2,937,896	—	1,914,856	1,914,856	(264,030)
Pivotal Simon Condominiums	8/29/2000	10/14/03	45,931,369	17,606,858	—	—	63,538,227	17,606,858	29,335,142	46,942,000	16,596,227 (4)
FSF Mission Station Apts.	5/20/1996	4/23/2004	208,943	654,400	—	—	863,343	654,400	184,400	838,800	1,835,132
FSF Woodtrails Apts.	5/20/1996	4/23/2004	835,771	2,617,600	—	—	3,453,371	2,617,600	737,600	3,355,200	6,844,510

Past performance is not necessarily indicative of future performance.

(1)	Allocation of taxable gain (loss) associated with individual property sales between ordinary and capital gains (losses) is as follows:

	Taxable Gain		Capital Gain	Ordinary Gain
William E. Simon & Sons Realty Partners, L.P.
SKS 2300 Harrison	$5,232,423		$5,232,423	$—
SKS Bryant Square—Bakery	(376,400)		(376,400)	—
The Lake Apartments	2,359,204		1,843,992	515,212
Pebble Grove Apartments	2,110,151		1,774,015	336,136
Belletower Office Building	2,001,728		1,082,766	918,962
Bank One Tower	(a	)	—	—
EPAC Homebuilding Platform	2,888,771		—	2,888,771
WC Investors Limited Partnership
Edgewood Sunrise Apartments	(b	)	—	—
Brookshire Square Apartments	(b	)	—	—
Heritage Village Apartments	(b	)	—	—
William E. Simon & Sons Realty Investments, L.L.C.
ACRE Net Lease Platform	1,081,925		1,081,925	—
Arbors at Thousand Oaks	663,729		663,729	—
Bank One Tower	82,910		82,910	—
Belletower Office Building	626,005		626,005	—
Blue Moon Hotel	91,561		91,561	—
California Technology Center	328,844		328,844	—
CB Woodside Building	394,086		394,086	—
Club Santa Barbara de Punta Mita	173,650		173,650	—
Commerce Park	100,865		100,865	—
Creative Hotel Associates Platform	6,187,992		6,187,992	—
EPAC Homebuilding Platform	3,326,922		3,326,922	—
Essex House Hotel	1,376,420		1,376,420	—
Estrella del Mar	1,963,039		1,963,039	—
Grafton on Sunset Hotel	832,794		832,794	—
Hollywood Equitable Building	554,153		554,153	—
Hotel La Jolla	2,116,795		2,116,795	—
Los Suenos Resort	3,359,453		3,359,453	—
Palisades Village Center	139,114		139,114	—
Pebble Grove Apartments	232,902		232,902	—
RB Partners Homebuilding Platform	621,834		621,834	—
Richland Pointe Office	263,488		263,488	—
RSL Assisted Living Platform	447,089		447,089	—
SKS Office Platform	2,317,091		2,317,091	—
Talking Rock Ranch	329,094		329,094	—
Telecom Center—LA	1,569,519		1,569,519	—
The Lake Apartments	270,354		270,354	—
VCP Condominiums	87,809		87,809	—
Winter Haven Hotel	1,244,995		1,244,995	—
FSF Chatham Creek Apartments	1,735,298		1,379,676	355,622
FSF Crescent Park Apartments	2,303,965		1,781,986	521,979
FSF Park Terrace Apartments	1,271,518		672,075	599,443
FSF Dallas Apartments. Portfolio
Greenhaven Village	1,601,352		1,246,131	355,221
Warwick	313,851		256,457	57,394
Manitoba	791,809		626,176	165,633
Las Cortes	827,488		594,588	232,900
Rock Island/Hidden Village	1,004,446		715,871	288,575
FSF Mariner Pointe Apartments	1,812,233		757,282	1,054,951
FSF Heather Ridge Apartments	342,401		99,901	242,500
FSF View Pointe Apartments	342,096		—	342,096
FSF Village Green Apartments	722,350		422,377	299,973
FSF Village Square Apartments	832,634		172,393	660,241
Everest Investors 6	580,844		538,344	42,500
Everest Investors 3	1,211,970		717,880	494,040
Pivotal Simon Condominiums (c)	—		—	—
FSF Mission Station Apts.	(a	)	—	—
FSF Woodtrails Apts.	(a	)	—	—

(a)	Tax information is not yet available at this property as it was sold during the 2004 year.

Past performance is not necessarily indicative of future performance.

(b)	This property was sold in a transaction structure to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code, and accordingly, no taxable gain was recorded in connection with the disposition.
(c)	Sales of properties by this program represent the sales of condominiums, which give rise to ordinary income rather than taxable gains.
(2)	This property represents only a portion of single project owned by the program, and receipts and expenses of the project have not been allocated to the individual properties.
(3)	In the Reorganization, the property interests owned by William E. Simon & Sons Realty Investments, L.L.C. (“WES LLC”), including its ownership interest in this property, were transferred to William E. Simon & Sons Realty Partners, L.P. (“WES LP”) in exchange for which the existing investments in WES LLC were redeemed for cash or were exchanged for WES LP units based on an aggregate valuation of $187 million for WES LLC’s equity investments in such property. All existing mortgage debt was assumed by WES LP in the Reorganization. The sales information in Table V reflects the proceeds that would have been received if the property interest had been sold for cash based on the $187 million valuation for the equity interests plus the additional amount of proceeds necessary to repay all existing mortgage debt. For property interests owned through joint ventures rather than through direct ownership of a 100% interest in the property, the acquisition and sales information reflects only the proportionate share of the property initially acquired by WES LLC and then subsequently transferred to WES LP, including a proportionate share of the mortgage financing on the property.
(4)	Because the operations of this project are the sale of homes or condominium units, net cash flow is included in the cash received net of closing costs.
(5)	Includes multiple properties that have been operated as a single investment and for which acquisition costs, financing costs and operating receipts and expenses have not been allocated to individual properties.

Past performance is not necessarily indicative of future performance.

APPENDIX B

SUBSCRIPTION AGREEMENT FOR SHARES OF PALADIN REALTY INCOME PROPERTIES, INC.

INSTRUCTIONS FOR INVESTORS OTHER THAN CUSTODIAL ACCOUNTS:

WIRE TRANSFERS SHOULD BE SENT TO:

Deutsche Bank Trust Company Americas, as Escrow Agent for Paladin Realty Income Properties, Inc.

ABA No.: 021 001 033

Account No.: 014-196-47

FCT: Paladin Realty Income Prop.

Attn: Chris Padoan

Name of investor:

RETURN COMPLETED SUBSCRIPTION AGREEMENT TO:

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street MS NY60-2710

New York, NY 10005-2858

Attn: Escrow Administration - Paladin Acct.

TEL: 212 250 4660 • FAX: 212 797 8622

INSTRUCTIONS FOR CUSTODIAL ACCOUNTS:

For custodial accounts, a completed copy of this Subscription Agreement should be sent directly to the custodian. The custodian will forward the subscription documents and wire the appropriate funds to Deutsche Bank Trust Company Americas.

QUESTIONS? CONTACT PALADIN INVESTOR SERVICES:

Toll-free Phone:	Fax:	Email:
866-PAL-REIT	415-485-4553	info@paladinreit.com

*****FOR OFFICE USE ONLY*****

Check #	Compiled By:	W/S

Batch #	Input By:	Region

Subscription #	Proofed By:	Territory

Deposit Date	Posted By:

Admit Date

SUBSCRIPTION AGREEMENT FOR SHARES OF PALADIN REALTY INCOME PROPERTIES, INC.

THIS SUBSCRIPTION AGREEMENT is made and entered into between Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), and the investor whose signature appears on the signature page hereto (the “Investor”), and shall be effective as of the date of acceptance by the Company. The Investor should read this Subscription Agreement carefully, provide the information required by Sections 5-9 and Section 10 (if applicable), and execute the signature page.

1. Subscription Amount and Payment.

The Investor hereby subscribes to acquire, on the terms and conditions set forth in this Subscription Agreement, the number of the Company’s common shares, par value $0.01 per share (the “Shares”), set forth on the signature page of this Subscription Agreement, upon payment to Deutsche Bank Trust Company Americas, as Escrow Agent, of the aggregate subscription price for the subscribed Shares. The subscription price shall be $10.00 per Share. Except as provided in “Special Notice for Pennsylvania Residents Only,” payment for the Shares will be held in escrow in accordance with the Escrow Agreement between the Company and the Escrow Agent until the Company has received and accepted subscriptions for at least $1,000,000 in Shares. If the Investor intends to purchase more than 50,000 Shares, the Investor may request a volume discount in writing and submit such request to the Company simultaneously with the submission of this Subscription Agreement. The volume discount is described in the prospectus of the Company dated February 28, 2005, as supplemented to date (the “Prospectus”) under the heading “PLAN OF DISTRIBUTION.”

2. Acceptance by the Company.

This Subscription Agreement shall be effective and binding upon the parties only when it has been accepted and agreed to by the Company. The Company may accept or reject any subscription, in whole or in part, in its sole and absolute discretion. Neither the Company nor any person or entity acting on behalf of the Company may accept the Investor’s subscription until at least five business days after the date that the Investor receives the Prospectus. This Subscription Agreement will be accepted or rejected by the Company within 30 days of the Company’s receipt of a completed copy hereof executed by the Investor. If the Company rejects the Investor’s subscription, all funds submitted to the Company by the Investor in payment for the Shares will be returned to the Investor within 30 business days of such rejection.

3. Disclosure by the Company.

The Company hereby advises the Investor that:

a.	All prospective investors are urged to carefully read the Prospectus. Prospective investors should rely solely on the Prospectus in deciding whether or not to invest in the Company, and not on any other information or representations from other sources.

b.	Prospective investors should understand the risks associated with an investment in the Company, as described in the Prospectus, prior to submitting this Subscription Agreement to the Company.

c.	The assignability and transferability of the Shares is restricted and will be governed by the Company’s Amended and Restated Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

d.	There is no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Company.

e.	Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies, have no need for liquidity in this investment and are prepared to bear the risk of an investment in the Company for an indefinite period of time.

f.	BY EXECUTING THIS AGREEMENT, THE INVESTOR DOES NOT WAIVE ANY RIGHTS THE INVESTOR MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

4. Special Notices

SPECIAL NOTICE FOR PENNSYLVANIA RESIDENTS ONLY

Proceeds received from Pennsylvania subscribers will be placed into a short-term escrow (120 days or less from the date the Company first accept a subscription payment from a Pennsylvania investor) until the Company has received subscription proceeds of $19,250,000. If $19,250,000 in subscription proceeds has not been received at the end of the escrow period, the Company will notify the Pennsylvania investors in writing by certified mail within 10 calendar days after the end of the escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of such funds within 10 calendar days of receipt of the notification, the Company will return such funds within 15 calendar days after receipt of the Pennsylvania investor’s request. If a Pennsylvania investor does not request the return of such funds in a timely fashion, they will be placed in a subsequent short-term escrow of 120 days, or until the Company has received subscription proceeds of $19,250,000. Upon the expiration of each such subsequent escrow period, Pennsylvania investors will receive another opportunity to request the return of their investment, together with any interest earned on the investment for the time those funds remain in escrow subsequent to the initial 120-day escrow period.

The escrow agent will release the funds received from Pennsylvania investors to the Company from the escrow account immediately after subscriptions for at least $19,250,000 have been received from all sources.

Because the minimum offering of shares is less than $19,250,000 million, Pennsylvania residents are cautioned to evaluate carefully the Company’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY—CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a)	The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)	It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4)	to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)	to holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)	by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)	if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10)	by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)	by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15)	by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

(17)	by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)	The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please separately initial each representation where indicated in this Subscription Agreement and sign the appropriate lines below. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.

The Investor has executed this Subscription Agreement as of the date set forth below.

Signature of Investor	Signature of Joint Owner (if applicable)

Date:	Date:

Signature of Custodian/Trustee (if applicable)

Date:

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN)

Accepted by Paladin Realty Income Properties, Inc.

By:

Name:

Title:

Registered Representative, Broker Signatures

The Investor’s registered representative (the “Registered Representative”) must sign below to complete the order. The Registered Representative hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the Investor’s legal place of residence on the Subscription Information page herein or the state in which the sale was made, if different. The Registered Representative warrants that it has reasonable grounds to believe this investment is suitable (as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual) for the Investor and that it has informed the Investor of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

The undersigned confirm by their signatures that they recognize and have complied with their obligations under the NASD’s Conduct Rules, and that they (1) have reasonable grounds to believe that the information and representations concerning the Investor are true, correct and complete in all respects; (2) have discussed the Investor’s prospective purchase of Shares with the Investor; (3) have advised the Investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (4) have delivered a current Prospectus and related supplements, if any, to the Investor; (5) have reasonable grounds to believe that the purchase of Shares is a suitable investment for the Investor, that the Investor meets the suitability standards applicable to the Investor set forth in the Prospectus and related supplements, if any, and that the Investor is in a financial position to enable the Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (6) believe, to the best of their knowledge, that the information provided in this Subscription Agreement is true, correct and complete, including, but not limited to, the Investor’s taxpayer identification number.

I attest that I am a Registered Broker subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, I have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

Registered Representative Signature	Branch Manager Signature (If required by Broker-Dealer)

Date:	Date:

All items on the Subscription Agreement must be completed in order for a prospective investor’s subscription to be processed.

5. Investor Representations (Initial all representations)

a.	Taxpayer Identification Number Confirmation: The Investor, under penalties of perjury, certifies that (1) the taxpayer identification number shown on the Subscription Information page herein is the Investor’s correct taxpayer identification number (or the Investor is waiting for a number to be issued to it), and (2) the Investor is not subject to backup withholding either because he has not been notified by the Internal Revenue Service (“IRS”) that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified the Investor that the Investor is no longer subject to backup withholding. NOTE: CLAUSE (2) IN THIS REPRESENTATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN INVESTOR INFORMATION SECTION.

Initials	Initials

b.	Other Representations and Warranties. Please separately initial each of the representations below. Except in the case of fiduciary accounts, the Investor may not grant any person a power of attorney to make such representations on its behalf. In order to induce the Company to accept this subscription, the Investor hereby represent and warrants to the Company as follows:

(1)	I have received the Prospectus, and I am purchasing Shares for my own account.

Initials	Initials

(2)	I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $150,000, or (B) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $45,000 AND a minimum annual gross income of at least $45,000. In addition, I meet any higher suitability requirements imposed by my state of primary residence described in the Prospectus under “SUITABILITY STANDARDS.”

Initials	Initials

(3)	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

Initials	Initials

(4)	I accept and agree to be bound by the terms and conditions of the Company’s Amended and Restated Articles of Incorporation and Bylaws.

Initials	Initials

(5)	If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, then, pursuant to the special notice to California residents set forth in Section 4 of this Subscription Agreement, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

Initials	Initials

The Investor declares that the information supplied in this Section 5, and the other information provided by the Investor in completing this Subscription Agreement, is true and correct and may be relied upon by the Company in connection with the Investor’s investment in the Company.

6. Electronic Delivery of Reports and Updates

I authorize Paladin Realty Income Properties, Inc. to make available on its website at www.paladinreit.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. Send notices to: (you must provide an e-mail address if you choose this option)

E-Mail Address:

(May not be initially available)

Subscription Information

	Investor Information		Qualified Plans Only – Trustee (Custodian) Information
Amount of Subscription: $	Investor 1 Name		Trustee Name
Number of Shares:	Investor 2 Name		Trustee Address 1
Initial Investment -or- Additional Investment	Address Line 1		Trustee Address 2
Shares are being purchased through a Registered Investment Advisor or net of commission	Address Line 2		Trustee City, State, Zip Code
	City, State, Zip Code		Trustee Telephone #
State of Sale:	Phone 1 (daytime)	Phone 2 (evening)	Trustee Tax Identification Number
	Fax Number:	Email:	Investor’s Account Number with Trustee
	US Citizen	US Citizen residing outside the US
	Foreign Citizen, country	Check this box if you are subject to backup withholding

Investment Type (check one)
Individual	Tenants-In-Common	IRA	Keogh (H.R. 10)	Corporation or Partnership (Please attach agreement/corporate resolution)	Other (specify):
Joint Tenants	Married Person, Separate Property	SEP IRA	Pension Plan	Non-Profit Organization (Please attach agreement/corporate resolution)
Community Property	Custodian for ( UGMA UTMA)	ROTH IRA	Profit Sharing Plan	Trust ( Taxable Tax-Exempt)
	(State of UGMA or UTMA: )			Charitable Remainder Trust	(For Trusts, please attach pages of trust which list name of trust, trustees, signatures and date)

Investment Title
Title Line 1
Title Line 2
Tax Identification Number:	Secondary Tax Identification Number:

Broker-Dealer and Registered Representative Information
Full Legal Name	Representative Name		Advisor Number
Contact Person	Representative Address		REGISTERED INVESTMENT ADVISOR (RIA): All sales of Common Common Stock must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its Capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.
Contact Person Email Address	Representative’s City, State, Zip
Broker Dealer Address	Representative’s Phone	Representative’s email
City, State, Zip
Phone
NASD/CRD Number
Tax ID Number

Distribution/Dividend Information (Choose one of the following options):
OPTION 1	OPTION 2	OPTION 3	OPTION 4 (Direct Deposit)
I elect to participate in the Dividend Reinvestment Plan, as described in the Prospectus.	Send dividends via check to investor’s home address (not available for qualified plans)	Send dividends via check to third-party payee listed below: (not available for qualified plans without custodial approval)	I authorize Paladin Realty Income Properties, Inc. or its agent (collectively, Paladin) to deposit my dividends to the checking or savings account identified below. This authority will remain in force until I notify Paladin in writing to cancel it. In the event that Paladin deposits funds erroneously into my account, Paladin is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
		NAME	Financial Institution Name
		ADDRESS	ABA/Routing Number
		CITY, STATE, ZIP	Account Number
		ACCOUNT #	(for Direct Deposit, please enclose a voided check).

APPENDIX C

DIVIDEND REINVESTMENT PLAN

PALADIN REALTY INCOME PROPERTIES, INC.

DIVIDEND REINVESTMENT PLAN

AS OF FEBRUARY 23, 2005

Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), has adopted the following Dividend Reinvestment Plan (the “Plan”). Capitalized terms shall have the same meanings as set forth in the Company’s Articles of Amendment and Restatement (the “Articles”) unless otherwise defined herein.

1. Reinvestment of Dividends. The Company or a third party designated and approved by the Company’s Board of Directors (the Company or such third party, the “Plan Administrator”), as agent for holders of shares of common stock of the Company, par value $0.01 per share (the “Shares”), that elect to participate in the Plan (each a “Participant”), will receive all cash dividends paid by the Company with respect to Participants’ Shares (collectively, the “Dividends”). The Plan Administrator, on behalf of each Participant, will apply all such Dividends to the purchase of Shares. If permitted under state securities laws, the Plan Administrator will purchase such Shares for such Participants directly. In states in which such a direct purchase is not permitted, the Plan Administrator will purchase such Shares through a broker-dealer registered in the Participant’s state of residence. If necessary, the Plan Administrator will purchase fractional Shares on behalf of Participants, such that all Dividends payable to a Participant will be used to acquire Shares.

2. Effective Date. The effective date of this Plan shall be the date that the Company’s initial public offering of the Shares (the “Initial Offering”) becomes effective with the Securities and Exchange Commission (the “Commission”).

3. Procedure for Participation. Any stockholder that has received a prospectus, as contained in the Company’s registration statement on Form S-11 filed with the Commission, may elect to become a Participant by making such election in such stockholder’s subscription agreement for Shares, or by completing a Plan enrollment form or authorization form as may be available from the Plan Administrator from time to time. Participation in the Plan will begin with the next Dividend payable after receipt of a Participant’s subscription, enrollment or authorization, as applicable. The Plan Administrator will purchase Shares on behalf of all Participants on the date that Dividends are paid by the Company.

4. Shares Available for Issuance under the Plan. Shares to be purchased by the Plan Administrator on behalf of Participants may (but are not required to) be supplied from: (a) the 3,500,000 Shares which will be registered with the Commission in connection with the Initial Offering for issuance under the Plan (the “DRIP Shares”), (b) Shares to be registered with the Commission after the Initial Offering for issuance under the Plan (a “Future Registration”), or (c) if the Shares are listed or quoted on a national stock exchange, national securities market or over-the-counter market (collectively, the “Secondary Market”), purchases of Shares by the Plan Administrator in the Secondary Market.

5. Price of Shares. Prior to the termination of the Initial Offering, the Plan Administrator will invest Dividends in DRIP Shares on behalf of the Participants at the public offering price per Share ($10 per Share). Thereafter, the Company’s Board of Directors will determine the price at which Shares will be issued under the Plan; provided, that, (a) if the Plan Administrator issues Shares registered for issuance under the Plan in a Future Registration prior to the listing or quotation of the Shares on the Secondary Market, Shares will be issued to the Participants at the public offering price per Share of such Future Registration, and (b) if the Plan Administrator purchases Shares traded on a Secondary Market on behalf of Participants, Shares issued under the Plan will be purchased by the Plan Administrator and issued to the Participants at the prevailing market price of the Shares on the securities exchange, national securities market or over-the-counter market on which such Shares are listed or quoted as of the date of purchase. If the Plan Administrator acquires Shares in the Secondary Market for issuance under the Plan, the Plan Administrator shall use reasonable efforts to acquire Shares for issuance under the Plan at the lowest price then reasonably available. However, the Plan Administrator does not in any respect guarantee or warrant that the Shares so acquired will be purchased at the lowest possible price.

6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form only unless and until the Company issues certificates for such Shares.

7. Reports. Within 90 days after the end of the Company’s fiscal year, the Plan Administrator shall provide each Participant with an individualized report on such Participant’s investment in the Company, including the purchase date(s) and purchase price(s) of Shares purchased under the Plan, and the total number of Shares owned by such Participant, as well as the dates of all Dividends declared and amounts of Dividends paid with respect to Shares held by such Participant during the prior fiscal year. In addition, the Plan Administrator shall provide to each Participant an individualized report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

8. Commissions and Other Charges. In connection with Shares issued under the Plan, the Company will pay a selling commission of up to 4.0% if the Participant identifies a licensed broker-dealer to whom such commission should be paid. No dealer manager fee will be payable with respect to the issuance of Shares under the Plan.

9. Termination.

(a) A Participant may terminate its participation in the Plan at any time, without penalty, upon providing written notice of such termination to the Plan Administrator. To be effective for a Dividend, such notice must be received by the Plan Administrator at least 10 days prior to the record date for such Dividend.

(b) Prior to listing or quotation of the Shares on the Secondary Market, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares, unless the transferee makes an election to participate in the Plan in accordance with Section 3.

(c) The Plan Administrator may terminate a Participant’s individual participation in the Plan for any reason (including, without limitation, if participation in the Plan would cause the participant to exceed the percentage ownership limitation set forth in the Articles) upon providing 10 days’ written notice to such Participant.

(d) The Board of Directors of the Company may terminate the Plan for any reason upon 10 days’ written notice to the Participants.

(e) Upon any termination of a Participant’s participation in the Plan pursuant to this Section 9, any future Dividends payable to such former Participant made after the effective date of the termination will be paid in cash to the former Participant.

10. Suitability. Each Participant agrees that if, at any time prior to the listing or quotation of the Shares on the Secondary Market, such Participant fails to meet the suitability requirements for making an investment in the Company as of such time or cannot make the other representations or warranties set forth in the subscription agreement or other applicable Plan enrollment form or authorization form as of such time, such Participant will promptly so notify the Plan Administrator in writing.

11. Limitations. Notwithstanding anything to the contrary in the Plan, a Participant will not be able to acquire Shares under the Plan to the extent that any such purchase would cause such Participant to violate any provision in the Articles or applicable federal or state securities laws.

12. Absence of Liability. Neither the Company nor the Plan Administrator shall have any responsibility or liability with respect to any change in the value of the Shares acquired for the Participant’s account. With respect to the administration of the Plan, neither the Company nor the Plan Administrator shall be liable for any act performed in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice, and (b) with respect to the time and the prices at which Shares are purchased for a Participant on the Secondary Market or otherwise.

13. Taxes. Participants may incur a tax liability for Dividends payable with respect to their Shares even though they have elected not to receive their Dividends in cash but rather to have their Dividends held in their account under the Plan.

14. Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including, but not limited to, amendments to substitute a new Plan Administrator to act as agent for the Participants, by written notice to each Participant at least 10 days prior to the effective date of such amendment.

15. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing to such address as may be specified by the Company by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company in writing of any change of such Participant’s address.

16. Governing Law. This Plan and Participant’s election to participate in the Plan shall be governed by the laws of the State of Maryland; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 16.

38,500,000 Shares

Prospectus

You should rely only on the information contained in this prospectus and in supplements to this prospectus. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, in supplements to this prospectus, or in literature issued by us (which shall not be deemed to be a part of this prospectus), in connection with this offering. If given or made, such information or representation must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The statements in this prospectus or in any supplement are made as of the date hereof and thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor the sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any material adverse changes occur during the period when a prospectus is required to be delivered to an investor, this prospectus or any supplement will be amended or supplemented accordingly.

Dealer Prospectus Delivery Obligation

Until May 29, 2005 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant.

Securities and Exchange Commission registration fee	$50,910
NASD filing fee	30,500
Printing and engraving fees	800,000
Legal fees and expenses	1,500,000
Accounting fees and expenses	225,000
Blue sky fees and expenses	68,750
Transfer Agent and Escrow fees	508,000
Miscellaneous	4,838,590

Total	$8,021,750

Item 32. Sales to Special Parties.

Not applicable.

Item 33. Recent Sales of Unregistered Securities.

Paladin Realty Income Properties, Inc. issued 500 shares of common stock to Paladin Realty Partners, LLC for $10 per share, or aggregate consideration of $5,000, in November 2003 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. On March 21, 2006, we granted 3,000 restricted common shares to each of our four independent directors pursuant to our 2005 Independent Director Incentive Stock Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. One-third of the independent director restricted stock will vest on each of the first three annual anniversaries from December 2, 2005, the date that we reached our minimum offering. There have been no other sales of unregistered securities within the past three years.

Item 34. Indemnification of Directors and Officers.

The Maryland General Corporation Law permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the conditions set forth in this Item, our articles of incorporation provide that we shall indemnify and hold harmless, to the fullest extent permitted by Maryland law in effect from time to time subject to the limitations of the NASAA Guidelines, and pay, advance or reimburse the reasonable expenses of any of our directors or officers, Paladin Realty Advisors, LLC and its affiliates (each an “Indemnified Party”), against any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our articles of incorporation, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall we provide that such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Notwithstanding the foregoing, we shall not indemnify any Indemnified Party or any person acting as a broker-dealer, for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our articles of incorporation provide that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder of ours or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

The Maryland General Corporation Law requires a Maryland corporation (unless its articles of incorporation provide otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his or her service in that capacity. The Maryland General Corporation Law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by our bylaws; and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Indemnification under the provisions of the Maryland General Corporation Law is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our articles of incorporation or bylaws, or under resolutions of stockholders or directors, contract or otherwise. We intend to enter into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements will require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our articles of incorporation, and advance to the directors and officers all related expenses to the fullest extent permitted by law and our articles of incorporation, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the stockholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or bylaws will apply to or affect, in any respect, any Indemnified Party’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of an action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the court of the issue.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements.

Page Number
Paladin Realty Income Properties, Inc. and Subsidiary

Condensed Consolidated Balance Sheets as of March 31, 2006 (unaudited) and December 31, 2005	F-2

Condensed Consolidated Statements of Operations for the three months ended March 31, 2006 and 2005 (unaudited)	F-3

Condensed Consolidated Statement of Shareholders’ Equity for the three months ended March 31, 2006 (unaudited)	F-4

Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and 2005 (unaudited)	F-5

Notes to Condensed Consolidated Financial Statements	F-6

Report of Independent Registered Public Accounting Firm	F-14

Consolidated Balance Sheets as of December 31, 2005 and 2004	F-15

Consolidated Statement of Operations for the year ended December 31, 2005	F-16

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2005 and 2004, and the period October 31, 2003 (date of inception) to December 31, 2003	F-17

Consolidated Statements of Cash Flows for the years ended December 31, 2005 and 2004, and the period October 31, 2003 (date of inception) to December 31, 2003	F-18

Notes to Consolidated Financial Statements	F-19

PRIP 801, LLC

Independent Auditors’ Report	F-31

Balance Sheet as of December 31, 2005	F-32

Statement of Operations for the period October 31, 2005 (date of formation) to December 31, 2005	F-33

Statement of Members’ Equity for the period October 31, 2005 (date of formation) to December 31, 2005	F-34

Statement of Cash Flows for the period October 31, 2005 (date of formation) to December 31, 2005	F-35

Notes to Financial Statements	F-36

Champion Farms Apartments

Report of Independent Registered Public Accounting Firm	F-39

Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2005	F-40

Notes to Financial Statements	F-41

Report of Independent Registered Public Accounting Firm	F-43

Statement of Revenues and Certain Operating Expenses for the three months ended March 31, 2006	F-44

Notes to Financial Statements	F-45

Unaudited Pro Forma Financial Information

Summary of Unaudited Pro Forma Financial Statements	F-47

Pro Forma Consolidated Balance Sheet as of March 31, 2006 (unaudited)	F-48

Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006 (unaudited)	F-49

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-50

(b) Exhibits. The following exhibits are filed as part of this Registration Statement on Form S-11:

1.1	Dealer Manager Agreement (filed as Exhibit 1.1 to Amendment No. 4 to the Registrant’s Form S-11 Registration Statement (File No. 333-113863), as amended to date (the “Registration Statement”) on February 1, 2005 and incorporated herein by reference).

3.1	Amended and Restated Articles of Incorporation of the Registrant (filed as exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q on August 15, 2005 and incorporated herein by reference).

3.2	Bylaws of the Registrant (filed as exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

4.1	Form of Subscription Agreement (included as Appendix B to the prospectus).

5.1	Opinion of King & Spalding LLP, with respect to the legality of the shares being registered (filed as Exhibit 5.1 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

8.1	Opinion of King & Spalding LLP, with respect to tax matters (filed as Exhibit 5.1 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

10.1	Amended and Restated Agreement of Limited Partnership of Paladin Realty Income Properties, L.P. (filed as exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.2	Advisory Agreement between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC, dated February 28, 2006 (incorporated by reference to Exhibit 10.2 of the registrant’s Annual Report on Form 10-K filed on March 28, 2006)

10.3	Paladin Realty Income Properties, Inc. 2005 Independent Director Incentive Stock Plan (filed as exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.4	Paladin Realty Income Properties, Inc. Dividend Reinvestment Plan (included as Appendix C to the prospectus).

10.5	Form of Subscription Escrow Agreement to be entered into by Paladin Realty Income Properties, Inc., and Deutsche Bank Trust Company Americas (filed as Exhibit 10.5 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

10.6	Purchase Agreement and amendments by and between Makor Properties, LLC and Paladin Realty Partners, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.7	Assignment and Assumption Agreement by Paladin Realty Partners, LLC to PRIP 801, LLC dated October 31, 2005 (filed as exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.8	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of October 31, 2005 (filed as exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.9	Membership Interest Purchase and Sale Agreement, dated May 10, 2006, by and among PRIP 3700, LLC, Bradley B. Chambers, Buckingham Investment Corporation and Springhurst Housing Partners, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2006 and incorporated herein by reference).

10.10	Amended and Restated Operating Agreement of Springhurst Housing Partners, LLC, dated June 1, 2006, by and between PRIP 3700, LLC and Buckingham Springhurst, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2006 and incorporated herein by reference).

10.11	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of June 1, 2006 (filed as exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 9, 2006 and incorporated herein by reference).

21.1	List of subsidiaries of the Registrant (filed as Exhibit 21.1 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

23.1	Consent of King & Spalding LLP (included in its opinion filed as Exhibit 5.1 to Amendment No. 4 to the Registration Statement on February 1, 2005).

23.2	Consent of King & Spalding LLP (included in its opinion filed as Exhibit 8.1 to Amendment No. 4 to the Registration Statement on February 1, 2005).

23.3*	Consent of KPMG LLP (independent registered public accounting firm).

23.4*	Consent of KPMG LLP (independent auditors).

23.5*	Consent of Imowitz Koenig & Co., LLP (independent registered public accounting firm).

24.1	Power of attorney (included in the Registration Statement filed on March 23, 2004 and incorporated herein by reference).

*	Filed herewith.

Item 37. Undertakings.

1. The registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. The registrant undertakes: (a) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (b) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3. That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4. That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant as to the purchaser.

5. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

6. The registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each stockholder the financial statements required by Form 10-K for such year.

7. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

8. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

9. The registrant undertakes to distribute to each stockholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Securities and Exchange Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

10. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2005 by prior Paladin real estate programs. For development properties acquired, the contract purchase price includes all acquisition and development costs incurred through December 31, 2005.

	William E. Simon & Sons Realty Partners, L.P.
Name of Property	CHA- Comfort Suites	CHA- Hampton Inn	PKS Realty- Padre Mariano	PKS Realty- Bellet Plaza	PKS Realty- Chile Espana	PKS Realty- San Olav

Location Property	White River Junction, VT	Rutland, VT	Santiago, Chile	Santiago, Chile	Santiago, Chile	Santiago, Chile

Type of Property	Hotel	Hotel	Residential	Residential	Residential	Residential

Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	68 units 38,300 sq. ft.	88 units 47,350 sq. ft.	230 units 139,673 sq. ft.	137 units 65,284 sq. ft.	72 units 71,838 sq. ft.	68 units 108,370 sq. ft.

Date of Purchase	04/01/04	07/27/05	08/07/03	03/24/03	03/31/04	04/29/04

Mortgage Financing at Date of Purchase	$3,192,975	$—	$7,073,391	$3,388,000	$4,067,885	$5,914,944

Cash Down Payment	1,002,310	825,815	2,179,549	775,441	875,088	2,407,200

Contract Purchase Price Plus Acquisition Fee	4,195,285	825,815	9,252,940	4,163,441	4,942,973	8,322,144

Other Cash Expenditures Expensed	—	—	(953,920)	(198,726)	(153,551)	(100,972)

Other Cash Expenditures Capitalized	—	—	—	—	—	—

Total Acquisition Cost	4,195,285	825,815	8,299,020	3,964,715	4,789,422	8,221,172

	William E. Simon & Sons Realty Partners, L.P.
Name of Property	PKS Realty- Pernanbuco.	PKS Realty- Manquehue	City Projects- Azul-Vila Mariana	City Projects - Rua Carlos Weber	City Projects - Rua Jorge Americano	Ambras - Ernani Cardoso

Location Property	Santiago, Chile	Santiago, Chile	Sao Paulo, Brazil	Sao Paulo, Brazil	Sao Paulo, Brazil	Rio de Janiero, Brazil

Type of Property	Residential	Residential	Residential	Residential	Residential	Residential

Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	86 units 80,976 sq. ft.	40 units 61,214 sq. ft.	96 units 129,682 sq. ft.	144 Units 70,234 sq. ft.	80 units 176,497 sq. ft.	144 units 79,049 sq. ft.

Date of Purchase	09/09/04	11/15/04	01/01/03	12/01/04	12/01/04	01/05/05

Mortgage Financing at Date of Purchase	$5,149,142	$4,199,741	$—	$—	$—	$—

Cash Down Payment	1,996,560	1,249,548	2,217,791	1,168,626	1,096,232	457,369

Contract Purchase Price Plus Acquisition Fee	7,145,702	5,449,289	2,217,791	1,168,626	1,096,232	457,369

Other Cash Expenditures Expensed	—	—	—	—	—	—

Other Cash Expenditures Capitalized	110,389	92,646	2,839,211	—	—	—

Total Acquisition Cost	7,256,091	5,541,935	5,057,002	1,168,626	1,096,232	457,369

Past performance is not necessarily indicative of future performance.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

	WC Investors Limited Partnership
Name of Property	Reflections Apartments	Spring Hill Gardens Apartments	Americana Canyon Apartments	Holly Ridge Apartments	Lodge at Warner Ranch Apartments	Alderwood Apartments

Location Property	Beaverton, OR	Claremont, CA	Santa Clarita, CA	Gresham, OR	Round Rock, TX	Lake Oswego, OR

Type of Property	Apartments	Apartments	Apartments	Apartments	Apartments	Apartments

Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	351 Units 300,366 sq. ft.	64 Units 47,600 sq. ft.	232 Units 169,200 sq. ft.	440 Units 359,920 sq. ft.	358 Units 337,838 sq. ft.	128 Units 146,250 sq. ft.

Date of Purchase	03/29/04	01/09/03	5/22/03	12/27/04	07/07/05	08/05/05

Mortgage Financing at Date of Purchase	$20,000,000	$6,000,000	$16,832,472	$17,625,000	$17,000,000	$8,250,000

Cash Down Payment	6,375,455	2,072,815	6,541,022	8,978,118	10,910,326	3,405,290

Contract Purchase Price Plus Acquisition Fee	26,375,455	8,072,815	23,373,494	26,603,118	27,910,326	11,655,290

Other Cash Expenditures Expensed	—	—	—	—	—	—

Other Cash Expenditures Capitalized	—	—	—	—	—	—

Total Acquisition Cost	26,375,455	8,072,815	23,373,494	26,603,118	27,910,326	11,655,290

	WC Investors Limited Partnership
Name of Property	Harmony Pointe Apartments	Talavera Apartments	Landings Apartments	Meridian Ridge Apartments	Peakview Apartments

Location Property	Gresham, OR	Austin, TX	Boise, ID	Kent, WA	Lafayette, CO

Type of Property	Apartments	Apartments	Apartments	Apartments	Apartments

Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	201 Units 201,440 sq. ft.	232 Units 210,900 sq. ft.	300 Units 281,800 sq. ft.	177 Units 142,839 sq. ft.	160 Units 140,475 sq. ft

Date of Purchase	08/10/05	09/01/05	09/27/05	11/30/05	12/29/05

Mortgage Financing at Date of Purchase	$9,450,000	$10,550,000	$8,200,000	$6,288,198	$11,100,000

Cash Down Payment	2,543,398	6,408,628	9,881,335	4,550,414	5,151,857

Contract Purchase Price Plus Acquisition Fee	11,993,398	16,958,628	18,081,335	10,838,612	16,251,857

Other Cash Expenditures Expensed	—	—	—	—	—

Other Cash Expenditures Capitalized	—	—	—	—	—

Total Acquisition Cost	11,993,398	16,958,628	18,081,335	10,838,612	16,251,857

Past performance is not necessarily indicative of future performance.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to Form S-11 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Los Angeles, State of California, on the 30th day of June, 2006.

PALADIN REALTY INCOME PROPERTIES, INC

By:	/s/ JAMES R. WORMS
Name:	James R. Worms
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-11 registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ JAMES R. WORMS James R. Worms	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2006

/s/ MICHAEL B. LENARD Michael B. Lenard	Executive Vice President, Secretary, Counselor and Director	June 30, 2006

/s/ JOHN A. GERSON John A. Gerson	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 30, 2006

* Harold H. Greene	Director	June 30, 2006

* Harvey Lenkin	Director	June 30, 2006

* Michael L. Meyer	Director	June 30, 2006

* Christopher H. Volk	Director	June 30, 2006

*By:	/s/ MICHAEL B. LENARD
Michael B. Lenard Attorney-in-fact

EXHIBIT INDEX

1.1	Dealer Manager Agreement (filed as Exhibit 1.1 to Amendment No. 4 to the Registrant’s Form S-11 Registration Statement (File No. 333-113863), as amended to date (the “Registration Statement”) on February 1, 2005 and incorporated herein by reference).

3.1	Amended and Restated Articles of Incorporation of the Registrant (filed as exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q on August 15, 2005 and incorporated herein by reference).

3.2	Bylaws of the Registrant (filed as exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

4.1	Form of Subscription Agreement (included as Appendix B to the prospectus).

5.1	Opinion of King & Spalding LLP, with respect to the legality of the shares being registered (filed as Exhibit 5.1 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

8.1	Opinion of King & Spalding LLP, with respect to tax matters (filed as Exhibit 5.1 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

10.1	Amended and Restated Agreement of Limited Partnership of Paladin Realty Income Properties, L.P. (filed as exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.2	Advisory Agreement between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC, dated February 28, 2006 (incorporated by reference to Exhibit 10.2 of the registrant’s Annual Report on Form 10-K filed on March 28, 2006)

10.3	Paladin Realty Income Properties, Inc. 2005 Independent Director Incentive Stock Plan (filed as exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.4	Paladin Realty Income Properties, Inc. Dividend Reinvestment Plan (included as Appendix C to the prospectus).

10.5	Form of Subscription Escrow Agreement to be entered into by Paladin Realty Income Properties, Inc., and Deutsche Bank Trust Company Americas (filed as Exhibit 10.5 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

10.6	Purchase Agreement and amendments by and between Makor Properties, LLC and Paladin Realty Partners, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.7	Assignment and Assumption Agreement by Paladin Realty Partners, LLC to PRIP 801, LLC dated October 31, 2005 (filed as exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.8	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of October 31, 2005 (filed as exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.9	Membership Interest Purchase and Sale Agreement, dated May 10, 2006, by and among PRIP 3700, LLC, Bradley B. Chambers, Buckingham Investment Corporation and Springhurst Housing Partners, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2006 and incorporated herein by reference).

10.10	Amended and Restated Operating Agreement of Springhurst Housing Partners, LLC, dated June 1, 2006, by and between PRIP 3700, LLC and Buckingham Springhurst, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2006 and incorporated herein by reference).

10.11	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of June 1, 2006 (filed as exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 9, 2006 and incorporated herein by reference).

21.1	List of subsidiaries of the Registrant (filed as Exhibit 21.1 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

23.1	Consent of King & Spalding LLP (included in its opinion filed as Exhibit 5.1 to Amendment No. 4 to the Registration Statement on February 1, 2005).

23.2	Consent of King & Spalding LLP (included in its opinion filed as Exhibit 8.1 to Amendment No. 4 to the Registration Statement on February 1, 2005).

23.3*	Consent of KPMG LLP (independent registered public accounting firm).

23.4*	Consent of KPMG LLP (independent auditors).

23.5*	Consent of Imowitz Koenig & Co., LLP (independent registered public accounting firm).

24.1	Power of attorney (included in the Registration Statement filed on March 23, 2004 and incorporated herein by reference).

*	Filed herewith.